As filed with the Securities and Exchange Commission on June 28, 2006
Registration Statement No. 333-134538

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE BON-TON DEPARTMENT STORES, INC.
THE BON-TON STORES, INC.
(Exact name of each registrant as specified in its respective charter)

The Bon-Ton Department Stores, Inc. — Pennsylvania The Bon-Ton Stores, Inc. — Pennsylvania (State or other jurisdiction of incorporation or organization)	5311 5311 (Primary standard industrial classification code number)	23-1269309 23-2835229 (I.R.S. employer identification number)
2801 East Market Street
York, Pennsylvania 17402
(717) 757-7660
www.bonton.com
(Address, including zip code, and telephone number, including area code, of principal executive offices of each registrant)
SEE TABLE OF ADDITIONAL REGISTRANTS
Robert E. Stern, Esq.
Vice President-General Counsel and Secretary
The Bon-Ton Stores, Inc.
2801 East Market Street
York, Pennsylvania 17402
(717) 757-7660
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Henry Miller, Esq.
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street
Philadelphia, PA 19103
(215) 977-2000
      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
      If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:     ☐
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      The co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants
      The following subsidiaries of The Bon-Ton Department Stores, Inc. are guarantors of the notes and are co-registrants:

	State or Other	Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
Exact Name of Each Registrant as	Incorporation or	Classification	Identification
Specified in its Respective Charter	Organization	Code Number	Number

Bon-Ton Distribution, Inc.(1)	Illinois	5311	63-1215855
Carson Pirie Scott II, Inc.(1)	Mississippi	5311	64-0202140
Carson Pirie Scott, Inc.(1)	Alabama	5311	63-0680839
Elder-Beerman Holdings, Inc.(2)	Ohio	5311	31-1671733
Elder-Beerman Operations, LLC(2)	Ohio	5311	31-1671737
Elder-Beerman West Virginia, Inc.(2)	West Virginia	5311	55-0287130
Herberger’s Department Stores, LLC(1)	Minnesota	5311	63-1215837
McRIL, LLC(1)	Virginia	5311	63-1265548
The Bon-Ton Giftco, Inc.(2)	Florida	5311	23-3102805
The Bon-Ton Stores of Lancaster, Inc.(2)	Pennsylvania	5311	23-2654572
The Bon-Ton Trade, LLC(3)	Delaware	5311	51-0338891
The Elder-Beerman Stores Corp.(2)	Ohio	5311	31-0271980

(1)	The address, including zip code, of this registrant’s principal executive offices is 331 West Wisconsin Ave., Milwaukee WI 53203, and the telephone number, including area code, of its principal executive offices is (414) 347-4141.

(2)	The address, including zip code, and telephone number, including area code, of this registrant’s principal executive offices are the same as those of The Bon-Ton Stores, Inc., a Pennsylvania corporation.

(3)	The address, including zip code, of this registrant’s principal executive offices is 300 Delaware Avenue, Suite 12122, Wilmington, DE 19801, and the telephone number, including area code, of its principal executive offices is (302) 576-2714.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 28, 2006
OFFER TO EXCHANGE
$510,000,000
The Bon-Ton Department Stores, Inc.
10 1/4% Senior Notes due 2014
Guaranteed on a Senior Basis by
The Bon-Ton Stores, Inc.
and Certain of its Subsidiaries Which Have Been Registered Under the Securities
Act of 1933 for any and all of the Original The Bon-Ton Department Stores, Inc.
10 1/4% Senior Notes due 2014 Guaranteed on a Senior Basis by The Bon-Ton Stores, Inc. and Certain of its Subsidiaries
       We are offering to exchange an aggregate principal amount of up to $510,000,000 of our new 10 1/4% Senior Notes due 2014, which we refer to as the exchange notes, for a like amount of our outstanding 10 1/4 % Senior Notes due 2014, which we refer to as the original notes, in a transaction registered under the Securities Act of 1933, as amended.
      Terms of the exchange offer:

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

•	We believe that the exchange of original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

•	The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes, except that (i) the exchange notes are registered under the Securities Act, (ii) the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes, and (iii) the exchange notes will not contain provisions relating to liquidated damages relating to our registration obligations.
      The exchange offer will expire at 5:00 p.m., New York City time, on August 3, 2006, unless we extend the offer. We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the expiration of the exchange offer. You may withdraw any original notes tendered until the expiration of the exchange offer.
      The exchange notes will not be listed on any national securities exchange or the Nasdaq National Market.
       For a discussion of factors you should consider in determining whether to tender your original notes, see the information under “Risk Factors” beginning on page 15 of this prospectus.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June      , 2006.

      This prospectus incorporates important business and financial information about The Bon-Ton Stores, Inc. and The Bon-Ton Department Stores, Inc. that is not included in or delivered with this prospectus. This information is available without charge to holders of the original notes upon written or oral request directed to us at The Bon-Ton Department Stores, Inc., 2801 East Market Street, York, Pennsylvania 17402, Attention: Corporate Secretary, telephone: (717) 757-7660. To obtain timely delivery, holders must request the information no later than five business days before the expiration date. The expiration date is August 3, 2006.

INDUSTRY AND MARKET DATA
      In this prospectus we rely on and refer to information and statistics regarding our industry, the size of certain markets and our position within the sectors in which we compete. Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information, while other information is based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources listed in this prospectus, and our management’s knowledge and experience in the markets in which we operate. Our estimates have also been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data and the market share estimates set forth in this prospectus, and beliefs and estimates based thereon, may not be reliable.
TERMS USED IN THIS PROSPECTUS
      Unless otherwise noted or indicated by the context, in this prospectus:

•	the term “Bon-Ton” refers to The Bon-Ton Stores, Inc. and its subsidiaries, including The Bon-Ton Department Stores, Inc. and, as applicable, the other guarantors, except where the context indicates that the reference is only to The Bon-Ton Stores, Inc.;

•	the terms “NDSG” and “Carson’s” refer to Herberger’s Department Stores, LLC and Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.) and its subsidiaries which operate 141 department stores located in the Midwest and Great Plains regions under the “Bergner’s,” “Boston Store,” “Carson Pirie Scott,” “Herberger’s” and “Younkers” nameplates, along with all administration and distribution activities associated with those stores, which comprised the Northern Department Store Group of Saks Incorporated prior to the Acquisition;

•	the terms “Company,” “we,” “us,” and “our” refer to Bon-Ton and NDSG on a consolidated basis, unless the context otherwise indicates that such terms refer to Bon-Ton or NDSG;

•	the term “Elder-Beerman” refers to The Elder-Beerman Stores Corp., a wholly owned subsidiary of The Bon-Ton Department Stores, Inc.;

•	the term “notes” refers to, collectively, the original notes and the exchange notes;

•	the term “Saks” refers to Saks Incorporated, the entity that sold NDSG to Bon-Ton;

•	the term “issuer” refers to The Bon-Ton Department Stores, Inc., an indirect wholly owned subsidiary of The Bon-Ton Stores, Inc.;

•	the term “guarantors” refers to The Bon-Ton Stores, Inc. and its direct and indirect subsidiaries, other than The Bon-Ton Department Stores, Inc., that are or will become obligors, either as borrowers or guarantors, under our new senior secured credit facility, which, as of the date hereof, are: The Bon-Ton Stores, Inc., Elder- Beerman, The Bon-Ton Giftco, Inc., The Bon-Ton Stores of Lancaster, Inc., The Bon-Ton Trade, LLC (f/k/a The Bon-Ton Trade Corp.), Elder- Beerman West Virginia, Inc., Elder-Beerman Holdings, Inc., Elder-Beerman Operations, LLC, Herberger’s Department Stores, LLC, Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.), Bon-Ton Distribution, Inc. (f/k/a Saks Distribution Centers, Inc.), McRIL, LLC and Carson Pirie Scott II, Inc. (f/k/a McRae’s, Inc.);

•	the term “Acquisition” refers to Bon-Ton’s acquisition of NDSG from Saks on March 6, 2006, effective March 5, 2006;

•	the term “Transactions” refers to the Acquisition, the offering of the original notes and entering into our new credit facilities;

i

•	references to fiscal years are to the 52 weeks ended on the Saturday nearer to January 31 of the following year (for example, “fiscal 2004” is the 52-week period ended January 29, 2005); all fiscal years referred to in this prospectus include 52 weeks;

•	the term “new credit facilities” refers to, collectively, our new senior secured credit facility and our new mortgage loan facility; see “Description of Certain Debt”;

•	the term “new mortgage loan facility” refers to our new $260 million mortgage loan facility; see “Description of Certain Debt — Our New Mortgage Loan Facility”;

•	the term “new senior secured credit facility” refers to our new $1.0 billion senior secured revolving credit facility; see “Description of Certain Debt — Our New Senior Secured Revolving Credit Facility”;

•	references to “same store sales” for Bon-Ton are calculated by comparing the sales in stores that have been open for the entire prior year and the current year period. Closed stores and NDSG stores are excluded from the calculation; and

•	references to “same store sales” or “comparable store sales” for NDSG are calculated by comparing the sales in stores that have been open for at least 13 months. Closed stores are excluded from the calculation.
FORWARD-LOOKING STATEMENTS
      Some of the information included in this prospectus may contain forward-looking statements. They contain words like “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “predict,” “potential,” “continue,” “might” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements include information relating to anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated results of the Acquisition, the ability to maintain the liquidity and capital necessary to expand and take advantage of opportunities in the future, and stock market valuations. These forward-looking statements are subject to certain risks and uncertainties, including those described in the “Risk Factors” section of this prospectus. Additional risks that may affect the Company’s future performance are included elsewhere in this prospectus and in the filings The Bon-Ton Stores, Inc. makes with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date made and you should not place undue reliance on them. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include the following:

•	the effects of our incurrence of a substantial amount of debt under our new credit facilities and the indenture governing the notes;

•	our limited discretion over our funds as a result of the restrictive covenants in our new senior secured credit facility and the indenture governing the notes;

•	our need for large amounts of cash, which may not always be available to us;

•	the highly competitive retail environment;

•	our potential inability to predict consumer preferences and purchasing patterns, which may be influenced by consumers’ disposable income;

•	the seasonality of the retail business;

•	the possibility of adverse weather conditions or natural disasters, particularly during peak selling seasons;

•	our inability to meet our expense budget or reduce expenditures;

ii

•	the integration of NDSG and Bon-Ton;

•	changes in our ability to locate qualified domestic and international vendors and fluctuations in the exchange rates applicable to our transactions with those international vendors;

•	changes in key management personnel and our ability to retain key management personnel, as well as qualified sales associates; and

•	other risks, uncertainties and factors set forth under the “Risk Factors” section of this prospectus and in our reports and documents filed with the SEC.
      You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those predicted in the forward-looking statements or which may be anticipated from historical results or trends. In addition to the information contained in our other filings with the SEC, factors that could affect future performance include, among others, those set forth under the heading “Risk Factors” beginning on page 15.
      We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all of these risk factors, nor can it assess the impact of all of these risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, as a prediction of actual results.
      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements above. You should not place undue reliance on those statements, which speak only as of the date on which they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements after the completion of this exchange offer to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless we are obligated under federal securities laws to update and disclose material developments related to previously disclosed information. Any further disclosures made on related subjects by The Bon-Ton Stores, Inc. in subsequent filings with the SEC on Forms 10-K, 10-Q and 8-K, and any amendments thereto, should be consulted. Other factors beyond those referenced above, including factors unknown to us and factors known to us that we currently view as immaterial, could also adversely affect us.

iii

PROSPECTUS SUMMARY
      This summary highlights selected information contained elsewhere in this prospectus with regard to our business and the exchange offer and does not contain all of the information you need to consider in deciding whether to exchange the original notes for the exchange notes. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes to the consolidated financial statements appearing elsewhere in this prospectus. You should read carefully this entire prospectus and should consider, among other things, the consolidated financial statements and notes and the matters set forth in the section entitled “Risk Factors” before deciding whether to exchange the original notes for the exchange notes.
Company Overview
      Bon-Ton was founded in 1898 and we are a leading regional department store operator in terms of sales in the United States, offering a broad assortment of brand-name fashion apparel and accessories for women, men and children as well as cosmetics, home furnishings and other goods. We operate 278 stores in secondary and metropolitan markets in 23 Northeastern, Midwestern and Great Plains states under the “Bon-Ton,” “Bergner’s,” “Boston Store,” “Carson Pirie Scott,” “Elder-Beerman,” “Herberger’s” and “Younkers” nameplates that encompass a total of approximately 27 million rentable square feet. Our management believes that we enjoy the #1 or #2 market position among department stores in most of the markets in which we operate.
      Acquisition of NDSG. Bon-Ton acquired NDSG on March 6, 2006, effective March 5, 2006, for approximately $1.05 billion in cash. We believe that the acquisition of NDSG will enhance our product offerings, strengthen our vendor and customer relationships and increase our profitability. We also believe that our new scale makes us an important distribution channel for leading merchandise vendors and enhances our ability to offer to our customers nationally distributed brands and exclusive merchandise.
Industry Overview
      We compete in the department store segment of the U.S. retail industry. Department stores have historically dominated apparel and accessories retailing, occupying a cornerstone in the U.S. retail landscape for more than 100 years. Over time, department stores have evolved from single unit, family owned, urban locations to regional and national chains serving communities of all sizes. The department store industry continues to evolve in response to ongoing consolidation among apparel and accessory vendors as well as the evolution of competitive retail formats — mass merchandisers, national chain retailers, specialty retailers and online retailers.

      The table below provides a summary of the competitive landscape and the positioning of traditional department stores within the U.S. retail industry:
Summary of U.S. Retail Channels

	Mass	National Chain	Traditional		Luxury
	Merchandisers	Retailers	Department Stores	Specialty Retailers	Department Stores

Representative Competitors	• Wal-Mart • Target	• J. C. Penney • Kohl’s • Sears	• Bon-Ton/NDSG • Belk • Dillard’s • Federated	• Ann Taylor • Chico’s • Gap • Talbots	• Barneys • Neiman Marcus • Saks Fifth Avenue

Price Position	• Low	• Low to Moderate	• Moderate	• Moderate to High	• High

Merchandise Breadth/Depth	• Very few nationally distributed brands • Private brand merchandise focused on value-driven customers • Broadest overall merchandise assortments • Always in-stock • Selected key item programs	• Very few nationally distributed brands
• Private brand merchandise focused on value- driven customers
• Broadest overall merchandise assortments
• Weaker assortments in non-key categories
• Key item programs	• High penetration of nationally distributed brands
• Increasing mix of fashionable, high- quality private brands differentiates merchandise
• Broadest/ deepest assortments in key categories (e.g., apparel, accessories, footwear, cosmetics and home)
			• Intense key item programs	• 100% private brand • Limited in- stock • Intense key item programs	• High penetration of limited distribution luxury brands • Premium price point private brands including “namesake” brands • Focus on apparel, accessories, footwear and cosmetics

Customer Service Positioning	• Self-service in almost all zones	• Self-service in most zones	• Self-service in many zones • One-on-one selling in selected zones • Certain in-store amenities	• One-on-one selling in most zones • Limited self- service	• One-on-one selling in most zones • Very limited self- service • Many in-store amenities

      We estimate that the department store channel, which includes National Chain Retailers, Traditional Department Stores and Luxury Department Stores from the table above, accounted for sales of approximately $114.0 billion in 2004. We believe that this channel has experienced an approximately 1.5% compound annual sales growth rate since 1990. We further believe that the traditional department store segment has experienced modestly declining market share of overall retail sales as a result of the emergence of competitive retail formats over the past several years.
      We believe that the following trends will continue to impact the department store channel in the U.S.:

•	Competitive retail landscape. The retail landscape has become increasingly competitive, due in large part to the growth of mass merchandisers, national chain retailers, specialty retailers and online retailers. We believe that, in general, mass merchandisers and national chain retailers compete on the basis of price, specialty retailers compete on the basis of the strength of their brands and online retailers compete on the basis of convenience and price. We believe that in order to succeed in this competitive retail environment, department stores must offer brands that resonate with consumers, compelling value and a pleasant shopping experience, which lead to customer loyalty and increased sales.

•	Increasing importance of private brands. We believe that as the department store sector has faced increasing competition from mass merchandisers, national chain retailers, specialty retailers and online retailers, successful department store operators have differentiated their offerings with private brands that are exclusive to their stores. We also believe that department store private brands, which offer customers fashion at competitive price points, generally generate higher gross margins than third party nationally distributed brands. In addition to generating higher gross margins, private brands also allow department store operators to differentiate their offerings, create value for customers and increase customer loyalty.

•	Department store consolidation. We believe that the increased level of department store consolidation has resulted from the desire of department store operators to expand their geographic footprint, gain market share and reduce costs. We believe that recent department store consolidation, such as our acquisition of NDSG, the acquisition by Federated Department Stores, Inc. of The May Department Stores Company, the merger of Kmart Holding Corporation and Sears, Roebuck and Co. to form Sears Holdings Corporation and the acquisition by Belk, Inc. of the Proffitt’s and McRae’s department stores from Saks, and possible future department store consolidation, will result in a smaller number of department store operators with increased market share and purchasing power.

•	Vendor consolidation. Over the past few years, the apparel and footwear industries have experienced increased consolidation, including VF Corporation’s acquisitions of Nautica Enterprises, Inc., Vans Inc. and Reef Holdings Corporation; Oxford Industries, Inc.’s acquisitions of the Tommy Bahama brand and Ben Sherman Ltd.; and adidas-Salomon AG’s acquisition of Reebok International Ltd. We believe that vendor consolidation will continue as vendors aim to increase their scale and offer retailers a broad portfolio of styles, brands and price points.
      We believe that the following characteristics are key factors for success in the increasingly competitive department store industry:

•	Sufficient size and scale to benefit from leverage with vendors;

•	Unique and differentiated merchandise offerings;

•	A convenient and pleasant shopping experience;

•	Compelling value; and

•	Customer satisfaction and loyalty.
Competitive Strengths
      We believe the following competitive strengths serve as the foundation of our business strategy:
      Market Leadership Position. We have established what we believe to be the #1 or #2 market position in most of the markets in which we operate. We operate 278 department stores across 23 states, and we believe that we are the leading regional department store chain across the Northeastern, Midwestern and Great Plains states. Our scale and geographic footprint make us an important distribution channel for leading merchandise vendors and enhance our ability to offer our customers nationally distributed brands and exclusive merchandise. We complement our selection of nationally distributed brands with our exclusive private brand merchandise to create a compelling and differentiated merchandise assortment. We also offer our customers a convenient and pleasant shopping experience with an emphasis on exceeding customer expectations. We believe that we have successfully combined these elements to create department store brands that resonate with consumers, resulting in strong customer loyalty and solid operating performance.

      Broad Portfolio of Differentiated Merchandise Offerings. We offer our customers differentiated and broad assortments of quality nationally distributed and private brand apparel, accessories, footwear, cosmetics and home furnishings. The combined teams of experienced buyers from Bon-Ton and NDSG have developed strong relationships with leading vendors of nationally distributed brands. We believe that our scale, geographic footprint and market position make us an attractive distribution channel for vendors to reach their target customers. As a result, our vendors provide us with their newest trend-right merchandise and exclusive products. Our stores carry a number of recognized nationally distributed brands, including Calvin Klein, Chanel, Coach, Easy Spirit, Estée Lauder, Jones New York, Liz Claiborne, Nautica, Nine West, OshKosh, Ralph Lauren, Tommy Hilfiger and Waterford. To complement our nationally distributed brand offerings, we have developed successful private brands, which are an important component of our merchandising strategy. These exclusive brands differentiate our offerings by providing our customers with fashionable, high-quality merchandise at price points that are generally lower than nationally distributed brand alternatives. The breadth of our sourcing and the strength of our private brand program help mitigate risks associated with any individual vendor or brand.
      Focus on the Shopping Experience. We provide our customers a convenient and pleasant shopping experience that we believe differentiates us in the market and drives customer satisfaction and loyalty. Our sales associates are professional, friendly and knowledgeable and enhance our customers’ in-store experience. We provide one-on-one personalized service in departments where a higher degree of consultative selling is appropriate such as cosmetics, footwear, tailored clothing, intimate apparel and furniture. In self-service areas of the store, friendly sales associates assist customers and efficiently process transactions. Our stores are attractive and inviting with abundant directional signage for easy in-store navigation, and we emphasize shopping efficiency by locating related departments close to each other. In addition, we offer a variety of in-store amenities such as shopping carts, wide aisles and comfort zones to enhance our customers’ shopping experience.
      Substantial Brand Equity and Customer Loyalty. We have built significant brand equity and customer loyalty throughout our history. The majority of our nameplates have been in existence for over 100 years. We believe that our commitment to providing differentiated merchandise assortments and a pleasant and convenient shopping experience, combined with our extensive marketing programs, have positioned us as “the best place to shop in your hometown.” Evidencing our customer loyalty is the high penetration rate of our proprietary credit card programs. We believe that this level of penetration is among the highest in the retail industry. Furthermore, we believe that our proprietary credit card programs create a dedicated “open to buy” for our customers and provide us with detailed transaction data that allow us to tailor our marketing programs and merchandise offerings.
      Experienced Management Team with a Proven Track Record. We have a seasoned and deep management team that has a wealth of experience in key areas of retail, including merchandising, store operations and marketing. Our senior management team is composed of department store veterans who average 31 years of retail industry experience and 13 years of experience with us. Additionally, the Bon-Ton management team led the successful acquisition and integration of Elder-Beerman, which closed in October 2003. We have historically retained the best talent from organizations that we have acquired, and we expect to continue this approach to build our future leadership team. For example, our executive leadership team is led by Byron “Bud” Bergren, our President and Chief Executive Officer, who joined Bon-Ton in 2003 as a result of the Elder-Beerman acquisition. Mr. Bergren’s career in the department store industry spans over 30 years. A portion of our management is comprised of former NDSG management.
Our Business Strategy
      Our goal is to enhance our position as one of the leading regional department store retailers in the U.S. We will continue our practice of locating stores predominantly in mid-sized markets, which we believe are generally more profitable than metropolitan markets because they are less competitive and have lower operating costs. We have begun to execute the following strategies:
      Successfully Integrate Our Acquisition of NDSG. We have commenced an integration process for the integration of NDSG, which we expect will span two years, that will implement the best attributes of Bon-Ton and NDSG. This integration process will benefit from the experience gained from Bon-Ton’s successful integration of Elder-Beerman after acquiring it in 2003. The following are key components of our integration strategy:

•	We will continue to leverage the strong heritage and brand equity of each of our nameplates by continuing to operate substantially all of our stores under their current banners; and

•	We intend to complete a three-phase integration process with respect to our operating functions:

•	Phase I: By the end of September 2006, we plan to complete the integration of Bon-Ton’s and NDSG’s merchandising, marketing, inventory management, human resources and proprietary credit card operations;

•	Phase II: By the end of fiscal 2006, we plan to complete the integration of Bon-Ton’s and NDSG’s logistics, store operations and accounting functions and systems; and

•	Phase III: By the end of fiscal 2007, we plan to complete the transition of Bon-Ton and NDSG to common systems and enhance our core operations.
      We believe that, after the integration process is completed, we will realize approximately $33.0 million of annual cost savings, of which approximately $8.0 million relates to store operations, $11.5 million relates to merchandising and marketing and $13.5 million relates to administrative functions. The realization of the cost savings is expected to be approximately $16.5 million in fiscal 2006, $24.8 million in fiscal 2007 and $33.0 million in fiscal 2008 and in each subsequent year. These cost savings are, however, only estimates. Actual cost savings can be expected to vary from estimates and the variation may be material. In order to realize these total cost savings, we estimate that we will incur approximately $25.5 million in aggregate one-time cash expenses relating to integration costs, transition services costs and severance costs. We expect to incur approximately $17.5 million of these expenses in fiscal 2006 and $8.0 million of these expenses in fiscal 2007. See “Risk Factors — Our failure to effectively integrate NDSG into our existing business could have a material adverse effect on our business, financial condition and results of operations.”
      Continue to Offer a Unique and Differentiated Merchandise Assortment. Our ability to offer our customers a unique and differentiated merchandise mix that represents fashion, quality and value has been a key driver of our success. We believe that as the retail sector continues to experience increased competition, department stores that are able to offer consumers a fresh selection of popular brands based on current styles will differentiate themselves in the market, gain market share and retain customer loyalty. We believe that the acquisition of NDSG has further strengthened our merchandising team since a significant portion of former NDSG merchandising staff are now part of our merchandising staff, allowing us to enhance the merchandise offerings at the Bon-Ton and Elder-Beerman stores. We plan to continue to focus on the following merchandising initiatives:

•	Providing core offerings of nationally distributed brands at competitive prices;

•	Growing our successful private brand program to represent approximately 20% of our net sales;

•	Offering a broad and deep assortment of key categories including apparel, accessories, footwear, cosmetics and home furnishings;

•	Providing product not available through other retail channels;

•	Identifying a mix of key items and supporting these items with appropriate levels of inventory and marketing;

•	Offering a selection of merchandise that represents exceptional value to our customers; and

•	Reacting quickly to changing consumer trends and needs.
      Optimize Our Proprietary Credit Card Programs. Prior to the Acquisition, Bon-Ton and NDSG operated proprietary credit card programs that were administered by HSBC Nevada Bank, N.A. under separate agreements. We refer to HSBC Nevada Bank, N.A. and/or certain of its affiliates, as the context requires, as “HSBC.” In conjunction with the Acquisition, Bon-Ton amended its agreement with HSBC to include the NDSG proprietary credit card program portfolio. We believe that the Bon-Ton and NDSG proprietary credit card programs enjoy penetration rates well above department store industry averages. We also believe that our proprietary credit card customers tend to be our most loyal and highest spending customers. Furthermore, as a result of our arrangements with HSBC, sales charged to our proprietary credit cards generate higher operating margins for us than sales made via other forms of payment.
      We plan to leverage the strength and financial characteristics of our proprietary credit card programs to grow our sales and profitability via the following key initiatives:

•	Expanding the membership base of our loyalty programs through increased direct marketing campaigns and point-of-sale initiatives;

•	Enhancing our strong customer relationship management capabilities utilizing transaction data to tailor specific marketing programs and merchandise offerings to targeted proprietary credit card customers in order to increase annual purchases charged to their credit cards; and

•	Exploring the potential financial benefits to us of consolidating the proprietary credit card portfolio arrangements with HSBC.
      Continue to Exceed Customer Expectations. We believe that we have historically achieved strong customer loyalty and sales productivity by exceeding customer expectations and offering a pleasant shopping experience. We intend to continue to improve our customer service by:

•	Providing training to our sales associates in consultative selling positions to ensure that customers are directed to the appropriate offerings;

•	Providing incentives designed to retain productive employees;

•	Maintaining attractive and inviting stores that offer easy and efficient in-store navigation; and

•	Investing in stores that we believe have significant growth potential, including making capital improvements to increase selling square footage.

Our Summary Structure
      The following chart is a summary of our corporate structure.

(1)	The Bon-Ton Department Stores, Inc., Elder-Beerman, Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.) and Herberger’s Department Stores, LLC are co-borrowers under the new senior secured credit facility, which is guaranteed by The Bon-Ton Stores, Inc. and the other guarantors that are not borrowers under the new senior secured credit facility.

(2)	Herberger’s Department Stores, LLC and Carson Pirie Scott, Inc. and its subsidiaries were acquired by Bon-Ton in the Acquisition.
      Certain of our indirect wholly owned subsidiaries are not guarantors. These non-guarantor subsidiaries consist primarily of special purpose entities that own real estate, service mortgages on the real estate and pay obligations associated with the real estate such as taxes and insurance. These special purpose entities are not restricted by the covenants in the indenture that governs the notes, and holders of mortgages of these special purpose entities have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that debt. See “Description of Certain Debt — Our New Mortgage Loan Facility” and “Description of Certain Debt — Mortgage Note Facility.”
Corporate Information
      The Bon-Ton Department Stores, Inc. is a corporation organized under the laws of the Commonwealth of Pennsylvania with principal executive offices located at 2801 East Market Street, York, PA 17402. Our telephone number at our principal executive offices is (717) 757-7660. Our internet address is http://www.bonton.com. The information on or linked to or from our website is not part of this prospectus.

The Exchange Offer
      On March 6, 2006, we issued $510.0 million aggregate principal amount of 10 1/4 % Senior Notes due 2014, the original notes to which this exchange offer applies, to two initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws. In connection with the sale of the original notes to the initial purchasers, we entered into a registration rights agreement pursuant to which we agreed, among other things, to cause the registration statement, of which this prospectus is a part, to be declared effective within 180 days of the issuance of the original notes, to commence this exchange offer and to use our commercially reasonable efforts to complete the exchange offer no later than 30 business days after the effective date of the registration statement. The summary below describes the principal terms and conditions of the exchange offer. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offer” for a more detailed description of the terms and conditions of the exchange offer and “Description of the Exchange Notes” for a more detailed description of the terms of the exchange notes.

The Exchange Offer	We are offering to exchange up to $510.0 million aggregate principal amount of our new 10 1/4 % Senior Notes due 2014, which have been registered under the Securities Act, in exchange for a like amount of the original notes. The form and terms of these exchange notes are identical in all material respects to the original notes. The exchange notes, however, will not contain transfer restrictions and registration rights applicable to the original notes.

To exchange your original notes, you must properly tender them, and we must accept them. We will accept and exchange all original notes that you validly tender and do not validly withdraw. We will issue registered exchange notes promptly after the expiration of the exchange offer.

Resale of Exchange Notes	Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the exchange notes offered in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not participating, do not intend to participate in and have no arrangement or understanding with any person to participate in a “distribution” of the exchange notes; and

• you are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. However, we cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Any broker-dealer that acquires exchange notes for its own account in exchange for original notes must represent that the original notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes. However, by so acknowledging and by delivering a prospectus, such participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. During the period ending 180 days after the date on which the registration statement, of which this prospectus is a part, is declared effective, subject to extension in limited circumstances, a participating broker-dealer may use this prospectus for an offer to sell, a resale or other retransfer of exchange notes received in exchange for original notes which it acquired through market-making activities or other trading activities.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on August 3, 2006, unless we extend the expiration date.

Accrued Interest on the Exchange Notes and the Original Notes	The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes or, if no interest has been paid, from the date of original issuance of the original notes. If your original notes are accepted for exchange, then you will receive interest on the exchange notes and not on the original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions	The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Original Notes	Each holder of original notes that wishes to tender their original notes must either:

• complete, sign and date the accompanying letter of transmittal or a facsimile copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed, if required, and deliver the letter of transmittal, together with any other required documents (including the original notes being tendered for exchange), to the exchange agent; or

• if original notes are tendered pursuant to book-entry procedures, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with The Depository Trust Company, or DTC, to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent; or

• comply with the procedures set forth below under “— Guaranteed Delivery Procedures.”

Holders of original notes that tender original notes in the exchange offer must represent that the following are true:

• the holder is acquiring the exchange notes in the ordinary course of its business;

• the holder is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in a “distribution” of the exchange notes; and

• the holder is not an “affiliate” of us within the meaning of Rule 405 of the Securities Act.

Do not send letters of transmittal, certificates representing original notes or other documents to us or DTC. Send these documents only to the exchange agent at the appropriate address given in this prospectus and in the letter of transmittal. We could reject your tender of original notes if you tender them in a manner that does not comply with the instructions provided in this prospectus and the accompanying letter of transmittal. See “Risk Factors — There are significant consequences if you fail to exchange your original notes” for further information.

Special Procedures for Tenders by Beneficial Owners of Original Notes	If:

• you beneficially own original notes;

• those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee; and

• you wish to tender your original notes in the exchange offer,

please contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery Procedures	If you hold original notes in certificated form or if you own original notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those original notes but:

• your original notes are not immediately available;

• time will not permit you to deliver the required documents to the exchange agent by the expiration date; or

• you cannot complete the procedure for book-entry transfer on time,

you may tender your original notes pursuant to the procedures described in “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery.”

Withdrawal Rights	You may withdraw your tender of original notes under the exchange offer at any time before the exchange offer expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offer — Withdrawal Rights.”

Effect on Holders of Outstanding Original Notes	As a result of making this exchange offer, and upon acceptance for exchange of all validly tendered original notes, we will have fulfilled our obligations under the registration rights agreement. Accordingly, there will be no liquidated or other damages payable under the registration rights agreement if original notes were eligible for exchange, but not exchanged, in the exchange offer.

If you do not tender your original notes or we reject your tender, your original notes will remain outstanding and will be entitled to the benefits of the indenture governing the notes. Under such circumstances, you would not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to the original notes.

Any trading market for the original notes could be adversely affected if some but not all of the original notes are tendered and accepted in the exchange offer.

Material U.S. Federal Income and Estate Tax Consequences	Your exchange of original notes for exchange notes should not be treated as a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income and Estate Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer or the issuance of the exchange notes. See “Use of Proceeds.”

Acceptance of Original Notes and Delivery of Original Notes	We will accept for exchange any and all original notes validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will complete the exchange offer and issue the exchange notes promptly after the expiration date.

Exchange Agent	The Bank of New York is serving as exchange agent for the exchange offer. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offer — Exchange Agent” and in the letter of transmittal.

Summary of Terms of Exchange Notes
      The form and terms of the exchange notes will be identical in all material respects to the form and terms of the original notes, except that the exchange notes:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the original notes; and

•	will not contain provisions relating to an increase in the interest rate borne by the original notes under circumstances related to the timing of the exchange offer.
      The exchange notes represent the same debt as the original notes and are governed by the same indenture, which is governed by New York law. A brief description of the material terms of the exchange notes follows:

Issuer	The Bon-Ton Department Stores, Inc.

Securities	$510.0 million principal amount of 10 1/4 % Senior Notes due 2014.

Maturity	March 15, 2014.

Interest	Annual rate: 10 1/4%. Payment frequency: every six months on March 15 and September 15. First payment: September 15, 2006.

Ranking	The exchange notes and the guarantees will be general unsecured unsubordinated obligations of The Bon-Ton Department Stores, Inc. and the guarantors, respectively, and:

• will be effectively subordinated to all existing and future secured obligations of the issuer, including the obligations of the issuer under the new senior secured credit facility and the new mortgage loan facility, to the extent of the assets securing such obligations, and to all existing and future liabilities of Bon-Ton’s subsidiaries that are not guarantors, including the liabilities of the non-guarantor subsidiaries under the new mortgage loan facility, to the extent of the assets of such subsidiaries;

• will be pari passu in right of payment with all existing and future unsecured, unsubordinated obligations of the issuer; and

• will rank senior in right of payment to any existing and future unsecured obligations of the issuer that are, by their terms, expressly subordinated in right of payment to the notes.

As of April 29, 2006:

• We had approximately $1.3 billion of consolidated indebtedness outstanding, approximately $760 million of which was secured indebtedness, including capital leases; and

• Our subsidiaries that are not guarantors, including the borrowers under the new mortgage loan facility, had approximately

$269 million of liabilities, approximately $269 million of which was indebtedness.

For additional information concerning the material debt of The Bon-Ton Stores, Inc. and its subsidiaries, including the debt we incurred upon the completion of the Transactions, see “Description of Certain Debt.” For information regarding the ranking of the guarantees that of the exchange notes by the guarantors, see “— Guarantees” below.

Guarantees	The exchange notes will be initially guaranteed on a senior unsecured basis by each of our restricted subsidiaries that is an obligor under our senior secured credit facility.

The guarantees will be general unsecured unsubordinated obligations of the guarantors. Accordingly, each guarantee will be pari passu in right of payment with all existing and future unsecured and unsubordinated obligations of the guarantor, will be effectively subordinated to all existing and future secured obligations of the guarantor (including the guarantee of the guarantor under our new senior unsecured credit facility) to the extent of the assets securing such obligation and will rank senior in right of payment to any future unsecured obligations of the guarantor that are, by their terms, expressly subordinated in right of payment to the guarantee.

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time on or after March 15, 2010 at the redemption prices described in the section “Description of the Exchange Notes — Optional Redemption,” plus accrued and unpaid interest.

In addition, on or before March 15, 2009, we may redeem up to 35% of the exchange notes with the net cash proceeds from certain equity offerings at the redemption price listed in “Description of the Exchange Notes — Optional Redemption.” However, we may only make such redemptions if at least 65% of the aggregate principal amount of exchange notes issued under the indenture remains outstanding immediately after the occurrence of such redemption and such redemption occurs within 60 days of the equity offering giving rise to the optional redemption.

Change of Control	If we experience specific kinds of changes in control, we must offer to purchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest.

Certain Covenants	The indenture governing the exchange notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

• incur additional debt or issue guarantees of debt;

• sell preferred stock;

• create liens;

• make restricted payments (including the payment of dividends or the repurchase of our capital stock);

• make certain types of investments;

• sell stock in our restricted subsidiaries;

• make payments, including dividends, by subsidiaries;

• enter into transactions with affiliates; and

• sell all or substantially all of our assets or merge or consolidate with another company.

These covenants contain important exceptions, limitations and qualifications. For more details, see “Description of the Exchange Notes.”

Absence of an Established Public Market for the Exchange Notes	The original notes are presently eligible for trading through the PORTAL® Market of the Nasdaq Stock Market, Inc., but the exchange notes will be new securities for which there is currently no market. We do not intend to apply for a listing of the exchange notes on any securities exchange or for quotation on the Nasdaq National Market. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.
      You should refer to “Risk Factors” beginning on page 15 for an explanation of certain risks before deciding to participate in the exchange offer.

RISK FACTORS
      You should carefully consider each of the following risks and all of the other information included or incorporated by reference in this prospectus before deciding to participate in the exchange offer described in this prospectus. Some of the following risks relate principally to your participation or failure to participate in the exchange offer and ownership of our exchange notes. Other risks relate principally to our business in general and the industry in which we operate. Our business, financial condition or results of operations could be materially adversely affected due to any of these risks.
Risks Relating to the Exchange Offer

There are significant consequences if you fail to exchange your original notes.
      We did not register the original notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. As a result, the original notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your original notes in the exchange offer, you will lose your right to have the original notes registered under the Securities Act, subject to certain limitations. If you continue to hold original notes after the exchange offer, you may be unable to sell the original notes. Original notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing restrictions.

You cannot be sure that an active trading market for the exchange notes will develop.
      While the original notes are presently eligible for trading in the PORTAL® Market, there is no existing market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or for quotation on the Nasdaq National Market. We do not know if an active public market for the exchange notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the exchange notes, the ability of holders to sell their exchange notes or the price at which holders may sell their exchange notes. In addition, the liquidity and the market price of the exchange notes may be adversely affected by changes in the overall market for securities similar to the exchange notes, by changes in our financial performance or prospects and by changes in conditions in our industry.

You must follow the appropriate procedures to tender your original notes or they will not be exchanged.
      The exchange notes will be issued in exchange for the original notes only after timely receipt by the exchange agent of the original notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent’s message and all other required documentation. If you want to tender your original notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of original notes for exchange notes. Original notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the original notes in the exchange offer to participate in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.

Risks Relating to the Notes

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.
      We have now, and after the offering will continue to have, a significant amount of debt. As of April 29, 2006, we had approximately $1.3 billion of total debt. Our substantial debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations under the notes;

•	cause our failure to comply with the financial and restrictive covenants contained in the indenture governing the notes and our new senior secured credit facility, which could cause a default under those instruments and which, if not cured or waived, could have a material adverse effect on us;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to borrow money or sell equity to fund future working capital, capital expenditures, debt service requirements and other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing our ability to use our cash flow for other purposes, including capital expenditures;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	make it more difficult for us to meet our debt service obligations in the event that there is a substantial increase in interest rates because our debt under our new senior secured credit facility will bear interest at fluctuating rates; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.
      Our ability to service our debt, including the debt evidenced by the notes, will depend upon, among other things, our ability to replenish inventory, generate sales and maintain our stores. If we do not generate sufficient cash from our operations to make scheduled payments on the notes or to meet our other obligations, we will need to take one or more actions, including refinancing our debt, obtaining additional financing, selling assets, obtaining additional equity capital, or reducing or delaying capital expenditures. We cannot assure you that our business will generate sufficient cash flow or that we will be able to obtain funding sufficient to satisfy our debt service requirements. In the event we are unable to meet our debt service obligations or in the event we default in some other manner under our new credit facilities, the lenders thereunder could elect to declare all borrowings outstanding, together with accumulated and unpaid interest and other fees, immediately due and payable.
      Under the terms of the indenture that governs the notes and the terms of our new credit facilities, we are permitted to incur certain additional debt, including secured senior and subordinated debt. See “Description of the Exchange Notes — Certain Covenants — Incurrence of Indebtedness.” If we incur additional debt, the risks described above will be exacerbated.

Our discretion in some matters is limited by the restrictions that are contained in our new senior secured credit facility and in the indenture that governs the notes, and any default on our new senior secured credit facility or the indenture that governs the notes could harm our business, profitability and growth prospects.
      The agreement that governs our new senior secured credit facility and the indenture that governs the notes contain a number of covenants that limit the discretion of our management with respect to certain business matters and may impair our ability to respond to changing business and economic conditions. The new senior secured credit facility and the indenture, among other things, restrict our ability to:

•	incur additional debt or issue guarantees of debt;

•	sell preferred stock;

•	create liens;

•	make restricted payments (including the payment of dividends or the repurchase of our capital stock);

•	make certain types of investments;

•	sell stock in our restricted subsidiaries;

•	make payments, including dividends, by subsidiaries;

•	enter into transactions with affiliates; and

•	sell all or substantially all of our assets or merge or consolidate with another company.
      Our new senior secured credit facility contains financial covenants that require us to comply with a minimum excess availability requirement. Our ability to borrow funds for any purpose will depend on our satisfying this requirement.
      If we fail to comply with any of the financial covenants or the other restrictions contained in our new senior secured credit facility or any future financing agreements, an event of default could occur. An event of default could result in the acceleration of some or all of our debt. If the debt is accelerated, we would not have, and may not be able to obtain, sufficient funds to repay our debt, including our obligations under the notes.

Your right to receive payments on the exchange notes will be effectively subordinated to the rights of our existing and any future secured creditors, including the lenders under our new $1.0 billion senior secured credit facility and our new $260 million mortgage loan facility. The exchange notes also will be effectively subordinated to any existing and future liabilities of our subsidiaries that are not guaranteeing the notes, including the liabilities of our non-guarantor subsidiaries under the new mortgage loan facility.
      The notes represent unsecured obligations. In connection with the Acquisition, The Bon-Ton Department Stores, Inc. and each of its principal operating subsidiaries entered into our new $1.0 billion senior secured credit facility secured by a lien on substantially all of our current and future assets, other than owned real estate subject to existing mortgages or mortgages created under our new mortgage loan facility and leasehold interests. The new senior secured credit facility is unconditionally guaranteed by The Bon-Ton Stores, Inc. and the other guarantors that are not borrowers. We also entered into a $260 million new mortgage loan facility secured by real property owned by non-guarantor special purpose entities that are wholly owned subsidiaries of the issuer. In addition, we are not restricted under the indenture relating to the notes from incurring certain additional secured debt. See “Description of the Exchange Notes — Certain Covenants — Incurrence of Indebtedness.” Holders of our secured debt have claims that are superior to the claims of holders of the notes, and accordingly, will be superior to your claims as the holder of exchange notes, to the extent of the value of the assets securing that debt. In the event of any distribution or payment of the assets of The Bon-Ton Stores, Inc. or any subsidiary that is a borrower or guarantor with respect to our secured debt in any foreclosure, dissolution, winding up, liquidation, reorganization, or other bankruptcy proceeding, holders of the secured debt will have superior claims to our assets that constitute their collateral. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes, including the exchange notes, will participate ratably in our remaining assets with all holders of our unsecured debt that ranks equally in right of payment with the notes and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. As a result, holders of notes may receive less, ratably, than holders of our secured debt.
      In addition, the notes are effectively subordinated to the liabilities of our subsidiaries that are not guaranteeing the notes, whether secured or unsecured, which totaled approximately $269 million as of April 29, 2006. In the event of the insolvency or liquidation of a subsidiary that does not guarantee the notes, following payment by that subsidiary of its liabilities, it may not have sufficient remaining assets to make payments to any obligor on the notes, including the exchange notes, as a stockholder or otherwise so that we can meet our obligations, including our obligations under the notes.
      In the event of a default by a subsidiary that does not guarantee the notes under any credit arrangement or other debt, its creditors could accelerate such debt prior to the subsidiary distributing amounts to any obligor on the notes that it could use to make payments on the notes, including the exchange notes. In addition, if we cause a subsidiary to pay a dividend to any obligor on the notes to make payment on the notes and such dividend is determined to be a fraudulent transfer, holders of the notes will be required to return the payment to the subsidiary’s creditors.

To service our debt, including the notes, we will require a significant amount of cash, which may not be available to us.
      Our ability to meet our debt service and other obligations, including the notes, will depend upon our future performance. We are engaged in a business that is substantially affected by changes in economic cycles. Our revenues and earnings can be impacted by the level of general economic activity in the markets in which we operate. Financial, political, business and other factors, many of which are beyond our control, also could affect our business. At April 29, 2006, we had outstanding debt of approximately $1.3 billion with a weighted average interest rate of approximately 8% per year.
      Debt under our new senior secured credit facility, which was $416.7 million at April 29, 2006, bears interest at a floating rate. See “Description of Certain Debt — Our New Senior Secured Revolving Credit Facility.” Accordingly, changes in prevailing interest rates may affect our ability to meet our debt service obligations. A higher interest rate on our debt could adversely affect our operating results. A one percent (1%) increase in interest rates would increase our annual interest cost on the amount currently outstanding under our new senior secured credit facility by approximately $4 million. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt, including the notes, and meet our other obligations.
      If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all.

The guarantees may not be enforceable because of fraudulent conveyance laws.
      The guarantees of the notes, including the exchange notes, given by The Bon-Ton Stores, Inc. and the other guarantors may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of the guarantors or the guarantors’ unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by its guarantee), the guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the subsidiary:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes, then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.
      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in a proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair value; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.
      If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation is not set aside or found to be unenforceable. In addition, the loss of a guarantee by any significant subsidiary or group of subsidiaries that, taken together, would constitute a significant subsidiary will constitute a default under the indenture governing the notes, which default would cause all outstanding notes to become immediately due and payable.
      We believe that, at the time of the initial incurrence of the debt represented by the guarantees, the guarantors:

•	were not insolvent or rendered insolvent by the incurrence;

•	had sufficient capital to run our or their businesses effectively; and

•	were able to pay obligations on the notes and the guarantees as they mature or become due.
      In reaching the foregoing conclusions we have relied upon our analysis of internal cash flow projections and estimated values of the assets and liabilities of the subsidiaries. In addition, we have relied on a limitation contained in the guarantees that limits each guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law. However, a court passing on these questions might not reach the same conclusions.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our long-term senior debt, including the notes, could cause the liquidity or market value of the notes to decline significantly.
      There can be no assurance that the ratings assigned to our long-term senior debt will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our business, warrant such a change. An adverse change in our long-term debt rating, including the ratings assigned to the notes, could cause the liquidity or market value of the notes to decline significantly.

We may not have the ability to purchase the notes should we become obligated to do so upon the occurrence of a “change of control.”
      Upon the occurrence of certain change of control events, we will be required to offer to repurchase each holder’s notes at a price of 101% of their principal amount plus accrued and unpaid interest. However, it is possible that we will not have sufficient financial resources available at the time to purchase all of the notes that holders tender to us in response to a change of control offer. The occurrence of a change of control could also constitute a default under our new senior secured credit facility and/or any of our future credit facilities. The lenders under our new credit facilities and any future credit facilities may also have the right to prohibit any required purchase or redemption of the notes, including the exchange notes, in which event we would be in default on the notes upon the occurrence of a change of control event.
Risks Relating to Our Business, Finances and Operations

We may not be able to attract or retain a sufficient number of customers in a highly competitive retail environment, which would have an adverse effect on our business, financial condition and results of operations.
      We compete with other department stores and many other retailers, including store-based, mail-order and internet retailers. Many of our competitors have significant financial and marketing resources. The principal competitive factors in our business are price, quality and selection of merchandise, reputation, store location, advertising and customer service. We cannot assure you that we will be able to compete successfully against existing or future competitors. Our expansion into new markets served by our competitors and the entry of new competitors into, or expansion of existing competitors in, our markets could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to accurately predict customer-based trends and effectively manage our inventory levels, which could reduce our revenues and adversely affect our business, financial condition and results of operations.
      It is difficult to predict what merchandise consumers will want. A substantial part of our business is dependent on our ability to make correct trend decisions for a wide variety of goods and services. Failure to accurately predict constantly changing consumer tastes, preferences, spending patterns and other lifestyle decisions, particularly given the long lead times for ordering much of our merchandise from vendors, could adversely affect our long-term relationships with our customers. Our managers focus on inventory levels and balance these levels with inventory plans and reviews of trends; however, if our inventories become too large, we may have to “mark down” or decrease our sales price, and we may be required to sell a significant amount of unsold inventory at discounted prices or even below cost, which could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to obtain adequate capital to support our operations and growth strategies.
      Our operations and growth strategies require adequate capital, the availability of which depends on our ability to generate cash flow from operations, borrow funds on satisfactory terms and raise funds in the capital markets. We may need seasonal borrowing capacity in addition to the funds available under our senior secured credit facility to fund our working capital requirements. The inability to obtain adequate capital could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to obtain various services necessary for the operation of NDSG that we have contracted to receive from Saks for a certain minimum period of time following the acquisition of NDSG, we may not be able to operate NDSG’s business successfully or at all.
      Certain support services necessary to operate NDSG, including credit operations, procurement, accounting, bank card processing, store planning, construction, facilities maintenance and energy, information technology and human resources, were historically provided by divisions of Saks and were not included in the acquisition of NDSG. We do not yet have the capability to provide these necessary support services to NDSG, and have contracted with Saks to provide those services under a transition services agreement. If Saks is unable to, refuses to or otherwise fails to provide these contracted-for services, we may not be able to provide, either directly or through a third party, services necessary to support the operations of NDSG. In any such event, our business, financial condition and results of operations could be materially adversely affected.

Our operating results fluctuate from season to season.
      Our stores experience seasonal fluctuations in net sales and consequently in operating income, with peak sales occurring during the back-to-school and holiday seasons. Any decrease in net sales or margins during our peak selling periods, decrease in the availability of working capital needed in the months before these periods or reduction in vendor allowances could have a material adverse effect on our business, financial condition and results of operations. We usually order merchandise in advance of peak selling periods and sometimes before new fashion trends are confirmed by customer purchases. We must carry a significant amount of inventory, especially before the peak selling periods. If we are not successful in selling our inventory, especially during our peak selling periods, we may be forced to rely on markdowns or promotional sales to dispose of the inventory or we may not be able to sell the inventory at all, which could have a material adverse effect on our business, financial condition and results of operations.

Weather conditions could adversely affect our results of operations.
      Because a significant portion of our business is apparel sales and subject to weather conditions in our markets, our operating results may be unexpectedly and adversely affected by inclement weather. Frequent or unusually heavy snow, ice or rain storms might make it difficult for our customers to travel to our stores and thereby reduce our sales and profitability. Extended periods of unseasonable temperatures in our markets, potentially during our peak seasons, could render a portion of our inventory incompatible with those unseasonable conditions. Reduced sales from extreme or prolonged unseasonable weather conditions could adversely affect our business, financial condition and results of operations.

Our failure to effectively integrate NDSG into our existing business could have a material adverse effect on our business, financial condition and results of operations.
      Our management believes that the full integration of NDSG will allow us to achieve cost savings relating to the elimination of duplicate departments and redundant infrastructure and to achieve operating efficiencies, as well as revenue enhancement opportunities. However, the anticipated benefits are based on projections and assumptions and not on actual results. Accordingly, we cannot assure you that we will realize the anticipated benefits. Our ability to realize these benefits could be adversely impacted by difficulties in integrating NDSG’s operations, by any inability to achieve certain economies of scale and by the diversion of management’s attention from our ongoing business concerns. Integrating operations will require significant efforts and expenses. Personnel may leave or be terminated because of the Acquisition. If these factors limit our ability to integrate the operations of NDSG successfully or on a timely basis, our expectations of future results of operations, business opportunities, growth prospects and cost savings expected to result from the acquisition of NDSG may not be met. We may not be able to capitalize on expected business opportunities, including retaining NDSG’s current customers, assumptions underlying estimates of expected cost savings may be inaccurate, or general industry and business conditions may deteriorate. We may encounter difficulties integrating our internal controls, procedures and policies. In addition, our growth and operating strategies for NDSG’s business may be different from the strategies that NDSG pursued as part of Saks. If our strategies are not the proper strategies for NDSG, it could have a material adverse effect on our business, financial condition and results of operations.

We may pursue strategic acquisitions of businesses which may not be completed or, if completed, may not be successfully integrated into our existing business.
      We may pursue increased market penetration through strategic acquisitions. If we are unable to successfully complete acquisitions or to effectively integrate acquired businesses, our ability to grow our business or to operate our business effectively could be reduced, and our business, financial condition and operating results could suffer. We also cannot assure you that we will be able to integrate the operations of any strategic acquisitions we complete in the future without encountering difficulty regarding different business strategies with respect to marketing, integration of personnel with disparate business backgrounds and corporate cultures, integration of different point-of-sale systems and other technology and managing relationships with other business partners.

      The consummation and integration of any future acquisition involve many risks, including the risks of:

•	diverting management’s attention from our ongoing business concerns;

•	being unable to obtain financing on terms favorable to us;

•	entering markets in which we have no direct prior experience;

•	improperly evaluating new services, products and markets;

•	being unable to maintain uniform standards, controls, procedures and policies;

•	being unable to integrate new technologies or personnel;

•	incurring the expenses of any undisclosed or potential liabilities; and

•	the departure of key management and employees.

Failure to maintain our current key vendor relationships may adversely affect our business, financial condition and results of operations.
      Our business is dependent to a significant degree upon close relationships with our vendors and our ability to purchase brand name merchandise at competitive prices. The loss of key vendor support could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to acquire brand name merchandise at competitive prices or on competitive terms in the future. For example, certain merchandise that is high profile and in high demand may be allocated by vendors based upon the vendors’ internal criteria, which are beyond our control.

An inability to find qualified domestic and international vendors and fluctuations in the exchange rate with countries in which our international vendors are located could adversely affect our business.
      The products we sell are sourced from a wide variety of domestic and international vendors. Our ability to find qualified vendors and source products in a timely and cost-effective manner, including obtaining vendor allowances in support of our advertising and promotional programs, represents a significant challenge. The availability of products and the ultimate costs of buying and selling these products, including advertising and promotional costs, are not completely within our control and could increase our merchandise and operating costs and adversely affect our business. Additionally, costs and other factors specific to imported merchandise, such as trade restrictions, tariffs, currency exchange rates and transport capacity and costs, are beyond our control and could restrict the availability of imported merchandise or significantly increase the costs of our merchandise sales and adversely affect our business, financial condition and results of operations.

The loss of the outside vendor that operates our proprietary credit card programs could have an adverse effect on our operations and financial results.
      Our proprietary credit card programs are operated by HSBC. Under our agreements with HSBC, HSBC issues our proprietary credit cards to our customers and we receive a percentage of the net credit sales thereunder. If for any reason HSBC is unwilling or unable to provide the services comprising our proprietary credit card programs, or our agreements with HSBC are terminated, in either case under circumstances in which we are unable to quickly and adequately contract with a comparable replacement vendor of such services, our customers who have accounts under our proprietary credit card programs will be unable to use their cards, which would likely result in a certain decrease in sales to such customers, a loss of the revenues attributable to the payments from HSBC, and an adverse effect on customer goodwill, any or all of which could have a material adverse effect on our business, financial condition and results of operations.

Conditions in, and the United States’ relationship with, the foreign countries where we source our merchandise could adversely affect our business.
      A majority of our merchandise is manufactured outside of the United States, primarily in India and the Far East. As a result, political instability or other events resulting in the disruption of trade from the countries where our merchandise is manufactured or the imposition of additional regulations relating to, or duties upon, the merchandise we import could cause significant delays or interruptions in the supply of our merchandise or increase our costs, either of which could have a material adverse effect on our business. If we are forced to source merchandise from other countries, those goods may be more expensive or of a different or inferior quality from the merchandise we now sell. If we were unable to adequately replace the merchandise we currently source with merchandise produced elsewhere, our business, financial condition and results of operations could be adversely affected.

Our business could be significantly disrupted if we cannot retain or replace members of our management team.
      Our success depends to a significant degree upon the continued contributions of our executive officers and other key personnel, both individually and as a group. Our future performance will be substantially dependent on our ability to retain or replace our key personnel and the inability to retain or replace our key personnel could prevent us from executing our business strategy.

Labor conditions could adversely affect our results of operations.
      Our performance is dependent on attracting and retaining a large number of quality sales associates. Many of those sales associates are in entry level or part-time positions with historically high rates of turnover. Our ability to meet our labor needs while controlling costs is subject to external factors such as unemployment levels, prevailing wage rates, minimum wage legislation and changing demographics. Changes that adversely impact our ability to attract and retain quality sales associates could adversely affect our performance.

Inflation may adversely affect our business operations in the future.
      In recent years, we have experienced certain inflationary conditions in our cost base due primarily to (1) changes in foreign currency exchange rates that have reduced the purchasing power of the U.S. dollar and (2) increases in selling, general and administrative expenses, particularly with regard to employee benefits. Inflation can harm our margins and profitability if we are unable to increase prices or cut costs enough to offset the effects of inflation in our cost base. If inflation in these or other costs worsens, we cannot assure you that our attempts to offset the effects of inflation through control of expenses, passing cost increases to our customers or any other method will be successful. Any future inflation could adversely affect our business, financial condition and results of operations.

If we are unable to effectively market our business or if our advertising campaigns are ineffective, our revenues may decline and our results of operations could be adversely affected.
      We spend extensively on advertising and marketing. Our business depends on effective marketing to generate customer traffic in our stores. If our advertising and marketing efforts are not effective, our business, financial condition and results of operations could be negatively affected.

Failure to successfully maintain and update information technology systems and enhance existing systems may adversely affect our business.
      To keep pace with changing technology, we must continuously provide for the design and implementation of new information technology systems as well as enhancements of our existing systems. Any failure to adequately maintain and update the information technology systems supporting our sales operations or inventory control could prevent us from processing and delivering merchandise, which could adversely affect our business, financial condition and results of operations.

Our inability to protect our intellectual property rights or our infringement on the property rights of others could adversely affect our business.
      Our trademarks and trade names are important to our business and are generally sufficient to permit us to carry on our business as presently conducted. We cannot, however, know whether we will be able to secure protection for our intellectual property in the future or if that protection will be adequate for future operations. Further, we face the risk of ineffective protection of intellectual property rights in jurisdictions where we source and distribute our products. We also cannot be certain that our activities do not infringe on the proprietary rights of others. If we are compelled to prosecute infringing parties, defend our intellectual property or defend ourselves from intellectual property claims made by others, we may face significant expense and liability.

Tim Grumbacher beneficially owns shares of our capital stock giving him voting control over matters submitted to a vote of the shareholders, and he may take actions that conflict with the interests of our other shareholders and holders of our debt securities.
      Collectively, as of June 1, 2006, Tim Grumbacher, certain trusts for the benefit of members of Mr. Grumbacher’s family and The Grumbacher Family Foundation beneficially owned shares of our outstanding common stock (which is entitled to one vote per share) and shares of our Class A common stock (which is entitled to ten votes per share) representing, in the aggregate, approximately 63% of the votes eligible to be cast by shareholders in the election of directors and generally. Accordingly, Mr. Grumbacher has the power to control all matters requiring the approval of our shareholders, including the election of directors and the approval of mergers and other significant corporate transactions. The interests of Mr. Grumbacher and certain other stockholders may conflict with the interests of our other shareholders and holders of our debt securities.

Our business is subject to global economic and political conditions beyond our control.
      Global economic and political factors that are beyond our control influence our forecasts and directly affect our performance. These factors include interest rates, rates of economic growth, fiscal and monetary policies of governments, inflation, deflation, consumer credit availability, consumer debt levels, tax rates and policy, unemployment trends, terrorist threats and activities, worldwide military and domestic disturbances and conflicts, and other matters that influence consumer confidence and spending. Increasing volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude. Increases in interest rates would increase our financing costs.

Our actual results of operations may differ materially from the unaudited historical pro forma financial data included in this prospectus.
      The unaudited pro forma financial data in this prospectus are presented for illustrative purposes only and are not necessarily indicative of what our actual results of operations would have been had the Acquisition been completed on the dates indicated. The unaudited historical pro forma financial data in this prospectus do not give effect to the following:

•	Bon-Ton’s or NDSG’s results of operations or other transactions or developments since April 29, 2006;

•	the cost savings and one-time charges expected to result from the Acquisition; or

•	the effects of transactions or developments, including sales of stores or other assets, which may occur after the Acquisition.

      In addition, the unaudited historical pro forma financial data in this prospectus is based on the purchase price Bon-Ton paid for NDSG on the date of the Acquisition, which is subject to adjustments to working capital, certain unfunded employee benefit plan liabilities and certain other factors. Any such purchase price adjustments could have the effect of increasing or decreasing the purchase price for the Acquisition. Also, the preliminary purchase price allocation performed as of the date of the Acquisition is subject to the final fair value determination of certain assets and liabilities of NDSG. The foregoing matters and other factors could cause both our pro forma historical results of operations, and our actual future results of operations, to differ materially from those presented in the unaudited pro forma financial data in this prospectus.

Regulatory and litigation developments could adversely affect our results of operations.
      Various aspects of our operations are subject to federal, state or local laws, rules and regulations, any of which may change from time to time. Additionally, we are regularly involved in various litigation matters that arise in the ordinary course of business. Litigation or regulatory developments could adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS
      We will not receive any cash proceeds from the exchange offer. Because the exchange notes have substantially identical terms as the original notes, the issuance of the exchange notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement. The net proceeds from the offering of the original notes were approximately $496 million, after deducting the initial purchasers’ discount and certain offering expenses. We used the proceeds from the sale of the original notes, together with the proceeds of our new mortgage loan facility and borrowings under our new senior secured credit facility, to finance the Acquisition, repay our previous senior secured credit facility, and pay related fees and expenses.

CAPITALIZATION
      The following table sets forth our cash and cash equivalents and capitalization as of April 29, 2006. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Bon-Ton’s and NDSG’s audited consolidated financial statements and notes thereto and Bon-Ton’s unaudited consolidated financial statements and notes thereto included elsewhere in this prospectus.

April 29, 2006

(Dollars in
millions)
Cash and cash equivalents	$23.0

Long-term debt, including current maturities:
New senior secured credit facility(1)	416.7
New mortgage loan facility	252.4
Existing mortgage notes	17.7
Capital leases	72.9
10 1/4 % notes due 2014	510.0

Total debt	1,269.7
Total shareholders’ equity	283.0

Total capitalization	$1,552.7

(1)	Our new senior secured credit facility, which we entered into on March 6, 2006, provides for up to $1.0 billion of revolver borrowings, subject to calculated borrowing base restrictions. See “Description of Certain Debt.” As of April 29, 2006, we had $416.7 million of outstanding borrowings, outstanding letters of credit totaling $38.6 million, and approximately $182.6 million available for additional borrowing, under the most restrictive covenant, under the new senior secured credit facility.

SELECTED HISTORICAL FINANCIAL DATA FOR BON-TON
      Bon-Ton’s selected historical financial data presented in the table below for and as of the end of each of the last five fiscal years are derived from our audited consolidated financial statements. Bon-Ton’s selected historical financial data for the 13 weeks ended April 29, 2006 and April 30, 2005 and as of April 29, 2006 are derived from Bon-Ton’s unaudited consolidated financial statements and, in the opinion of its management, include all adjustments (consisting of normal recurring items) necessary for the fair presentation of the results of such periods. The table below should be read in conjunction with the audited consolidated financial statements for Bon-Ton and the notes thereto, the unaudited consolidated financial statements of Bon-Ton and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Bon-Ton” included elsewhere in this prospectus.

	13 Weeks Ended				Fiscal Year Ended

	April 29, 2006		April 30, 2005		Jan. 28, 2006		Jan. 29, 2005		Jan. 31, 2004		Feb. 1, 2003		Feb. 2, 2002

		%		%		%		%		%		%		%

	(In thousands except share, per share, percentages, comparable stores data and number of stores)
Statement of Operations Data(1)(2):
Net sales	$561,774	100.0	$262,533	100.0	$1,287,170	100.0	$1,310,372	100.0	$926,409	100.0	$713,230	100.0	$721,777	100.0
Other income	14,813	2.6	2,158	0.8	20,425	1.6	9,251	0.7	5,917	0.6	3,805	0.5	3,621	0.5
Gross profit	210,194	37.4	95,118	36.2	464,999	36.1	479,958	36.6	335,153	36.2	261,158	36.6	260,797	36.1
Selling, general and administrative expenses	199,780	35.6	94,664	36.1	407,145	31.6	415,921	31.7	273,426	29.5	217,375	30.5	222,738	30.9
Depreciation and amortization	19,216	3.4	6,433	2.5	28,084	2.2	27,809	2.1	25,634	2.8	22,783	3.2	21,373	3.0
Income (loss) from operations	6,011	1.1	(3,821)	(1.5)	50,195	3.9	45,479	3.5	42,010	4.5	24,805	3.5	20,307	2.8
Interest expense, net	23,868	4.2	3,306	1.3	12,052	0.9	13,437	1.0	9,049	1.0	9,436	1.3	10,265	1.4
Income (loss) before taxes	(17,857)	(3.2)	(7,127)	(2.7)	38,143	3.0	32,042	2.4	32,961	3.6	15,369	2.2	10,042	1.4
Income tax provision (benefit)	(7,022)	(1.2)	(2,715)	(1.0)	12,129	0.9	11,880	0.9	12,360	1.3	5,764	0.8	3,816	0.5
Net income (loss)	(10,835)	(1.9)	(4,412)	(1.7)	26,014	2.0	20,162	1.5	20,601	2.2	9,605	1.3	6,226	0.9
Per share amounts
Basic:
Net income (loss)	$(0.66)		$(0.27)		$1.61		$1.27		$1.36		$0.63		$0.41
Weighted average shares outstanding	16,389,962		16,122,555		16,204,414		15,918,650		15,161,406		15,192,471		15,200,154
Diluted:
Net income (loss)	$(0.66)		$(0.27)		$1.57		$1.24		$1.33		$0.62		$0.41
Weighted average shares outstanding	16,389,962		16,122,555		16,518,268		16,253,254		15,508,560		15,394,231		15,214,145
Cash dividends declared per share	$0.025		$0.025		$0.100		$0.100		$0.075		$—		$—
Balance Sheet Data (at end of period)(2):
Working capital	$416,624		$291,653		$150,857		$251,122		$221,497		$127,618		$115,623
Total assets	2,067,353		663,713		553,605		646,156		629,900		400,817		405,921
Long-term debt, including capital leases	1,262,399		218,153		42,515		178,355		171,716		64,662		67,929
Total debt(3)	1,269,714		219,750		43,550		180,163		174,626		65,627		68,807
Shareholders’ equity	282,969		259,299		292,094		262,557		239,484		212,346		203,261
Selected Operating Data:
Total sales change	114.0%		(1.0)%		(1.8)%		41.4%		29.9%		(1.2)%		(3.7)%
Comparable stores sales change(4)	(2.9)%		(0.6)%		(1.6)%		0.9%		(2.0)%		(1.2)%		(3.3)%
Comparable stores data(4):
Sales per selling square foot	$26		$26		$128		$135		$132		$133		$134
Selling square footage	9,775,000		10,069,000		10,069,000		5,155,000		5,278,000		5,382,000		5,339,000
Capital expenditures	$15,220		$2,695		$29,179		$31,523		$20,257		$14,806		$15,550
Number of stores:
Beginning of period	137		141		141		142		72		73		73
Additions(5)	142		—		—		—		70		—		—
Closings	—		—		(4)		(1)		—		(1)		—
End of period	279		141		137		141		142		72		73
Ratio of earnings to fixed charges(6)(7)	0.33		(0.24)		2.69		2.38		3.19		2.13		1.67
Pro forma ratio of earnings to fixed charges(6)(8)	(0.03)		N/A		1.28		N/A		N/A		N/A		N/A

(1)	Fiscal 2003 includes operations of Elder-Beerman for the period from October 24, 2003 through January 31, 2004. The 13 weeks ended April 29, 2006 include operations of NDSG from March 5, 2006 through April 29, 2006.

(2)	Certain prior period balances have been reclassified to conform to the current period presentation. These reclassifications did not impact the Company’s net income for any of the periods presented.

(3)	Total debt is defined as long-term debt plus current maturities of long-term debt, and long-term and current obligations under capital leases.

(4)	Comparable stores data (sales change, sales per selling square foot and selling square footage) reflects stores open for the entire current and prior fiscal year. The 13 weeks ended April 29, 2006 and April 30, 2005 and fiscal 2005 comparable stores data includes stores of The Elder-Beerman Stores Corp.

(5)	Includes the addition of 142 NDSG stores pursuant to the Acquisition during the 13 weeks ended April 29, 2006, and 69 stores pursuant to the acquisition of Elder-Beerman during fiscal 2003.

(6)	For the purpose of computing the SEC’s ratio of earnings to fixed charges, “earnings” means the sum of (a) income before taxes, (b) interest expense related to debt, (c) amortization of debt discount and (d) an estimate of the interest within rental expense, and “fixed charges” means the sum of (a) interest expense related to debt, (b) amortization of debt discount and (c) an estimate of the interest within rental expense.

(7)	In order to achieve a ratio of 1.00, additional income before taxes of $17,857 and $7,127 would be required for the 13 weeks ended April 29, 2006 and April 30, 2005, respectively.

(8)	Assumes the Transactions were consummated on January 29, 2006 and January 30, 2005 for the 13 weeks ended April 29, 2006 and fiscal year ended January 28, 2006, respectively. In order to achieve a ratio of 1.00 for the pro forma 13 weeks ended April 29, 2006, additional income before taxes of $33,500 would be required.

SELECTED HISTORICAL FINANCIAL DATA FOR NDSG
      The consolidated financial data for NDSG for and as of the end of each of the four years ended January 28, 2006 are derived from NDSG’s audited consolidated financial statements. This information is only a summary and should be read in conjunction with the consolidated financial statements for NDSG and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — NDSG” included elsewhere in this prospectus.

	Fiscal Year Ended(1)

	Jan. 28	Jan. 29,	Jan. 31,	Feb. 1,
	2006	2005	2004	2003

	(Dollars in thousands)
Statement of Operations Data:
Net sales	$2,168,237	$2,162,673	$2,142,466	$2,153,109
Cost of sales (excluding depreciation and amortization)	1,345,961	1,354,363	1,336,088	1,358,273

Gross margin	822,276	808,310	806,378	794,836

Selling, general and administrative expenses	534,537	523,110	512,813	488,746
Other operating expenses:
Property and equipment rentals	57,790	59,565	62,037	62,852
Depreciation and amortization	65,650	61,910	58,566	55,030
Taxes other than income taxes	55,323	55,311	53,144	54,854
Store pre-opening costs	1,528	1,090	2,060	1,282
Impairments and dispositions	807	6,346	(2,792)	7,325
Integration charges	—	—	(46)	9,983

Operating income	106,641	100,978	120,596	114,764
Interest expense on capital lease obligations	8,455	8,442	8,538	8,779

Income before provision for income taxes	98,186	92,536	112,058	105,985
Provision for income taxes	39,951	37,334	46,140	43,001

Net income	$58,235	$55,202	$65,918	$62,984

Other Financial Data:
Net cash provided by (used in):
Operating activities	$214,477	$130,147	$74,205	$135,568
Investing activities	(58,888)	(63,871)	(57,478)	(34,420)
Financing activities	(155,828)	(65,978)	(16,791)	(101,094)
Capital expenditures	58,888	68,490	69,894	35,931
Balance Sheet Data (at end of period):
Cash and cash equivalents	$3,088	$3,327	$3,029	$3,093
Working capital	238,968	338,317	357,225	341,162
Total assets	1,150,245	1,242,601	1,220,710	1,263,922
Long-term obligations(2)	34,645	33,803	33,795	33,790
Store Operating Data:
Number of stores	142	144	146	148
Comparable store sales change	1.1%	0.9%	(1.0)%	(1.0)%

(1)	All fiscal years include 52 weeks.

(2)	Long-term obligations is defined as long-term debt plus current maturities of long-term debt, and long-term and current obligations under capital leases.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
      The following unaudited pro forma consolidated financial data give effect to the Transactions as if they had occurred on the dates indicated below and after giving effect to the pro forma adjustments. The Unaudited Pro Forma Consolidated Statement of Operations for the fiscal quarter ended April 29, 2006 has been derived from Bon-Ton’s unaudited statement of operations for the first quarter of fiscal 2006 and NDSG’s unaudited financial records for the period from January 29, 2006 to March 4, 2006, and gives effect to the consummation of the Transactions, as if they occurred on January 29, 2006. The Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended January 28, 2006 has been derived from Bon-Ton’s and NDSG’s audited statements of income for the fiscal year ended January 28, 2006, and gives effect to the consummation of the Transactions, as if they occurred on January 30, 2005.
      The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma results of operations are not necessarily indicative of the results of operations that would have been achieved had the transactions reflected therein been consummated on the date indicated or that will be achieved in the future. The unaudited pro forma consolidated financial data are based on preliminary estimates and assumptions set forth in the accompanying notes. Pro forma adjustments are necessary to reflect the estimated purchase price and to adjust amounts related to NDSG’s assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the changes in depreciation and amortization expense resulting from fair value adjustments to assets, interest expense due to the new debt structure, and the taxation of NDSG’s income as a result of the Transactions, as well as the effects related to such pro forma adjustments.
      The pro forma adjustments and allocation of purchase price are preliminary and are based on our estimates of the fair value of the assets acquired and liabilities assumed in connection with the Acquisition. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of NDSG that existed as of the date of the completion of the Acquisition. Any final adjustments may materially change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a significant change to the unaudited pro forma consolidated financial data.
      The unaudited pro forma consolidated financial data should be read in conjunction with “Selected Historical Financial Data for Bon-Ton,” “Selected Historical Financial Data for NDSG,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Bon-Ton’s and NDSG’s audited consolidated financial statements and notes thereto and Bon-Ton’s unaudited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

THE BON-TON STORES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the 13 Weeks Ended April 29, 2006

	Historical	Pre-Acquisition	Pro Forma		Company
	Bon-Ton(a)	NDSG(b)	Adjustments(c)		Pro Forma

	(In thousands except share and per share data)
Net sales	$561,774	$181,607	$—		$743,381
Other income	14,813	1,027	—		15,840

Total	576,587	182,634	—		759,221

Costs and Expenses:
Costs of merchandise sold	351,580	132,654	—		484,234
Selling, general and administrative	199,780	58,841	(4,405	)(d)	254,216
Depreciation and amortization	19,216	6,177	1,443	(e)	26,836

Income (loss) from operations	6,011	(15,038)	2,962		(6,065)
Interest expense, net	23,868	751	2,816	(f)	27,435

Income (loss) before income taxes	(17,857)	(15,789)	146		(33,500)
Income tax provision (benefit)	(7,022)	(6,205)	57	(g)	(13,170)

Net income (loss)	$(10,835)	$(9,584)	$89		$(20,330)

Per share amounts —
Basic:
Net loss	$(0.66)	N/A	N/A		$(1.24)

Weighted average shares outstanding	16,389,962	N/A	N/A		16,389,962

Diluted:
Net loss	$(0.66)	N/A	N/A		$(1.24)

Weighted average shares outstanding	16,389,962	N/A	N/A		16,389,962

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the 13 Weeks Ended April 29, 2006
(dollars in thousands)
(a) Historical Bon-Ton includes the post acquisition results of operations for NDSG for the period from March 5, 2006 to April 29, 2006.
(b) Pre-Acquisition NDSG represents the estimated results of operations for NDSG for the period from January 29, 2006 to March 4, 2006.
(c) The Unaudited Pro Forma Consolidated Statement of Operations excludes Bon-Ton’s estimated severance and other costs of $11,000, commitment fee costs of $4,500 related to a bridge loan, and the elimination of Bon-Ton’s deferred financing fees of $2,319 related to its existing senior secured credit facility, which are nonrecurring items directly attributable to the Acquisition. See notes (d) and (f) below for the pro forma adjustments to remove the nonrecurring charges directly attributable to the Acquisition which are reflected in the Historical Bon-Ton results.
(d) Selling, general and administrative

Removal of a nonrecurring charge included in the Historical Bon-Ton results for severance and other costs which are directly related to the Acquisition	$(4,405)

(e)	Depreciation and amortization
      Represents an increase in depreciation and amortization expense resulting from the preliminary estimate of the adjustment to NDSG’s property, fixtures and equipment and identifiable intangible assets. The increase in depreciation and amortization expense for the pre-acquisition period from January 29, 2006 to March 4, 2006 has been estimated as follows:

			Additional	Additional
		Estimated	Annual	Pre-Acquisition
	Increase in	Remaining	Depreciation/	Depreciation/
	Value	Useful Life	Amortization	Amortization

Buildings and improvements	$167,000	20 years	$8,350	$803
Computer software	13,000	5 years	2,600	250
Customer relationships intangible asset	5,000	7 years	714	69
Favorable leases intangible asset	40,000	12 years	3,333	321

Additional expense			$14,997	$1,443

      The unaudited pro forma consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma consolidated financial statements. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact the amount of annual amortization expense. The following table shows the effect on pro forma net income for every $10,000 of purchase price allocated to property and equipment and amortizing intangible assets at a range of weighted-average useful lives:

	Annual
	Depreciation/	Annual Net
Weighted-Average Useful Life	Amortization	income

Five years	$2,000	$(1,200)
Ten years	1,000	(600)
Twenty years	500	(300)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS — (Continued)
For the 13 Weeks Ended April 29, 2006
(dollars in thousands)

(f)	Interest expense, net

Estimated decrease in interest expense resulting from the adjustment of NDSG’s obligations under capital leases to fair value for the pre-acquisition period from January 29, 2006 to March 4, 2006	$(205)
Estimated increase in interest expense as a result of the additional financing required to fund the Acquisition for the pre-acquisition period from January 29, 2006 to March 4, 2006	9,840
Removal of a nonrecurring charge included in Historical Bon-Ton related to Bon-Ton’s write-off of deferred financing fees associated with its previous revolving credit facility, which is directly related to the Acquisition	(2,319)
Removal of a nonrecurring charge included in Historical Bon-Ton related to Bon-Ton’s write-off of commitment fees associated with a bridge loan directly related to the Acquisition	(4,500)

$2,816

(g) Income tax provision (benefit)

Aggregate pro forma income tax effect (39.3%)	$57

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Fiscal Year Ended January 28, 2006

	Historical	Historical	Pro Forma		Company
	Bon-Ton	NDSG	Adjustments(a)		Pro Forma

	(Dollars in thousands, except per share data)
Net sales	$1,287,170	$2,168,237	$(10,688	)(b)	$3,444,719
Other income	20,425	—	10,688	(b)	31,113

Total	1,307,595	2,168,237	—		3,475,832

Costs and Expenses:
Costs of merchandise sold	822,171	1,345,961	(18,661	)(b)	2,149,471
Selling, general and administrative	407,145	649,985	18,661	(b)	1,075,791
Depreciation and amortization	28,084	65,650	14,997	(c)	108,731

Income from operations	50,195	106,641	(14,997)		141,839
Interest expense, net	12,052	8,455	86,203	(d)	106,710

Income before income taxes	38,143	98,186	(101,200)		35,129
Income tax provision	12,129	39,951	(40,480	)(e)	11,600

Net income	$26,014	$58,235	$(60,720)		$23,529

Per share amounts —
Basic:
Net income	$1.61				$1.45

Weighted average shares outstanding	16,204,414				16,204,414

Diluted:
Net income	$1.57				$1.42

Weighted average shares outstanding	16,518,268				16,518,268

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands)
(a) The Unaudited Pro Forma Consolidated Statement of Operations excludes Bon-Ton’s estimated severance and other relocation costs of $11,000, the commitment fee costs of $4,500 related to a bridge loan, and the elimination of Bon-Ton’s deferred financing fees of $2,478 related to its existing senior secured credit facility, which are nonrecurring items directly attributable to the transaction.
(b) Certain reclassifications have been reflected as pro forma adjustments to conform the historical NDSG presentation to the presentation used by Bon-Ton in the Unaudited Pro Forma Consolidated Statements of Operations. NDSG’s historical leased department revenue was reclassified from net sales to other income, and buying costs were reclassified from costs of merchandise sold to selling, general and administrative.

(c)	Depreciation and amortization
      Represents an increase in depreciation and amortization expense resulting from the preliminary estimate of the adjustment to NDSG’s property, fixtures and equipment and identifiable intangible assets based on the adjustment of such assets fair value as discussed in the Notes to the Unaudited Pro Forma Consolidated Balance Sheet. The increase in depreciation and amortization expense has been estimated as follows:

		Estimated	Additional
	Increase in	Remaining	Depreciation/
	Value	Useful Life	Amortization

Buildings and improvements	$167,000	20 years	$8,350
Computer software	13,000	5 years	2,600
Customer relationships intangible asset	5,000	7 years	714
Favorable leases intangible asset	40,000	12 years	3,333

Additional expense			$14,997

      The unaudited pro forma consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma consolidated financial statements. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact the amount of annual amortization expense. The following table shows the effect on pro forma net income for every $10,000 of purchase price allocated to property, fixtures and equipment and amortizing intangible assets at a range of weighted-average useful lives:

	Annual	Annual
	Depreciation/	Net
Weighted-Average Useful Life	Amortization	Income

Five years	$2,000	$(1,200)
Ten years	1,000	(600)
Twenty years	500	(300)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS — (Continued)
(dollars in thousands)

(d)	Interest expense, net

Estimated decrease in interest expense resulting from the adjustment of NDSG’s obligations under capital leases to fair value	$(1,664)
Estimated increase in interest expense as a result of the additional financing required to fund the Acquisition	87,867

$86,203

(e) Income tax provision

Aggregate pro forma income tax effect (40%)	$(40,480)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the respective financial statements of Bon-Ton and NDSG and the accompanying notes contained therein, each included elsewhere in this prospectus.
Bon-Ton
      For purposes of “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Bon-Ton,” the terms “Bon-Ton,” “we,” “our,” and “us” refer to The Bon-Ton Stores, Inc. and its subsidiaries, but, for the purposes of full fiscal year comparisons and any time prior to the Acquisition, do not include NDSG, which we sometimes refer to as Carson’s, or otherwise give effect to the Transactions.
Overview
      Bon-Ton was founded in 1898 and, with the acquisition of NDSG, is a leading regional department store operator in terms of sales in the United States, offering a broad assortment of brand-name fashion apparel and accessories for women, men and children as well as cosmetics, home furnishings and other goods. At January 28, 2006, Bon-Ton operated 137 stores in mid-sized markets in 16 Northeastern and Midwestern states under the “Bon-Ton” and “Elder-Beerman” nameplates that encompass a total of approximately 12 million gross square feet. We believe that Bon-Ton’s stores hold the #1 or #2 market position among department stores in most of the markets in which it operates. Bon-Ton had net sales of $1.3 billion in fiscal 2005.
      Effective March 5, 2006, pursuant to the October 29, 2005 purchase agreement with Saks, Bon-Ton completed its acquisition of all of the outstanding securities of two subsidiaries of Saks that are solely related to the business of owning and operating the 142 retail department stores that comprised NDSG and operated under the names “Carson Pirie Scott,” “Younkers,” “Herberger’s,” “Boston Store” and “Bergner’s.” The stores are located in twelve states in the Midwest and upper Great Plains regions. Under the terms of the purchase agreement, Bon-Ton paid approximately $1.05 billion in cash for NDSG. The purchase price remains subject to certain post-closing adjustments. NDSG’s stores encompass a total of approximately 15 million gross square feet in mid-sized and metropolitan markets. We believe that NDSG’s stores hold the #1 or #2 market position among department stores in most of the markets in which they operate. NDSG had net sales of $2.2 billion in fiscal 2005.
      To finance the acquisition and the related refinancing of Bon-Ton’s previous revolving credit facility, we entered into a new revolving credit facility which provides for up to $1.0 billion in borrowings, issued $510.0 million in senior unsecured notes, and entered into a new mortgage loan facility in the aggregate principal amount of approximately $260.0 million.
      After the acquisition of NDSG, we are now a leading regional department store operator in the United States, in terms of sales, with 278 stores that encompass a total of approximately 27 million gross square feet across the Northeastern, Midwestern and Great Plains states. We believe that the acquisition will enhance our product offerings, strengthen our vendor and customer relationships and increase our profitability. Our scale will make us an important distribution channel for leading merchandise vendors and will enhance our ability to offer our customers nationally distributed brands and exclusive merchandise. Furthermore, we believe that we will continue to enjoy the #1 or #2 market position among department stores in most of the markets in which we operate.
      We compete in the department store segment of the U.S. retail industry. Department stores have historically dominated apparel and accessories retailing, occupying a cornerstone in the U.S. retail landscape for more than 100 years. Over time, department stores have evolved from single unit, family owned, urban locations to regional and national chains serving communities of all sizes. The department store industry continues to evolve in response to ongoing consolidation among apparel and accessory vendors as well as the evolution of competitive retail formats — mass merchandisers, national chain retailers, specialty retailers and online retailers. Our segment of the retail industry is highly competitive, and we anticipate that competitive pressures and challenges will continue in the foreseeable future.
Results Of Operations
      The following table summarizes changes in Bon-Ton’s selected operating indicators, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	Thirteen Weeks
	Ended		Fiscal Year Ended

	April 29,	April 30,	Jan 28,	Jan 29,	Jan 31,
	2006	2005	2006	2005	2004

Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Other income	2.6	0.8	1.6	0.7	0.6

	102.6	100.8	101.6	100.7	100.6

Costs and expenses:
Costs of merchandise sold	62.6	63.8	63.9	63.4	63.8
Selling, general and administrative	35.6	36.1	31.6	31.7	29.5
Depreciation and amortization	3.4	2.5	2.2	2.1	2.8

Income (loss) from operations	1.1	(1.5)	3.9	3.5	4.5
Interest expense, net	4.2	1.3	0.9	1.0	1.0

Income (loss) before income taxes	(3.2)	(2.7)	3.0	2.4	3.6
Income tax provision (benefit)	(1.2)	(1.0)	0.9	0.9	1.3

Net income (loss)	(1.9)%	(1.7)%	2.0%	1.5%	2.2%

Thirteen Weeks Ended April 29, 2006 Compared To Thirteen Weeks Ended April 30, 2005
      Net sales: Net sales for the first quarter of fiscal 2006 were $561.8 million as compared to $262.5 million for the first quarter of fiscal 2005. Sales in the first quarter of fiscal 2006 include $311.3 million from Carson’s for the period March 5, 2006 through April 29, 2006. Comparable store sales decreased 2.9%. Sales for Carson’s stores are not included in our reported comparable store sales, therefore, the following comparable store sales are provided for informational purposes only: for the period from March 5, 2006 through April 29, 2006, Carson’s comparable store sales increased 1.7% over the prior year period.
      The best performing merchandise categories in the comparable stores in the first quarter of fiscal 2006 were Ladies’ Special Sizes (included in Women’s Clothing) and Shoes. The performance in Ladies’ Special Sizes reflects our increased emphasis and corresponding inventory investment. Shoe sales increased as customers continued to respond favorably to our offerings in moderately priced branded casual footwear. The poorest performing merchandise categories in the first quarter of fiscal 2006 were Dresses and Coats (both included in Women’s Clothing), Accessories and Men’s. Dresses and Coats sales have been trending down and, consequently, we reduced our inventory investment in these areas. Accessories sales reflected the lack of clearance merchandise as compared to the prior year. Sales in Men’s clothing were impacted by the lack of customer demand for traditional business attire.
      Other income: Other income was $14.8 million, or 2.6% of net sales, in the first quarter of fiscal 2006 compared to $2.2 million, or 0.8% of net sales, in the first quarter of fiscal 2005. The increase was primarily due to the program revenue received in the first quarter of 2006 under the credit card program agreement with HSBC Bank Nevada, N.A.

      Costs and expenses: Gross margin was $210.2 million for the first quarter of fiscal 2006 compared to $95.1 million for the first quarter of fiscal 2005, an increase of $115.1 million. The increase in gross margin dollars for the first quarter of fiscal 2006 as compared to the first quarter of fiscal 2005 reflects the addition of the Carson’s stores, partially offset by lower sales volume and a reduced gross margin rate for the comparable stores. Gross margin as a percentage of net sales increased 1.2 percentage points to 37.4% for the first quarter of fiscal 2006 from 36.2% for the same period last year. The increase in gross margin rate primarily reflects the addition of the Carson’s stores at a rate higher than historical Bon-Ton performance, partially offset by the increased net markdown rate for the comparable stores.
      Selling, general and administrative expenses for the first quarter of fiscal 2006 were $199.8 million compared to $94.7 million for the first quarter of fiscal 2005, reflecting an increase of $105.1 million. Selling, general and administrative expenses increased due to the addition of the Carson’s stores and integration expenses, partially offset by reductions for closed stores. Integration expenses, net of cost savings, approximated $4.1 million and included a charge of $3.4 million for severance and relocation. The current year expense rate decreased 0.5 percentage point to 35.6% of net sales, compared to 36.1% for the same period last year.
      Depreciation and amortization expense in the first quarter of fiscal 2006 was $19.2 million, an increase of $12.8 million compared to the $6.4 million expense in the first quarter of fiscal 2005, primarily reflecting the addition of Carson’s depreciation and amortization from the preliminary purchase accounting for the acquired Carson’s operations.
      Income (loss) from operations: Income from operations in the first quarter of fiscal 2006 was $6.0 million, or 1.1% of net sales, compared to a loss of $3.8 million, or 1.5% of net sales, in the first quarter of fiscal 2005.
      Interest expense, net: Net interest expense was $23.9 million, or 4.2% of net sales, in the first quarter of fiscal 2006 compared to $3.3 million, or 1.3% of net sales, in the first quarter of fiscal 2005. The $20.6 million net increase is principally due to the increased debt required to fund the acquisition of Carson’s. In addition, in the first quarter of fiscal 2006, we recorded charges of $2.3 million for the write-off of fees associated with our previous credit agreement and $4.5 million for fees associated with a bridge facility required in connection with the financing for the acquisition of Carson’s.
      Income tax benefit: The tax rate of 39.3% in the first quarter of fiscal 2006 was 1.2 percentage points higher than the rate of 38.1% in the first quarter of fiscal 2005. The increase principally reflects the impact of the Carson’s operations on our state effective tax rate.
      Net loss: Net loss in the first quarter of fiscal 2006 was $10.8 million, or 1.9% of net sales, compared to a net loss of $4.4 million, or 1.7% of net sales, in the first quarter of fiscal 2005.

Fiscal 2005 Compared to Fiscal 2004
      Net sales for fiscal 2005 were $1,287.2 million as compared to $1,310.4 million in fiscal 2004, a decrease of 1.8%. Comparable store net sales for fiscal 2005 decreased 1.6%. The comparable store net sales decline was the result of several factors including, among others:

•	Sales of discontinued merchandise in fiscal 2004, which reflected the realignment of non-common assortments during the integration of Elder-Beerman and Bon-Ton. These goods generated clearance sales of approximately $31.0 million in fiscal 2004.

•	Unseasonably cold weather in the spring season and warm weather in the third quarter within Bon-Ton’s operating regions, which negatively affected apparel sales in fiscal 2005.

•	The general retail environment in fiscal 2005, reflecting lack of consumer confidence and concerns related to higher gas and heating costs.
      On July 8, 2005, HSBC purchased the Bon-Ton proprietary credit card accounts and the related outstanding balances associated with those accounts (we refer to this transaction as the “Credit Card Sale”). In connection with the Credit Card Sale, Bon-Ton recorded pre-tax charges of $2.3 million in fiscal 2005, representing a loss on the sale, costs associated with involuntary termination benefits and contract terminations, and accelerated depreciation. A portion of the proceeds from the sale, $230.2 million, was used to terminate Bon-Ton’s accounts receivable securitization program; the remaining proceeds of $85.2 million were used to reduce outstanding borrowings under Bon-Ton’s revolving credit facility. In connection with the sale, Bon-Ton entered into two agreements with HSBC: an Interim Servicing Agreement (the “ISA”) and a Credit Card Program Agreement (the “CCPA”). Under the terms of the ISA, Bon-Ton continued to service the credit card receivables from July 8, 2005 through October 31, 2005, for which Bon-Ton was compensated. The CCPA sets forth the terms and conditions under which HSBC will issue credit cards to Bon-Ton’s customers. Under the CCPA, Bon-Ton is paid a percentage of net credit sales for credit card sales generated after July 7, 2005. The CCPA has a term of seven years and is cancelable earlier by either party under certain circumstances.
      On September 20, 2005, Bon-Ton announced several real estate initiatives, which included the expansion of three stores; the relocation of two stores; and the closing of two stores in the Syracuse, New York market and one store in Lebanon, Pennsylvania. In addition, on November 16, 2005 Bon-Ton announced the closing of its Walden Galleria store in Buffalo, New York. All four store closings were effective January 28, 2006. In connection with these closings, Bon-Ton recorded a pre-tax charge of $2.4 million, representing costs associated with involuntary termination benefits, a lease termination and accelerated depreciation expense.
      Net sales: Net sales were $1,287.2 million for fiscal 2005, a decrease of $23.2 million, or 1.8%, as compared to fiscal 2004. Comparable store sales decreased 1.6% in fiscal 2005. The best performing merchandise categories in fiscal 2005 were Women’s Special Size (included in Women’s Apparel), Footwear, Home and Intimate Apparel. Sales for Women’s Special Size reflect increased inventory, added space in stores and increased advertising exposure. Footwear sales increased as customers responded favorably to Bon-Ton’s focus on maximizing key casual vendors, store intensifications and increased advertising exposure. The Home sales increase resulted from key item maximization in soft home and new product offerings in hard home. Intimate Apparel sales benefited from a narrowed assortment that ensured size availability in the foundation area. The poorest performing merchandise categories in fiscal 2005 were Dresses and Coats (included in Women’s Apparel) and Juniors’ Apparel. Apparel sales in fiscal 2005 were hampered by unseasonably cold weather during the spring season and unseasonably warm weather in the third quarter.
      Other income: Other income, which includes income from program revenue under the CCPA, leased departments and other customer revenues, increased $11.2 million in fiscal 2005 over fiscal 2004 primarily because of the revenue received under the CCPA in the fourth quarter of fiscal 2005. After the July 8, 2005 Credit Card Sale, Bon-Ton continued to service the credit card receivables through October 31, 2005; proceeds earned pursuant to the CCPA during this period were recorded within selling, general and administrative expense.
      Costs and expenses: Gross margin dollars for fiscal 2005 decreased $15.0 million, or 3.1%, as compared to fiscal 2004, reflecting lower sales volume and a reduced gross margin rate. Gross margin as a percentage of net sales was 36.1% in fiscal 2005, a decrease of 0.5 percentage point from 36.6% in fiscal 2004. The decrease in gross margin rate reflects a decreased markup rate and higher shrinkage partially offset by a lower markdown rate.
      Selling, general and administrative expenses for fiscal 2005 were $407.1 million, or 31.6% of net sales, compared to $415.9 million, or 31.7% of net sales, in fiscal 2004. The decrease reflects reduced integration expenses and store payroll, partially offset by increased advertising expenses.
      Depreciation and amortization increased $0.3 million, to $28.1 million, in fiscal 2005 from $27.8 million in fiscal 2004. In fiscal 2005, Bon-Ton recognized approximately $0.9 million of accelerated charges on software associated with Bon-Ton’s credit operation. In fiscal 2004, Bon-Ton recorded asset impairment charges on the long-lived assets of certain stores of $0.9 million and a $0.5 million cumulative charge pursuant to a review of its historical lease accounting.

      Income from operations: Income from operations in fiscal 2005 was $50.2 million, or 3.9% of net sales, compared to $45.5 million, or 3.5% of net sales, in fiscal 2004.
      Interest expense, net: Net interest expense in fiscal 2005 decreased $1.4 million to $12.1 million, or 0.9% of net sales, from $13.4 million, or 1.0% of net sales, in fiscal 2004. Interest expense was positively impacted by a reduction in long-term debt as a result of applying the proceeds from the Credit Card Sale, partially offset by an increase in interest rates.
      Income taxes: The effective tax rate for fiscal 2005 was 31.8% compared to 37.1% for fiscal 2004. Included in the provision for fiscal 2005 was an income tax benefit adjustment of approximately $2.2 million principally associated with a net reduction of the income tax valuation allowances that were established in connection with the October 2003 purchase of Elder-Beerman.
      Net income: Net income in fiscal 2005 was $26.0 million, or 2.0% of net sales, compared to $20.2 million, or 1.5% of net sales, in fiscal 2004.

Fiscal 2004 Compared to Fiscal 2003
      In October 2003, Bon-Ton added sixty-seven department stores and two furniture stores as a result of its acquisition of Elder-Beerman. Bon-Ton’s consolidated balance sheet and consolidated statement of income for fiscal 2003 include Elder-Beerman operations for the period from October 24, 2003 through January 31, 2004. Bon-Ton believes that the fiscal 2003 operating results are not comparable to results for fiscal 2004 because of the timing of the Elder-Beerman acquisition. Specifically, Bon-Ton included Elder-Beerman’s most profitable quarter in the fiscal 2003 operating results without having to recognize the first three quarters of the year, which traditionally reflect a net loss.
      Net sales: Net sales were $1,310.4 million for fiscal 2004, an increase of $384.0 million, or 41.4%, compared to fiscal 2003. Net sales include $607.0 million and $229.9 million from Elder-Beerman operations for fiscal 2004 and for the period from October 24, 2003 through January 31, 2004, respectively. Comparable store sales, which exclude the impact of Elder-Beerman, increased 0.9% in fiscal 2004. Merchandise departments recording comparable store sales increases were Home, Misses Sportswear (included in Women’s Apparel), Footwear, Accessories, and Cosmetics. Home sales significantly increased because of the opening of five furniture galleries in fiscal 2004 and adopting Elder-Beerman’s practice of item intensification. Increased sales in Misses Sportswear reflect a positive customer response to improved fashion offerings. Footwear sales increased as customers responded favorably to an open-selling layout in the stores, which was initiated in fiscal 2003 and finalized in fiscal 2004. The Accessories sales increase was driven by growth in our private label costume jewelry and cold weather fashion items. Cosmetics benefited from the new product launch of the anti-aging cream Strivectin. Merchandise categories reflecting the sharpest declines were Juniors’ Apparel, Children’s Apparel, Men’s Apparel, and Dresses, Petites and Coats (included in Women’s Apparel).
      Elder-Beerman sales were not included in comparable store sales. For informational purposes only, Elder-Beerman comparable store sales for the fifty-two weeks ended January 31, 2004 decreased 2.4%. On a pro forma combined basis, Bon-Ton and Elder-Beerman comparable store sales for fiscal 2004 decreased 0.6%.
      Other income: Other income, which contains net income from leased departments and other customer revenues, increased $3.3 million in fiscal 2004 over fiscal 2003 primarily due to the impact of Elder-Beerman leased departments and expanded furniture operations.
      Costs and expenses: Gross margin dollars for fiscal 2004 increased $144.8 million, or 43.2%, over fiscal 2003, primarily due to the addition of Elder-Beerman operations. Gross margin as a percentage of net sales was 36.6% in fiscal 2004, an increase of 0.4 percentage point from 36.2% in fiscal 2003. The increase in gross margin rate primarily reflects an increased markup rate.
      Selling, general and administrative expenses for fiscal 2004 were $415.9 million, or 31.7% of net sales, compared to $273.4 million, or 29.5% of net sales, in fiscal 2003. This increase was largely due to an additional $118.7 million from Elder-Beerman operations. Increases in integration expenses, advertising expenses, accounts receivable facility expenses, store closing expenses and a prior year gain on the sale of the Harrisburg distribution center were partially offset by a decrease in store payroll expenses and an increase in securitization income.
      Depreciation and amortization increased $2.2 million, to $27.8 million, in fiscal 2004 from $25.6 million in fiscal 2003. The increase principally reflects the impact of Elder-Beerman depreciation and amortization of $3.7 million, asset impairment charges on long-lived assets of certain stores of $0.9 million and a $0.5 million cumulative charge pursuant to a review of Bon-Ton’s historical lease accounting. In fiscal 2003, Bon-Ton recorded a charge of $2.4 million for the write-off of duplicate information systems software due to the acquisition of Elder-Beerman. Additionally, Bon-Ton recognized approximately $0.8 million of impairment charges on the long-lived assets of certain stores during fiscal 2003.
      Income from operations: Income from operations in fiscal 2004 was $45.5 million, or 3.5% of net sales, compared to $42.0 million, or 4.5% of net sales, in fiscal 2003.
      Interest expense, net: Net interest expense in fiscal 2004 increased $4.4 million to $13.4 million, or 1.0% of net sales, from $9.0 million, or 1.0% of net sales, in fiscal 2003. The increase in net interest expense was primarily due to increased borrowings and financing fees on the revolving credit agreement to finance the Elder-Beerman acquisition.
      Income taxes: The effective tax rate for fiscal 2004 was 37.1% compared to 37.5% for fiscal 2003.
      Net income: Net income in fiscal 2004 was $20.2 million, or 1.5% of net sales, compared to $20.6 million, or 2.2% of net sales, in fiscal 2003.
Seasonality and Inflation
      Bon-Ton’s business, like that of most retailers, is subject to seasonal fluctuations, with the major portion of sales and income realized during the second half of each fiscal year, which includes back-to-school and the holiday season. Due to the fixed nature of certain costs, selling, general and administrative expenses are typically higher as a percentage of net sales during the first half of each fiscal year. We finance increases in working capital in the second half of each fiscal year through increased borrowings under our credit facility.
      Because of the seasonality of our business, results for any quarter are not necessarily indicative of results that may be achieved for a full fiscal year. In addition, quarterly operating results are impacted by the timing and amount of revenues and costs associated with the opening of new stores and closing and remodeling of existing stores.
      We do not believe inflation had a material effect on operating results during the first quarters of fiscal 2006 and fiscal 2005. However, there can be no assurance that our business will not be affected by inflationary adjustments in the future.
Liquidity and Capital Resources
      The following table summarizes material measures of Bon-Ton’s liquidity and capital resources:

	13 Weeks Ended		Fiscal Year Ended

	April 29,	April 30,	Jan. 28,	Jan. 29,	Jan. 31,
	2006	2005	2006	2005	2004

	(dollars in millions)
Working capital	$416.6	$291.7	$150.9	$251.1	$221.5
Current ratio	1.92:1	2.81:1	1.84:1	2.40:1	2.20:1
Debt to total capitalization(1)	0.82:1	0.46:1	0.13:1	0.41:1	0.42:1
Unused availability under lines of credit(2)	$257.6	$50.0	$173.8	$64.3	$50.7

(1)	Debt includes obligations under capital leases. Total capitalization includes shareholders’ equity, debt and obligations under capital leases.

(2)	Subject to a minimum borrowing covenant of $75 million and $10 million as of April 29, 2006 and January 28, 2006, respectively.

      Prior to March 6, 2006, Bon-Ton’s primary sources of working capital were cash flows from operations and borrowings under its revolving credit facility. On March 6, 2006, to finance the acquisition of Carson’s and the related payoff of our previous revolving credit facility, we entered into a new senior secured revolving credit facility which provides for up to $1.0 billion in borrowings, issued $510.0 million in senior unsecured notes, and entered into a new mortgage loan facility in the aggregate principal amount of $260.0 million.
      Increases in working capital, debt to total capitalization and unused availability under lines of credit, and a decrease in the current ratio, for the first quarter of fiscal 2006, as compared to the first quarter of fiscal 2005, reflect the addition of the Carson’s operations and the increase in debt to fund the acquisition. Decreases in working capital, current ratio and debt to total capitalization and the increase in unused availability under lines of credit for fiscal 2005, as compared to fiscal 2004, are principally because of the Credit Card Sale and associated debt reduction. Increases in working capital and the current ratio for fiscal 2004, as compared to fiscal 2003, principally reflect an increase in merchandise inventories.
      Net cash used in operating activities amounted to $43.7 million in the first quarter of fiscal 2006, as compared to $42.8 million in the first quarter of fiscal 2005. Net cash provided by operating activities amounted to $153.8 million in fiscal 2005, $28.7 million in fiscal 2004 and $154.7 million in fiscal 2003. The increase in net cash provided by operating activities in fiscal 2005 compared to fiscal 2004 primarily reflects net proceeds from the Credit Card Sale and decreases in merchandise inventories and retained interest in trade receivables. The decrease in net cash provided by operating activities in fiscal 2004 compared to fiscal 2003 primarily reflects increases in merchandise inventories in fiscal 2004 and the timing of the acquisition of Elder-Beerman in fiscal 2003.
      Net cash used in investing activities amounted to $1,070.2 million in the first quarter of fiscal 2006, as compared to $2.6 million in the first quarter of fiscal 2005. The increase of $1,067.6 million reflects the acquisition of Carson’s and an increase in capital expenditures of $12.5 million in the first quarter of fiscal 2006 over the prior year period. Net cash used in investing activities amounted to $28.7 million in fiscal 2005, $31.4 million in fiscal 2004 and $116.6 million in fiscal 2003. Capital expenditures in fiscal 2005 were $2.3 million lower than in fiscal 2004 largely because of reduced spending for systems integration, partially offset by increased spending for store remodels. Additionally, proceeds from the sale of property, fixtures and equipment were $2.2 million higher than the prior year. Capital expenditures in fiscal 2004 were $11.3 million higher than in fiscal 2003 because of expenditures to integrate the point-of-sale system, other information system enhancements and a full year of Elder-Beerman operations.
      Net cash provided by financing activities amounted to $1,127.1 million in the first quarter of fiscal 2006, as compared to $37.3 million in the first quarter of fiscal 2005. The increase of $1,089.9 million in net cash provided in the first quarter of fiscal 2006 primarily reflects the issuance of debt used to finance the acquisition of Carson’s and refinancing of our previous revolving credit facility. Net cash used in financing activities amounted to $138.2 million and $36.3 million in fiscal 2005 and fiscal 2003, respectively, versus net cash provided by financing activities of $7.8 million in fiscal 2004. The increase in net cash used in fiscal 2005 primarily reflects payments made to reduce long-term debt as a result of the Credit Card Sale. The fiscal 2004 increase in net cash provided by financing activities principally reflects additional borrowings to fund working capital increases, partially offset by lower finance fees paid in connection with the Elder-Beerman acquisition.
      Prior to March 6, 2006, Bon-Ton’s amended and restated revolving credit agreement (the “Credit Agreement”) provided a revolving line of credit of $300.0 million. In connection with the acquisition of Carson’s and the related financing arrangements, discussed below, the Credit Agreement was terminated and simultaneously replaced by a new senior secured credit facility on March 6, 2006. There were no prepayment or early termination premiums or penalties in connection with the termination of the Credit Agreement. All deferred financing costs as of March 6, 2006 associated with the Credit Agreement, which totaled $2.3 million, were expensed immediately upon termination of the Credit Agreement.
      On March 6, 2006, The Bon-Ton Department Stores, Inc. and certain of its subsidiaries, Bank of America, N.A. (“Bank of America”) and certain other lenders entered into a Loan and Security Agreement (the “new senior secured credit facility”) which provides for up to $1.0 billion of revolver borrowings. The new senior secured credit facility includes a last-in, first-out revolving credit facility of up to $900.0 million and a first-in, last-out revolving credit facility of up to $100.0 million, and has a sub-limit of $150.0 million for the issuance of standby and documentary letters of credit. All borrowings under the new senior secured credit facility are limited by amounts available pursuant to a borrowing base calculation, which is based on percentages of eligible inventory, real estate and fixed assets, with a reduction for applicable reserves. The new senior secured credit facility is guaranteed by The Bon-Ton Stores, Inc. and certain of its subsidiaries. As part of the new senior secured credit facility, Bank of America and the other lenders will make available certain swing line loans in an aggregate amount not to exceed $75.0 million outstanding at any one time. Borrowings under the new senior secured credit facility bear interest at either (i) the prime rate established by Bank of America, from time to time, plus the applicable margin (the “Prime Rate”) or (ii) the LIBOR rate from time to time plus the applicable margin. The applicable margin will be determined by the excess availability under the new senior secured credit facility. The swing line loans will bear interest at the same rate applicable to last-in, first-out Prime Rate loans. We are required to pay a commitment fee to the lenders for unused commitments at a rate of 0.25% to 0.30% per annum, based on excess availability under the facility. The new senior secured credit facility expires March 6, 2011. Financial covenants contained in the new senior secured credit facility require that the minimum excess availability under the facility be greater than $75.0 million at all times. In addition, there are certain restrictions against incurring additional indebtedness, pledge or sale of assets, payment of dividends and distributions, and other similar restrictions. Dividends paid by Bon-Ton may not exceed $15.0 million over the life of the agreement, or $4.0 million in any single year. Capital expenditures are limited to $125.0 million per year, with a one-year carryover of any prior year unused amount. The proceeds of the March 6, 2006 borrowings under the new senior secured credit facility were used to pay the outstanding balance under the Credit Agreement and a portion of the purchase price for the acquisition of Carson’s. Future borrowings under this facility will be used for other general corporate purposes. As of April 29, 2006, we had $416.7 million of outstanding borrowings under the new senior secured credit facility, outstanding letters of credit totaling $38.6 million, and, under the most restrictive covenant, we had the ability to borrow an additional $182.6 million.
      On March 6, 2006, The Bon-Ton Department Stores, Inc., a wholly owned subsidiary of The Bon-Ton Stores, Inc., entered into an Indenture (the “Indenture”) with The Bank of New York, as trustee, under which The Bon-Ton Department Stores, Inc. issued $510.0 million aggregate principal amount of its 10 1/4% Senior Notes due 2014 (the “notes”). The notes are guaranteed on a senior unsecured basis by The Bon-Ton Stores, Inc. and certain of its subsidiaries. The notes mature on March 15, 2014. The interest rate of the notes is fixed at 10 1/4 % per year. Interest on the notes is payable on March 15 and September 15 of each year, beginning on September 15, 2006. The Indenture includes covenants that limit the ability of Bon-Ton and its restricted subsidiaries to, among other things: incur additional debt; pay dividends and make distributions; make certain investments; enter into certain types of transactions with affiliates; use assets as security in other transactions; and sell certain assets or merge with or into other companies.
      On March 6, 2006, certain bankruptcy-remote special purpose entities (each an “SPE” and collectively the “SPEs”) that are indirect wholly owned subsidiaries of The Bon-Ton Stores, Inc. entered into Loan Agreements with Bank of America, pursuant to which Bank of America provided a new mortgage loan facility in the aggregate principal amount of $260.0 million (the “new mortgage loan facility”). The new mortgage loan facility has a term of ten years and is secured by mortgages on twenty-three retail stores and one distribution center owned by the SPEs. Each SPE entered into a lease with each of The Bon-Ton Stores, Inc. subsidiaries operating on such SPE’s properties. A portion of the rental income received under these leases will be used to pay the debt service under the new mortgage loan facility. The new mortgage loan facility requires level monthly payments of principal and interest based on an amortization period of 25 years and the balance outstanding at the end of ten years will then become due and payable. The interest rate for the new mortgage loan facility is fixed at 6.2125%. Financial covenants contained in the new mortgage loan facility require that the SPEs maintain certain financial thresholds, as defined.
      The net proceeds of the notes offering along with additional borrowings under the new senior secured credit facility and new mortgage loan facility were used to finance the acquisition of Carson’s, refinance the Credit Agreement, and pay related fees and expenses in connection with the acquisition and related financing transactions.
      Aside from planned capital expenditures, Bon-Ton’s primary cash requirements will be to service debt and finance working capital increases during peak selling seasons.
      The Bon-Ton Stores, Inc. paid a quarterly cash dividend on May 1, 2006 of $0.025 per share on shares of its Class A common stock and common stock to shareholders of record as of April 15, 2006. Additionally, The Bon-Ton Stores, Inc. declared a quarterly cash dividend of $0.025 per share, payable August 1, 2006 to shareholders of record as of July 14, 2006. The Board of Directors of The Bon-Ton Stores, Inc. will consider dividends in subsequent periods as it deems appropriate.
      Bon-Ton’s capital expenditures for the first quarter of 2006 totaled $15.2 million. Capital expenditures for fiscal 2006 are planned at approximately $91.0 million.
      We anticipate that Bon-Ton’s cash flows from operations, supplemented by borrowings under the new senior secured credit facility, will be sufficient to satisfy our operating cash requirements for at least the next twelve months.
      Cash flows from operations are impacted by consumer confidence, weather in the geographic markets we serve and economic and competitive conditions existing in the retail industry. A downturn in any single factor or a combination of factors could have a material adverse impact upon our ability to generate sufficient cash flows to operate its business.
      We have not identified any probable circumstances that would likely impair our ability to meet our cash requirements or trigger a default or acceleration of payment of our debt.
Contractual Obligations and Commitments
      The following tables reflect Bon-Ton’s contractual obligations and commitments as of April 29, 2006:

Contractual Obligations

	Payment due by period

		Remainder of	Fiscal 2007	Fiscal 2009
	Total	Fiscal 2006	and 2008	and 2010	Thereafter

	(Dollars in thousands)
Long-term debt(1)	$1,767,394	$44,398	$149,760	$150,760	$1,422,476
Capital leases	132,529	5,455	14,574	15,000	97,500
Building maintenance	15,409	7,664	7,745	—	—
Operating leases	638,405	65,078	159,488	134,940	278,899

Totals	$2,553,737	$122,595	$331,567	$300,700	$1,798,875

(1)	Excludes interest under long-term debt obligations where such interest is calculated on a variable basis. Debt within the “Thereafter” category includes $416.7 million in variable rate debt under the new senior secured credit facility, which is scheduled to expire in 2011.
      In addition, we expect to make cash contributions to the Bon-Ton supplementary pension plans in the amount of $0.2 million for the remainder of fiscal 2006, $0.3 million for each year of fiscal 2007 through 2010 and $1.7 million in the aggregate for the five fiscal years thereafter. Note 9 to Bon-Ton’s Notes to

Consolidated Financial Statements (Unaudited) presented elsewhere in this prospectus provides a more complete description of our supplementary pension plans.
      As part of the Carson’s acquisition, we acquired a defined benefit plan, supplemental pension plans and a retiree health care plan. A valuation of each of the plans is currently being performed by a third-party actuarial firm. We expect that these valuations will be completed during the thirteen week period ending July 29, 2006. Therefore, we are unable at this time to estimate required fiscal 2006 cash contributions to these plans. Note 2 to the Notes to Bon-Ton’s Consolidated Financial Statements (Unaudited) presented elsewhere in this prospectus provides a description of the Carson’s acquisition and related preliminary purchase accounting.

Commitments

	Amount of expiration per period

		Remainder of	Fiscal 2007	Fiscal 2009
	Total	Fiscal 2006	and 2008	and 2010	Thereafter

	(Dollars in thousands)
Import merchandise letters of credit	$37,024	$37,024	$—	$—	$—
Standby letters of credit	1,617	1,617	—	—	—
Surety bonds	2,927	2,927	—	—	—

Totals	$41,568	$41,568	$—	$—	$—

      Import letters of credit are primarily issued to support the importing of merchandise, which includes our private brand goods. Standby letters of credit are primarily issued as collateral for obligations related to general liability and workers’ compensation insurance. Surety bonds are primarily for previously incurred and expensed obligations related to workers’ compensation.
      In the ordinary course of business, Bon-Ton enters into arrangements with vendors to purchase merchandise up to twelve months in advance of expected delivery. These purchase orders do not contain any significant termination payments or other penalties if cancelled.

Critical Accounting Policies
      Our discussion and analysis of Bon-Ton’s financial condition and results of operations are based upon Bon-Ton’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. Preparation of these financial statements required us to make estimates and judgments that affected reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of its financial statements. On an ongoing basis, Bon-Ton evaluates its estimates, including those related to merchandise returns, bad debts, inventories, goodwill, intangible assets, income taxes, financings, contingencies, insurance reserves and litigation. Bon-Ton bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which formed the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
      Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and could potentially lead to materially different results under different assumptions and conditions. Bon-Ton believes its critical accounting policies are as described below.

Inventory Valuation
      Inventories are stated at the lower of cost or market with cost determined by the retail inventory method. Under the retail inventory method, the valuation of inventories at cost and the resulting gross margin is derived by applying a calculated cost-to-retail ratio to the retail value of inventories. The retail inventory method is an averaging method that has been widely used in the retail industry. Use of the retail inventory method will result in valuing inventories at the lower of cost or market if markdowns are taken timely as a reduction of the retail value of inventories.
      Inherent in the retail inventory method calculation are certain significant management judgments and estimates including, among others, merchandise markups, markdowns and shrinkage, which significantly impact both the ending inventory valuation at cost and the resulting gross margin. These significant estimates, coupled with the fact that the retail inventory method is an averaging process, can, under certain circumstances, result in individual inventory components with cost above related net realizable value. Factors that can lead to this result include applying the retail inventory method to a group of products that is not fairly uniform in terms of its cost, selling price relationship and turnover; or applying the retail inventory method to transactions over a period of time that include different rates of gross profit, such as those relating to seasonal merchandise. In addition, failure to take timely markdowns can result in an overstatement of cost under the lower of cost or market principle. Bon-Ton believes that the retail inventory method it uses provides an inventory valuation that approximates cost and results in carrying inventory in the aggregate at the lower of cost or market.
      Bon-Ton regularly reviews inventory quantities on-hand and records an adjustment for excess or old inventory based primarily on an estimated forecast of merchandise demand for the selling season. Demand for merchandise can fluctuate greatly. A significant increase in the demand for merchandise could result in a short-term increase in the cost of inventory purchases while a significant decrease in demand could result in an increase in the amount of excess inventory quantities on-hand. Additionally, estimates of future merchandise demand may prove to be inaccurate, in which case we may have understated or overstated the adjustment required for excess or old inventory. If our inventory is determined to be overvalued in the future, we would be required to recognize such costs in costs of goods sold and reduce operating income at the time of such determination. Likewise, if inventory is later determined to be undervalued, we may have overstated the costs of goods sold in previous periods and would recognize additional operating income when such inventory is sold. Therefore, although every effort is made to ensure the accuracy of forecasts of future merchandise demand, any significant unanticipated changes in demand or in economic conditions within our markets could have a significant impact on the value of our inventory and reported operating results.
      Bon-Ton uses a last-in, first-out (“LIFO”) cost basis for valuation of certain inventories. As is currently the case with many companies in the retail industry, Bon-Ton’s LIFO calculations have yielded inventory increases in recent years due to deflation reflected in price indices used. This is the result of the LIFO method whereby merchandise sold is valued at the cost of more recent inventory purchases (which the deflationary indices indicate to be lower), resulting in the general inventory on-hand being carried at the older, higher costs. Given these higher values and the promotional retail environment, we reduced the carrying value of our LIFO inventories to a net realizable value (“NRV”). These reductions totaled $23.7 million as of April 29, 2006 and January 28, 2006. Inherent in these NRV assessments are significant management judgments and estimates regarding future merchandise selling costs and pricing. Should these estimates prove to be inaccurate, we may have overstated or understated its inventory carrying value. In such cases, operating results would ultimately be impacted.

Vendor Allowances
      As is standard industry practice, allowances from merchandise vendors are received as reimbursement for charges incurred on marked-down merchandise. Vendor allowances are generally credited to costs of goods sold, provided the allowance is: (1) collectable, (2) for merchandise either permanently marked down or sold, (3) not predicated on a future purchase, (4) not predicated on a future increase in the purchase price from the vendor, and (5) authorized by internal management. If the aforementioned criteria are not met, the allowances are reflected as an adjustment to the cost of merchandise capitalized in inventory.
      Additionally, allowances are received from vendors in connection with cooperative advertising programs. Advertising allowances received from each vendor are reviewed to ensure reimbursements are for specific, incremental and identifiable advertising costs incurred to sell the vendor’s products. If a vendor reimbursement exceeds the costs incurred, the excess reimbursement is recorded as a reduction of cost purchases from the vendor and reflected as a reduction of costs of merchandise sold when the related merchandise is sold. All other amounts are recognized as a reduction of the related advertising costs that have been incurred and reflected in selling, general and administrative expenses.

Income Taxes
      Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities, and the valuation allowance recorded against net deferred tax assets. The process involves summarizing temporary differences resulting from differing treatment of items (e.g., allowance for doubtful accounts) for tax and accounting purposes. These differences and net operating loss carry-forwards result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. We must then assess the likelihood that deferred tax assets will be recovered from future taxable income or tax carry-back availability and, to the extent we do not believe recovery of the deferred tax asset is more-likely-than-not, a valuation allowance must be established. To the extent a valuation allowance is established in a period, an expense must be recorded within the income tax provision in the statement of income.
     Long-lived Assets
      Property, fixtures and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of such assets. Changes in our business model or capital strategy can result in the actual useful lives differing from its estimates. In cases where we determine that the useful life of property, fixtures and equipment should be shortened, we depreciate the net book value in excess of the salvage value over its revised remaining useful life, thereby increasing depreciation expense. Factors such as changes in the planned use of fixtures or leasehold improvements could also result in shortened useful lives. Bon-Ton’s net property, fixtures and equipment amounted to $784.7 million and $167.7 million at April 29, 2006 and January 28, 2006, respectively.
      We assess, on a store-by-store basis, the impairment of identifiable long-lived assets — primarily property, fixtures and equipment — whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that could trigger an impairment review include the following:

•	Significant under-performance of stores relative to historical or projected future operating results,

•	Significant changes in the manner of our use of assets or overall business strategy, and

•	Significant negative industry or economic trends for a sustained period.

      Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires Bon-Ton to recognize an impairment loss if the carrying amount of the long-lived asset is not recoverable from our undiscounted cash flows. Impairment losses on long-lived assets used in operations are recorded when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. Cash flow estimates are based on historical results adjusted to reflect our best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of fair value represent our best estimate based on industry trends and reference to market rates and transactions, if available. Should cash flow estimates differ significantly from actual results, an impairment could arise and materially impact our financial position and results of operations. Given the seasonality of operations, impairment is not conclusive, in many cases, until after the holiday period in the fourth quarter is concluded.
      Newly opened stores may take time to generate positive operating and cash flow results. Factors such as store type, store location, current marketplace awareness of private label brands, local customer demographic data and current fashion trends are all considered in determining the time-frame required for a store to achieve positive financial results. If conditions prove to be substantially different from expectations, the carrying value of new stores’ long-lived assets may ultimately become impaired.

Goodwill And Intangible Assets
      Our goodwill was $246.1 million and $3.0 million as of April 29, 2006 and January 28, 2006, respectively. The increase in goodwill reflects the preliminary purchase accounting for the acquisition of Carson’s.
      Our net intangible assets totaled $86.9 million and $5.0 million as of April 29, 2006 and January 28, 2006, respectively. Our intangible assets are principally comprised of $44.1 million of lease interests that relate to below-market-rate leases and $42.6 million associated with trademarks and customer lists. The lease-related interests, customer lists and the portion of trademarks subject to amortization are being amortized on a straight-line method. Trademarks of $36.0 million have been allocated with an indefinite life as part of the preliminary purchase accounting for Carson’s.
      We have not completed our assessment of the fair values of the acquired Carson’s assets and assumed liabilities and have not finalized our plans regarding the integration of the acquired Carson’s operations. We are currently in the process of obtaining third-party valuations for certain acquired assets and assumed liabilities. Additionally, the purchase price is subject to adjustment based upon provisions of the purchase agreement. Consequently, the purchase price allocation may be subsequently adjusted to reflect the final valuation of acquired assets and assumed liabilities.
      In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill and other intangible assets that have indefinite lives are reviewed for impairment at least annually or when events or changes in circumstances indicate the carrying value of these assets might exceed their current fair values. Fair value is determined using a discounted cash flow analysis, which requires certain assumptions and estimates regarding industry economic factors and future profitability of acquired businesses. Our policy is to conduct impairment testing based on our most current business plans, which reflect anticipated changes in the economy and the industry. If actual results prove inconsistent with our assumptions and judgments, we could be exposed to a material impairment charge.

Insurance Reserve Estimates
      We use a combination of insurance and self-insurance for a number of risks including workers’ compensation, general liability and employee-related health care benefits, a portion of which is paid by our associates. We determine the estimates for the liabilities associated with these risks by considering historical claims experience, demographic factors, severity factors and other actuarial assumptions. A change in claims frequency and severity of claims from historical experience as well as changes in state statutes and the mix of states in which we operate could result in a change to the required reserve levels.

Purchase Accounting
      Bon-Ton has accounted for the acquisition of Carson’s in accordance with the provisions of SFAS No. 141, “Business Combinations,” whereby the purchase price paid to effect the Carson’s acquisition was allocated to the acquired assets and assumed liabilities at the estimated fair value as of the acquisition date. The acquisition of Carson’s was effective as of March 5, 2006. In connection with the preliminary purchase price allocation, we made estimates of the fair values of our long-lived and intangible assets based upon assumptions related to the future cash flows, discount rates and asset lives utilizing currently available information. As of April 29, 2006, we have has recorded preliminary purchase accounting adjustments to the carrying value of property and equipment and inventory to estimated fair values, to establish intangible assets for our tradenames, customer lists and favorable lease interests and to revalue our long-term benefit plan obligations, among other things.
      We have not completed our assessment of the fair values of the acquired Carson’s assets and assumed liabilities and have not finalized our plans regarding the integration of the acquired Carson’s operations.

We are currently in the process of obtaining third-party valuations for certain acquired assets and assumed liabilities. Additionally, the purchase price is subject to adjustment based upon provisions of the purchase agreement. Consequently, the purchase price allocation may be subsequently adjusted to reflect the final valuation of acquired assets and assumed liabilities. Such revisions could have a material impact on our results of operations for fiscal 2006.
NDSG
Overview
      The Northern Department Store Group (“NDSG”) is an operator of traditional department stores conducting business under the following nameplates: Younkers, Herberger’s, Carson Pirie Scott, Bergner’s, and Boston Store. The stores are principally anchor stores in leading regional or community malls.

Fiscal 2005 Compared to Fiscal 2004
      Net sales for the year ended January 28, 2006 increased 0.3%, while comparable store sales increased 1.1%. NDSG also experienced a modest improvement in gross margin rate due to lower markdown activity. Operating income for the year ended January 28, 2006 improved to $106.6 million from $101.0 million.
      NDSG continues to make targeted capital investments to upgrade the presentation and layout of existing stores and to open new stores where opportunities exist. NDSG also continues to evaluate its real estate portfolio and closes individual underproductive stores in the normal course of business as leases expire or as other circumstances indicate, as well as performs an asset impairment analysis at each fiscal year end. In fiscal 2005 and fiscal 2004, this process resulted in a net charge of $0.8 million and $6.3 million, respectively.
      The operating factors discussed above resulted in an improvement in net income from $55.2 million in fiscal 2004 to $58.2 million in fiscal 2005.

      Results of Operations. The following table sets forth, for the periods indicated, selected items from NDSG’s consolidated statements of income, expressed as percentages of net sales (numbers may not total due to rounding):

	Year Ended

	Jan. 28, 2006	Jan. 29, 2005

Net sales	100.0%	100.0%
Cost of sales (excluding depreciation and amortization)	62.1	62.6

Gross margin	37.9	37.4
Selling, general and administrative expenses	24.6	24.2
Other operating expenses:
Property and equipment rentals	2.7	2.8
Depreciation and amortization	3.0	2.9
Taxes other than income taxes	2.6	2.6
Store pre-opening costs	0.1	0.1
Impairments and dispositions	0.0	0.3

Operating income	4.9	4.7
Interest expense on capital lease obligations	(0.4)	(0.4)

Income before provision for income taxes	4.5	4.3
Provision for income taxes	1.8	1.7

Net income	2.7%	2.6%

      Discussion of Operating Income. The following table shows the changes in operating income from fiscal 2004 to fiscal 2005:

(Dollars in millions)
Fiscal 2004 Operating Income	$101.0
Store sales and margin	14.0
Selling, general, and administrative expenses	(11.4)
Other operating expenses	(2.5)
Impairments and dispositions	5.5

Increase (Decrease)	5.6

Fiscal 2005 Operating Income	$106.6

      The significant factors that resulted in the increase in operating income from fiscal 2004 to fiscal 2005 include sales growth and higher gross margin rates due to lower markdown activity and a reduction in impairment and disposition charges offset in part by increased selling, general and administrative expenses principally associated with compensation and legal expenses.
      Net Sales. Net sales increased $5.6 million from fiscal 2004 to fiscal 2005, driven primarily by a 1.1% increase in comparable store sales. In addition to the comparable store sales increase, sales generated from new stores added $7.1 million and were offset by a decline in sales of $23.8 million from the sale or closure of underproductive stores.
      Comparable store sales are calculated on a rolling 13-month basis. Thus, to be included in the comparison, a store must be open for 13 months. The additional month is used to transition the first month impact of a new store opening. Correspondingly, closed stores are removed from the comparable store sales comparison when they begin liquidating merchandise. Expanded, remodeled, converted and re-branded stores are included in the comparable store sales comparison, except for the periods in which they are closed for remodeling and renovation.

      Gross Margin. Gross margin increased $14.0 million, which represents a 0.5% improvement as a percentage of sales, from fiscal 2004 to fiscal 2005. Gross margin at comparable stores increased approximately $19.0 million from fiscal 2004 to fiscal 2005 due to lower markdown activity and increased net sales. Approximately $2.0 million of incremental gross margin contribution related to new stores, and was offset by the loss of approximately $7.0 million in gross margin from the sale or closure of stores.
      Selling, General and Administrative Expenses. Selling, general and administrative expenses (“SG&A”) increased $11.4 million, or 2.2%, from fiscal 2004 to fiscal 2005, largely due to retention compensation and legal expenses, partially offset by a reduction in supply chain initiatives. Retention compensation represents $10.0 million of the SG&A increase while the legal expenses resulted in a SG&A increase of approximately $2.0 million. A reduction in supply chain initiatives offset the SG&A increase by approximately $6.0 million. SG&A for comparable stores increased in fiscal 2005 compared to fiscal 2004 by approximately $5.8 million, and the effect of new and closed stores reduced SG&A by approximately $4 million.
      SG&A as a percentage of net sales increased to 24.6% in fiscal 2005 from 24.2% in fiscal 2004. The rate increase reflected the expense increases detailed above coupled with modest sales growth.
      Other Operating Expenses. Other operating expenses in fiscal 2005 increased by $2.4 million from fiscal 2004 driven by higher depreciation expense related to capital investment in new and existing stores. These increases were partially offset by lower rent expense due to store closures. Other operating expenses as a percentage of net sales were 8.4% in fiscal 2005 compared to 8.2% in fiscal 2004.
      Impairments And Dispositions. NDSG recognized net charges from impairments and dispositions of $0.8 million and $6.3 million in fiscal 2005 and fiscal 2004, respectively. Current year charges were principally due to asset impairments. The prior year charges were principally due to asset impairments and lease termination costs.
      Interest Expense. Interest expense, which consists solely of interest related to capital leases, was $8.4 million and 0.4% of sales in both fiscal 2005 and fiscal 2004.
      Income Taxes. The effective income tax rate was 40.2% for fiscal 2005 and 40.3% for fiscal 2004. The effective tax rate reflects expected federal and state income tax rates for NDSG as calculated on a separate tax return basis.

Fiscal 2004 Compared to Fiscal 2003
      The traditional department store environment was challenging in fiscal 2004 and, as a result, NDSG generated very modest comparable store sales increases (less than 1%). NDSG also experienced a modest decline in gross margin rate due to higher markdown activity; however, NDSG was able to manage store operating expenses in a manner that resulted in year-over-year increases that were commensurate with the limited sales increases.
      NDSG made certain investments in fiscal 2004 that it believes will drive improved operating performance in the future. One such investment relates to a supply chain initiative that identified opportunities to improve inventory management, thus driving higher future gross margin rate performance. In addition, NDSG continues to make targeted capital investments to upgrade the presentation and layout of existing stores and to open new stores where opportunities exist.
      NDSG continues to evaluate its real estate portfolio and closes individual underproductive stores in the normal course of business as leases expire or as other circumstances indicate, as well as performs an asset impairment analysis at each fiscal year end. In fiscal 2003, this process resulted in a net gain of $2.8 million as the sale proceeds from certain assets exceeded their carrying values. In fiscal 2004, this process resulted in a net charge of $6.3 million.
      The operating factors discussed above resulted in a decline in net income from $65.9 million in fiscal 2003 to $55.2 million in fiscal 2004.

      Results of Operations. The following table sets forth, for the periods indicated, selected items from NDSG’s consolidated statements of income, expressed as percentages of net sales (numbers may not total due to rounding):

	Year Ended

	Jan. 29,	Jan. 31,
	2005	2004

Net sales	100.0%	100.0%
Cost of sales (excluding depreciation and amortization)	62.6	62.4

Gross margin	37.4	37.6
Selling, general, and administrative expenses	24.2	23.9
Other operating expenses:
Property and equipment rentals	2.8	2.9
Depreciation	2.9	2.7
Taxes other than income taxes	2.6	2.5
Store pre-opening costs	0.1	0.1
Impairments and dispositions	0.3	(0.1)
Integration charges	0.0	0.0

Operating income	4.7	5.6
Interest expense on capital lease obligations	(0.4)	(0.4)

Income before provision for income taxes	4.3	5.2
Provision for income taxes	1.7	2.2

Net income	2.6%	3.1%

      Discussion of Operating Income. The following table shows the changes in operating income from fiscal 2003 to fiscal 2004:

(Dollars in millions)
Fiscal 2003 Operating Income	$120.6
Store sales and margin	1.9
Selling, general, and administrative expenses	(10.3)
Other operating expenses	(2.1)
Impairments and dispositions	(9.1)

Increase (Decrease)	(19.6)

Fiscal 2004 Operating Income	$101.0

      The significant factors that resulted in the decrease in operating income from fiscal 2003 to fiscal 2004 include minimal sales growth and lower gross margin rates due to the challenging traditional department store operating environment, expense increases related to supply chain initiatives, reduced contribution from the proprietary credit card business due to the sale of the portfolio in April 2003, and a non-recurring gain associated with the sale of a store in fiscal 2003.
      Net Sales. Net sales increased $20.2 million from fiscal 2003 to fiscal 2004, driven primarily by a 0.9% increase in comparable store sales. In addition to the comparable store sales increase, sales generated from new stores added $25.4 million and were offset by a decline in sales of $18.9 million from the sale or closure of underproductive stores.
      Comparable store sales are calculated on a rolling 13-month basis. Thus, to be included in the comparison, a store must be open for 13 months. The additional month is used to transition the first month impact of a new store opening. Correspondingly, closed stores are removed from the comparable store sales comparison when they begin liquidating merchandise. Expanded, remodeled, converted and re-branded stores are included in the comparable store sales comparison, except for the periods in which they are closed for remodeling and renovation.
      Gross Margin. Gross margin increased $1.9 million, which represents a 0.2% reduction as a percentage of sales, from fiscal 2003 to fiscal 2004. Gross margin at comparable stores declined $0.3 million from fiscal 2003 to fiscal 2004 as higher markdown activity was partially offset by gross margin from increased net sales. $9.5 million of incremental gross margin contribution related to new stores, and was partially offset by the loss of $7.3 million in gross margin from the sale or closure of stores.
      Selling, General and Administrative Expenses. SG&A increased $10.3 million, or 2.0%, from fiscal 2003 to fiscal 2004, largely due to supply chain initiatives and the sale of the proprietary credit card portfolio in April 2003. The supply chain initiatives represent $6.6 million of the SG&A increase while the sale of the proprietary credit card portfolio resulted in an SG&A increase of $5.0 million. SG&A for comparable stores were relatively flat in fiscal 2004 compared to fiscal 2003, increasing $3.3 million, or less than 1%. The effect of new and closed stores added $1.0 million of additional expenses to SG&A.
      The aforementioned increases in SG&A from fiscal 2003 to fiscal 2004 were partially offset by reductions related to non-recurring store exit costs in fiscal 2003 and reduced associate bonus expense due to below target performance.
      SG&A as a percentage of net sales increased to 24.2% in fiscal 2004 from 23.9% in fiscal 2003. The rate increase reflected the expense increases detailed above coupled with modest sales growth.
      Other Operating Expenses. Other operating expenses in fiscal 2004 increased by $2.1 million from fiscal 2003 driven by higher depreciation expense related to capital investment in new and existing stores and increased payroll taxes related to associate compensation increases. These increases were partially offset by lower rent expense due to store closures. Other operating expenses as a percentage of net sales were 8.4% in fiscal 2004 compared to 8.2% in fiscal 2003.
      Impairments and Dispositions. NDSG recognized net charges from impairments and dispositions of $6.3 million and ($2.8) million in fiscal 2004 and fiscal 2003, respectively. Fiscal 2004 charges were principally due to asset impairments and lease termination costs. The fiscal 2003 net gain consisted of a gain associated with the sale of a store partially offset by asset impairments and lease termination costs.
      Interest Expense. Interest expense, which consists solely of interest related to capital leases, was flat from fiscal 2003 to fiscal 2004, and was 0.4% of sales in both years.
      Income Taxes. The effective income tax rate was 40.3% for fiscal 2004 and 41.2% for fiscal 2003. The effective tax rate reflects expected federal and state income tax rates for NDSG as calculated on a separate tax return basis.
Liquidity and Capital Resources

Cash Flow
      NDSG’s primary needs for cash are to acquire or construct new stores, renovate and expand existing stores, provide working capital for new and existing stores and service advances from the intercompany investment from its parent, Saks. NDSG anticipates that cash generated from operating activities and intermittent funding from its parent will be sufficient to meet its financial commitments and provide opportunities for future growth.
      Cash provided by operating activities was $214.5 million for the fiscal year ended January 28, 2006 and $130.1 million for the fiscal year ended January 29, 2005. Cash provided by operating activities principally represents income before depreciation and non-cash charges and after changes in working capital. The $84.3 million increase in fiscal 2005 from fiscal 2004 was largely due to (i) a reduction in income taxes receivable due to Saks’s utilization of net operating loss carryforwards, (ii) a reduction in merchandise inventory, and (iii) changes in other operating assets and liabilities.

      Inventory, accounts payable and debt balances fluctuate throughout the year due to the seasonal nature of NDSG’s business. Merchandise inventory balances at January 28, 2006 decreased from January 29, 2005 principally due to the closure of NDSG stores. Comparable store inventories were down 5.8% versus the prior year.
      Cash used in investing activities was $58.9 million for the fiscal year ended January 28, 2006 and $63.9 million for the fiscal year ended January 29, 2005. Cash used in investing activities principally consists of construction of new stores and renovation and expansion of existing stores and investments in support areas (e.g., technology, distribution centers, e-business infrastructure). The $5.0 million decrease in cash used was primarily due to a decrease in capital spending related to new stores.
      Property and equipment balances at January 28, 2006 were down slightly to balances at January 29, 2005 as capital expenditures related to store expansions, replacements and the remodeling of existing stores were offset by depreciation on existing assets during the last twelve months and impairments on closed or sold stores.
      Cash used in financing activities was $155.8 million for the fiscal year ended January 28, 2006 and $66.0 million for the fiscal year ended January 29, 2005. The change was principally attributable to the utilization of cash provided by operating activities to service advances within the intercompany investment from Saks, during the fiscal year ended January 28, 2006.

Cash Balances and Liquidity
      NDSG’s primary sources of short-term liquidity are cash on hand in its stores and funding availability from Saks through the form of intercompany advances. At January 28, 2006 and January 29, 2005, NDSG maintained cash and cash equivalent balances of $3.1 million and $3.3 million, respectively, which solely represented cash on hand in stores.

Capital Structure
      NDSG’s capital structure is comprised of capital lease obligations covering various properties and the intercompany investment from Saks. The balance of the NDSG’s capital lease obligations at January 28, 2006 and January 29, 2005 was $34.6 million and $33.8 million, respectively. The terms of the capital leases provide the lessor with a security interest in the asset being leased and require NDSG to make periodic lease payments.
      The balances of NDSG’s intercompany investment at January 28, 2006 and January 29, 2005 were $779.1 million and $868.4 million, respectively. The intercompany investment is intended to represent the capitalization contributed from Saks, including its equity investment, accumulated net earnings, and the balance of intercompany advances. The advances are used by NDSG, along with proceeds from operating cash flows, for the construction of new, remodeled or expanded stores, and to provide for working capital needs in existing stores.
      NDSG is obligated to fund a cash balance pension plan. NDSG’s current policy is to maintain at least the minimum funding requirements specified by the Employee Retirement Income Security Act of 1974. NDSG expects minimal funding requirements in 2006 and 2007. As part of the sale of NDSG to Bon-Ton, the NDSG pension assets and liabilities were assumed by Bon-Ton.

Contractual Obligations and Off-Balance Sheet Arrangements
      NDSG has not entered into any off-balance sheet arrangements which would be reasonably likely to have a current or future material effect, such as obligations under certain guarantees or contracts; retained or contingent interests in assets transferred to an unconsolidated entity or similar arrangements; obligations under certain derivative arrangements; and obligations under material variable interests.
      The principal contractual obligations of NDSG relate to payments required under its capital and operating lease agreements. NDSG also maintains certain purchase obligations, principally consisting of purchase orders for merchandise, store construction contract commitments, maintenance contracts and services agreements and amounts due under employment agreements. Amounts committed under open purchase orders for merchandise inventory are generally cancelable without penalty prior to a date that precedes the vendor’s scheduled shipment date. The contractual cash obligations at January 28, 2006 associated with NDSG’s capital structure, as well as other contractual obligations are illustrated in the following table:

	Payments Due by Period

	Within
	1 Year	Years 2-3	Years 4-5	After Year 5	Total

	(Dollars in millions)
Capital Lease Obligations, including interest	$8	$16	$15	$104	$143
Operating Leases	34	56	45	82	217
Purchase Obligations	246	13	—	—	259

Total Contractual Cash Obligations	$288	$85	$60	$186	$619

      Other cash obligations include contingent rent payments, amounts that might come due under change-in-control provisions of employment agreements, common area maintenance costs, deferred rentals and pension funding obligations. NDSG contributed $180 thousand to its pension plans in January 2006 to reduce the underfunding and expects minimal funding requirements in 2006 and 2007. Benefit payments to plan participants under NDSG’s pension plans are estimated to approximate $20 million annually.

Credit Cards
      Prior to April 2003, NDSG’s proprietary credit cards were issued by National Bank of the Great Lakes (“NBGL”), a wholly owned subsidiary of Saks. On April 15, 2003, Saks sold its proprietary credit card portfolio, consisting of the proprietary credit card accounts owned by NBGL and NDSG’s ownership interest in the assets of the trust to HSBC.
      As part of the transaction, for a term of ten years expiring in 2013 and pursuant to a program agreement, HSBC established and owns proprietary credit card accounts for customers of NDSG’s operating subsidiaries, retains the benefits and risks associated with the ownership of the accounts, receives the finance charge income and incurs the bad debts associated with those accounts. During the ten-year term, pursuant to a servicing agreement, Saks continues to provide key customer service functions, including new account opening, transaction authorization, billing adjustments and customer inquiries, and receives compensation from HSBC for these services.
Critical Accounting Policies and Estimates
      NDSG’s critical accounting policies and estimates are discussed in the notes to NDSG’s consolidated financial statements. Certain judgments and estimates utilized in implementing these accounting policies are likewise discussed in each of the notes to the consolidated financial statements. The following discussion aggregates the judgments and uncertainties affecting the application of these policies and estimates and the likelihood that materially different amounts would be reported under varying conditions and assumptions.

Revenue Recognition
      Sales and the related gross margin are recorded at the time NDSG’s customers provide a satisfactory form of payment and take ownership of the merchandise. There are minimal accounting judgments and uncertainties affecting the application of this policy. NDSG estimates the amount of goods that will be returned for a refund and reduces sales and gross margin by that amount. However, given that approximately 15% of merchandise sold is later returned and that the vast majority of merchandise returns are affected within a matter of days of the selling transaction, the risk of NDSG realizing a materially different amount for sales and gross margin than reported in the consolidated financial statements is minimal.

Cost of Sales and Inventory Valuation, Excluding Depreciation and Amortization
      NDSG’s inventory is stated at the lower of LIFO cost or market using the retail method. Under the retail method, the valuation of inventories at cost and the resulting gross margins are determined by applying a calculated cost-to-retail ratio to the retail value of inventories. The cost of the inventory reflected on the consolidated balance sheet is decreased with a charge to cost of sales contemporaneous with the lowering of the retail value of the inventory on the sales floor through the use of markdowns. Hence, earnings are negatively impacted as the merchandise is being devalued with markdowns prior to the sale of the merchandise. The areas requiring significant management judgment include (1) setting the original retail value for the merchandise held for sale, (2) recognizing merchandise for which the customer’s perception of value has declined and appropriately marking the retail value of the merchandise down to the perceived value, and (3) estimating the shrinkage that has occurred through theft during the period between physical inventory counts. These judgments and estimates, coupled with the averaging processes within the retail method, can, under certain circumstances, produce varying financial results. Factors that can lead to different financial results include setting original retail values for merchandise held for sale at too high a level, failing to identify a decline in perceived value of inventories and processing the appropriate retail value markdowns and overly optimistic or overly conservative shrinkage estimates. NDSG believes it has the appropriate merchandise valuation and pricing controls in place to minimize the risk that its inventory values would be materially under or overvalued.

Credit Card Income and Expenses
      Following the sale of the proprietary credit card business in April 2003, NDSG no longer maintains a retained interest in the credit card receivables. There are minimal accounting judgments and uncertainties affecting the accounting for the credit card program. Initial proceeds allocated to the program and servicing agreement are being amortized into income ratably over the lives of the agreement. Ongoing income associated with honoring the credit cards under the program agreement, promoting the credit cards and servicing the credit cards is recognized monthly contemporaneous with providing these services.
      Prior to the sale, the carrying value of NDSG’s retained interest in credit card receivables required a substantial amount of management judgment and estimates. At the time credit card receivables were sold to third-party investors through the securitization program, generally accepted accounting principles required that NDSG recognize a gain or loss equal to the excess of the estimated fair value of the consideration to be received from the individual interest sold over the cost of the receivables sold. As the receivables were collected, the estimated gains and losses were reconciled to the actual gains and losses.

Self-Insurance Reserves
      NDSG self-insures a substantial portion of the exposure for costs related primarily to employee medical, workers’ compensation and general liability. Expenses are recorded based on estimates for reported and incurred but not reported claims considering a number of factors, including historical claims experience, severity factors, litigation costs, inflation and other assumptions. Although NDSG does not expect the amount it will ultimately pay to differ significantly from estimates, self-insurance reserves could be affected if future claims experience differs significantly from the historical trends and assumptions.

Depreciation and Recoverability of Capital Assets
      A significant portion of NDSG’s assets at January 28, 2006 is represented by investments in property, equipment and goodwill. Determining appropriate depreciable lives and reasonable assumptions for use in evaluating the carrying value of capital assets requires judgments and estimates.

•	NDSG utilizes the straight-line depreciation method and a variety of depreciable lives. Land is not depreciated. Buildings and improvements are depreciated over 20 to 40 years. Store fixtures are depreciated over 10 years. Equipment utilized in stores (e.g., escalators) and in support areas (e.g., distribution centers, technology) and fixtures in support areas are depreciated over 3 to 15 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or their related lease terms, generally ranging from 10 to 20 years. Internally generated computer software is amortized over 3 to 10 years. Generally, no estimated salvage value at the end of the useful life of the assets is considered.

•	When constructing stores, NDSG receives allowances from landlords. The portion of those allowances attributable to the property owned by the landlord is considered a reduction in the capital expenditures related to that store. Allowances in excess of the amounts attributable to the property owned by the landlord are considered improvement allowances and are recorded as deferred rent liabilities that are amortized over the life of the lease. Capital expenditures are also reduced when NDSG receives cash and allowances from merchandise vendors to fund the construction of vendor shops.

•	To the extent NDSG remodels or otherwise replaces or disposes of property and equipment prior to the end of their assigned depreciable lives, NDSG could realize a loss or gain on the disposition. To the extent assets continue to be used beyond their assigned depreciable lives, no depreciation expense is being realized. NDSG reassesses the depreciable lives in an effort to reduce the risk of significant losses or gains at disposition and utilization of assets with no depreciation charges. The reassessment of depreciable lives involves utilizing historical remodel and disposition activity and forward-looking capital expenditure plans.

•	Recoverability of the carrying value of store assets is assessed upon the occurrence of certain events (e.g., opening a new store near an existing store or announcing plans for a store closing) and, absent certain events, annually. The recoverability assessment requires judgment and estimates for future store generated cash flows. The underlying estimates for cash flows include estimates for future sales, gross margin rates, inflation and store expenses. During fiscal 2005, NDSG recorded $0.8 million in impairment charges in the normal course of business. To the extent management’s estimates for sales growth and gross margin improvement are not realized, future annual assessments could result in impairment charges.

Leases
      NDSG leases stores, distribution centers, and administrative facilities under operating leases. Store lease agreements generally include rent holidays, rent escalation clauses and contingent rent provisions for percentage of sales in excess of specified levels. Most of NDSG’s lease agreements include renewal periods at NDSG’s option. NDSG recognizes rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the date NDSG takes possession of the leased space and includes such rent expense in store pre-opening costs. NDSG records tenant improvement allowances and rent holidays as deferred rent liabilities on the consolidated balance sheets and amortizes the deferred rent over the terms of the lease to rent expense in the consolidated statements of income. NDSG records rent liabilities on the consolidated balance sheets for contingent percentage of sales lease provisions when NDSG determines that it is probable that the specified levels will be reached during the fiscal year.

Income and Other Taxes
      The majority of NDSG’s deferred tax assets at January 28, 2006 consist of long-term liabilities such as pension and other retirement benefits and deferred rent. The majority of NDSG’s deferred tax assets at January 29, 2005 consist of federal and state net operating loss carryforwards that are due from Saks. A significant amount of these net operating loss carryforwards were used during fiscal 2005.

Pension Plans
      Pension expense is based on information provided by outside actuarial firms that use assumptions to estimate the total benefits ultimately payable to associates and allocates this cost to service periods. The actuarial assumptions used to calculate pension costs are reviewed annually. The pension plans are valued annually on November 1st. The projected unit credit method is utilized in recognizing the pension liabilities.
      Pension assumptions are based upon management’s best estimates, after consulting with outside investment advisors and actuaries, as of the annual measurement date.

•	The assumed discount rate utilized is based upon the Aa corporate bond yield as of the measurement date. The discount rate is utilized principally in calculating NDSG’s pension obligation, which is represented by the Accumulated Benefit Obligation (“ABO”) and the Projected Benefit Obligation (“PBO”) and in calculating net pension expense. At November 1, 2005, the discount rate was 5.75%. To the extent the discount rate increases or decreases, NDSG’s ABO is decreased or increased, respectively. The estimated effect of a 0.25% change in the discount rate is $5.1 million on the ABO and $0.4 million on annual pension expense. To the extent the ABO increases, the after-tax effect of such increase serves to reduce intercompany investment.

•	The assumed expected long-term rate of return on assets is the weighted average rate of earnings expected on the funds invested or to be invested to provide for the benefits included in the PBO. It is NDSG’s policy to invest approximately 65% of the pension fund assets in equities, 30% in fixed income securities and 5% in real estate. This expected average long-term rate of return on assets is based principally on the counsel of NDSG’s outside investment advisors. This rate is utilized principally in calculating the expected return on plan assets component of the annual pension expense. To the extent the actual rate of return on assets realized over the course of a year is greater than the assumed rate, that year’s annual pension expense is not affected. Rather, this gain reduces future pension expense over a period of approximately 15 to 20 years. To the extent the actual rate of return on assets is less than the assumed rate, that year’s annual pension expense is likewise not affected. Rather, this loss increases pension expense over approximately 15 to 20 years. During fiscal 2005, NDSG utilized 7.5% as the expected long-term rate of return on assets, which was lowered from the 8.0% utilized in fiscal 2004.

•	The assumed average rate of compensation increases is the average annual compensation increase expected over the remaining employment periods for the participating employees. This rate is estimated to be 4% for the periods following November 1, 2005 and is utilized principally in calculating the PBO and annual pension expense. The estimated effect of a 0.25% change in the assumed rate of compensation increases would not be material to the PBO or annual pension expense.

•	At November 1, 2005, NDSG had unrecognized pension expense of $75.4 million related to the expected return on assets exceeding actual investment returns; actual compensation increases exceeding assumed average rate of compensation and plan amendments, contributions subsequent to the measurement date and other differences between underlying actuarial assumptions and actual results. This delayed recognition of expense is incorporated into the $42.5 million underfunded status of the plans at November 1, 2005. In January 2006, NDSG voluntarily contributed $180 thousand to the plan to reduce underfunding. NDSG expects minimal funding requirements in 2006 and 2007.

Inflation and Deflation
      Inflation and deflation affect the costs incurred by NDSG in its purchase of merchandise and in certain components of its SG&A expenses. NDSG attempts to offset the effects of inflation, which has occurred in recent years in SG&A, through price increases and control of expenses, although NDSG’s ability to increase prices is limited by competitive factors in its markets. NDSG attempts to offset the effects of merchandise deflation, which has occurred in recent years, through control of expenses.

Seasonality
      NDSG’s business, like that of most retailers, is subject to seasonal influences, with a significant portion of net sales and net income realized during the second half of the fiscal year, which includes the holiday selling season. In light of these patterns, SG&A expenses are typically higher as a percentage of net sales during the first three fiscal quarters of each year, and working capital needs are greater in the last two fiscal quarters of each year. The increases in working capital needs during the fall season have typically been financed with cash flow from operations and advances from Saks. Generally, more than 30% of NDSG’s net sales and a significant amount of its net income are generated during the fourth fiscal quarter.

BUSINESS
Overview

Company Overview
      Bon-Ton was founded in 1898 and we are a leading regional department store operator in terms of sales in the United States, offering a broad assortment of brand-name fashion apparel and accessories for women, men and children as well as cosmetics, home furnishings and other goods. We operate 278 stores in secondary and metropolitan markets in 23 Northeastern, Midwestern and Great Plains states under the “Bon-Ton,” “Bergner’s,” “Boston Store,” “Carson Pirie Scott,” “Elder-Beerman,” “Herberger’s” and “Younkers” nameplates that encompass a total of approximately 27 million rentable square feet. Our management believes that we enjoy the #1 or #2 market position among department stores in most of the markets in which we operate.
      Acquisition of NDSG. Bon-Ton acquired NDSG on March 6, 2006, effective March 5, 2006, for approximately $1.05 billion in cash. We believe that the acquisition of NDSG will enhance our product offerings, strengthen our vendor and customer relationships and increase our profitability. We also believe that our new scale makes us an important distribution channel for leading merchandise vendors and enhances our ability to offer to our customers nationally distributed brands and exclusive merchandise.

Industry Overview
      We compete in the department store segment of the U.S. retail industry. Department stores have historically dominated apparel and accessories retailing, occupying a cornerstone in the U.S. retail landscape for more than 100 years. Over time, department stores have evolved from single unit, family owned, urban locations to regional and national chains serving communities of all sizes. The department store industry continues to evolve in response to ongoing consolidation among apparel and accessory vendors as well as the evolution of competitive retail formats — mass merchandisers, national chain retailers, specialty retailers and online retailers.

      The table below provides a summary of the competitive landscape and the positioning of traditional department stores within the U.S. retail industry:
Summary of U.S. Retail Channels

	Mass	National Chain	Traditional		Luxury
	Merchandisers	Retailers	Department Stores	Specialty Retailers	Department Stores

Representative Competitors	• Wal-Mart • Target	• J. C. Penney • Kohl’s • Sears	• Bon-Ton/NDSG • Belk • Dillard’s • Federated	• Ann Taylor • Chico’s • Gap • Talbots	• Barneys • Neiman Marcus • Saks Fifth Avenue

Price Position	• Low	• Low to Moderate	• Moderate	• Moderate to High	• High

Merchandise Breadth/Depth	• Very few nationally distributed brands • Private brand merchandise focused on value-driven customers • Broadest overall merchandise assortments • Always in-stock • Selected key item programs	• Very few nationally distributed brands
• Private brand merchandise focused on value- driven customers
• Broadest overall merchandise assortments
• Weaker assortments in non-key categories
• Key item programs	• High penetration of nationally distributed brands
• Increasing mix of fashionable, high- quality private brands differentiates merchandise
• Broadest/ deepest assortments in key categories (e.g., apparel, accessories, footwear, cosmetics and home)
			• Intense key item programs	• 100% private brand • Limited in- stock • Intense key item programs	• High penetration of limited distribution luxury brands • Premium price point private brands including “namesake” brands • Focus on apparel, accessories, footwear and cosmetics

Customer Service Positioning	• Self-service in almost all zones	• Self-service in most zones	• Self-service in many zones • One-on-one selling in selected zones • Certain in-store amenities	• One-on-one selling in most zones • Limited self- service	• One-on-one selling in most zones • Very limited self- service • Many in-store amenities

      We estimate that the department store channel, which includes National Chain Retailers, Traditional Department Stores and Luxury Department Stores from the table above, accounted for sales of approximately $114.0 billion in 2004. We believe that this channel has experienced an approximately 1.5% compound annual sales growth rate since 1990. We further believe that the traditional department store segment has experienced modestly declining market share of overall retail sales as a result of the emergence of competitive retail formats over the past several years.
      We believe that the following trends will continue to impact the department store channel in the U.S.:

•	Competitive retail landscape. The retail landscape has become increasingly competitive, due in large part to the growth of mass merchandisers, national chain retailers, specialty retailers and online retailers. We believe that, in general, mass merchandisers and national chain retailers compete on the basis of price, specialty retailers compete on the basis of the strength of their brands and online retailers compete on the basis of convenience and price. We believe that in order to succeed in this competitive retail environment, department stores must offer brands that resonate with consumers, compelling value and a pleasant shopping experience, which lead to customer loyalty and increased sales.

•	Increasing importance of private brands. We believe that as the department store sector has faced increasing competition from mass merchandisers, national chain retailers, specialty retailers and online retailers, successful department store operators have differentiated their offerings with private brands that are exclusive to their stores. We also believe that department store private brands, which offer customers fashion at competitive price points, generally generate higher gross margins than third party nationally distributed brands. In addition to generating higher gross margins, private brands also allow department store operators to differentiate their offerings, create value for customers and increase customer loyalty.

•	Department store consolidation. We believe that the increased level of department store consolidation has resulted from the desire of department store operators to expand their geographic footprint, gain market share and reduce costs. We believe that recent department store consolidation, such as our acquisition of NDSG, the acquisition by Federated Department Stores, Inc. of The May Department Stores Company, the merger of Kmart Holding Corporation and Sears, Roebuck and Co. to form Sears Holdings Corporation and the acquisition by Belk, Inc. of the Proffitt’s and McRae’s department stores from Saks, and possible future department store consolidation, will result in a smaller number of department store operators with increased market share and purchasing power.

•	Vendor consolidation. Over the past few years, the apparel and footwear industries have experienced increased consolidation, including VF Corporation’s acquisitions of Nautica Enterprises, Inc., Vans Inc. and Reef Holdings Corporation; Oxford Industries, Inc.’s acquisitions of the Tommy Bahama brand and Ben Sherman Ltd.; and adidas-Salomon AG’s acquisition of Reebok International Ltd. We believe that vendor consolidation will continue as vendors aim to increase their scale and offer retailers a broad portfolio of styles, brands and price points.

      We believe that the following characteristics are key factors for success in the increasingly competitive department store industry:

•	Sufficient size and scale to benefit from leverage with vendors;

•	Unique and differentiated merchandise offerings;

•	A convenient and pleasant shopping experience;

•	Compelling value; and

•	Customer satisfaction and loyalty.

Competitive Strengths
      We believe the following competitive strengths serve as the foundation of our business strategy:
      Market Leadership Position. We have established what we believe to be the #1 or #2 market position in most of the markets in which we operate. We operate 278 department stores across 23 states, and we believe that we are the leading regional department store chain across the Northeastern, Midwestern and Great Plains states. Our scale and geographic footprint make us an important distribution channel for leading merchandise vendors and enhance our ability to offer our customers nationally distributed brands and exclusive merchandise. We complement our selection of nationally distributed brands with our exclusive private brand merchandise to create a compelling and differentiated merchandise assortment. We also offer our customers a convenient and pleasant shopping experience with an emphasis on exceeding customer expectations. We believe that we have successfully combined these elements to create department store brands that resonate with consumers, resulting in strong customer loyalty and solid operating performance.

      Broad Portfolio of Differentiated Merchandise Offerings. We offer our customers differentiated and broad assortments of quality nationally distributed and private brand apparel, accessories, footwear, cosmetics and home furnishings. The combined teams of experienced buyers from Bon-Ton and NDSG have developed strong relationships with leading vendors of nationally distributed brands. We believe that our scale, geographic footprint and market position make us an attractive distribution channel for vendors to reach their target customers. As a result, our vendors provide us with their newest trend-right merchandise and exclusive products. Our stores carry a number of recognized nationally distributed brands, including Calvin Klein, Chanel, Coach, Easy Spirit, Estée Lauder, Jones New York, Liz Claiborne, Nautica, Nine West, OshKosh, Ralph Lauren, Tommy Hilfiger and Waterford. To complement our nationally distributed brand offerings, we have developed successful private brands, which are an important component of our merchandising strategy. These exclusive brands differentiate our offerings by providing our customers with fashionable, high-quality merchandise at price points that are generally lower than nationally distributed brand alternatives. The breadth of our sourcing and the strength of our private brand program help mitigate risks associated with any individual vendor or brand.
      Focus on the Shopping Experience. We provide our customers a convenient and pleasant shopping experience that we believe differentiates us in the market and drives customer satisfaction and loyalty. Our sales associates are professional, friendly and knowledgeable and enhance our customers’ in-store experience. We provide one-on-one personalized service in departments where a higher degree of consultative selling is appropriate such as cosmetics, footwear, tailored clothing, intimate apparel and furniture. In self-service areas of the store, friendly sales associates assist customers and efficiently process transactions. Our stores are attractive and inviting with abundant directional signage for easy in-store navigation, and we emphasize shopping efficiency by locating related departments close to each other. In addition, we offer a variety of in-store amenities such as shopping carts, wide aisles and comfort zones to enhance our customers’ shopping experience.
      Substantial Brand Equity and Customer Loyalty. We have built significant brand equity and customer loyalty throughout our history. The majority of our nameplates have been in existence for over 100 years. We believe that our commitment to providing differentiated merchandise assortments and a pleasant and convenient shopping experience, combined with our extensive marketing programs, have positioned us as “the best place to shop in your hometown.” Evidencing our customer loyalty is the high penetration rate of our proprietary credit card programs. We believe that this level of penetration is among the highest in the retail industry. Furthermore, we believe that our proprietary credit card programs create a dedicated “open to buy” for our customers and provide us with detailed transaction data that allow us to tailor our marketing programs and merchandise offerings.
      Experienced Management Team with a Proven Track Record. We have a seasoned and deep management team that has a wealth of experience in key areas of retail, including merchandising, store operations and marketing. Our senior management team is composed of department store veterans who average 31 years of retail industry experience and 13 years of experience with us. Additionally, the Bon-Ton management team led the successful acquisition and integration of Elder-Beerman, which closed in October 2003. We have historically retained the best talent from organizations that we have acquired, and we expect to continue this approach to build our future leadership team. For example, our executive leadership team is led by Byron “Bud” Bergren, our President and Chief Executive Officer, who joined Bon-Ton in 2003 as a result of the Elder-Beerman acquisition. Mr. Bergren’s career in the department store industry spans over 30 years. A portion of our management is comprised of former NDSG management.

Our Business Strategy
      Our goal is to enhance our position as one of the leading regional department store retailers in the U.S. We will continue our practice of locating stores predominantly in mid-sized markets, which we believe are generally more profitable than metropolitan markets because they are less competitive and have lower operating costs. We have begun to execute the following strategies:
      Successfully Integrate Our Acquisition of NDSG. We have commenced an integration process for the integration of NDSG, which we expect will span two years, that will implement the best attributes of Bon-Ton and NDSG. This integration process will benefit from the experience gained from Bon-Ton’s successful integration of Elder-Beerman after acquiring it in 2003. The following are key components of our integration strategy:

•	We will continue to leverage the strong heritage and brand equity of each of our nameplates by continuing to operate substantially all of our stores under their current banners; and

•	We intend to complete a three-phase integration process with respect to our operating functions:

•	Phase I: By the end of September 2006, we plan to complete the integration of Bon-Ton’s and NDSG’s merchandising, marketing, inventory management, human resources and proprietary credit card operations;

•	Phase II: By the end of fiscal 2006, we plan to complete the integration of Bon-Ton’s and NDSG’s logistics, store operations and accounting functions and systems; and

•	Phase III: By the end of fiscal 2007, we plan to complete the transition of Bon-Ton and NDSG to common systems and enhance our core operations.
      We believe that, after the integration process is completed, we will realize approximately $33.0 million of annual cost savings, of which approximately $8.0 million relates to store operations, $11.5 million relates to merchandising and marketing and $13.5 million relates to administrative functions. The realization of the cost savings is expected to be approximately $16.5 million in fiscal 2006, $24.8 million in fiscal 2007 and $33.0 million in fiscal 2008 and in each subsequent year. These cost savings are, however, only estimates. Actual cost savings can be expected to vary from estimates and the variation may be material. In order to realize these total cost savings, we estimate that we will incur approximately $25.5 million in aggregate one-time cash expenses relating to integration costs, transition services costs and severance costs. We expect to incur approximately $17.5 million of these expenses in fiscal 2006 and $8.0 million of these expenses in fiscal 2007. See “Risk Factors — Our failure to effectively integrate NDSG into our existing business could have a material adverse effect on our business, financial condition and results of operations.”
      Continue to Offer a Unique and Differentiated Merchandise Assortment. Our ability to offer our customers a unique and differentiated merchandise mix that represents fashion, quality and value has been a key driver of our success. We believe that as the retail sector continues to experience increased competition, department stores that are able to offer consumers a fresh selection of popular brands based on current styles will differentiate themselves in the market, gain market share and retain customer loyalty. We believe that the acquisition of NDSG has further strengthened our merchandising team since a significant portion of former NDSG merchandising staff are now part of our merchandising staff, allowing us to enhance the merchandise offerings at the Bon-Ton and Elder-Beerman stores. We plan to continue to focus on the following merchandising initiatives:

•	Providing core offerings of nationally distributed brands at competitive prices;

•	Growing our successful private brand program to represent approximately 20% of our net sales;

•	Offering a broad and deep assortment of key categories including apparel, accessories, footwear, cosmetics and home furnishings;

•	Providing product not available through other retail channels;

•	Identifying a mix of key items and supporting these items with appropriate levels of inventory and marketing;

•	Offering a selection of merchandise that represents exceptional value to our customers; and

•	Reacting quickly to changing consumer trends and needs.

      Optimize Our Proprietary Credit Card Programs. Prior to the Acquisition, Bon-Ton and NDSG operated proprietary credit card programs that were administered by HSBC Nevada Bank, N.A. under separate agreements. We refer to HSBC Nevada Bank, N.A. and/or certain of its affiliates, as the context requires, as “HSBC.” In conjunction with the Acquisition, Bon-Ton amended its agreement with HSBC to include the NDSG proprietary credit card program portfolio. We believe that the Bon-Ton and NDSG proprietary credit card programs enjoy penetration rates well above department store industry averages. We also believe that our proprietary credit card customers tend to be our most loyal and highest spending customers. Furthermore, as a result of our arrangements with HSBC, sales charged to our proprietary credit cards generate higher operating margins for us than sales made via other forms of payment.
      We plan to leverage the strength and financial characteristics of our proprietary credit card programs to grow our sales and profitability via the following key initiatives:

•	Expanding the membership base of our loyalty programs through increased direct marketing campaigns and point-of-sale initiatives;

•	Enhancing our strong customer relationship management capabilities utilizing transaction data to tailor specific marketing programs and merchandise offerings to targeted proprietary credit card customers in order to increase annual purchases charged to their credit cards; and

•	Exploring the potential financial benefits to us of consolidating the proprietary credit card portfolio arrangements with HSBC.
      Continue to Exceed Customer Expectations. We believe that we have historically achieved strong customer loyalty and sales productivity by exceeding customer expectations and offering a pleasant shopping experience. We intend to continue to improve our customer service by:

•	Providing training to our sales associates in consultative selling positions to ensure that customers are directed to the appropriate offerings;

•	Providing incentives designed to retain productive employees;

•	Maintaining attractive and inviting stores that offer easy and efficient in-store navigation; and

•	Investing in stores that we believe have significant growth potential, including making capital improvements to increase selling square footage.
Merchandise

Merchandise Mix
      Our stores offer a broad assortment of quality, brand-name fashion apparel and accessories for women, men and children, as well as footwear, cosmetics, home furnishings and other goods at opening, moderate and better price points. We offer a distinct core merchandise assortment including nationally distributed brands at competitive prices and unique product at compelling values through our private brands. We further differentiate our merchandise assortment with exclusive product from nationally distributed brands.

Nationally Distributed Brands
      Our nationally distributed brand assortment includes many of the most well-known and popular labels in the apparel, accessories, footwear, cosmetics and home furnishings industries such as Calvin Klein, Chanel, Coach, Easy Spirit, Estée Lauder, Jones New York, Liz Claiborne, Nautica, Nine West, OshKosh, Ralph Lauren, Tommy Hilfiger and Waterford. We believe these brands enable us to position our stores as a headquarters for fashion, offering both newness and wardrobe staples at competitive prices. We believe that we maintain excellent relationships with our merchandise vendors, working collaboratively to select the most compelling assortments for our customers.

Private Brands
      Our exclusive private brands complement our offering of nationally distributed brands and are a key component of our overall merchandising strategy. Our private brand portfolio includes popular brands such as Consensus; Cuddle Bear; Pursuits, Ltd.; Living Arts; Relativity; Ruff Hewn; Statements; and Studio Works. By providing exclusive fashion products at price points that are more attractive than nationally distributed brand alternatives, our private brand program creates value for our customers and increases our brand exclusiveness, competitive differentiation and customer loyalty.
      The acquisition of NDSG included a significant private brand program and over the next year we intend to build a private brand organization that will serve the Company as a whole. Our private brand program also presents the opportunity to increase our overall gross margin by virtue of the more efficient cost structure inherent in the design and sourcing of in-house brands. We anticipate that we will be able to increase our private brand penetration by combining the merchandising strengths of Bon-Ton and NDSG.

Vendor Relationships and Sourcing
      Our highly experienced team of buyers has developed long-standing and strong relationships with many of the leading vendors in the marketplace. Our scale, geographic footprint and market leadership make us an important distribution channel for leading merchandise vendors to reach their target consumers. We believe that our status as a key account to many of our vendors serves to strengthen our ability to negotiate for exclusive merchandise as well as for better pricing terms. We monitor and evaluate the sales and profitability performance of each vendor and adjust our purchasing decisions based upon the results of this analysis.
      Consistent with industry practice, we receive reimbursement allowances from certain of our vendors in support of the merchandise sold to us that must later be marked down or that does not allow us to achieve certain margins upon sale to our customers. Additionally, we receive advertising allowances from certain of our vendors, most of which represent reimbursements of specific, incremental and identifiable costs incurred to promote the vendors’ merchandise.
Marketing and Customer Service
      We are committed to providing our customers with a satisfying shopping experience by offering trend-right fashions, differentiated product, value and convenience. Critical elements of our customer service approach are:

•	marketing programs designed to promote customer awareness of our fashion, quality and value;

•	proprietary credit card programs that facilitate ongoing communication with our customers;

•	loyalty programs that foster and strengthen mutually beneficial long-term relationships; and

•	knowledgeable, friendly and well-trained sales associates.

Marketing
      Our strategic marketing initiatives develop and enhance our brand equity and maintain our position as a leading shopping destination among our target customers. We conduct a multi-faceted marketing program, including newspaper advertisements and inserts, broadcast advertisements, direct mail and in-store events. We use a combination of (i) advertising and sales promotion activities to reach and build brand image and traffic and (ii) customer-specific communications and purchase incentives to drive customer spending and loyalty. Both types of marketing efforts focus primarily on our target customer of women between the ages of 25 and 65 with annual household incomes of $35,000 to $125,000, with the intention of increasing visit frequency and purchases per visit. Additionally, our marketing activities attract a broader audience, including juniors, seniors and men. We seek to attract new customers and to maintain customer loyalty by actively communicating with our customers through the execution of targeted marketing facilitated by sophisticated customer relationship management capabilities.

      Effective communication includes showcasing our “hometown store” tradition. We are focused on important, cause-related efforts and events to enhance our connection with the communities in which we operate and with the customers we serve. These strategic initiatives garner favorable publicity, drive traffic and generate incremental sales. Additionally, these efforts serve to differentiate us from our competitors.
      We maintain an active calendar of in-store events to promote our sales efforts. These events include appearances by well-known designers and personalities, trunk shows, fashion shows, cooking demonstrations and cosmetic makeovers from leading makeup artists.

Proprietary Credit Card
      Evidencing our customer satisfaction and loyalty is the high penetration rate of our proprietary credit card programs that are administered by HSBC. We have over 4.8 million active proprietary credit card holders.
      Our proprietary credit card loyalty programs are designed to cultivate long-term relationships with our customers. Loyalty programs offer rewards and privileges to all members meeting annual purchase requirements. Our targeted loyalty programs focus on our most active customers, which we refer to as our “loyalty club customers,” and include marketing features such as coupon pricing without coupons, advanced sales notices and extra savings events.
      On July 8, 2005, HSBC purchased the Bon-Ton proprietary credit card accounts and the related outstanding balances associated with those accounts (we refer to this transaction as the “Credit Card Sale”). As part of the Credit Card Sale, Bon-Ton entered into a seven-year marketing and servicing agreement with HSBC. Under the terms of the agreement, HSBC offers credit cards and non-card payment plans bearing the Bon-Ton and Elder-Beerman nameplates, and we receive from HSBC ongoing payments related to credit card sales and compensation for marketing and certain servicing activities. By partnering with HSBC, Bon-Ton can capitalize on HSBC’s technological and marketing resources to continue to grow the proprietary credit card business. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Bon-Ton” for more information related to the Credit Card Sale.
      Since April 2003, HSBC has owned NDSG’s proprietary credit card program, with servicing retained by Saks. In connection with the purchase of NDSG from Saks, the marketing and servicing agreement between Bon-Ton and HSBC was amended to provide that the NDSG proprietary credit card program would be included with the Bon-Ton program. Bon-Ton anticipates that NDSG’s proprietary credit card portfolio program, including the servicing, will be integrated with Bon-Ton’s proprietary credit card program in fiscal 2006.

Customer Service
      We maintain a sales force of knowledgeable and well-trained sales associates that deliver excellent service to our customers. Sales associates are trained in the areas of customer service, selling skills and product knowledge. We employ a two-tiered strategy to achieve effective customer service. In selected areas, we offer one-on-one selling with dedicated associates to assist customers with merchandise selections. Our customers also appreciate the convenience of self-service formats in many departments and efficient service centers to expedite their purchases. Our new associates receive computer-based training for effective, efficient and uniform training. We actively monitor and analyze, through our scheduling program, the service levels in our stores in order to maximize sales associate productivity and store profitability.

Integration of NDSG
      On March 6, 2006, Bon-Ton purchased NDSG from Saks, increasing our store count to 279, adding approximately 15 million rentable square feet. On a pro forma basis, our net sales in fiscal 2005 increased by more than 165%. The combination of Bon-Ton and NDSG leverages our similar business models in secondary geographic markets, merchandise mixes, store layouts and customer demographics to create a leading regional department store chain in the United States. We anticipate keeping the existing nameplates in the markets where Bon-Ton and NDSG stores operate, thus capitalizing on our leadership position achieved during our longstanding presence in those markets.
      We have begun an integration process to integrate NDSG into Bon-Ton, which we expect will span two years. Having previously successfully integrated Elder-Beerman, we believe that we can implement operational improvements and achieve benefits from increased scale with the integration of NDSG.
      During the early stages of our transition process, Saks will provide us with specified support services, including information technology, accounting, human resources, and proprietary credit card operations.
      We are working closely with NDSG senior management to adopt best business practices and define opportunities for profitable growth. One of our goals is to implement strategic initiatives to drive sales growth. We will target several business categories for incremental sales opportunities, building on the merchandising strengths of Bon-Ton and NDSG. We anticipate that vendor diversification will broaden our offerings to include certain products and brands that are available in Bon-Ton or NDSG stores, but not in both. Moreover, by increasing our importance to vendors as a high volume purchaser, we will be able to better differentiate ourselves from competitors via improved access to exclusive merchandise from nationally distributed brands.
      We are planning for a common merchandise assortment of both nationally distributed and private brands and a common marketing and sales promotion calendar for all of our stores by August 2006. A significant portion of the pre-Acquisition NDSG merchandising staff have remained with us, which allows us to enhance the merchandise offerings at Bon-Ton and Elder-Beerman stores. Additionally, the acquisition of NDSG includes a significant private brand program and over the next year we intend to build a private brand organization that will serve the Company as a whole.
      Of equal importance is expediting our systems integration efforts while maintaining a steady flow of merchandise and appropriate levels of inventory to minimize business disruption and ensure customer satisfaction. Under this premise, whenever practical, we will allow our divisions to continue to use information systems with which they are familiar. We are assessing the systems of each division and ultimately will select the best technology for universal adoption as we did when integrating our systems with those of Elder-Beerman.
Competition
      The retail industry is highly competitive and fragmented. We face competition for customers from traditional department store operators such as Belk, Inc., Dillard’s, Inc. and Federated Department Stores, Inc.; national chain retailers such as J. C. Penney Company, Inc., Kohl’s Corporation and Sears Holdings Corporation; mass merchandisers such as Wal-Mart Stores, Inc. and Target Corporation; specialty stores and, to a lesser extent, catalogue and online retailers. In addition, we face competition for suitable store locations from other department stores, national chain retailers, mass merchandisers and other large-format retailers. In a number of our markets, we compete for customers with national department store chains which are better established in such markets than we are and which offer a similar mix of branded merchandise as we do. In other markets, we face potential competition from national chains that, to date, have not entered such markets and from national chains that have stores in our markets but currently do not carry similar branded goods. In all markets, we generally compete for customers with stores offering moderately priced goods. Many of our competitors have substantially greater financial and other resources than we do, and many of those competitors have significantly less debt than we do and may thus have greater flexibility to respond to changes in our industry.
      We believe that we compare favorably with our competitors with respect to quality, depth and breadth of merchandise, prices for comparable quality merchandise, customer service and store environment. We also believe our knowledge of and focus on mid-sized markets, developed over our many years of operation, give us an advantage in mid-sized markets that cannot be readily duplicated. In markets in which we face traditional department store competition, we believe that we compete effectively, typically enjoying a #1 or #2 market position among department stores.
Trademarks
      We own various registered trademarks, including, but not limited to, our store nameplates and private brands. We believe our trademarks and service marks are important and that the loss of certain of our trademarks or trade names, particularly the store nameplates, could have a material adverse effect on us. Many of our trademarks are registered in the United States Patent and Trademark Office. The terms of these registrations are generally ten years, and they are renewable for additional ten-year periods indefinitely so long as the marks are in use at the time of renewal. We are not aware of any claims of infringement or other challenges to our right to register or use our marks in the United States that would have a material adverse effect on our consolidated financial position, results of operations, or liquidity.
Information Technology and Systems

Systems
      During the two-year period following the October 2003 acquisition of Elder-Beerman, Bon-Ton made a significant investment in information technology systems, focusing on converting multiple operating divisions to an integrated platform. The conversion featured an enhanced common point-of-sale system, and common merchandising, marketing, financial and support systems. The investment in these core technologies was made in order to achieve systems uniformity and to add efficiency and enhanced functionality.
      Integrating the Bon-Ton and NDSG systems will be critical for us to function as one company. We anticipate that we will have capital expenditures in fiscal 2006 and 2007 to facilitate the systems integration process. We recognize that we must expeditiously develop in-house capabilities to minimize and eliminate our dependence on costly transition services for which we have contracted with Saks. In the interest of efficiency versus scope and cost, whenever practical, we will allow our divisions to continue to use information systems with which they are familiar. We are exploring several systems configuration scenarios, looking to preserve the existing functionality between systems and business processes. We anticipate that merchandising, marketing and planning and allocation personnel located in Milwaukee, Wisconsin, will generally utilize proprietary software of NDSG. Corporate and support personnel headquartered in York, Pennsylvania, will generally utilize existing Bon-Ton systems. We will invest in a system configuration that supports our current business operations and has the capacity for future growth. Post-integration, we will continue to explore what the best business operations systems are for our business. We will apply the knowledge gained from our recent successful integration of Elder-Beerman to the NDSG integration in order to minimize business disruption and sales risk.

Inventory Management
      Our merchandising function is centralized with a staff of approximately 100 buyers and a planning and allocation team with responsibility for determining the merchandise assortment and quantities to be purchased and for the allocation of merchandise to each store.
      The majority of the merchandise we purchase is initially received at one of our five distribution facilities. The capacity of our distribution system allows for a potential future growth of distribution functions into regional centers.
      We primarily operate on a pre-distribution model through which we allocate merchandise on our initial purchase orders to each store. This merchandise is shipped from our vendors to our distribution facilities for delivery to designated stores. We then have the ability to direct replenishment merchandise to the stores that demonstrate the highest customer demand. This reactive distribution technique helps minimize excess inventory and affords us timely and accurate replenishment.

      Our distribution facilities are electronically monitored by our merchandising staff to facilitate the distribution of goods to our stores. We utilize electronic data interchange (EDI) technology with most vendors, which is designed to move merchandise onto the selling floor quickly and cost-effectively by allowing vendors to deliver floor-ready merchandise to the distribution facilities. In addition, we utilize high-speed automated conveyor systems to scan bar coded labels on incoming cartons of merchandise and direct cartons to the proper processing areas. Many types of merchandise are processed in the receiving area and immediately “cross-docked” to the shipping dock for delivery to the stores. Certain processing areas are staffed with personnel equipped with hand-held radio frequency terminals that can scan a vendor’s bar code and transmit the necessary information to a computer to record merchandise on hand. We utilize third-party carriers to distribute our merchandise to individual stores.
      The majority of our merchandise is held in our stores. We closely monitor the inventory levels and assortments in our stores to facilitate reorder and replenishment decisions, satisfy customer demand and maximize sales.
Seasonality
      Our business, like that of most retailers, is subject to seasonal fluctuations, with the major portion of sales and income realized during the second half of each fiscal year, which includes the back-to-school and holiday seasons. Due to the fixed nature of certain costs, our selling, general and administrative expenses are typically higher as a percentage of net sales during the first half of each fiscal year. Because of the seasonality of our business, results for any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year. In addition, quarterly results of operations depend upon the timing and amount of revenues and costs associated with the opening, closing and remodeling of existing stores.
Store and Support Locations
      We operate 278 stores in 23 states, encompassing approximately 27 million gross square feet, with 217 of our stores located in malls, 42 stores located in open-air lifestyle centers or strip malls, and 19 stores that are freestanding. The average store size is approximately 95,000 square feet. Of our 278 stores, we own 33 stores and have ground leases on seven stores. Of the 238 leased stores, 11 leases have current terms that expire within one year (one of which does not have an extension option) and 106 additional leases have current terms that expire within five years (five of which do not have an extension option).
      We operate under seven nameplates, as follows:

Nameplate	Stores	States

Bon-Ton	70	Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Vermont, West Virginia
Elder-Beerman	67	Illinois, Indiana, Iowa, Kentucky, Michigan, Ohio, West Virginia, Wisconsin
Younkers	47	Illinois, Iowa, Michigan, Minnesota, Nebraska, South Dakota, Wisconsin
Herberger’s	40	Colorado, Iowa, Minnesota, Montana, Nebraska, North Dakota, South Dakota, Wisconsin, Wyoming
Carson Pirie Scott	31	Illinois, Indiana
Bergner’s	13	Illinois
Boston Store	10	Wisconsin
      Our corporate headquarters are in York, Pennsylvania where our administrative and sales support functions reside. Merchandising and marketing functions are being integrated and will operate in Milwaukee, Wisconsin. Of our five distribution centers, we own two distribution centers located in Rockford, Illinois and Green Bay, Wisconsin, and we lease three distribution centers in the following locations: Allentown, Pennsylvania; Fairborn, Ohio; and Ankeny, Iowa. Of the three leased distribution centers, one lease has a current term that expires within five years; however, we may exercise options to extend the term of this lease.
Capital Investments
      We make capital investments to support our long-term business goals and objectives. We invest capital in new and existing stores, distribution and support facilities and information technology.
      In fiscal 2006, we anticipate total capital expenditures of approximately $91 million. As part of our focus on continually improving our store base, significant capital will be employed for major remodels, expansions and relocations, as well as on-going upgrades in other stores. We are focused on maintaining the quality of our stores and, consequently, our brand equity. With respect to our major remodels, we expand only after extensive analysis of our projected returns on capital. We generally experience an increase in both total sales and profitability at stores that undergo a remodel or expansion.
      In fiscal 2006, we anticipate that we will have capital expenditures for planned expansions and remodels of eight stores and the relocation of two stores, adding approximately 100,000 square feet. The additional square footage will increase the productivity of these stores and provide larger departments with expanded merchandise selections.
      We believe capital investments for information technology in our stores, distribution facilities and support functions are necessary to support our business strategies. We are continually upgrading our information systems to improve efficiency and productivity. Included in the fiscal 2006 capital budget are significant expenditures to support our systems integration efforts to convert Bon-Ton and NDSG to an integrated platform.
Associates
      As of April 29, 2006, we had approximately 33,200 full-time and part-time associates. We employ additional part-time associates during peak periods. We believe that our relationship with our associates is good.
Legal Proceedings
      We are a party to legal proceedings and claims that arise during the ordinary course of business. We do not expect the ultimate outcome of any such litigation and claims will have a material adverse effect on our business, financial position, results of operations or liquidity.

MANAGEMENT
      The following table sets forth certain information regarding the members of our board of directors and our executive officers as of June 15, 2006:

Name	Age	Position

Tim Grumbacher	66	Executive Chairman of the Board of Directors
Byron L. Bergren	59	President and Chief Executive Officer and Director
Anthony J. Buccina	55	Vice Chairman, President — Merchandising
David B. Zant	49	Vice Chairman, Private Brand, Merchandise Planning and Internet Marketing
Stephen R. Byers	52	Executive Vice President — Stores and Visual Merchandising
Edward P. Carroll, Jr.	59	Executive Vice President — Sales Promotion and Marketing
Dennis R. Clouser	53	Executive Vice President — Human Resources
Keith E. Plowman	48	Executive Vice President — Chief Financial Officer and Principal Accounting Officer
James M. Zamberlan	59	Executive Vice President — Stores
Robert B. Bank	59	Director
Philip M. Browne	46	Director
Shirley A. Dawe	59	Director
Marsha M. Everton	54	Director
Michael L. Gleim	63	Director
Robert E. Salerno	58	Director
Thomas W. Wolf	57	Director
      Mr. Grumbacher has been our Executive Chairman of the Board of Directors since February 2005. He served as our Chairman of the Board of Directors from August 1991 to February 2005. He was our Chief Executive Officer from 1985 to 1995 and from June 2000 to August 2004. From 1977 to 1989 he was our President.
      Mr. Bergren has been our President and Chief Executive Officer since August 2004. Mr. Bergren, who joined us in November 2003 as Vice Chairman and served as President and Chief Executive Officer of Elder-Beerman from February 2002 through August 2004, served as Chairman of the Southern Division of Belk, Inc. from 1999 to February 2002, as Partner of the Florida Division of Belk, Inc. from 1992 to 1999, and in senior executive positions at Belk Stores from 1985 to 1992.
      Mr. Buccina became our Vice Chairman, President — Merchandising on June 1, 2006. He joined the Company as President and Chief Merchandising Officer of Carson’s on April 3, 2006. He served as President — Head Merchant of NDSG from 1999 to April 2006.
      Mr. Zant became our Vice Chairman, Private Brand, Merchandise Planning and Internet Marketing on June 1, 2006. He served as our Vice Chairman and Chief Merchandising Officer from January 2005 to June 2006. From July 2002 to December 2004, he was Executive Vice President — General Merchandise Manager for Belk, Inc. From June 2001 to July 2002, he was President of Belk’s Central Division.
      Mr. Byers became our Executive Vice President — Stores and Visual Merchandising effective April 3, 2006. He served as Executive Vice President of Stores and Visual Merchandising of NDSG from August 2004 until April 2006. He held the post of Senior Vice President/ Territory Director of Stores for Kohl’s Department Stores between 2000 and August 2004.

      Mr. Carroll became our Executive Vice President — Sales Promotion and Marketing effective April 3, 2006. Prior to that time, he served as Executive Vice President of Sales Promotion and Marketing for NDSG for more than five years.
      Mr. Clouser has been our Executive Vice President — Human Resources since April 3, 2006. He served as Senior Vice President — Human Resources from February 2005 to April 2006 and Vice President — Employment and Training from April 2004 to February 2005. For more than four years prior to that time, was Senior Vice President — Human Resources at Elder-Beerman.
      Mr. Plowman has been our Executive Vice President since April 3, 2006, Chief Financial Officer since May 2005 and Principal Accounting Officer since June 2003. He served as Senior Vice President — Finance from September 2001 to April 2006. Mr. Plowman joined us in 1997 as Divisional Vice President — Controller and from May 1999 to September 2001 he was our Vice President — Controller.
      Mr. Zamberlan has been our Executive Vice President — Stores since November 2004. Prior to that time, he served as Executive Vice President — Stores for Elder-Beerman for more than five years.
      Mr. Bank has been President of Robert B. Bank Advisory Services, a private capital investment and consulting firm, since 1990.
      Mr. Browne has been Senior Vice President and Chief Financial Officer of Advanta Corp., one of the nation’s largest providers of business credit cards to small businesses, since June 1998. Prior to that, Mr. Browne was a partner at Arthur Andersen LLP, where he was employed for more than 15 years.
      Ms. Dawe has been President of Shirley Dawe Associates, Inc., a Toronto-based consulting group since 1986. Prior to 1986, she held progressively senior merchandising positions with the Hudson’s Bay Company, a Canadian national department store chain, for over 15 years. Ms. Dawe is a director of the National Bank of Canada and Henry Birks & Sons, Inc., a North American fine jewelry retailer.
      Ms. Everton has been President of The Pfaltzgraff Co., a subsidiary of Lifetime Brands, Inc., a multi-channel retail company, since July 2005. From January 2002 to July 2005, she was President and Chief Executive Officer of The Pfaltzgraff Co., a casual dinnerware manufacturer. Ms. Everton was Vice President of The Pfaltzgraff Co. for more than ten years prior, and was responsible during this period for various departments including stores and direct marketing, corporate development and market planning and administration.
      Mr. Gleim was Vice Chairman and Chief Operating Officer of Bon-Ton from December 1995 to February 2002. From 1991 to December 1995 he was Senior Executive Vice President of Bon-Ton, and from 1989 to 1991 he was Executive Vice President of Bon-Ton.
      Mr. Salerno has been Chief Operating Officer of Nancy Koltes Associates, a wholesaler of luxury domestics and linens, since June 2004. He was Chief Operating Officer of Kieselstein-Cord International, a luxury accessories wholesaler and retailer, from December 2002 to June 2004; and Vice President and Chief Operating Officer of Circline.com, an internet based broker of fine arts and antiques, from November 2001 to December 2002. From October 1999 to August 2001, Mr. Salerno was Chief Executive Officer of Bluefish Clothing, an apparel marketer. In November 1999, Bluefish Clothing filed for relief under chapter 11 of the U.S. Bankruptcy Code and the company was liquidated in November 2001. From June 1996 to February 1999, he was Senior Vice President of Bergdorf Goodman, responsible for all operational, financial and administrative functions.
      Mr. Wolf has been President of the Wolf Organization, Inc., a building materials manufacturer and distributor, since 1985. He is also a director of Irex Corporation, a national building contractor.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      The Company leases its Oil City, Pennsylvania store from Nancy T. Grumbacher, Trustee of the 2002 Indenture of Trust of M. Thomas Grumbacher, pursuant to a lease entered into on January 1, 1981. The rental payments during fiscal 2005 under this lease were $223,500. The Oil City lease terminates on

July 31, 2011, and the Company has four five-year renewal options. Ms. Grumbacher is the wife of Tim Grumbacher, our Executive Chairman of the Board.
      During 2005, the Company purchased approximately $1.1 million of merchandise from The Pfaltzgraff Co. Marsha M. Everton, a director of the Company, is President of The Pfaltzgraff Co. The transactions noted above were on substantially the same terms as comparable transactions with other vendors of merchandise to the Company.
      Michael L. Gleim, a non-employee director, rendered consulting services to Bon-Ton during fiscal 2005 for which he was paid $75,000. In addition, Mr. Gleim received a $50,000 supplemental retirement benefit during fiscal 2005 from the Company pursuant to the terms of an employment agreement with Mr. Gleim with respect to his employment as Vice Chairman of the Company from 1995 to 2002.
DESCRIPTION OF CAPITAL STOCK
      The Company’s authorized capital stock consists of (i) 40,000,000 shares of Common Stock, par value $0.01 per share, (ii) 20,000,000 shares of Class A Common Stock, par value $0.01 per share, and (iii) 5,000,000 shares of Preferred Stock, par value $0.01 per share. On June 1, 2006, there were 14,084,859 shares of Common Stock and 2,951,490 shares of Class A Common Stock issued and outstanding. All of the outstanding shares of Class A Common Stock are owned by Tim Grumbacher, the Executive Chairman of the Board of Directors, and trusts for the benefit of Mr. Grumbacher’s children. There are currently no shares of Preferred Stock outstanding.
      Voting, Dividend and Other Rights of Common Stock and Class A Common Stock. The voting powers, preferences and relative rights of the Common Stock and the Class A Common Stock are generally identical in all respects, except that (i) at every meeting or action by consent in writing of the shareholders, the holders of Common Stock are entitled to one vote per share and holders of Class A Common Stock are entitled to ten votes per share; and (ii) shares of Class A Common Stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under “Conversion Rights and Restrictions on Transfer of Class A Common Stock.” Issuances of additional shares of Class A Common Stock (except in connection with stock splits, combinations, reclassifications and stock dividends) and modifications of the terms of the Class A Common Stock require the approval of a majority of the holders of the Common Stock and Class A Common Stock, voting as separate classes. Except as described above or as required by law, holders of Common Stock and Class A Common Stock vote together as a single class on all matters presented to the shareholders for their vote or approval, including, without limitation, the election of directors. Shareholders may act without a meeting upon written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.
      The holders of the Class A Common Stock, Tim Grumbacher and a trust for the benefit of Mr. Grumbacher’s family, have 68% of the aggregate voting power and, except as described above or as required by law, can determine the outcome of any matter submitted to the shareholders for approval, including the power to determine the outcome of all corporate transactions and the election of directors.
      Conversion Rights and Restrictions on Transfer of Class A Common Stock. Each share of Class A Common Stock, at the option of the holder thereof, is convertible at any time and from time to time into one share of Common Stock. Shares of Class A Common Stock may not be transferred except to permitted transferees, including Tim Grumbacher, certain family members of Mr. Grumbacher and trusts for the benefit of those family members, and certain entities controlled by Mr. Grumbacher or certain members of his family. Holders of the Class A Common Stock have entered into a shareholders’ agreement pursuant to which each such shareholder (other than Mr. Grumbacher) has granted to Mr. Grumbacher a right of first refusal to acquire any shares of Class A Common Stock proposed to be transferred. The Class A Common Stock is not listed or traded on any exchange or in any market. If

Class A Common Stock is transferred to anyone who is not a permitted transferee, such transferred Class A Common Stock immediately converts to Common Stock.
      Preferred Stock. The Board of Directors is empowered by our Articles of Incorporation to designate and issue from time to time one or more classes or series of Preferred Stock without any action of the shareholders. The Board of Directors may authorize issuances in one or more classes or series, and may fix and determine the relative rights, preferences and limitations of each class or series so authorized.
      The foregoing description of our capital stock sets forth the material terms of the capital stock but does not purport to be complete and is qualified by the description of our capital stock contained in our Articles of Incorporation, which have been filed with the SEC and are publicly available for review.
DESCRIPTION OF CERTAIN DEBT
Our New Senior Secured Revolving Credit Facility

General
      On March 6, 2006, we entered into a new senior secured credit facility that provides for up to $1.0 billion of revolver borrowings. This facility includes a last-in, first-out revolving credit facility of up to $900.0 million and a first-in, last-out revolving credit facility of up to $100.0 million and a sub-limit of $150.0 million for the issuance of standby and documentary letters of credit. All borrowings under the facility are limited by amounts available pursuant to a borrowing base calculation, which is based on stated percentages of eligible inventory, real estate and fixed assets, with a reduction for applicable reserves. As part of the new senior secured credit facility, Bank of America, N.A., and other lenders, have agreed to make available certain swing line loans in an aggregate amount not to exceed $75.0 million at any one time outstanding. The borrowers under the new senior secured credit facility are The Bon-Ton Department Stores, Inc., Elder-Beerman, Herberger’s Department Stores, LLC and Carson Pirie Scott, Inc. The borrowers are jointly and severally liable for all of the obligations incurred under the new senior secured credit facility and those obligations are guaranteed on a joint and several basis by The Bon-Ton Stores, Inc. and the other guarantors. The proceeds of these loans were used to pay the outstanding loans under our previous credit facility and to pay a portion of the purchase price for the Acquisition and will be used for other general corporate purposes.

Interest
      Borrowings under the new senior secured credit facility are at either (i) the prime rate established by Bank of America, N.A., from time to time, plus the applicable margin (the “Prime Rate”) or (ii) the LIBOR rate from time to time plus the applicable margin (the “LIBOR Rate”). A Prime Rate loan is due and payable monthly in arrears. A LIBOR Rate loan is payable at the end of each interest period (or every three months if the interest period is greater than three months). The applicable margin is determined by the excess availability under our credit line. Applicable margins range from 0.0% for Prime Rate last-in, first-out revolving credit loans when there is greater than $100.0 million in excess availability to 3.50% for LIBOR Rate first-in, last-out revolving credit loans when there is less than $100.0 million in excess availability. The swing line loans bear interest at the same rate applicable to last-in, first-out Prime Rate loans. We are required to pay a commitment fee to the lenders for unused commitments at a rate of 0.25% to 0.30% per annum, based on excess availability under the facility.

Maturity
      The new senior secured credit facility expires in March 2011.

Security and Guarantees
      The new senior secured credit facility is secured by a first priority security position on substantially all of the current and future assets of the borrowers and the guarantors, including, but not limited to, inventory, general intangibles, trademarks, equipment, certain real estate (other than owned real estate subject to existing mortgages or mortgages created under our new mortgage loan facility and leasehold interests) and proceeds from any of the foregoing, subject to certain exceptions and liens, provided that the pledge of stock of any foreign subsidiaries is limited to 65% of the outstanding equity interests of such foreign subsidiary. The new senior secured credit facility is guaranteed by the guarantors, which includes The Bon-Ton Stores, Inc. and each of its existing and future subsidiaries that is not a borrower, other than immaterial subsidiaries and special purpose entities. All of the guarantees under the new senior secured credit facility are guarantees of payment and not of collection. The lenders under our new senior secured credit facility have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that facility.

Covenants
      Financial covenants contained in the new senior secured credit facility require that the minimum excess availability under the facility be greater than $75.0 million at all times. Other covenants in the new senior secured credit facility require that we provide the lenders with certain financial statements, forecasts and other reports, borrowing base certificates and notices and comply with various federal, state and local rules and regulations. In addition, there are certain limitations on our activities, including limitations on:

•	any debt we may have in addition to the new senior secured credit facility and the terms of that debt;

•	acquisitions, joint ventures and investments;

•	mergers and consolidations;

•	disposition of property;

•	dividends by the borrowers, guarantors or their subsidiaries;

•	transactions with affiliates;

•	capital expenditures;

•	changes in our business or corporate structure;

•	prepaying, redeeming or repurchasing certain debt;

•	changes in accounting policies or reporting practices;

•	becoming a general partner in any partnership;

•	speculative transactions; and

•	participation in a passive holding company.

Events of Default
      Our new senior secured credit facility may be terminated upon the occurrence of certain events of default (subject to applicable grace periods for certain defaults) including:

•	failure to pay principal, interest or fees when due;

•	material breach of the warranties or failure to perform the covenants in the new senior secured credit facility;

•	default under certain other debt;

•	entry of certain monetary judgments against us that are not discharged in stated periods of time;

•	a change of control;

•	customary ERISA defaults;

•	an impairment or asserted invalidity of the loan documentation or the collateral under the new senior secured credit facility; and

•	our inability to pay debts or bankruptcy.
Our New Mortgage Loan Facility

General
      On March 6, 2006 we entered into a new mortgage loan facility with Bank of America, N.A. for an aggregate principal amount of $260.0 million. The new mortgage loan facility is for a term of ten years and is secured by mortgages on 23 retail stores and one distribution center owned by our wholly owned bankruptcy-remote special purpose entities. Each special purpose entity entered into a lease with each of our subsidiaries operating on its properties. A portion of the rental income received under these leases is used to pay the debt service under our new mortgage loan facility. The leases are guaranteed by The Bon-Ton Stores, Inc.

Maturity
      The new mortgage loan facility requires level monthly payments of principal and interest based on an amortization period of 25 years and the balance outstanding at the end of ten years will then become due and payable.

Interest
      The interest rate for the new mortgage loan facility is a fixed rate of 6.2125% per annum.

Security, Leases and Guarantees
      The new mortgage loan facility is secured by mortgages on 23 retail stores, containing approximately 3.1 million rentable square feet of retail space, and one distribution center, containing approximately 520,000 rentable square feet of distribution space, owned by the special purpose entities. Collectively, these properties have an appraised value of approximately $328 million.
      Each special purpose entity has entered into a lease with each of our subsidiaries operating on its properties. The leases are triple net leases with 15-year terms at market rents and are guaranteed by The Bon-Ton Stores, Inc. Rent payments exceed the debt service under our new mortgage loan facility, which debt service is paid from a portion of the rental income received by the special purpose entities. The aggregate annual lease payments are approximately $26 million. The excess of the amounts received by the special purpose entities under the leases over the amounts required to make debt service payments and pay certain related expenses under the new mortgage loan facility may be available for distribution to the issuer to the extent such distributions would not violate the financial covenants or result in an event of default under the new mortgage loan facility. The lenders under our new mortgage loan facility have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that facility.

Covenants
      Financial covenants contained in the new mortgage loan facility require that the special purpose entities maintain certain EBITDA thresholds. In addition, the new mortgage loan facility contains covenants requiring the special purpose entities provide the lenders with certain financial statements and other reports as well as other covenants that are usual and customary for a transaction of this type.

Events of Default
      Our new mortgage loan facility may become immediately due and payable upon the occurrence of certain events of default that are usual and customary for a transaction of this type, including a change of control or a special purpose entity’s failure to make payments of principal, interest or fees required by the terms of the new mortgage loan facility when due. Upon the occurrence of an event of default, as defined in the loan agreement governing the new mortgage loan facility, or in the event that the earnings before interest, income taxes, depreciation and amortization of one or both of the special purpose entities falls below certain thresholds, the lender under the new mortgage loan facility may retain the excess of rent payments over debt service payments as security for the obligations of the special purpose entities under the new mortgage loan facility until the earlier of such time as the event of default has been cured or the debt under the new mortgage loan facility has been paid, as applicable.
Capital Leases
      At April 29, 2006, NDSG carried capital leases in an aggregate amount of $72.8 million for obligations associated with six NDSG anchor store locations and Bon-Ton carried capital leases in an aggregate amount of $0.1 million.
Mortgage Note Facility
      On May 17, 1996, four special purpose entities, wholly owned by The Bon-Ton Department Stores, Inc., entered into a $23.4 million 20-year mortgage agreement secured by four stores in Rochester, New York owned by those special purpose entities. These mortgage notes have principal payable in varying monthly installments through June 2016 and interest payable monthly at 9.62%. The mortgages are secured by land and buildings which, as of April 29, 2006, had an aggregate net book value of $18.6 million. The special purpose entities lease the four Rochester, New York stores to the issuer, pursuant to triple net leases, and the debt service under the mortgage notes is paid from the rental income on these properties. The aggregate annual premium rental payments received by the special purpose entities under the leases are $2.6 million. The aggregate annual debt service payments on the mortgage notes are $2.6 million. As of April 29, 2006, there was an aggregate principal amount of $16.7 million of these mortgage notes outstanding. The lenders under the Rochester mortgage note facility have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that facility.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
      Simultaneously with the sale of the original notes, we entered into a registration rights agreement with the initial purchasers of the original notes: Banc of America Securities LLC and Citigroup Global Markets Inc. Under the registration rights agreement, we agreed, among other things, to:

•	file a registration statement with the SEC relating to a registered exchange offer for the original notes no later than 90 days after the date of the issuance of the original notes (or, if that day is not a business day, the next business day);

•	use our commercially reasonable efforts to cause the SEC to declare the registration statement effective under the Securities Act no later than 180 days after the date of the issuance of the original notes (or, if that day is not a business day, the next business day); and

•	commence and use our commercially reasonable efforts to consummate the exchange offer no later than the 30th business day after the registration statement was declared effective by the SEC.
      We are conducting the exchange offer to satisfy our obligations under the registration rights agreement. If we fail to meet the deadlines referred to above, or certain other specified deadlines, we will be obligated to pay liquidated damages to the holders of the original notes. A copy of the registration rights agreement has been filed with the SEC as Exhibit 10.1 to our Current Report on Form 8-K filed on March 10, 2006, and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
      The form and terms of the exchange notes will be identical in all material respects to the form and terms of the original notes, except that the exchange notes:

•	will be registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the original notes; and

•	will not contain provisions relating to liquidated damages in connection with the original notes under circumstances related to the timing of the exchange offer.
      The exchange offer is not extended to original note holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.
Terms of the Exchange Offer
      We are offering to exchange up to $510.0 million aggregate principal amount of exchange notes for a like aggregate principal amount of original notes. The original notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. In exchange for original notes properly tendered and accepted, we will issue a like total principal amount, up to $510.0 million, in exchange notes. This prospectus, together with the letter of transmittal, is first being sent on or about July 5, 2006, to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under the heading “— Conditions to the Exchange Offer.” The exchange offer is not conditioned upon holders tendering a minimum principal amount of original notes. As of the date of this prospectus, $510.0 million aggregate principal amount of original notes are outstanding.
      Original notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple of $1,000 in excess thereof.
      Holders of the original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. If you do not tender your original notes or if you tender original notes that we do not accept, your original notes will remain outstanding. Any original notes will be entitled to the benefits of the indenture but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Existing transfer restrictions will continue to apply to any original notes that are not exchanged. See “Risk Factors — There are significant consequences if you fail to exchange your original notes” for more information regarding original notes outstanding after the exchange offer.
      After the expiration date, we will return to the holder any tendered original notes that we did not accept for exchange.
      None of us, our board of directors or our management recommends that you tender or not tender original notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of original notes to tender.
      The expiration date is 5:00 p.m., New York City time, on August 3, 2006, or such later date and time to which we extend the exchange offer.
      We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the original notes;

•	to terminate the exchange offer and not accept any original notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

•	to extend the expiration date of the exchange offer and retain all original notes tendered in the exchange offer other than those notes properly withdrawn; and

•	to waive any condition or amend the terms of the exchange offer in any manner.
      If we materially amend the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the original notes disclosing the change and extend the exchange offer.
      If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date.
Acceptance of Original Notes for Exchange and Issuance of Exchange Notes
      As promptly as practicable after the expiration date, we will accept all original notes validly tendered and not withdrawn, and we will issue exchange notes registered under the Securities Act to the exchange agent.
      The exchange agent might not deliver the exchange notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.
      We will be deemed to have exchanged original notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered original notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of original notes, letters of transmittal and related documents.
      In tendering original notes, you must warrant in the letter of transmittal or in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer original notes;

•	we will acquire good, marketable and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the original notes tendered for exchange are not subject to any adverse claims or proxies.
      You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the original notes.
Procedures for Tendering Original Notes

Valid Tender
      When the holder of original notes tenders, and we accept, original notes for exchange, a binding agreement between us, on the one hand, and the tendering holder, on the other hand, is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of original notes who wishes to tender original notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal (including original notes), to the exchange agent, The Bank of New York, at the address set forth below under the heading “— Exchange Agent;”

•	if original notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with DTC to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation), to the exchange agent at the address set forth below under the heading “— Exchange Agent,” or

•	comply with the provisions set forth below under “— Guaranteed Delivery.”
      In addition, on or prior to the expiration date:

•	the exchange agent must receive the certificates for the original notes and the letter of transmittal;

•	the exchange agent must receive a timely confirmation of the book-entry transfer of the original notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.
      The letter of transmittal or agent’s message may be delivered by mail, facsimile, hand delivery or overnight carrier, to the exchange agent.
      The term “agent’s message” means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.
      If you beneficially own original notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your original notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the original notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.
      If you tender fewer than all of your original notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all original notes that you hold.
      The method of delivery of the certificates for the original notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or original notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered.
      Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.
Signature Guarantees
      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the original notes surrendered for exchange are tendered:

•	by a registered holder of original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.
      An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.
      If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.
      If original notes are registered in the name of a person other than the signer of the letter of transmittal, the original notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

Book-Entry Transfers
      For tenders by book-entry transfer of original notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender original notes. Accordingly, any participant in DTC may make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account in accordance with its ATOP procedures for transfer.
      Notwithstanding the ability of holders of original notes to effect delivery of original notes through book-entry transfer at DTC, either:

•	the letter of transmittal or a facsimile thereof, or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “— Exchange Agent;” or

•	the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery
      If a holder wants to tender original notes in the exchange offer and (1) the certificates for the original notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date, or (2) a book-entry transfer cannot be completed on a timely basis, the original notes may be tendered if the holder complies with the following guaranteed delivery procedures:

•	the tender is made by or through an eligible institution;

•	the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent on or prior to the expiration date:

•	setting forth the name and address of the holder of the original notes being tendered and the amount of the original notes being tendered;

•	stating that the tender is being made; and

•	guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent’s message, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the certificates for the original notes, or a confirmation of book-entry transfer, and a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three New York Stock Exchange trading days after the notice of guaranteed delivery is executed for all such tendered original notes.
      You may deliver the notice of guaranteed delivery by hand, facsimile, mail or overnight delivery to the exchange agent and you must include a guarantee by an eligible institution in the form described above in such notice.
      Our acceptance of properly tendered original notes is a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

Determination of Validity
      We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of original notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of original notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will they be liable for failing to give any such notice.
      We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the exchange offer; and

•	to waive any condition or irregularity in the tender of original notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

      If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.
Resales of Exchange Notes
      Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the exchange offer, we believe that a holder of exchange notes, other than a broker-dealer, may offer exchange notes for resale, resell and otherwise transfer the exchange notes without delivering a prospectus to prospective purchasers, if the holder acquired the exchange notes in the ordinary course of business, has no intention of engaging in a “distribution” (as defined under the Securities Act) of the exchange notes and is not an “affiliate” (as defined under the Securities Act) of ours. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.
      By tendering original notes, the holder, other than participating broker-dealers, as defined below, of those original notes will represent to us that, among other things:

•	the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder;

•	neither the holder nor any other person receiving the exchange notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the exchange notes; and

•	neither the holder nor any other person receiving the exchange notes is an “affiliate” (as defined under the Securities Act) of ours.
      If any holder or any such other person is an “affiliate” of ours or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the exchange notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the SEC referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
      Each broker-dealer that receives exchange notes for its own account in exchange for original notes must represent that the original notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes pursuant to the exchange offer. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired original notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of exchange notes received in exchange for the original notes pursuant to the exchange offer. We have agreed that, during the period ending 180 days from the date on which the registration statement, of which this prospectus is a part, is declared effective, subject to extension in limited circumstances, we will use all commercially reasonable efforts to keep the exchange offer registration statement effective and make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Withdrawal Rights
      You can withdraw tenders of original notes at any time prior to 5:00 p.m., New York City time, on the expiration date.
      For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

•	specify the name of the person tendering the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the total principal amount of original notes to be withdrawn;

•	where certificates for original notes are transmitted, list the name of the registered holder of the original notes if different from the person withdrawing the original notes;

•	contain a statement that the holder is withdrawing his election to have the original notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender.
      If you delivered or otherwise identified pursuant to the guaranteed delivery procedures original notes to the exchange agent, you must submit the serial numbers of the original notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of original notes tendered for the account of an eligible institution. If you tendered original notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, original notes properly withdrawn may again be tendered at any time on or prior to the expiration date.
      We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.
      In the case of original notes tendered by book-entry transfer through DTC, the original notes withdrawn or not exchanged will be credited to an account maintained with DTC. Withdrawn original notes will be returned to the holder after withdrawal. The original notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.
      Properly withdrawn original notes may again be tendered by following one of the procedures described under “— Procedures for Tendering Original Notes” above at any time prior to 5:00 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offer
      Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that the exchange offer violates applicable law or SEC policy.

      The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under “— Terms of the Exchange Offer.”
      In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any such original notes.
      If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreement requires that we shall use our commercially reasonable efforts to cause a shelf registration statement covering the resale of the original notes to be filed and declared effective by the SEC before the 180th day after the obligation to file the shelf registration statement arises.
Exchange Agent
      We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and phone number as follows:

By Registered or Certified Mail, Hand Delivery or Overnight Delivery:	Facsimile Transmissions:

The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, NY 10286 Attn: Ms. Diane Amoroso Telephone: (212) 815-6331	(Eligible Institutions Only) (212) 298-1915 Attn: Ms. Diane Amoroso To confirm by telephone or for information, call (212) 815-6331
      If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.
Fees and Expenses
      The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of original notes and for handling or tendering for such clients.
      We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of original notes pursuant to the exchange offer.

Transfer Taxes
      Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.
Consequences of Failure to Exchange Original Notes
      Holders who desire to tender their original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.
      Original notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes and in the offering memorandum dated March 2, 2006 relating to the original notes. Except in limited circumstances with respect to specific types of holders of original notes, we will have no further obligation to provide for the registration under the Securities Act of such original notes. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than this exchange offer, we do not currently anticipate that we will take any action to register the original notes under the Securities Act or under any state securities laws.
      Upon completion of the exchange offer, holders of the original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Holders of the exchange notes and any original notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.
Consequences of Exchanging Original Notes
      Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders after the exchange offer other than by any holder who is one of our “affiliates” (as defined in Rule 405 under the Securities Act). Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such exchange notes are acquired in the ordinary course of such holder’s business; and

•	such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the exchange notes.
      However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

•	it is not an affiliate of ours;

•	it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes; and

•	it is acquiring the exchange notes in the ordinary course of its business.
      Each broker-dealer that receives exchange notes for its own account in exchange for original notes must acknowledge that such original notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.
DESCRIPTION OF THE EXCHANGE NOTES
      The issuer issued the original notes, and will issue the exchange notes, under an indenture (the “Indenture”) among itself, the Guarantors and The Bank of New York, as trustee (the “Trustee”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The terms of the exchange notes are the same as the terms of the original notes, except that (i) the exchange notes will be registered under the Securities Act, (ii) the exchange notes will not bear restrictive legends restricting their transfer under the Securities Act, (iii) holders of the exchange notes are not entitled to certain rights under the registration rights agreement and (iv) the exchange notes will not contain provisions relating to liquidated damages in connection with the original notes under circumstances related to the timing of the exchange offer.
      The following description is a summary of the material provisions of the Indenture and does not restate those provisions in their entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to The Bon-Ton Stores, Inc. at 2801 East Market Street, York, Pennsylvania 17402, Attention: Corporate Secretary.
      You can find the definitions of some terms used in this description below under the caption “— Certain Definitions.” Some capitalized terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Issuer” refers only to The Bon-Ton Department Stores, Inc. and not to any of its Subsidiaries, “Parent” refers only to The Bon-Ton Stores, Inc. and not to any of its Subsidiaries and the “Notes” refers to the exchange notes and the original notes.
Brief Description of the Notes
      The original notes are, and the exchange notes will be:

•	general unsecured obligations of the Issuer;

•	effectively subordinated to all existing and future secured obligations of the Issuer, including the obligations of the Issuer under the Credit Agreement, to the extent of the assets securing such obligations, and to all existing and future liabilities of the Parent’s Subsidiaries that are not Guarantors, including the liabilities of the borrowers under the new mortgage loan facility, to the extent of the assets of such Subsidiaries;

•	pari passu in right of payment with all existing and future unsecured, unsubordinated obligations of the Issuer;

•	ranked senior in right of payment to any future unsecured obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes; and

•	will be guaranteed by the Guarantors.
      As of April 29, 2006:

•	the Parent had approximately $1.3 billion of consolidated indebtedness outstanding, approximately $760 million of which was secured indebtedness, including capital leases; and

•	the Parent’s Subsidiaries, other than the Issuer, that are not Guarantors had approximately $269 million of liabilities, approximately $269 million of which was Indebtedness. All of the Indebtedness of these non-Guarantors is secured Indebtedness, and holders of that Indebtedness will have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that debt. See “Description of Certain Debt — Our New Mortgage Loan Facility” and “Description of Certain Debt — Mortgage Note Facility” for a description of the Indebtedness of these non-Guarantors.
      As of the date hereof, all of the Parent’s Subsidiaries that are Guarantors are “Restricted Subsidiaries.” Under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Parent will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.
Principal, Maturity and Interest
      The Indenture provides for the issuance by the Issuer of debt securities with an unlimited principal amount, of which $510.0 million, in the form of exchange notes and/or original notes not exchanged for the exchange notes, will be outstanding at the consummation of this exchange offer. The Issuer may issue additional Notes (the “Additional Notes”) from time to time after this exchange offer under the Indenture without the consent of the Holders. Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on March 15, 2014.
      Interest on the Notes will accrue at the rate of 10 1/4 % per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2006. The Issuer will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1, respectively.
      Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date to which it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
      If a Holder has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.
Paying Agent and Registrar for the Notes
      The Trustee is currently acting as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Parent or any of its Subsidiaries may act as Paying Agent or Registrar.
Transfer and Exchange
      A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
      The registered Holder of a Note will be treated as the owner of it for all purposes.
Note Guarantees
      The original notes are, and the exchange notes will be, guaranteed, jointly and severally, by the Parent, The Elder-Beerman Stores Corp., Herberger’s Department Stores, LLC and Parisian, Inc. and all of the Parent’s other Subsidiaries that Guarantee the Obligations under the Credit Agreement. Each Note Guarantee:

•	will be a general unsecured obligation of the Guarantor;

•	will be effectively subordinated to all existing and future secured obligations of the Guarantor, including the Guarantee of the Guarantor under the Credit Agreement, to the extent of the assets securing such obligations;

•	will be pari passu in right of payment with all existing and future unsecured, unsubordinated obligations of the Guarantor; and

•	will rank senior in right of payment to any future unsecured obligations of the Guarantor that are, by their terms, expressly subordinated in right of payment to the Guarantee.
      The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — The guarantees may not be enforceable because of fraudulent conveyance laws.” As of April 29, 2006, excluding the Notes, the Guarantors had $490.6 million of indebtedness outstanding (including $416.7 million under our new senior secured credit facility and $72.9 million under capital leases), all of which was secured indebtedness. See “— Certain Covenants — Guarantees.”
Optional Redemption
      At any time prior to March 15, 2009, the Issuer may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Parent or its Subsidiaries); and

(2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.
      Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2010. The Issuer is not prohibited, however, from acquiring Notes by means other than a redemption, whether pursuant to a tender offer, open market transactions or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture or any other agreement to which the Issuer is a party.
      On or after March 15, 2010, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage

2010	105.125%
2011	102.563%
2012 and thereafter	100.00%
      If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) compliance with the requirements of the principal national securities exchange or the Nasdaq Stock Market, as the case may be, on which the Notes are listed; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.
      No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.
      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.
Mandatory Redemption
      The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Repurchase at the Option of Holders

Change of Control
      If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws or regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

      On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.
      The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.
      The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
      If a Change of Control Offer is required to be made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which may, in turn, constitute a default under other of the Issuer’s agreements.
      The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
      The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
      The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Parent and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales
      The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet) of the Parent or such Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms pari passu with, or subordinated to, the Notes or any Note Guarantee and liabilities to the extent owed to the Parent or any Affiliate of the Parent) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Parent or such Restricted Subsidiary from further liability therefor;

(b) any securities, notes or other obligations received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash within 180 days after the date of such Asset Sale (to the extent of the cash received in that conversion); and

(c) any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 1.5% of the Parent’s Total Assets as of the date of receipt of such Designated Non-cash Consideration and (y) $35.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds at its option:

(1) to repay Indebtedness secured by such assets;

(2) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 60 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)); or

(3) any combination of the foregoing.
      Pending the final application of any such Net Proceeds, the Parent may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.
      On the 366th day after an Asset Sale or such earlier date, if any, as the Issuer determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Issuer to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.
      The Issuer may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $25.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds may be used for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.
      The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.
      If an Asset Sale Offer is required to be made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Asset Sale Offer. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which may, in turn, constitute a default under other of the Issuer’s agreements.
Certain Covenants

Restricted Payments
      (A) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Parent or (y) to the Parent or a Restricted Subsidiary of the Parent);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any of its Restricted Subsidiaries held by Persons other than the Parent or any of its Wholly Owned Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4) make any Restricted Investment,
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness”; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (9) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the last fiscal quarter commencing prior to the Issue Date to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Parent since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent or from the Incurrence of Indebtedness of the Parent that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Parent), plus

(c) with respect to Restricted Investments made by the Parent and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Parent or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary after the Issue Date.
      (B) The preceding provisions will not prohibit (so long as, in the case of clauses (7), (8) and (10) below, no Default has occurred and is continuing or would be caused thereby):

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its Common Stock on a pro rata basis;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or any Guarantor or of any Equity Interests of the Parent or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Parent or a substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(4) the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Parent upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise; provided that no cash payment in respect of such purchase, repurchase, redemption, acquisition, retirement or exercise shall be made by the Parent or any of its Restricted Subsidiaries;

(7) payments to the Parent to permit the Parent, and the use by the Parent of such payments, to redeem Equity Interests of the Parent held by any current or former employee, officer, director or consultant of the Parent (or any of its Restricted Subsidiaries) or their respective estates, spouses, former spouses or family members pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed $3.0 million;

(8) payments to the Parent to permit the Parent, and the use by the Parent of such payments, to declare and pay cash dividends on the Parent’s issued and outstanding Common Stock in an amount not to exceed $0.24 per share (as adjusted for stock splits and similar transactions after the Issue Date) per fiscal year;

(9) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Parent; provided that any such cash payment shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of the Parent); and

(10) other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate principal amount since the Issue Date not to exceed $40.0 million.

      The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment (other than (x) the declaration and payment of cash dividends on the Parent’s Common Stock in amounts not exceeding the amounts set forth in clause (8) above or (y) any Restricted Payments pursuant to clauses (6) or (9) above) or any series of related Restricted Payments in an amount in excess of $1.0 million, the Parent shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

Incurrence of Indebtedness
      The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Parent or any of its Restricted Subsidiaries may Incur Indebtedness if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period.
      The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the Incurrence by the Issuer or any Guarantor, in the capacity of a borrower or a guarantor, of Indebtedness under Credit Facilities, in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $1,260.0 million and (y) the Borrowing Base on such date of Incurrence;

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (x) $40.0 million and (y) 1.75% of the Parent’s Total Assets on such date of Incurrence;

(5) the Incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (15) of this paragraph;

(6) the Incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Parent or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor;

(b) Indebtedness owed to the Issuer or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Issuer or a Guarantor;

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or any of its Restricted Subsidiaries and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or any of its Restricted Subsidiaries will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by the Issuer or any Guarantor of Indebtedness of the Parent or a Restricted Subsidiary of the Parent that was permitted to be Incurred by another provision of this covenant;

(8) the Incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the

Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Capital Stock of any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Parent or any of its Restricted Subsidiaries in connection with such disposition;

(10) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case other than for an obligation for borrowed money);

(12) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(13) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(14) the Incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the Parent or any other Restricted Subsidiary of the Parent (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction; or

(15) the Incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed $50.0 million.

      For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Parent will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness originally classified as Incurred pursuant to clauses (1) through (15) above may later be reclassified by the Parent such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.
      Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
      Neither the Parent nor the Issuer will Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Parent or the Issuer, respectively, unless it is subordinate in right of payment to the Notes to the same extent. The Parent will not permit any Guarantor to Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens
      The Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
      The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Issuer or any of its Restricted Subsidiaries or pay any liabilities owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
      However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2) set forth in the Indenture, the Notes and the Note Guarantees;

(3) existing under, by reason of or with respect to applicable law;

(4) with respect to any Person or the property or assets of a Person acquired by the Parent or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (3) of the first paragraph of this covenant:

(A) restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any of its Restricted Subsidiaries not otherwise prohibited by the Indenture, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent and its Restricted Subsidiaries taken as a whole in any manner material to the Parent and its Restricted Subsidiaries taken as a whole;

(6) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; and

(8) any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions only apply to such Receivables Subsidiary.

Merger, Consolidation or Sale of Assets
      The Parent will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Parent or the Parent and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Parent under its Note Guarantee, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness”;

(4) the Parent will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Parent or the surviving Person in accordance with the Notes and the Indenture; and

(5) the Parent delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) stating that such transaction and such agreement comply with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

      Clauses (2), (3) and (5) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries if, in the good faith determination of the Board of Directors of the Parent the sole purpose of the transaction is to reincorporate the Parent in another state of the United States. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Parent or the Parent and its Restricted Subsidiaries taken as a whole in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Parent is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of the Indenture referring to the “Parent” will refer instead to the successor corporation and not to the Parent), and may exercise every right and power of, the Parent under the Indenture with the same effect as if such successor Person had been named as a Guarantor in the Indenture. In any such event (other than any transfer by way of lease), the Parent will be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture and the predecessor may be dissolved, wound up or liquidated at any time thereafter. Clause (3) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries.
      The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer or the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) each Guarantor, unless such Guarantor is the Person with which the Issuer has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer or the surviving Person in accordance with the Notes and the Indenture; and

(4) the Issuer delivers to the Trustee an Officers’ Certificate stating that such transaction and such agreement comply with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.
      Clauses (2) and (4) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries if, in the good faith determination of the Board of Directors of the Issuer, the sole purpose of the transaction is to reincorporate the Issuer in another state of the United States. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or the Issuer and its Restricted Subsidiaries taken as a whole, in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of the Indenture referring to the “Issuer” will refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer in the Indenture. In any such event (other than any transfer by way of lease), the predecessor Issuer will be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture and the predecessor Issuer may be dissolved, wound up or liquidated at any time thereafter.
      In addition, none of the Parent or the Parent and its Restricted Subsidiaries or the Issuer or the Issuer and the its Restricted Subsidiaries may, directly or indirectly, lease all or substantially all of its or their respective properties or assets considered as one enterprise, in one or more related transactions, to any other Person.

Transactions with Affiliates
      The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and

(2) the Parent delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.
      The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Parent and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Parent or any of its Restricted Subsidiaries;

(3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Restricted Payments”;

(4) any sale of Capital Stock (other than Disqualified Stock) of the Parent;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date and described in this prospectus (including, without limitation, the Mortgage Loan Facility as in effect on the Issue Date), or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Parent and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Parent or any of its Restricted Subsidiaries with officers and employees of the Parent or any of its Restricted Subsidiaries that are Affiliates of the Parent and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of the Parent (or by the Parent’s Compensation Committee so long as such committee satisfies applicable independence tests under federal securities laws and the primary exchange or the Nasdaq Stock Market, as the case may be, on which the Parent’s Common Stock is listed);

(7) transactions with a Person that is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Equity Interests in, or controls, such Person; and

(8) commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries made consistent with past practices.

Designation of Restricted and Unrestricted Subsidiaries
      The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent (other than the Issuer) to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Incurrence of Indebtedness”;

(2) the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation, and such Investment would be permitted to be made under the covenant described above under the caption “— Restricted Payments”;

(3) such Subsidiary does not hold any Liens on any property of the Parent or any of its Restricted Subsidiaries;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Parent or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(b) is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(5) no Default or Event of Default would be in existence following such designation.
      Any designation of a Restricted Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Parent will be in default under the Indenture.

      The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “— Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries
      The Parent will not transfer, convey, sell or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Parent to any Person (other than the Parent or a Restricted Subsidiary of the Parent or, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except sales of Equity Interests of a Restricted Subsidiary of the Parent by the Parent or a Restricted Subsidiary thereof; provided that (x) the Parent or such Restricted Subsidiary selling such Equity Interests complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales,” (y) any sales of Preferred Stock of a Restricted Subsidiary that result in such Preferred Stock being held by a Person other than the Parent or a Restricted Subsidiary thereof will be deemed to be an Incurrence of Indebtedness and must comply with the covenant described above under the caption “— Incurrence of Indebtedness” and (z) if, immediately after giving effect to such issuance, transfer, conveyance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the covenant described above under the caption “— Restricted Payments” if made on the date of such issuance or sale.

Guarantees
      The Parent will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Parent or any Domestic Subsidiary unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee a supplemental indenture, accompanied by an Opinion of Counsel, providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.
      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

      The Note Guarantee of a Guarantor will be released:

(1) if such Guarantor is not a guarantor of any other Indebtedness of the Issuer (other than if such Guarantor no longer guarantees any Indebtedness of the Issuer as a result of payment under any Guarantee of any such Indebtedness by any Guarantor); provided that a Guarantor shall not be permitted to be released from its Note Guarantee if it is an obligor with respect to Indebtedness that would not, under “— Certain Covenants — Incurrence of Indebtedness,” be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor;

(2) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(3) if the Parent properly designates the Restricted Subsidiary that is such Guarantor as an Unrestricted Subsidiary under the Indenture; or

(4) solely in the case of a Note Guarantee created after the Issue Date pursuant to the first paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

Business Activities
      The Parent will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.

Payments for Consent
      The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports
      The Issuer will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;

provided that, if the Commission has accepted any of the Issuer’s reports as provided in the immediately succeeding paragraph and such reports have been made available to the public on the Commission’s EDGAR system (or any similar successor system), the Issuer will have no obligations to furnish such report to the Trustee, beneficial owners or prospective investors.
      Whether or not required by the Commission, the Issuer will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Issuer agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Issuer were required to file those reports with the Commission.
      If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor” within the meaning of Rule 3-10 of Regulation S-X), then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.
      Notwithstanding any provision of the preceding three paragraphs, for so long as the Issuer would be permitted pursuant to the rules of the Commission to satisfy any requirement to file Forms 10-Q and 10-K (assuming for such purpose that the Issuer is required to file such reports) by means of the Parent’s filing such reports, the Issuer shall not be required to file with the Commissionor furnish to the Trustee separate reports of the Issuer for so long as the Parent actually files such reports in accordance with the Commission’s rules, but in any event containing disclosure comparable to the disclosure required by the preceding paragraph, if applicable.
Events of Default and Remedies
      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Parent or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4) failure by the Parent or any of its Restricted Subsidiaries for 45 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Parent or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by the Parent or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

(7) except as permitted by the Indenture, any Note Guarantee of the Parent or a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).
      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Parent specifying the Event of Default(s).
      Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.
      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
      However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.
      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the first paragraph of “— Optional Redemption” shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
      The Issuer is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
      The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.
      In addition, the Issuer may, at its option and at any time, elect to have the Obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute Events of Default with respect to the Notes.
      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(6) the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that (1) assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law, and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

(8) if the Notes are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
      Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes other than provisions relating to covenants described under the captions “— Repurchase at Option of Holders — Asset Sales” and “— Repurchase at Option of Holders — Change of Control” (except to the extent provided in clause (9) below);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, or premium or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9) amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption “— Repurchase at the Option of Holders — Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “— Repurchase at the Option of Holders — Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the covenants described under the captions “— Certain Covenants — Merger, Consolidation and Sale of Assets” and “— Certain Covenants — Guarantees,” consent to the assignment or transfer by the Issuer or any Guarantor of any of their rights or Obligations under the Indenture;

(11) amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; or

(12) make any change in the preceding amendment and waiver provisions.

      Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provisions described under “— Certain Covenants — Guarantees”;

(7) to comply with the rules of any applicable securities depositary;

(8) to evidence and provide for the acceptance of appointment by a successor Trustee; or

(9) to provide for the issuance of Additional Notes in accordance with the Indenture.
Satisfaction and Discharge
      The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(2) (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture and not provided for by the deposit required by clause (a) above; and

(d) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
      In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee
      If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
      The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Book-Entry, Delivery and Form
      Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only surrender of original notes.
      The exchange notes initially will be represented by one or more notes in registered, global form (the “Global Note”). On the date of the closing of the exchange offer, the Global Note will be deposited upon issuance with the Trustee as custodian for The Depositary Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form. See “— Exchange of Global Notes for Certificated Notes.”
      Ownership of interests in the Global Note (“Book-Entry Interests”) will be limited to persons that have accounts with DTC, or persons that hold interests through such Participants (as defined below). Except under the limited circumstances described below, beneficial owners of Book-Entry Interests will not be entitled to physical delivery of exchange notes in definitive form.
      Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC or DTC’s nominees and Participants. In addition while the exchange notes are in global form, holders of Book-Entry Interests will not be considered the owners or “holders” of exchange notes for any purpose. So long as the exchange notes are held in global form, DTC or its nominees will be considered the sole holders of the Global Note for all purposes under the indenture. In addition, Participants must rely on the procedures of DTC and Indirect Participants (as defined below) must rely on the procedures of DTC and the Participants through which they own Book-Entry Interests to transfer their interests or to exercise any rights of holders under the Indenture. Transfers of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its Participants or Indirect Participants, which may change from time to time.
Depository Procedures
      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
      DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial

Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
      DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
      Investors in the Rule 144A Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes may hold their interests therein through Euroclear, Clearstream or DTC, if they are Participants in such systems, or indirectly through organizations that are Participants in such systems. However, upon issuance we intend to settle by delivering interests in the Regulation S Global Note solely through Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their Participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank, S.A./ N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
      Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.
      Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
      DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
      Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between Participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
      Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
      DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.
      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
      A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Issuer fails to appoint a successor depositary; or

(2) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.
      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes
      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.
Same-Day Settlement and Payment
      The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
      Because of time zone differences, the securities account of a Euroclear or Clearstream Participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream Participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
      “Acquisition Agreement” means the purchase agreement dated as of October 29, 2005, and amended on February 16, 2006, between Saks Incorporated and the Parent.
      “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
      “Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets of the Parent or any of its Restricted Subsidiaries other than a transaction governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets”; and

(2) the issuance of Equity Interests by any of the Restricted Subsidiaries of the Parent or the sale by the Parent or any of its Restricted Subsidiaries of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).
      Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million in the aggregate;

(2) the sale, lease, conveyance or other disposition of any property or assets between or among the Parent and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary of the Parent;

(4) the sale, lease, sublease, license or sublicense or consignment of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;

(6) the licensing of intellectual property to third Persons on reasonable and customary terms in the ordinary course of business consistent with past practice; provided that such licensing does not materially interfere with the business of the Parent or any of its Restricted Subsidiaries;

(7) the sale or other disposition of Cash Equivalents;

(8) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(9) a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments” and any Permitted Investment;

(10) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Parent or its Restricted Subsidiaries;

(11) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(12) the unwinding of any Hedging Obligations; and

(13) the creation of a Lien not prohibited by the Indenture.
      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.
      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.
      “Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Parent to have been duly adopted by the Board of Directors of the Parent and to be in full force and effect on the date of such certification.
      “Borrowing Base” means, as of any date, an amount equal to the sum of (i) 85% of the net book value of all inventory owned by the Parent or any of its Restricted Subsidiaries as of the most recent fiscal quarter for which internal financial statements are available, all calculated on a consolidated basis and in accordance with GAAP and (ii) 80% of the appraised value of property, plant and equipment.
      “Business Day” means any day other than a Legal Holiday.
      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
      “Cash Equivalents” means:

(1) United States dollars or, in the case of any Restricted Subsidiary organized under the laws of any jurisdiction outside the United States, such local currencies held by such Restricted Subsidiary from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within 90 days after the date of the acquisition thereof;

(4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of the acquisition thereof, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case (x) with any commercial bank organized under the laws of the United States, Canada or the United Kingdom (or any state, province or territory thereof) or any foreign branch thereof having capital and surplus aggregating at least $100.0 million or (y) insured by any nation or government, any state, province, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing;

(5) mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition;

(6) deposit accounts in the ordinary course of business with financial institutions (A) located in the United States of America, Canada or the United Kingdom and (B) located in a jurisdiction other than the United States of America, Canada or the United Kingdom in an amount not in excess of $10.0 million in the aggregate; and

(7) fully collateralized repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100.0 million, having a term of not more than 30 days, with respect to securities issued or fully guaranteed by the government of the United States of America.
      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption by the shareholders of the Parent of a plan relating to the liquidation or dissolution of the Parent;

(3) the Parent (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Parent;

(4) the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors;

(5) the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the total voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; or

(6) the failure of the Issuer to be a Wholly Owned Restricted Subsidiary of the Parent.
      “Commission” means the United States Securities and Exchange Commission.
      “Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.
      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash asset impairment charges and other non-cash expenses (excluding, other than in connection with the Transactions, any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;
in each case, on a consolidated basis and determined in accordance with GAAP.
      Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Parent and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded; and

(5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.
      “Continuing Directors” means, as of any date of determination, those members of the Board of Directors of the Parent, each of whom:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

      “Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Herberger’s Department Stores, LLC and Parisian, Inc., the loan parties party thereto, Bank of America, N.A., as Agent, Banc of America Securities LLC and GE Capital Markets, Inc., as Joint-Lead Arrangers and Joint Book Runners, General Electric Capital Corporation and Citicorp North America, Inc., as Co-Syndication Agents, and Wells Fargo Retail Finance LLC and JP Morgan Chase Bank, N.A., as Co-Documentation Agents, and the other lenders named therein, including any related notes, Guarantees (including the Guarantee of the Parent), collateral documents, instruments and agreements executed in connection therewith, and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.
      “Credit Facilities” means one or more debt facilities, mortgage loan facilities and commercial paper facilities (including, without limitation, the Credit Agreement and the Mortgage Loan Facility), in each case with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
      “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.
      “Domestic Subsidiary” means any Restricted Subsidiary of the Parent other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States (other than any entity under this clause (1) that Guarantees Indebtedness of the Parent or any of its other Domestic Subsidiaries) or (2) a Subsidiary of an entity described in the preceding clause (1).
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock) of the Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent) or (ii) any private placement of Capital Stock (other than Disqualified Stock) of the Parent to any Person other than a Subsidiary of the Parent.
      “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, the Mortgage Loan Facility or the Notes and the related Note Guarantees) in existence on the Issue Date.
      “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an executive officer of the Parent. Notwithstanding the foregoing, (1) if the Fair Market Value exceeds $15.0 million, the determination of Fair Market Value must be made by the Board of Directors of the Parent and be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee and (2) if the Fair Market Value exceeds $25.0 million, the determination of Fair Market Value must be made by the Board of Directors of the Parent and such determination of Fair Market Value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing.
      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.
      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit (other than trade letters of credit in the ordinary course of business) or bankers’ acceptance financings, excluding amortization of Transaction fees and expenses and other debt issuance costs incurred on or prior to the Issue Date; and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Person or to the Person or a Restricted Subsidiary of the Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
      “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit are pledged.
      “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.
      “Guarantors” means:

(1) any existing and future obligors (as borrowers or guarantors) under the Credit Agreement other than the Issuer; and

(2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;
and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.
      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.
      “Holder” means a Person in whose name a Note is registered.
      “Incur” means, with respect to any Indebtedness, to incur (by merger, conversion, exchange or otherwise), create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Person will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Person and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Person or such Restricted Subsidiary as accrued.
      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures, surety bonds or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.
      In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture.
      The amount of the Indebtedness in respect of any Hedging Obligations at any time shall be equal to the amount payable as a result of the termination of such Hedging Obligations at such time. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
      Notwithstanding the foregoing, Indebtedness will not include any guarantee by the Person or any of its Restricted Subsidiaries of operating lease obligations that are not Indebtedness.
      “Initial Purchasers” means Banc of America Securities LLC and Citigroup Global Markets Inc.
      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
      If the Person or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Person such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Person, then the Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Person or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
      “Issue Date” means the date of original issuance of the Notes under the Indenture.
      “Issuer” means The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, and its successors and assigns.
      “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
      “Mortgage Loan Facility” means each of those certain Loan Agreements, dated as of the Issue Date, by and among Bonstores Realty One, LLC and Bank of America, N.A., as lender, and Bonstores Realty Two, LLC and Bank of America, N.A., as lender, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3) any non-cash goodwill or intangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142;

(4) any non-cash charges related to restructuring, debt retirement and/or store closings; and

(5) all non-cash expenses related to stock-based compensation plans, including stock option non-cash expenses.
      “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Parent, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent or any of its Restricted Subsidiaries) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent or any of its Restricted Subsidiaries and (6) appropriate amounts to be provided by the Parent or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclauses (a) and (b), at that time become Net Proceeds.
      “Notes” means the Issuer’s 10 1/4 % Senior Notes due 2014.
      “Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.
      “Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
      “Officers’ Certificate” means a certificate signed on behalf of the Parent by at least two Officers of the Parent, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent, that meets the requirements of the Indenture.

      “Opinion of Counsel” means an opinion from legal counsel (who may be counsel to or an employee of the Parent) that meets the requirements of the Indenture.
      “Parent” means The Bon-Ton Stores, Inc., a Pennsylvania corporation, and its successors and assigns.
      “Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus) by the Parent and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.
      “Permitted Holders” means (1) Tim Grumbacher and his immediate family members (as defined by the National Association of Security Dealers Automatic Quotation system listing requirements) or the spouses and former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing; (2) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship, other legal representative relationship or custodianship for the primary benefit of one or more individuals described in clause (1) above or controlled by one or more individuals described in clause (1) above; (3) a corporation, partnership, limited liability company, foundation, charitable organization or other entity if a majority of the voting power and, if applicable, a majority of the value of the equity ownership of such corporation, partnership, limited liability company, foundation, charitable organization or other entity is directly or indirectly owned by or for the primary benefit of one or more individuals or entities described in clauses (1) or (2) above; (4) a corporation, partnership, limited liability company, foundation, charitable organization or other entity controlled directly or indirectly by one or more individuals or entities described in clauses (1), (2) or (3) above; and (5) any “person” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting on behalf of the Parent as underwriter pursuant to an offering that is temporarily holding securities in connection with such offering.
      “Permitted Investments” means:

(1) any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Parent or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Parent; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5) Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(7) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(8) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(9) commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries made consistent with past practices;

(10) Investments by the Parent or a Restricted Subsidiary of the Parent in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction;

(11) Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;

(12) Loans or advances to employees of the Parent or any of its Restricted Subsidiaries that are approved in good faith by a majority of the disinterested members of the Board of Directors of the Parent in an aggregate amount outstanding not to exceed $5.0 million at any time;

(13) other Investments in any Person other than an Unrestricted Subsidiary (provided that any such corporation, partnership, joint venture or other entity is not an Affiliate of the Parent or is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Equity Interests in, or controls, such corporation, partnership, joint venture or other entity) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of the Indenture, not to exceed $25.0 million;

(14) the conveyance on the Issue Date by certain Restricted Subsidiaries of the Issuer of those real properties described in the Mortgage Loan Facility to Bonstores Realty One, LLC and Bonstores Realty Two, LLC in exchange for all of the outstanding equity interests thereof;

(15) the contribution on the Issue Date by the Issuer to Bonstores Holdings One, LLC and Bonstores Holdings Two, LLC of the equity interests in Bonstores Realty One, LLC and Bonstores Realty Two, LLC, respectively, received by the Issuer from certain of its Restricted Subsidiaries in connection with the Mortgage Loan Facility; and

(16) Investments existing on the Issue Date (including, without limitation, Investments in connection with the Mortgage Loan Facility as in effect on the Issue Date).
      “Permitted Liens” means:

(1) Liens securing Obligations in respect of Indebtedness and other amounts under the Credit Facilities provided the aggregate principal amount of Indebtedness at any time outstanding does not exceed the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under clause (1) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness” plus (ii) the amount of Indebtedness available for Incurrence at such time under clause (1) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness”;

(2) Liens on the assets of the Parent or any of its Restricted Subsidiaries securing Indebtedness Incurred under clause (15) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness”;

(3) Liens in favor of the Parent or any of its Restricted Subsidiaries;

(4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent or the Restricted Subsidiary;

(5) Liens on property existing at the time of acquisition thereof by the Parent or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Parent or the Restricted Subsidiary;

(6) Liens securing the Notes and the Note Guarantees;

(7) Liens existing on the date of the Indenture;

(8) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(9) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness”; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(11) Liens on cash or Cash Equivalents securing Hedging Obligations of the Parent or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(12) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(13) Lien, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business, including Liens in favor of the Trustee under the Indenture;

(14) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Parent or any of its Restricted Subsidiaries;

(15) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or any Subsidiary thereof on deposit with or in possession of such bank;

(18) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(19) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(20) Liens of franchisors in the ordinary course of business not securing Indebtedness;

(21) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(22) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24) deposits in the ordinary course of business to secure liability to insurance carriers;

(25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(26) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage amounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(27) Liens on cash and Cash Equivalents to secure letters of credit for the account of any Person that were in existence prior to, and not in contemplation of, the acquisition of such Person by the Parent or any of its Restricted Subsidiaries pending the replacement thereof with letters of credit issued under the Credit Agreement; provided that the aggregate Fair Market Value of all cash and Cash Equivalents subject to such Liens pursuant to this clause (27) shall not at any time exceed $5.0 million; and

(28) Liens incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries with respect to obligations that do not exceed $25.0 million at any one time outstanding.
      “Permitted Refinancing Indebtedness” means:

(A) any Indebtedness of the Parent or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5) such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Parent; and

(B) any Disqualified Stock of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Parent or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Parent or any of its Restricted Subsidiaries); provided that:

(1) the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3) such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity date of the Notes and is subordinated in right of payment to the Notes, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4) such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5) such Disqualified Stock is issued by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness or the issuer of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded or (b) the Parent.
      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
      “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.
      “Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the Parent or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.
      “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Parent or of its Restricted Subsidiaries pursuant to which the Parent or such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the Parent or such Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.
      “Receivables Subsidiary” means a Subsidiary of the Parent (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any other Restricted Subsidiary of the Parent (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent or any other Restricted Subsidiary of the Parent in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Parent or any other Restricted Subsidiary of the Parent, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Parent nor any other Restricted Subsidiary of the Parent has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Parent or such other Restricted Subsidiary of the Parent than those that might be obtained at the time from Persons that are not Affiliates of the Parent, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Parent nor any other Restricted Subsidiary of the Parent has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officers’ Certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.
      “Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of the Indenture, among the Issuer, the Guarantors and the Initial Purchasers.
      “Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary of such Person.
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
      “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.
      “Standard Securitization Undertaking” means representations, warranties, covenants and indemnities entered into by the Parent or any of its Restricted Subsidiaries, which in the good faith judgment of the Board of Directors of the Parent, are reasonably customary in an accounts receivable transaction.
      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. The Stated Maturity of any intercompany Indebtedness payable upon demand shall be the date of demand of payment under such Indebtedness.
      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
      “Total Assets” means the total amount of all assets of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Parent.
      “Unrestricted Subsidiary” means (1) as of the Issue Date, each of Bonstores Holdings One, LLC, Bonstores Holdings Two, LLC, Bonstores Realty One, LLC, Bonstores Realty Two, LLC, The Bon-Ton Properties-Eastview, G.P., Inc., The Bon-Ton Properties-Marketplace G. P., Inc., The Bon-Ton Properties-Irondequoit G.P., Inc., The Bon-Ton Properties-Greece Ridge G.P., Inc., The Bon-Ton Properties-Eastview, L.P., The Bon-Ton Properties-Marketplace, L.P., The Bon-Ton Properties-Irondequoit, L.P., The Bon-Ton Properties-Greece Ridge, L.P., and any Subsidiaries of the foregoing, and (2) any Subsidiary of the Parent (other than the Issuer) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.
      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.
      “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES
      The following is a general discussion of material U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences as of the date hereof to a holder that acquired original notes at their original issuance for cash at the initial offering price relating to (i) the exchange of the original notes for the exchange notes pursuant to the exchange offer and (ii) the purchase, ownership and disposition of the exchange notes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, certain former citizens or residents of the United States, partnerships, S corporations or other pass-through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.
      The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the Internal Revenue Service (the “IRS”) all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
      As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
      As used herein, the term “non-U.S. holder” means a beneficial owner of an exchange note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.
      If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of an exchange note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the exchange notes.
      This discussion does not address the tax consequences arising under any state, local or foreign law. Furthermore, this discussion does not consider the effect of the U.S. federal estate or gift tax laws (except as set forth below with respect to certain U.S. federal estate tax consequences to non-U.S. holders).
      Investors should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.
U.S. Holders

Exchange Offer
      The exchange of original notes for exchange notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes. Rather, the exchange notes received by a U.S. holder will be treated as a continuation of the original notes in the hands of such U.S. holder. Accordingly, the exchanging U.S. holder will have the same tax basis, holding period and interest income in respect of the exchange notes as such holder would have had in the original notes surrendered in the exchange.

Payments of Interest
      A U.S. holder will be required to recognize as ordinary income any interest received or accrued on the exchange notes, in accordance with the U.S. holder’s regular method of tax accounting.

Sale, Redemption, Exchange or Other Taxable Disposition of Notes
      A U.S. holder generally will recognize capital gain or loss on the sale, redemption, exchange or other taxable disposition of an exchange note. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than redemption proceeds attributable to accrued interest) and the holder’s adjusted tax basis in the exchange note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the exchange note. The portion of any redemption proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a disposition of the exchange note will be long-term capital gain or loss if the holder held the exchange note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting
      Generally, U.S. holders will be subject to information reporting on payments of interest on the exchange notes and the proceeds from a sale or other disposition of the exchange notes. Unless a U.S. holder is an exempt recipient such as a corporation, a backup withholding tax (currently at a rate of 28%) may apply to such payments if the U.S. holder (i) fails to furnish a taxpayer identification number (“TIN”) within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it failed to report interest or dividends properly, or (iv) failed, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.
Non-U.S. Holders

Exchange Offer
      The exchange of original notes for exchange notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes. Rather, the exchange notes received by a non-U.S. holder will be treated as a continuation of the original notes in the hands of such non-U.S. holder. Accordingly, the exchanging non-U.S. holder will have the same tax basis, holding period and interest income in respect of the exchange notes as such holder would have had in the original notes surrendered in the exchange.

Payments of Interest
      Interest paid on an exchange note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding tax, provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder (and, if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States) and provided that the non-U.S. holder:

•	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•	either (a) provides a Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. holder’s name and address and certifies as to non-United States status in compliance with applicable law and regulations, or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such a Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.
      If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to the 30% U.S. federal withholding tax unless such holder provides us with a properly executed IRS Form W-8BEN claiming an exemption from (or a reduction of) withholding under the benefit of a treaty.
      If interest on an exchange note is effectively connected with a trade or business by a non-U.S. holder and, if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States, the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale or Exchange of the Exchange Notes
      A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or other disposition (including a redemption) of an exchange note unless:

•	the holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder and, if required by a tax treaty, the gain is attributable to a permanent establishment maintained in the United States by the non-U.S. holder.

Information Reporting and Backup Withholding
      Information Reporting. The payment of interest to a non-U.S. holder is generally not subject to information reporting on IRS Form 1099 if applicable certification requirements (for example, delivering a properly executed IRS Form W-8BEN) are satisfied. The payment of proceeds from the sale or other disposition of the exchange notes by a broker to a non-U.S. holder is generally not subject to information reporting if:

•	the beneficial owner of the exchange notes certifies the owner’s non-U.S. status under penalties of perjury (i.e., by providing a properly executed IRS Form W-8BEN), or otherwise establishes an exemption; or

•	the sale or other disposition of the exchange notes is effected outside the United States by a foreign office, unless the broker is:

•	a U.S. person;

•	a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States;

•	a controlled foreign corporation for U.S. federal income tax purposes; or

•	a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business.
      In addition to the foregoing, we must report annually to the IRS and to each non-U.S. holder on IRS Form 1042-S the entire amount of interest payment on the exchange notes. This information may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or other agreement.
      Backup Withholding. Backup withholding (currently at a rate of 28%) is required only on payments that are subject to the information reporting requirements, discussed above, and only if other requirements are satisfied. Even if the payment of proceeds from the sale or other disposition of exchange notes is subject to the information reporting requirements, the payment of proceeds from a sale or other disposition outside the United States will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. person. Backup withholding does not apply when any other provision of the Code requires withholding. For example, if interest is subject to the withholding tax described above under “Payments of Interest,” backup withholding will not also be imposed. Thus, backup withholding may be required on payments subject to information reporting, but not otherwise subject to withholding.
      Backup withholding is not an additional tax. Any amount withheld from a payment to a non-U.S. holder under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.

U.S. Estate Tax
      Exchange notes held, or treated as held, by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, at the time of death will not be included in the decedent’s gross estate for U.S. federal estate tax purposes, provided that, at the time of death, the non-U.S. holder does not own, actually or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and provided that, at the time of death, payments with respect to such exchange notes would not been effectively connected with the conduct of a trade or business within the United States by such non-U.S. holder.
      THE U.S. FEDERAL INCOME AND ESTATE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE EXCHANGE OF THE ORIGINAL NOTES FOR THE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER OR THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
PLAN OF DISTRIBUTION
      The exchange offer is not being made to, nor will we accept surrenders of original notes for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      The distribution of this prospectus and the offer and sale of the exchange notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the exchange notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the exchange notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the exchange notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.
      In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the exchange notes issued in the exchange offer in exchange for the original notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of such holders’ business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of exchange notes. This position does not apply to any holder that is:

•	an “affiliate” of Bon-Ton within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer.
      Any broker-dealer who holds original notes that were acquired for its own account as a result of market-making activities or other trading activities (other than original notes acquired directly from the issuer), may exchange such original notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. Each broker-dealer receiving exchange notes for its own account in the exchange offer must represent that the original notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period ending upon the earlier of (i) 180 days after the date on which the registration statement of which this prospectus is a part is declared effective or (ii) the date broker-dealers are no longer required to deliver a prospectus in connection with resales, subject to extension under limited circumstances, we will use all commercially reasonable efforts to keep the exchange offer registration statement effective and make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of exchange notes received in an exchange such as the exchange pursuant to the exchange offer, if the original notes for which the exchange notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.
      We will not receive any proceeds from any sale of the exchange notes by broker-dealers. Broker-dealers acquiring exchange notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such exchange notes.
      Any broker-dealer that held original notes acquired for its own account as a result of market-making activities or other trading activities, that received exchange notes in the exchange offer, and that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Any profit on these resales of exchange notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act.
      We have agreed to pay all expenses incident to our participation in the exchange offer, including the reasonable fees and expenses of one counsel for the holders of original notes and the initial purchasers, other than commissions or concessions of any broker-dealers and will indemnify holders of the original notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.
LEGAL MATTERS
      Wolf, Block, Schorr and Solis-Cohen LLP will pass upon certain legal matters in connection with the exchange notes and the related guarantees of the exchange notes offered hereby.
EXPERTS
      The consolidated financial statements and schedule of The Bon-Ton Stores, Inc. as of January 28, 2006 and January 29, 2005, and for each of the fiscal years in the three-year period ended January 28, 2006, have been included and incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2006 has been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
      The consolidated balance sheets of NDSG as of January 29, 2005 and January 28, 2006 and the related consolidated statements of income, intercompany investment and cash flows for each of the fiscal years in the three-year period ended January 28, 2006 included herein have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
      The Bon-Ton Stores, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials The Bon-Ton Stores, Inc. files with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can also obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Bon-Ton Stores, Inc. makes its filings with the SEC electronically and the SEC maintains a website that contains this information, which you can access over the Internet at http://www.sec.gov.
      This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC pursuant to the Securities Act and the rules and regulations thereunder. The registration statement covers the exchange notes being offered and the guarantees of the exchange notes and encompasses all amendments, exhibits, annexes, and schedules to the registration statement. This prospectus does not contain all the information in the exchange offer registration statement. For further information about us and the exchange offer, reference should be made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement, or other document filed as an exhibit to the registration statement, you should read the documents filed as exhibits to the registration statement.
      The Bon-Ton Stores, Inc. makes available, free of charge, through its website, http://www.bonton.com, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
      While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Exchange Act during any period in which The Bon-Ton Stores, Inc. is not subject to Section 13(a) or 15(d) of the Exchange Act. Any such request should be directed to us at:
The Bon-Ton Department Stores, Inc.
2801 East Market Street
York, Pennsylvania 17402
Attention: General Counsel
Telephone: (717) 757-7660
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The following documents which Bon-Ton has filed with the SEC under the Exchange Act are incorporated by reference in this prospectus to the extent they have been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended January 28, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended April 29, 2006;

•	definitive Proxy Statement on Schedule 14A filed with the SEC on May 11, 2006; and

•	Current Reports on Form 8-K filed with the SEC on February 17, 2006, March 3, 2006, March 6, 2006, March 10, 2006 (including Amendment No. 1 thereto on Form 8-K/ A filed with the SEC on April 11, 2006), April 6, 2006, April 7, 2006, May 3, 2006, May 26, 2006 and June 6, 2006.

      Any future filings made by us with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the exchange notes will also be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from their dates of filing. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently dated document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Other than as expressly stated in this paragraph, none of our reports, proxy statements and other information filed, or that we may file, with the SEC is incorporated by reference herein.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders
The Bon-Ton Stores, Inc.:
      We have audited the accompanying consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of January 28, 2006 and January 29, 2005, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the fiscal years in the three-year period ended January 28, 2006. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule, Valuation and Qualifying Accounts. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Bon-Ton Stores, Inc. and subsidiaries as of January 28, 2006 and January 29, 2005, and the results of their operations and their cash flows for each of the fiscal years in the three-year period ended January 28, 2006, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of The Bon-Ton Stores, Inc.’s internal control over financial reporting as of January 28, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated April 12, 2006 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP
Philadelphia, Pennsylvania
April 12, 2006

THE BON-TON STORES, INC.
CONSOLIDATED BALANCE SHEETS

	January 28,	January 29,
	2006	2005

	(In thousands except share
	and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$9,771	$22,908
Retained interest in trade receivables, net of allowance for doubtful accounts and sales returns of $6,172 at January 29, 2005	—	82,576
Merchandise inventories	284,584	296,382
Prepaid expenses and other current assets	28,412	24,220
Deferred income taxes	7,126	4,819

Total current assets	329,893	430,905

Property, fixtures and equipment at cost, net of accumulated depreciation and amortization of $216,740 and $198,974 at January 28, 2006 and January 29, 2005, respectively	167,679	168,304
Deferred income taxes	38,715	24,908
Goodwill	2,965	2,965
Intangible assets, net of accumulated amortization of $5,776 and $5,364 at January 28, 2006 and January 29, 2005, respectively	5,013	9,400
Other long-term assets	9,340	9,674

Total assets	$553,605	$646,156

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,318	$101,151
Accrued payroll and benefits	18,986	25,361
Accrued expenses	52,692	46,646
Current maturities of long-term debt	961	869
Current maturities of obligations under capital leases	74	939
Income taxes payable	19,005	4,817

Total current liabilities	179,036	179,783

Long-term debt, less current maturities	42,491	178,257
Obligations under capital leases, less current maturities	24	98
Other long-term liabilities	39,960	25,461

Total liabilities	261,511	383,599

Commitments and contingencies (Note 11)
Shareholders’ equity:
Preferred Stock — authorized 5,000,000 shares at $0.01 par value; no shares issued	—	—
Common Stock — authorized 40,000,000 shares at $0.01 par value; issued shares of 14,195,664 and 13,568,977 at January 28, 2006 and January 29, 2005, respectively	142	136
Class A Common Stock — authorized 20,000,000 shares at $0.01 par value; issued and outstanding shares of 2,951,490 at January 28, 2006 and January 29, 2005	30	30
Treasury stock, at cost — shares of 337,800 at January 28, 2006 and January 29, 2005	(1,387)	(1,387)
Additional paid-in capital	129,614	119,284
Deferred compensation	(6,663)	(1,096)
Accumulated other comprehensive loss	(5)	(427)
Retained earnings	170,363	146,017

Total shareholders’ equity	292,094	262,557

Total liabilities and shareholders’ equity	$553,605	$646,156

The accompanying notes are an integral part of these consolidated financial statements.

THE BON-TON STORES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

	(In thousands except share and per share data)
Net sales	$1,287,170	$1,310,372	$926,409
Other income	20,425	9,251	5,917

	1,307,595	1,319,623	932,326

Costs and expenses:
Costs of merchandise sold	822,171	830,414	591,256
Selling, general and administrative	407,145	415,921	273,426
Depreciation and amortization	28,084	27,809	25,634

Income from operations	50,195	45,479	42,010
Interest expense, net	12,052	13,437	9,049

Income before income taxes	38,143	32,042	32,961
Income tax provision	12,129	11,880	12,360

Net income	$26,014	$20,162	$20,601

Per share amounts —
Basic:
Net income	$1.61	$1.27	$1.36

Basic weighted average shares outstanding	16,204,414	15,918,650	15,161,406
Diluted:
Net income	$1.57	$1.24	$1.33

Diluted weighted average shares outstanding	16,518,268	16,253,254	15,508,560
The accompanying notes are an integral part of these consolidated financial statements.

THE BON-TON STORES, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

						Accumulated
		Class A		Additional		Other
	Common	Common	Treasury	Paid-In	Deferred	Comprehensive	Retained
	Stock	Stock	Stock	Capital	Compensation	Loss	Earnings	Total

	(In thousands except per share data)
BALANCE AT FEBRUARY 1, 2003	$125	$30	$(1,132)	$107,415	$(222)	$(1,876)	$108,006	$212,346

Comprehensive income:
Net income	—	—	—	—	—	—	20,601	20,601
Change in fair value of cash flow hedges, net of $347 tax effect	—	—	—	—	—	578	—	578

Total comprehensive income								21,179
Dividends to shareholders, $0.075 per share	—	—	—	—	—	—	(1,150)	(1,150)
Stock options exercised	1	—	—	510	—	—	—	511
Common shares issued	5	—	—	6,495	—	—	—	6,500
Common shares repurchased	—	—	(255)	—	—	—	—	(255)
Issuance of stock under stock award plans	—	—	—	123	(123)	—	—	—
Stock-based compensation expense	—	—	—	—	209	—	—	209
Tax impact of stock options and restricted shares	—	—	—	186	—	—	—	186
Cancellation of restricted shares	—	—	—	(42)	—	—	—	(42)

BALANCE AT JANUARY 31, 2004	131	30	(1,387)	114,687	(136)	(1,298)	127,457	239,484

Comprehensive income:
Net income	—	—	—	—	—	—	20,162	20,162
Amounts amortized into interest expense from accumulated other comprehensive loss, net of $33 tax effect	—	—	—	—	—	53	—	53
Change in fair value of cash flow hedges, net of $503 tax effect	—	—	—	—	—	818	—	818

Total comprehensive income								21,033
Dividends to shareholders, $0.10 per share	—	—	—	—	—	—	(1,602)	(1,602)
Stock options exercised	4	—	—	2,308	—	—	—	2,312
Issuance of stock under stock award plans	1	—	—	1,540	(1,541)	—	—	—
Stock-based compensation expense	—	—	—	—	450	—	—	450
Tax impact of stock options and restricted shares	—	—	—	889	—	—	—	889
Cancellation of restricted shares	—	—	—	(140)	131	—	—	(9)

BALANCE AT JANUARY 29, 2005	136	30	(1,387)	119,284	(1,096)	(427)	146,017	262,557

Comprehensive income:
Net income	—	—	—	—	—	—	26,014	26,014
Change in fair value of cash flow hedges, net of $268 tax effect	—	—	—	—	—	422	—	422

Total comprehensive income								26,436
Dividends to shareholders, $0.10 per share	—	—	—	—	—	—	(1,668)	(1,668)
Stock options exercised	2	—	—	1,440	—	—	—	1,442
Issuance of stock under stock award plans	4	—	—	7,756	(7,760)	—	—	—
Stock-based compensation expense	—	—	—	114	2,193	—	—	2,307
Tax impact of stock options and restricted shares	—	—	—	1,022	—	—	—	1,022
Cancellation of restricted shares	—	—	—	(2)	—	—	—	(2)

BALANCE AT JANUARY 28, 2006	$142	$30	$(1,387)	$129,614	$(6,663)	$(5)	$170,363	$292,094

The accompanying notes are an integral part of these consolidated financial statements.

THE BON-TON STORES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

	(In thousands)
Cash flows from operating activities:
Net income	$26,014	$20,162	$20,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,084	27,809	25,634
Bad debt provision	1,510	3,339	3,825
Stock compensation expense	2,307	450	209
Loss (gain) on sale of property, fixtures and equipment	237	(148)	(913)
Amortization of deferred financing costs	1,523	3,446	1,635
Amortization of deferred gain on sale of proprietary credit card portfolio	(1,346)	—	—
Cancellation of restricted shares	(2)	(9)	(42)
Deferred income tax (benefit) provision	(13,247)	7,315	994
Net transfers of receivables to accounts receivable facility	(244,000)	15,512	83,488
Proceeds from sale of proprietary credit card portfolio	315,445	—	—
Loss on sale of proprietary credit card portfolio	596	—	—
Changes in operating assets and liabilities, net of effect of acquisition:
Decrease (increase) in retained interest in trade receivables	28,055	(4,672)	(27,969)
Decrease (increase) in merchandise inventories	11,798	(38,474)	58,313
(Increase) decrease in prepaid expenses and other current assets	(4,298)	770	(2,202)
Decrease (increase) in other long-term assets	134	(1,348)	1,512
(Decrease) increase in accounts payable	(12,882)	10,197	(34,420)
(Decrease) increase in accrued expenses	(2,718)	(5,237)	3,871
Increase (decrease) in income taxes payable	15,251	(9,877)	17,728
Increase (decrease) in other long-term liabilities	1,363	(582)	2,453

Net cash provided by operating activities	153,824	28,653	154,717

Cash flows from investing activities:
Capital expenditures	(29,179)	(31,523)	(20,257)
Acquisition, net of cash acquired	(2,054)	(185)	(97,644)
Proceeds from sale of property, fixtures and equipment	2,514	290	1,310

Net cash used in investing activities	(28,719)	(31,418)	(116,591)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(449,313)	(383,364)	(453,052)
Proceeds from issuance of long-term debt	312,700	388,900	415,635
Issuance of common stock	—	—	6,500
Common stock repurchased	—	—	(255)
Cash dividends paid	(1,668)	(1,602)	(1,150)
Proceeds from stock options exercised	1,442	2,312	511
Deferred financing costs paid	(336)	(526)	(7,874)
(Decrease) increase in bank overdraft balances	(1,067)	2,118	3,432

Net cash (used in) provided by financing activities	(138,242)	7,838	(36,253)

Net (decrease) increase in cash and cash equivalents	(13,137)	5,073	1,873
Cash and cash equivalents at beginning of period	22,908	17,835	15,962

Cash and cash equivalents at end of period	$9,771	$22,908	$17,835

The accompanying notes are an integral part of these consolidated financial statements.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands except share and per share data)
      The Bon-Ton Stores, Inc. is a Pennsylvania corporation incorporated on January 31, 1996 as the successor of a company incorporated on January 31, 1929. As of January 28, 2006, The Bon-Ton Stores, Inc. operated, through its subsidiaries, 137 stores in 16 states from the Northeast to the Midwest under the “Bon-Ton” and “Elder-Beerman” nameplates. Effective March 5, 2006, The Bon-Ton Stores, Inc. completed its acquisition of the Northern Department Store Group (“NDSG”) from Saks Incorporated (see Note 18). NDSG consists of 142 stores located in 12 states and related operations. Following the completion of the acquisition, The Bon-Ton Stores, Inc. operates a total of 279 stores in 23 states from the Northeast to the upper Great Plains regions.
1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
      The consolidated financial statements include the accounts of The Bon-Ton Stores, Inc. and its wholly owned subsidiaries (the “Company”). All intercompany transactions have been eliminated in consolidation. Results of operations for the years ended January 28, 2006 and January 29, 2005 include The Elder-Beerman Stores Corp. operations for the entire fiscal year. Results of operations for the year ended January 31, 2004 include The Elder-Beerman Stores Corp. operations for the period from the acquisition date, October 24, 2003, through January 31, 2004 (see Note 2). The Company conducts its operations through one business segment.

Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year
      The Company’s fiscal year ends on the Saturday nearer January 31, and consisted of fifty-two weeks for fiscal 2005, 2004 and 2003. Fiscal 2005, 2004 and 2003 ended on January 28, 2006, January 29, 2005 and January 31, 2004, respectively.

Reclassifications
      Certain prior year balances presented in the consolidated financial statements and notes thereto have been reclassified to conform to the current year presentation. These reclassifications did not impact the Company’s net income for fiscal 2005, 2004 or 2003.

Cash and Cash Equivalents
      The Company considers all highly liquid short-term investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents are generally overnight money market investments.

Trade Receivables Allowance for Doubtful Accounts
      Prior to the July 8, 2005 sale (see Note 4) of the Company’s proprietary credit card accounts and related accounts receivable to HSBC Bank Nevada, N.A. (“HSBC”), the Company owned and administered a proprietary credit card program. The Company performed ongoing credit evaluations of its

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
customers who held the Company’s proprietary credit cards, and adjusted credit limits based upon payment history and the customer’s current credit-worthiness. The Company continually monitored collections and payments from customers and maintained an allowance for estimated credit losses based upon its historical experience and any specific customer collection issues identified (e.g., bankruptcy). The Company’s policy was to write-off receivables that had gone 180 days without a payment or for which the Company received notification of a customer bankruptcy; however, certain receivables were written-off earlier if warranted by specific circumstances. The allowance for doubtful accounts and sales returns relating to retained interest in trade receivables was zero at January 28, 2006 and $6,172 at January 29, 2005.

Merchandise Inventories
      For financial reporting and tax purposes, merchandise inventories are determined by the retail method using a LIFO (last-in, first-out) cost basis. There were no adjustments to costs of merchandise sold for LIFO valuations in fiscal 2005 or 2003. Fiscal 2004 reflects income of $200 for LIFO valuations, after net realizable value assessments. If the first-in, first-out (FIFO) method of inventory valuation had been used instead of the LIFO method, merchandise inventories would have been lower by $6,837 at January 28, 2006 and January 29, 2005.
      Costs for merchandise purchases, product development and distribution are included in costs of merchandise sold. Inventories are pledged as collateral under certain debt agreements (see Note 6).

Property, Fixtures and Equipment: Depreciation and Amortization
      Depreciation and amortization of property, fixtures and equipment is computed using the straight-line method based upon the shorter of the remaining accounting lease term, if applicable, or the economic life reflected in the following ranges:

Buildings	20 to 40 years
Leasehold improvements	2 to 15 years
Fixtures and equipment	3 to 10 years
      No depreciation is recorded until property, fixtures and equipment are placed into service. The Company capitalizes interest incurred during the construction of new facilities or major improvements to existing facilities. The amount of interest costs capitalized is limited to the costs incurred during the construction period. Interest of $88, $7 and $1 was capitalized in fiscal 2005, 2004 and 2003, respectively.
      Repair and maintenance costs are charged to operations as incurred. Property retired or sold is removed from asset and accumulated depreciation accounts and the resulting gain or loss is reflected in selling, general and administrative expense.
      Costs of major remodeling and improvements on leased stores are capitalized as leasehold improvements. Leasehold improvements are amortized over the shorter of the accounting lease term or the useful life of the asset. Capital leases are recorded at the lower of fair market value or the present value of future minimum lease payments. Capital leases are amortized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases.”
      SFAS No. 144 requires the Company to recognize an impairment loss if the carrying amount of its long-lived assets are not recoverable from their undiscounted cash flows and to measure the impairment loss as the difference between the carrying amount and the fair value of the asset. The Company evaluates the recoverability of its long-lived assets in accordance with SFAS No. 144 whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the carrying amount of the long-lived asset exceeds its estimated cash flows, the carrying amount is written-down to a value established by

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
a present value technique or a quoted market price. As a result of this evaluation, no impairment loss was recorded in fiscal 2005; impairment losses of approximately $900 and $800 were recorded in fiscal 2004 and 2003, respectively, and are included in depreciation and amortization expense. Included in the impairment loss in fiscal 2004 is $295 related to the write-down of an intangible asset at one store location. In fiscal 2003, the Company recorded charges totaling $2,378 for the write-off of duplicate information systems software because of the acquisition of Elder-Beerman.

Goodwill and Intangible Assets
      Goodwill and intangible assets consist of the following:

	January 28,	January 29,
	2006	2005

Goodwill	$2,965	$2,965

Lease-related interests	$10,594	$13,976
Less: Accumulated amortization	(5,776)	(5,203)

Net lease-related interests	4,818	8,773
Trademarks	—	456
Less: Accumulated amortization	—	(132)

Net trademarks	—	324
Other intangibles	195	332
Less: Accumulated amortization	—	(29)

Net other intangibles	195	303

Total intangible assets	$5,013	$9,400

      In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), the Company periodically reviews goodwill for impairment. This review is performed at least annually and may be performed more frequently if events or changes in circumstances indicate the carrying value of the goodwill might exceed its fair value. The Company determines fair value using discounted cash flow analysis, which requires certain assumptions and estimates regarding industry economic factors and future profitability. It is the Company’s policy to conduct impairment testing based on its most current business plans and forecasts, which reflect anticipated changes in the economy and the industry. The Company completed a review of the carrying value of goodwill, in accordance with SFAS No. 142, at January 28, 2006 and determined that goodwill was not impaired.
      Lease-related interests reflect below-market-rate leases purchased in store acquisitions completed in fiscal 1992 through 2003, which were adjusted to reflect fair market value. The lease-related interests are being amortized on a straight-line method, with the amortization included within depreciation and amortization expense. At January 28, 2006, these lease-related interests have average remaining lives of eighteen years for amortization purposes.
      Amortization of $1,144, $692 and $390 was recorded on total intangible assets during fiscal 2005, 2004 and 2003, respectively. The Company anticipates amortization on total intangible assets of approximately $470 for fiscal 2006 and $449 for each of fiscal years 2007 through 2010.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The January 28, 2006 net book value of certain lease-related interests and trademarks, totaling $3,167, acquired in connection with the October 24, 2003 acquisition of The Elder-Beerman Stores Corp. was written-off in the fourth quarter of fiscal 2005 pursuant to adjustments to deferred tax asset valuation allowances that were recorded in connection with The Elder-Beerman Stores Corp. acquisition (see Note 13).

Deferred Financing Fees
      Amounts paid by the Company to lenders to secure credit and accounts receivable securitization facilities are reflected in non-current other assets and are amortized over the term of the related facility. Amortization of credit facility costs and accounts receivable securitization facility costs are classified as interest expense and selling, general and administrative expense, respectively. Unamortized amounts at January 28, 2006 and January 29, 2005 were $3,317 and $4,574, respectively. Deferred financing fees amortized to expense for fiscal 2005, 2004 and 2003 were $1,523, $3,446 and $1,635, respectively.

Income Taxes
      The Company accounts for income taxes according to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of the difference between the financial statement and income tax basis of assets and liabilities and from net operating losses and credit carryforwards (see Note 13). The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition
      The Company recognizes revenue, which excludes sales tax, at either the point-of-sale or at the time merchandise is delivered to the customer and all significant obligations have been satisfied. The Company has a customer return policy allowing customers to return merchandise with proper documentation. A reserve is provided for estimated merchandise returns, based on historical returns experience, and is reflected as an adjustment to sales and costs of merchandise sold.

Other Income
      The Company leases space to third parties in its stores and receives compensation based on a percentage of sales made in these departments. Leased department revenue was $4,912, $5,192 and $3,854 in fiscal 2005, 2004 and 2003, respectively.
      The Company receives revenues from customers for delivery of certain items and services (primarily associated with its furniture operations). In addition, the Company recovers a portion of its cost from the disposal of damaged or otherwise distressed merchandise. This revenue totaled $4,268, $4,059 and $2,063 in fiscal 2005, 2004 and 2003, respectively.
      Commencing November 2005, the Company recorded revenues under a Credit Card Program Agreement in other income (see Note 4). This revenue totaled $11,244 for fiscal 2005.

Advertising
      Advertising production costs are expensed the first time the advertisement is run. Media placement costs are expensed in the period the advertising appears. Total advertising expenses, net of vendor allowances, included in selling, general and administrative expenses for fiscal 2005, 2004 and 2003 were $76,015, $63,496 and $34,270, respectively. Prepaid expenses and other current assets include prepaid advertising costs of $1,634 and $1,250 at January 28, 2006 and January 29, 2005, respectively.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Vendor Allowances
      As is standard industry practice, the Company receives allowances from merchandise vendors as reimbursement for charges incurred on marked-down merchandise. Vendor allowances are credited to costs of goods sold, provided the allowance is: (1) collectable, (2) for merchandise either permanently marked down or sold, (3) not predicated on a future purchase, (4) not predicated on a future increase in the purchase price from the vendor, and (5) authorized by internal management. If the aforementioned criteria are not met, the Company reflects the allowance dollars as an adjustment to the cost of merchandise capitalized in inventory.
      Additionally, the Company receives allowances from vendors in connection with cooperative advertising programs. These amounts are recognized by the Company as a reduction of the related advertising costs that have been incurred and reflected in selling, general and administrative expenses. The Company reviews advertising allowances received from each vendor to ensure reimbursements are for specific, incremental and identifiable advertising costs incurred by the Company to sell the vendor’s products. If a vendor reimbursement exceeds the costs incurred by the Company, the excess reimbursement is recorded as a reduction of cost purchases from the vendor and reflected as a reduction of costs of merchandise sold when the related merchandise is sold.

Purchase Order Violations
      The Company, consistent with industry practice, mandates that vendor merchandise shipments conform to certain standards. These standards are usually defined in the purchase order and include items such as proper ticketing, security tagging, quantity, packaging, on-time delivery, etc. Failure by vendors to conform to these standards increases the Company’s merchandise handling costs. Accordingly, various purchase order violation charges are billed to vendors; these charges are reflected by the Company as a reduction of cost of sales in the period in which the respective violations occur. The Company establishes reserves for purchase order violations that may become uncollectable.

Self-Insurance Liabilities
      The Company is self-insured for certain losses related to workers’ compensation and health insurance, although it maintains stop-loss coverage with third party insurers to limit exposures. The estimate of its self-insurance liability contains uncertainty since the Company must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and claims for incidents incurred but not reported as of the balance sheet date. When estimating its self-insurance liability, the Company considers a number of factors which include, but are not limited to, historical claim experience, demographic factors, severity factors and information provided by independent third-party advisors.

Revolving Charge Accounts
      Prior to the July 8, 2005 sale of the Company’s proprietary credit card accounts and related accounts receivable to HSBC (see Note 4), the Company reflected finance charge income and late fees on customer revolving charge accounts as a reduction of selling, general and administrative expenses. Finance charge income and late fees earned by the Company for fiscal 2005, 2004 and 2003, before considering costs of administering and servicing revolving charge accounts, were $27,504, $59,491 and $41,586, respectively. Finance charge income was a component of securitization income but was also recognized on retained interests in the securitized receivables (see Note 9). Late fees were not considered when calculating the gain on the sale of receivables; rather, they were recognized when earned.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Securitization of Receivables
      Prior to termination of the receivables securitization program on July 8, 2005, the Company engaged in securitization activities involving its proprietary credit card portfolio as a source of funding. When the Company sold receivables in securitizations of credit card loans, it retained interest-only strips, subordinated interests and servicing rights, all of which were retained interests in the securitized receivables. Gain or loss on sale of the receivables depended in part on the previous carrying amount of financial assets involved in the transfer, allocated between the assets sold and retained interests, based on their relative fair value at the date of transfer. To obtain fair values, quoted market prices were not available for retained interests and the Company estimated fair value based on the present value of future expected cash flows using management’s best estimates of key assumptions — credit losses, prepayment impact and an appropriate discount rate commensurate with the risks involved. Factors impacting this estimate of fair value were updated each quarter based on the historical performance of the Company’s credit card portfolio.

Fair Value of Financial Instruments
      The carrying value of the Company’s cash and cash equivalents, retained interest in trade receivables, accounts payable and obligations under capital leases approximate fair value. The Company discloses the fair value of its long-term debt and derivative financial instrument in Notes 6 and 7, respectively. Fair value estimates of the Company’s long-term debt and derivative financial instrument are based on market prices, when available, or are derived from discounted cash flow analyses.

Concentration of Credit Risk
      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company manages the credit risk associated with cash and cash equivalents by maintaining cash accounts and investing with high-quality institutions. The Company maintains cash accounts, primarily on an overnight basis, which may exceed federally insured limits. The Company has not experienced any losses from maintaining cash accounts in excess of such limits. The Company believes that it is not exposed to any significant risks related to its cash accounts.

Operating Leases
      The Company leases a majority of its retail stores under operating leases. Many of the lease agreements contain rent holidays, rent escalation clauses and contingent rent provisions — or some combination of these items. The Company recognizes rent expense on a straight-line basis over the accounting lease term, which includes cancelable option periods where failure to exercise such options would result in an economic penalty. In calculating straight-line rent expense, the Company utilizes an accounting lease term that equals or exceeds the time period used for depreciation. Additionally, the commencement date of the accounting lease term reflects the earlier of the date the Company becomes legally obligated for the rent payments or the date the Company takes possession of the building for initial construction and setup. The excess of rent expense over the actual cash paid is recorded as deferred rent.
      In a February 2005 letter to the American Institute of Certified Public Accountants, the Securities and Exchange Commission (the “SEC”) clarified its position regarding certain lease accounting practices. The SEC’s letter specifically addressed the depreciable life of leasehold improvements, rent holidays and landlord-tenant incentives. Similar to other retailers, the Company reviewed its historical treatment of these lease issues. After assessing its findings using the guidelines in SEC Staff Accounting Bulletin No. 99, the Company recorded a cumulative pre-tax expense of $465 in the fourth quarter of fiscal 2004.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-Based Compensation
      The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), and related interpretations including Financial Accounting Standards Board (“FASB”) Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation,” to account for its fixed-plan stock options. Under this method, compensation expense is recorded only if the current market price of the underlying stock on the date of the grant exceeded the exercise price. SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123 as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” The following table illustrates the effect on net income if the fair-value-based method had been applied to all unvested awards in each period:

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

Net income, as reported	$26,014	$20,162	$20,601
Add: Total stock-based employee compensation included in net income, net of related tax effects	1,412	279	131
Deduct: Total stock-based employee compensation expense determined under fair-value-based method for all awards, net of related tax effects	(2,174)	(587)	(307)

Pro forma net income	$25,252	$19,854	$20,425

Earnings per share
Basic As reported	$1.61	$1.27	$1.36
Pro forma	1.56	1.25	1.35
Diluted As reported	$1.57	$1.24	$1.33
Pro forma	1.53	1.22	1.32
      All stock options impacting the periods in the above table were issued with an option exercise price equal to the per-share market price at the date of grant. The Company used the Black-Scholes option pricing model to calculate the fair value of all stock options at the grant date. The following assumptions were used:

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

Expected option term in years	5.1	7.7	7.7
Stock price volatility factor	48.8%	52.4%	68.9%
Dividend yield	0.5%	0.7%	0.0%
Risk-free interest rate	4.1%	3.9%	3.0%

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Earnings Per Share
      The presentation of earnings per share (“EPS”) requires a reconciliation of the numerators and denominators used in basic and diluted EPS calculations. The numerator, net income, is identical in both calculations. The following table presents a reconciliation of the weighted average shares outstanding used in EPS calculations for each of fiscal 2005, 2004 and 2003:

	Fiscal 2005		Fiscal 2004		Fiscal 2003

	Shares	EPS	Shares	EPS	Shares	EPS

Basic Calculation	16,204,414	$1.61	15,918,650	$1.27	15,161,406	$1.36
Effect of dilutive shares —
Restricted shares	132,430		63,170		110,679
Options	181,424		271,434		236,475

Diluted Calculation	16,518,268	$1.57	16,253,254	$1.24	15,508,560	$1.33

      Options to purchase shares with exercise prices greater than the average market price were excluded from the EPS calculations for fiscal 2005, 2004 and 2003 in the amounts of 64,787, 72,790 and 341,042, respectively, as they would have been antidilutive.

Future Accounting Changes
      In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS No. 123R”). SFAS No. 123R supersedes SFAS No. 123 and APB No. 25 and its related implementation guidance. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements (with limited exceptions). The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. The full impact of the adoption of SFAS No. 123R cannot be predicted at this time as it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123R in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income and net income per share disclosed above. SFAS No. 123R also requires that tax benefits from compensation deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as currently required. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. The Company is unable to estimate what those amounts will be in the future as they depend on, among other things, when employees exercise stock options. On April 14, 2005, the SEC announced a delay of the required implementation timing of SFAS No. 123R to the beginning of the Company’s fiscal year commencing January 29, 2006.

2.	ELDER-BEERMAN ACQUISITION
      Effective October 24, 2003, pursuant to the Agreement and Plan of Merger dated as of September 15, 2003, among the Company, The Elder-Beerman Stores Corp. (“Elder-Beerman”) and Elder Acquisition Corp., an indirect wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub was merged with and into Elder-Beerman with Elder-Beerman continuing as the surviving corporation and as an indirect wholly owned subsidiary of the Company (the “Merger”). Elder-Beerman was headquartered in Dayton, Ohio and operated 69 stores in Illinois, Indiana, Iowa, Kentucky, Michigan, Ohio, Pennsylvania, West Virginia and Wisconsin.
      Prior to the Merger, Merger Sub had acquired 10,892,494 shares of Elder-Beerman common stock, representing approximately 94% of the outstanding Elder-Beerman common stock, pursuant to a tender

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
offer for all of the outstanding shares of Elder-Beerman common stock. The consideration paid pursuant to the tender offer was $8.00 per share. As a result of the Merger, each share of Elder-Beerman common stock outstanding at the effective time of the Merger, other than shares owned by Merger Sub, was converted into the right to receive $8.00. On October 23, 2003, there were 11,585,457 shares of Elder-Beerman common stock outstanding. Following consummation of the Merger, the Elder-Beerman common stock was delisted from Nasdaq. As of January 28, 2006, the consolidated balance sheet of the Company includes a liability of $1,997 for Elder-Beerman common stock not yet surrendered.
      The Company financed the Elder-Beerman acquisition by amending and restating its revolving credit facility agreement and accounts receivable facility agreements (see Notes 6 and 9). In addition, the Company obtained equity financing in an aggregate amount of $6,500 from the then Chairman and Chief Executive Officer of the Company pursuant to a Stock Purchase Agreement dated as of October 23, 2003 under which the Company issued 476,890 shares, at fair market value, of the Company’s common stock.
      The primary reason for the acquisition was the addition of the Elder-Beerman stores and the corresponding increase in geographic presence as well as the Company’s belief in the opportunity for enhanced growth and profitability.
      The Company’s consolidated balance sheet and consolidated statement of income for fiscal 2003 include Elder-Beerman operations for the period from October 24, 2003 through January 31, 2004. Elder-Beerman operations for fiscal 2003 reflected preliminary purchase accounting in accordance with SFAS No. 141, “Business Combinations” (“SFAS No. 141”), whereby the total purchase price was preliminarily allocated to the assets acquired and liabilities assumed based upon their estimated fair values at acquisition date:

Preliminary Purchase Price

Purchase of common stock	$92,684
Settlement of stock options	7,436
Professional fees incurred	9,350

Total	$109,470

Preliminary Purchase Accounting

Cash and cash equivalents	$11,826
Trade and other accounts receivable	111,847
Merchandise inventories	167,068
Deferred income taxes	36,495
Property, fixtures and equipment	30,575
Other assets	9,474
Accounts payable	(65,831)
Debt	(143,501)
Obligations under capital leases	(2,914)
Other liabilities	(45,569)

Preliminary purchase price	$109,470

      During fiscal 2004, additional professional fees increased the total purchase price by $185, from $109,470 to $109,655. Additionally, the Company completed its final purchase accounting allocations during fiscal 2004 in accordance with SFAS No. 141. The Company obtained third party appraisals in order to determine the valuation of lease-related interests, trademarks and customer lists, which resulted in

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
intangible assets of $4,096. There was a reduction in other assets of $1,699 related primarily to the write-off of capitalized costs relative to certain Elder-Beerman leases. Accrued expenses and other long-term liabilities decreased by $6,924, primarily due to the elimination of deferred rent associated with certain Elder-Beerman leases. Property, fixtures and equipment decreased by $12,101, largely as a result of the impact of the other final purchase price allocation adjustments based on the negative goodwill associated with the Elder-Beerman acquisition. In addition, deferred income tax assets increased by $2,429 based on the tax effect of the final allocation adjustments noted above.
      Intangible assets of $4,096 are comprised of the following items: Lease-related interests that relate to below-market-rate leases of $3,494 and trademarks and customer lists totaling $602. The lease interests, trademarks and customer lists were assigned amortization lives of five to twenty years, three years and three years, respectively. During the fourth quarter of fiscal 2005, the net book value of these intangible assets was reduced to zero pursuant to an income tax valuation allowance adjustment (see Note 13).
      In connection with the acquisition of Elder-Beerman, the Company developed integration plans resulting in involuntary terminations, employee relocations, and lease and other contract terminations. The liability for involuntary termination benefits covers approximately three hundred employees, primarily in general and administrative and merchandising functions. The Company expects to pay the balance of involuntary termination benefits within the next twelve months, while the liability for terminated leases will be paid over the remaining contract periods (through 2030). Other contract terminations were fully paid as of January 29, 2005. Liabilities recognized in connection with the acquisition and integration activity are as follows:

	Involuntary		Lease and
	Termination	Employee	Other Contract
	Benefits	Relocation	Termination	Total

Liability established in preliminary purchase accounting	$5,571	$1,637	$3,053	$10,261
Payments during fiscal 2003	—	(26)	—	(26)

Balance at January 31, 2004	5,571	1,611	3,053	10,235
Purchase accounting adjustments	(698)	290	—	(408)
Payments during fiscal 2004	(3,352)	(1,513)	(1,895)	(6,760)

Balance at January 29, 2005	1,521	388	1,158	3,067
Payments during fiscal 2005	(420)	(264)	(83)	(767)
Other adjustments	—	(124)	—	(124)

Balance at January 28, 2006	$1,101	$—	$1,075	$2,176

      Other adjustments represent refinements to anticipated liabilities established under provisions of Emerging Issues Task Force Issue No. 95-3, “Recognition of Liabilities in Connection With a Purchase Business Combination,” and resulted in reductions in certain opening balance sheet assets of Elder-Beerman that were recorded as part of purchase accounting.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	ACCRUED EXPENSES AND OTHER LONG-TERM LIABILITIES
      Accrued expenses at January 28, 2006 and January 29, 2005 were comprised of the following:

	January 28,	January 29,
	2006	2005

Customer liabilities	$14,457	$12,865
Taxes	8,522	9,484
Real estate lease related	4,664	4,804
Capital expenditures	3,673	2,706
Elder-Beerman shares not tendered	1,997	2,059
Interest and cash flow hedges	323	2,702
Advertising	2,088	2,014
Deferred revenue	2,414	—
Other	14,554	10,012

Total	$52,692	$46,646

      Other long-term liabilities at January 28, 2006 and January 29, 2005 were comprised of the following:

	January 28,	January 29,
	2006	2005

Real estate lease related	$18,610	$17,459
Deferred revenue	14,933	2,137
Other	6,417	5,865

Total	$39,960	$25,461

4.	SALE OF THE PROPRIETARY CREDIT CARD PORTFOLIO
      On July 8, 2005, pursuant to the terms of the June 20, 2005 Purchase and Sale Agreement between the Company and HSBC, the Company sold substantially all of its private label credit card accounts and the related accounts receivable to HSBC for cash consideration of $313,635. The Company received total cash of $315,445 at closing, with $296,664 allocated to the sale of credit card accounts and related accounts receivable, $16,971 allocated as deferred program revenue and $1,810 representing proceeds from the sale of related assets. The allocation between the sale of accounts receivable and the deferred program revenue was based on the relative fair values as determined by an independent valuation. A portion of the proceeds from the sale ($230,238) were used to pay all principal and accrued interest due note-holders under the Company’s accounts receivable securitization program plus any other payments in respect of the termination of that program. The remaining proceeds of $85,207 from the sale were used to reduce outstanding borrowings under the Company’s revolving credit facility. Concurrently, the Company’s obligation to sell its accounts receivable to the securitization trust was terminated.
      Selling, general and administrative expense for fiscal 2005 includes a net loss of $596 associated with the sale of the proprietary credit card portfolio. Proceeds allocated to deferred program revenue, net of certain related costs, of $16,895 were recorded as deferred revenue and will be amortized over a seven-year term. For fiscal 2005, deferred revenue amortization income of $1,346 was recognized within selling, general and administrative expense. At January 28, 2006 deferred program revenue of $2,414 and $13,135 were reported within accrued expenses and other long-term liabilities, respectively.
      In connection with the sale, the Company entered into two additional agreements with HSBC: an Interim Servicing Agreement (the “ISA”) and a Credit Card Program Agreement (the “CCPA”).

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Under the terms of the ISA, the Company continued to service the credit card receivables from July 8, 2005 through October 31, 2005. HSBC compensated the Company for providing these services during the interim servicing period.
      The CCPA sets forth the terms and conditions under which HSBC will issue credit cards to the Company’s customers. The Company will be paid a percentage of Net Credit Sales, as defined in the CCPA, for future credit card sales. Under the terms of the CCPA, the Company is required to perform certain duties, including receiving and remitting in-store customer payments on behalf of HSBC for which the Company will receive a fee. The CCPA has a term of seven years and is cancelable earlier by either party under certain circumstances.
      For fiscal 2005, proceeds of $14,556 and $11,244 were recognized within selling, general and administrative expense and other income, respectively, pursuant to the ISA and CCPA.

5.	EXIT OR DISPOSAL ACTIVITIES
      On September 20, 2005, the Company announced the closing of its Great Northern and Shoppingtown stores in the Syracuse, New York area and its Lebanon, Pennsylvania store effective January 28, 2006. On November 16, 2005, the Company announced the closing of its Walden Galleria store in Buffalo, New York store effective January 28, 2006. In connection with the closing of the four stores, the Company developed plans resulting in involuntary associate terminations and other closing costs of $274 and $461, respectively. In addition, the Company incurred a lease termination fee of $1,462, to be paid through February 1, 2008, related to the Walden Galleria store closing. These charges are reflected within selling, general and administrative expense. The Company expects to pay the balance of the involuntary associate termination payments during the thirteen weeks ending April 29, 2006.
      In fiscal 2005, in connection with the sale of its credit card accounts, the Company developed plans resulting in involuntary associate terminations, contract termination and other costs, and incurred charges of $519, $200 and $10, respectively. These charges are included within selling, general and administrative expense. The Company expects additional charges in connection with involuntary associate terminations of $21 during the thirteen weeks ending April 29, 2006. The Company expects to pay the balance of the involuntary associate termination payments during the thirteen weeks ending April 29, 2006, while the liability for the contract termination will be paid over the remaining contract period through May 2007.
      In July 2004, the Company closed its Pottstown, Pennsylvania store. Charges related to this store closure of $1,756, reflected within selling, general and administrative expenses, were recorded during fiscal 2004. The Company incurred a fee of $1,600 related to the termination of the lease. The remaining costs related to severance and logistics.
      In October 2002, the Company announced it would discontinue its York, Pennsylvania distribution operations in April 2003 and that all merchandise processing functions would be consolidated into the Company’s existing Allentown, Pennsylvania distribution center. In addition, the Company announced it would close its Red Bank, New Jersey store in January 2003. The activities were completed as scheduled. The Company recorded a net expense reduction of $4 in fiscal 2004 relating to the closures. These expenses related primarily to termination benefits for affected associates and other costs to consolidate the distribution centers. All reduction of expenses and charges were included within selling, general and administrative expense.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Following is a reconciliation of accruals related to the Company’s closing activities:

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

Beginning balance	$—	$—	$475
Provisions:
Lease termination fee	1,462	1,600	—
Contract termination fee	200	—	—
Associate termination benefits	793	29	58
Other closing costs	471	127	(62)

Total	2,926	1,756	(4)
Payments:
Lease termination fee	(680)	(1,600)	—
Contract termination fee	(32)	—	—
Associate termination benefits	(503)	(29)	(278)
Other closing costs	(471)	(127)	(193)

Total	(1,686)	(1,756)	(471)

Balance at fiscal year-end	$1,240	$—	$—

      At January 28, 2006, the remaining York, Pennsylvania distribution center rental obligation through lease expiration in December 2020 is $8,893. The Company intends to assign the distribution center lease. The Company anticipates that the income received from such assignment will approximate the remaining rent obligation.
      During fiscal 2003, the Company sold its Harrisburg, Pennsylvania distribution center, resulting in a gain of $933 classified within selling, general and administrative expense.

6.	LONG-TERM DEBT
      Long-term debt consisted of the following:

	January 28,	January 29,
	2006	2005

Revolving credit agreement — terminated March 6, 2006 (see Note 18); interest paid periodically at varying rates (4.91% for fiscal 2005)	$25,550	$141,350
Term loan — terminated January 17, 2006; interest paid periodically at varying rates (7.92% for fiscal 2005)	—	19,000
Mortgage notes payable — principal payable in varying monthly installments through June 2016; interest payable monthly at 9.62%; secured by land and buildings	16,902	17,776
Mortgage note payable — principal payable January 1, 2011; interest payable monthly at 5.00% beginning February 1, 2006; secured by a building and fixtures	1,000	1,000

Total debt	43,452	179,126
Less: current maturities	(961)	(869)

Long-term debt	$42,491	$178,257

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Effective October 24, 2003, in connection with the acquisition of Elder-Beerman, the Company amended and restated its revolving credit facility agreement (the “Credit Agreement”). The amendment increased the revolving credit line from $150,000 to $300,000 and provided a term loan in the amount of $25,000. The term loan was reduced to $19,000 in June 2004 and was terminated in January 2006. Borrowing availability under the Credit Agreement was calculated based on eligible inventories, fixed assets and real estate which were pledged as collateral. The revolving credit line interest rate, based on LIBOR or an index rate plus an applicable margin, and fee charges were determined by a formula based upon the Company’s borrowing availability. Under the Credit Agreement, the Company incurred fees at a rate of 0.250 to 0.375 percentage point on the unused line of credit. The term loan interest rate was based on LIBOR plus an applicable margin. The Credit Agreement contained restrictions against the incurrence of additional indebtedness, pledge or sale of assets, payment of dividends and other similar restrictions. Pursuant to the Credit Agreement, dividends paid by the Company were not to exceed $7,500 over the life of the agreement, or $4,000 in any single year. Financial covenants contained in the Credit Agreement included the following: a limitation on fiscal 2005 capital expenditures of $53,477, minimum borrowing availability of $10,000 and a fixed charge coverage ratio of 1.0-to-1. The fixed charge coverage ratio was defined as earnings before interest, taxes, depreciation and amortization divided by interest expense, capital expenditures, tax payments and scheduled debt payments, and was measured at fiscal quarter-end based on the immediately preceding four fiscal quarters. As of January 28, 2006, the Company had borrowings of $25,550 and letter-of-credit commitments of $14,341, with $173,789 of borrowing availability (which was subject to the minimum borrowing availability covenant of $10,000). On March 6, 2006, the Credit Agreement was terminated and replaced with a new credit facility in connection with the acquisition of NDSG (see Note 18).
      On May 17, 1996, the Company entered into a $23,400, twenty-year mortgage agreement secured by its four stores in Rochester, New York.
      The Company entered into a loan agreement with the City of Scranton, Pennsylvania on July 5, 2000. The loan provided $1,000 to be used for certain store renovations. The loan agreement provides for interest payments beginning February 1, 2006 at a rate of 5.0% per annum. The principal balance is to be paid in full by January 1, 2011.
      The Company was in compliance with all loan agreement restrictions and covenants during fiscal 2005.
      The fair value of the Company’s debt, excluding interest rate swaps, was estimated at $45,192 and $182,330 at January 28, 2006 and January 29, 2005, respectively, and is based on an estimate of rates available to the Company for debt with similar features.
      Debt maturities by fiscal year at January 28, 2006, are as follows:

2006	$961
2007	26,615
2008	1,178
2009	1,303
2010	2,442
2011 and thereafter	10,953

$43,452

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	INTEREST RATE DERIVATIVES
      In accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” the Company recognizes all derivatives on the balance sheet at fair value. On the date the derivative instrument is entered into, the Company generally designates the derivative as a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”). Changes in the fair value of a derivative that is designated as, and meets all required criteria for, a cash flow hedge are recorded in accumulated other comprehensive loss and reclassified into earnings as the underlying hedged item affects earnings. The portion of the change in fair value of a derivative associated with hedge ineffectiveness or the component of a derivative instrument excluded from the assessment of hedge effectiveness is recorded in current earnings. Also, changes in the entire fair value of a derivative that is not designated as a hedge are recorded in earnings. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes relating all derivatives that are designated as cash flow hedges to specific balance sheet liabilities.
      The Company also formally assesses, both at the inception of the hedge and on an ongoing basis, whether each derivative is highly effective in offsetting changes in fair values or cash flows of the hedged item. If it is determined that a derivative is not highly effective as a hedge, or if a derivative ceases to be a highly effective hedge, the Company will discontinue hedge accounting prospectively for the respective derivative. In addition, if the forecasted transaction is no longer likely to occur, any amounts in accumulated other comprehensive loss related to the derivative are recorded in the statement of income for the current period.
      It is the policy of the Company to identify on a continuing basis the need for debt capital and evaluate financial risks inherent in funding the Company with debt capital. Reflecting the result of this ongoing review, the debt portfolio and hedging program of the Company is managed to (1) reduce funding risk with respect to borrowings made or to be made by the Company to preserve the Company’s access to debt capital and provide debt capital as required for funding and liquidity purposes, and (2) reduce the aggregate interest rate risk of the debt portfolio in accordance with certain debt management parameters. The Company enters into interest rate swap agreements to change the fixed/variable interest rate mix of the debt portfolio in order to maintain the percentage of fixed-rate and variable-rate debt within parameters set by management. In accordance with these parameters, swap agreements are used to reduce interest rate risks and costs inherent in the Company’s debt portfolio. At January 28, 2006, the Company had an interest rate swap contract outstanding to effectively convert its variable-rate debt to fixed-rate debt. This contract entailed the exchange of fixed-rate and floating-rate interest payments periodically over the agreement life. The following table indicates the notional amounts as of January 28, 2006 and January 29, 2005 and the range of interest rates paid and received by the Company during the fiscal years ended on those respective dates:

	January 28,	January 29,
	2006	2005

Fixed swaps (notional amount)	$30,000	$30,000
Range of receive rate	2.20%-4.29%	1.13%-2.20%
Range of pay rate	5.43%	5.43%
      The $30,000 interest rate swap held at January 28, 2006 expired February 6, 2006. The net income or expense from the exchange of interest rate payments is included in interest expense. The estimated fair value of the interest rate swap agreement, based on dealer quotes, at January 28, 2006 and January 29,

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
2005, was an unrealized loss of $9 and $689, respectively, and represents the amount the Company would pay if the agreement was terminated as of said dates.
      Changes in the fair value of derivatives qualifying as cash flow hedges are reported in accumulated other comprehensive loss. Gains and losses are reclassified into earnings as the underlying hedged item affects earnings, such as when quarterly settlements are made on the hedged forecasted transaction.
      Interest expense, net for fiscal 2004 includes losses related to interest rate hedges of $86, and for fiscal 2003 includes net gains related to interest rate hedges of $1,714. At January 28, 2006, the Company reflected accrued expenses of $9 to recognize the fair value of its interest rate swaps.
      At January 28, 2006, it is expected that approximately $5 of net-of-tax losses in accumulated other comprehensive loss will be reclassified into earnings within the next twelve months. As of January 28, 2006, the maximum time over which the Company is hedging its exposure to the variability in future cash flows for forecasted transactions is nine days.

8.	INTEREST COSTS

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

Interest costs incurred	$12,262	$13,539	$9,159
Interest income	(122)	(95)	(109)
Capitalized interest, net	(88)	(7)	(1)

Interest expense, net	$12,052	$13,437	$9,049

Interest paid	$11,853	$12,506	$10,414

9.	SECURITIZATION OF RECEIVABLES
      Prior to the termination of the receivables securitization program on July 8, 2005, the Company securitized its proprietary credit card portfolio through an accounts receivable facility (the “Facility”). Under the Facility agreement, which was contingent upon receivables meeting certain performance criteria, the Company sold through The Bon-Ton Receivables Partnership, LP, a wholly owned subsidiary of the Company and qualifying special purpose entity under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” up to $250,000 of an undivided percentage interest in the receivables on a limited recourse basis. In connection with the Facility agreement, the Company retained servicing responsibilities, subordinated interests and an interest-only strip, all of which were retained interests in the securitized receivables. The Company retained annual servicing fees of 2.0% of the outstanding securitized accounts receivable balance and rights to future cash flows arising after investors in the securitization had received the return for which they contracted. The investors had no recourse to the Company’s other assets for failure of debtors to pay when due. The Company’s retained interests were subordinate to the investors’ interests. The value of the retained interest was subject to credit, prepayment and interest rate risks. The Company did not recognize a servicing asset or liability, as the amount received for servicing the receivables was a reasonable approximation of market rates and servicing costs.
      At January 29, 2005, credit card receivables sold under the Facility agreement totaled $244,000, and the Company had subordinated interests of $82,576 related to the amounts sold that were included as retained interest in trade receivables. The Company accounted for its subordinated interest in the receivables in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” The Company did not recognize any unrealized gains or losses on its subordinated interest, as

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
the current carrying value of customer revolving charge accounts receivable was a reasonable estimate of fair value and average interest rates approximate current market origination rates. Subordinated interests at January 29, 2005 included restricted cash of $1,998 required pursuant to the terms of the Company’s Facility agreement.
      New receivables were sold on a continual basis to replenish each investor’s respective level of participation in receivables that had been repaid by credit card holders.
      During fiscal 2005, 2004 and 2003, the Company recognized securitization income of $2,680, $9,146 and $8,008, respectively. This income is reported as a component of selling, general and administrative expenses.
      Key economic assumptions used in measuring retained interests during the year were as follows:

	Fiscal Year Ended

	January 28, 2006(1)	January 29, 2005

Yield on credit cards	16.6%	16.4% - 17.5%
Payment rate	20.5% - 20.8%	19.6% - 20.9%
Interest rate on variable funding	5.2%	4.2% - 4.7%
Net charge-off rate	7.4% - 7.7%	7.4% - 7.9%
Residual cash flows discount rate	7.0%	7.0%

(1) Key economic assumptions as applied through July 7, 2005.
      The interest-only strip was recorded at its fair value of $1,220 at January 29, 2005 and was included in retained interest in trade receivables.
      The Company recognized servicing fees, which it reported as a component of selling, general and administrative expense, of $1,989, $4,415 and $2,734 for fiscal 2005, 2004 and 2003, respectively. Net credit losses on the total managed credit card receivables were $6,253, $13,480 and $7,575 for fiscal 2005, 2004 and 2003, respectively.

10.	PROPERTY, FIXTURES AND EQUIPMENT
      At January 28, 2006 and January 29, 2005, property, fixtures and equipment and related accumulated depreciation and amortization consisted of:

	January 28,	January 29,
	2006	2005

Land and improvements	$2,801	$2,801
Buildings and leasehold improvements	199,672	193,829
Furniture and equipment	181,615	167,104
Buildings and equipment under capital leases	331	3,544

	384,419	367,278
Less: Accumulated depreciation and amortization	(216,740)	(198,974)

Net property, fixtures and equipment	$167,679	$168,304

      Property, fixtures and equipment with a net book value of $21,231 and $25,426 were pledged as collateral for secured loans (see Note 6) at January 28, 2006 and January 29, 2005, respectively.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	COMMITMENTS AND CONTINGENCIES

Leases
      The Company is obligated under operating leases for a significant portion of its store properties. Certain leases provide for additional rental payments based on a percentage of sales in excess of a specified base (contingent rentals) and for payment by the Company of operating costs (taxes, maintenance and insurance), both of which vary by lease.
      At January 28, 2006, future minimum lease payments for the fixed noncancelable terms of operating leases and the present value of net minimum lease payments under capital leases are as follows:

Fiscal Year	Capital Leases	Operating Leases

2006	$79	$48,926
2007	24	46,715
2008	—	45,118
2009	—	42,022
2010	—	36,670
2011 and thereafter	—	178,135

Total net minimum rentals	103	$397,586

Less: Amount representing interest	(5)

Present value of net minimum lease payments, of which $74 is due within one year	$98

      Minimum rental commitments under operating leases are reflected without reduction for rental income due in future years under non-cancelable subleases since income under these subleases is immaterial. Some of the store leases contain renewal options ranging from two to fifty-nine years. Included in the minimum lease payments under operating leases are leased vehicles, copiers, fax machines, computer equipment and a related-party commitment with an entity associated with the Company’s majority shareholder of $224 for fiscal years 2006 through 2010 and $112 for fiscal 2011.
      Rental expense consisted of the following:

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

Operating leases:
Buildings:
Rental expense	$45,243	$43,491	$26,451
Contingent rentals	2,967	3,019	2,798
Fixtures and equipment	2,713	1,252	804
Contingent rentals on capital leases	—	15	23

Totals	$50,923	$47,777	$30,076

      Rental expense includes amounts paid to an entity related to the Company’s majority shareholder of $224 for each of fiscal 2005, 2004 and 2003.
      Selling space has been licensed to certain other retailers (“leased departments”) in many of the Company’s facilities. Future minimum lease payments and rental expense disclosed above are reflected without a reduction for leased departments license income.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Contingencies
      The Company is party to legal proceedings and claims that arise during the ordinary course of business. In the opinion of management, the ultimate outcome of any such litigation and claims will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

12.	SHAREHOLDERS’ EQUITY
      The Company’s capital structure consists of Common Stock with one vote per share and Class A Common Stock with ten votes per share. Transfers of the Company’s Class A Common Stock are restricted. Upon sale or transfer of ownership or voting rights of Class A Common Stock to other than permitted transferees, such shares will convert to an equal number of Common Stock shares. Additionally, the Company has authorized 5,000,000 shares of preferred stock; however, no preferred shares have been issued.

13.	INCOME TAXES
      Components of the income tax provision were as follows:

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

Current:
Federal	$23,041	$3,300	$10,799
State	2,335	1,265	567

Total current	25,376	4,565	11,366

Deferred:
Federal	(16,496)	7,591	650
State	3,249	(276)	344

Total deferred	(13,247)	7,315	994

Income tax provision	$12,129	$11,880	$12,360

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Components of gross deferred tax assets and liabilities were comprised of the following:

	January 28,	January 29,
	2006	2005

Deferred tax assets:
Net operating losses	$45,381	$39,832
Property, fixtures and equipment	11,454	13,023
Accrued expenses	7,840	9,873
Inventories	7,541	4,439
Rent amortization	6,498	6,437
Deferred revenue	6,036	—
Minimum tax and business credits	2,696	2,696
Bad debt reserve	671	819
Asset write-down	507	1,236
Sale and leaseback	651	705
Other	1,347	1,777

Gross deferred tax assets	90,622	80,837
Less: Valuation allowance	(44,542)	(48,413)

Total gross deferred tax assets	46,080	32,424

Deferred tax liabilities:
Intangible assets	—	(1,436)
Other	(239)	(1,261)

Total gross deferred tax liabilities	(239)	(2,697)

Net deferred tax assets	$45,841	$29,727

      In assessing the realizability of the deferred tax assets, the Company considered whether it was more-likely-than-not that the deferred tax assets, or a portion thereof, will not be realized. The Company considered the scheduled reversal of deferred tax liabilities, projected future taxable income, tax planning strategies and limitations pursuant to Section 382 of the Internal Revenue Code (“Section 382”). As a result, the Company concluded that a valuation allowance against a portion of the net deferred tax assets was appropriate. A total valuation allowance of $44,542 and $48,413 was recorded at January 28, 2006 and January 29, 2005, respectively. If actual results differ from these estimates or these estimates are adjusted in future periods, the Company may need to adjust its valuation allowance, which could materially impact its financial position and results of operations.
      Based on the considerations above, during the fourth quarter of fiscal 2005, valuation allowances relating to deferred tax assets acquired in connection with the October 24, 2003 acquisition of Elder-Beerman were reduced by $3,871. Of this decrease, $1,828 reduced the income tax provision and $2,043 reduced the January 28, 2006 net book value of intangible assets (and related deferred tax liability at January 28, 2006) acquired in connection with the Elder-Beerman acquisition.
      At January 28, 2006, the Company had federal and state net operating loss carry-forwards of $95,500 and $223,332, respectively, which are available to offset future federal and state taxable income, subject to certain limitations imposed by Section 382. These net operating losses will expire at various dates beginning in fiscal 2006 through fiscal 2023.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Pursuant to Ohio legislation passed in 2005, the Ohio corporate franchise tax will be phased-out over a five-year period, tax years 2005 through 2009. At January 28, 2006 and January 29, 2005, the Company had approximately $7,000 of tax-effected Ohio net operating loss carry-forwards, which were fully offset by a valuation allowance at January 28, 2006 and January 29, 2005.
      At January 28, 2006, the Company had alternative minimum tax credits and general business credits in the amount of $2,063 and $633, respectively. Both credits are subject to the limitations imposed by Section 382. The alternative minimum tax credits are available indefinitely, and the general business credits expire in fiscal 2007 and fiscal 2008. The Company acquired these alternative minimum tax credits and general business credits in connection with the acquisition of Elder-Beerman.
      A reconciliation of the statutory federal income tax rate to the effective tax rate is presented below:

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

Tax at statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	4.1	3.1	2.2
Deferred tax valuation allowance changes, net	(4.8)	—	—
Deferred tax impact of changes in effective tax rate	(1.4)	(2.3)	—
Other, net	(1.1)	1.3	0.3

Total	31.8%	37.1%	37.5%

      In fiscal 2005, 2004 and 2003, the Company made income tax payments (net of refunds) of $10,125, $14,442 and $(6,363), respectively.

14.	EMPLOYEE BENEFIT PLANS
      The Company provides eligible employees with retirement benefits under a 401(k) salary reduction and retirement contribution plan (the “Plan”). Employees are eligible to receive a company contribution in the Plan after they reach the age of 18, complete one year of service and work at least 1,000 hours in any calendar year. Under the 401(k) provisions of the Plan, the majority of eligible employees are permitted to contribute up to 50% of their compensation to the Plan. Company matching contributions, not to exceed 6% of eligible employees’ compensation, are at the discretion of the Company’s board of directors. Company matching contributions under the 401(k) provisions of the Plan become fully vested for eligible employees after three years of service. Contributions to the Plan under the retirement contribution provisions are at the discretion of the Company’s board of directors. These retirement contributions become fully vested after five years of service.
      Elder-Beerman provided eligible employees with a defined contribution employee benefit plan (the “Elder-Beerman Plan”). Comparable plans in design, eligibility and company contribution were operated by the Company and Elder-Beerman during fiscal 2004. On January 1, 2005, the assets of the Company’s Plan and the Elder-Beerman Plan were combined into a single plan. The Company’s fiscal 2005, 2004 and 2003 expense under both the Plan and the Elder-Beerman Plan was $3,995, $4,525 and $2,483, respectively.
      The Company provides a supplementary pension plan to certain key executives. Employees become 100% vested in the plan benefits after achieving a specific age as defined in each employee’s agreement. The benefits from this unfunded plan are paid upon retirement, providing the employee is age 60.
      In addition, as a result of the acquisition of Elder-Beerman, the Company assumed a liability for a supplementary pension plan that covers one current and eleven former employees. The benefits from this

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
unfunded plan are paid upon retirement, provided that the participant is age 65. All participants in this plan are fully vested.
      Summary information for the supplementary pension plans is as follows:

	Fiscal Year Ended

	January 28,	January 29,
	2006	2005

Change in the projected benefit obligation:
Projected benefit obligation at beginning of year	$4,005	$4,415
Service cost	91	66
Interest cost	213	211
Benefits paid	(227)	(254)
Change due to change in assumptions	—	19
Experience gain	(17)	(452)

Projected benefit obligation at end of year	$4,065	$4,005

Change in the fair value of plan assets:
Plan assets at beginning of year	$—	$—
Company contributions	227	254
Benefits paid	(227)	(254)

Plan assets at end of year	$—	$—

Funded status of the plans	$(4,065)	$(4,005)
Unrecognized (gain) loss or prior service cost	—	—

Net amount recognized	$(4,065)	$(4,005)

Amounts recognized in Consolidated Balance Sheets consist of:
Accrued expenses	$(273)	$(241)
Other long-term liabilities	(3,792)	(3,764)

Net amount recognized	$(4,065)	$(4,005)

Weighted average assumptions used to determine projected benefit obligation and net periodic benefit expense (income) are as follows:
Discount rate	5.5%	5.5%

	Fiscal Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

Components of net periodic benefit expense (income):
Service cost	$91	$66	$168
Interest cost	213	211	118
Recognized prior service cost	—	—	116
Recognized (gain) or loss	(17)	(433)	125

Net periodic benefit expense (income)	$287	$(156)	$527

      The Company uses its fiscal year-end as the measurement date for determining obligations, plan assets and experience gains or losses. The discount rate is based on Moody’s long-term AA corporate bond rate. The Company records the impact of gains and losses in the current period. The Company expects

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
benefits to be paid in the amount of $273, $296, $296, $281 and $314 for fiscal 2006, 2007, 2008, 2009 and 2010, respectively, and $1,745 to be paid in aggregate for the next five fiscal years thereafter. The Company expects its contributions to the supplementary pension plans for fiscal 2006 to be $273.
15.     STOCK AWARD PLANS
      The Company’s Amended and Restated 1991 Stock Option and Restricted Stock Plan (“1991 Stock Plan”), as amended through June 17, 1997, provided for the granting of the following options and awards to certain associates, officers and directors: Common Stock options, performance-based Common Stock options as part of a long-term incentive plan for selected officers, and Common Stock awards subject to substantial risk of forfeiture (“Restricted Shares”). A maximum of 1,900,000 shares were available under the 1991 Stock Plan. Options granted under the 1991 Stock Plan were generally issued at the market price of the Company’s stock on the date of grant, vested over three to five years and had a ten-year term. No options or awards can be granted under the 1991 Stock Plan after September 30, 2001.
      During 1991, the Board of Directors approved a Phantom Equity Replacement Plan (“Replacement Plan”) to replace the Company’s previous deferred compensation arrangement that was structured as a phantom stock program. Grants under the Replacement Plan generally vested over one to six years and had a thirty-year term. No options can be granted under the Replacement Plan after December 31, 1991. As of January 28, 2006, options for 30,000 shares remain outstanding at an exercise price of $3.25 with a remaining contractual life of 2.6 years (all such shares are exercisable as of January 28, 2006).
      The Company amended its Management Incentive Plan (“MIP Plan”) in 1997 to provide, at the election of each participant, for bonus awards to be received in vested Restricted Shares in lieu of cash on the satisfaction of applicable performance goals. The maximum number of shares to be granted under the MIP Plan was 300,000, with no shares to be granted after July 1998.
      The Company’s Amended and Restated 2000 Stock Incentive Plan (“2000 Stock Plan”), as amended through August 24, 2004, provides for the granting of Common Stock options and Restricted Shares (including Restricted Stock Units) to certain associates, officers, directors, consultants and advisors. A maximum of 1,900,000 shares may be granted under the 2000 Stock Plan. Grant vesting periods are at the discretion of the Company’s board of directors. No options or awards can be granted under the 2000 Stock Plan after March 2, 2010. All options and awards granted pursuant to the 2000 Stock Plan through January 28, 2006 have been to Company associates, officers and directors.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of the options and Restricted Shares under the 1991 Stock Plan follows:

			Restricted
	Common Stock Options		Shares

	Number of	Weighted	Number of
	Options	Average Price	Shares

Fiscal 2003
February 1, 2003	798,848	$6.38	119,017
Exercised	(70,906)	$6.61	(47,017)
Forfeited	(28,400)	$6.91	—

January 31, 2004	699,542	$6.34	72,000

Options exercisable at January 31, 2004	550,958	$7.26
Fiscal 2004
Exercised	(330,887)	$6.26	(31,000)
Forfeited	(14,300)	$4.27	(20,000)

January 29, 2005	354,355	$6.50	21,000

Options exercisable at January 29, 2005	217,271	$8.74
Fiscal 2005
Exercised	(217,325)	$6.64	(21,000)
Forfeited	—	—	—

January 28, 2006	137,030	$6.28	—

Options exercisable at January 28, 2006	137,030	$6.28
      The exercised Restricted Shares in the above summary represent shares for which the restrictions have lapsed.
      The range of exercise prices for the 1991 Stock Plan options outstanding as of January 28, 2006 follows:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Contractual Life	Price	Exercisable	Price

$ 2.94	54,054	5.1 years	$2.94	54,054	$2.94
$ 3.38 - $ 6.38	30,309	0.3 years	$6.09	30,309	$6.09
$ 7.25 - $ 8.00	36,667	1.8 years	$7.56	36,667	$7.56
$13.75 - $17.00	16,000	2.1 years	$15.02	16,000	$15.02

Total	137,030		$6.28	137,030	$6.28

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of the Replacement Plan follows:

Common
Stock Options

Fiscal 2003
February 1, 2003	42,598
Exercised	(12,598)

January 31, 2004	30,000

Fiscal 2004
January 29, 2005	30,000

Fiscal 2005
January 28, 2006	30,000

      A summary of the MIP Plan follows:

Shares

Fiscal 2003
February 1, 2003	26,527
Restriction lapsed	(12,826)
Forfeited	(6,753)

January 31, 2004	6,948

Fiscal 2004
Restriction lapsed	(2,642)
Forfeited	(1,471)

January 29, 2005	2,835

Fiscal 2005
Restriction lapsed	(550)
Forfeited	(543)

January 28, 2006	1,742

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of the options and Restricted Shares under the 2000 Stock Plan follows:

			Restricted
	Common Stock Options		Shares

	Number of	Weighted	Number
	Options	Average Price	of Shares

Fiscal 2003
February 1, 2003	100,000	$2.39	—
Granted	20,000	$4.03	24,814

January 31, 2004	120,000	$2.66	24,814

Options exercisable at January 31, 2004	66,667	$2.39
Weighted average fair value of options granted during fiscal 2003		$2.81
Fiscal 2004
Granted	190,000	$13.95	108,817
Exercised	(100,000)	$2.39	(8,272)
Forfeited	—	—	(16,542)

January 29, 2005	210,000	$13.01	108,817

Options exercisable at January 29, 2005	—	—
Weighted average fair value of options granted during fiscal 2004		$7.76
Fiscal 2005
Granted	179,000	$19.73	429,463
Exercised	—	—	(22,000)
Forfeited	(10,000)	$4.03	—

January 28, 2006	379,000	$16.42	516,280

Options exercisable at January 28, 2006	5,000	$14.87
Weighted average fair value of options granted during fiscal 2005		$8.99
      The exercised Restricted Shares in the above summary represent shares for which the restrictions have lapsed.
      Restricted Shares within the 2000 Stock Plan include 46,375 Restricted Stock Units granted to Company directors during fiscal 2005 and 2004. Each Restricted Stock Unit represents rights to one share of the Company’s Common Stock, subject to grant vesting periods.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The range of exercise prices for the 2000 Stock Plan options outstanding as of January 28, 2006 follows:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Contractual Life	Price	Exercisable	Price

$ 4.03	10,000	7.1 years	$4.03	—	—
$13.05 - $15.75	190,000	8.7 years	$13.95	5,000	$14.87
$17.91 - $21.63	179,000	6.6 years	$19.73	—	—

Total	379,000		$16.42	5,000	$14.87

      Forfeiture of options and Restricted Shares in the above plans resulted primarily from employment termination and voluntary forfeitures.
      Amortization of Restricted Shares, charged to compensation expense, was $2,193, $450 and $209 in fiscal 2005, 2004 and 2003, respectively.
16.     QUARTERLY RESULTS (UNAUDITED)

	Fiscal Quarter Ended

	April 30,	July 30,	October 29,	January 28,
Fiscal 2005:	2005	2005	2005	2006

Net sales	$262,533	$274,346	$285,676	$464,615
Other income	2,158	1,814	2,126	14,327

	264,691	276,160	287,802	478,942

Costs and expenses:
Costs of merchandise sold	167,415	174,048	189,229	291,479
Selling, general and administrative	94,664	93,425	97,759	121,297
Depreciation and amortization	6,433	7,584	7,508	6,559

Income (loss) from operations	(3,821)	1,103	(6,694)	59,607
Interest expense, net	3,306	3,600	2,804	2,342

Income (loss) before income taxes	(7,127)	(2,497)	(9,498)	57,265
Income tax provision (benefit)	(2,715)	(1,052)	(3,198)	19,094

Net income (loss)	$(4,412)	$(1,445)	$(6,300)	$38,171

Per Share Amounts —
Basic:
Net income (loss)	$(0.27)	$(0.09)	$(0.39)	$2.34

Basic weighted average shares outstanding	16,122,555	16,186,097	16,218,717	16,290,287
Diluted:
Net income (loss)	$(0.27)	$(0.09)	$(0.39)	$2.30

Diluted weighted average shares outstanding	16,122,555	16,186,097	16,218,717	16,620,234

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In connection with the sale of the proprietary credit card portfolio, the Company recorded pre-tax charges of $1,187, $1,008 and $74 in the fiscal quarters ended July 30, 2005, October 29, 2005 and January 28, 2006, respectively. Such amounts include the loss on the sale, costs associated with involuntary termination benefits and contract terminations, and accelerated depreciation.
      The fiscal quarter ended January 28, 2006 includes an income tax benefit adjustment of approximately $2,200 principally associated with a net reduction of the income tax valuation allowances that were established in connection with the October 2003 purchase of Elder-Beerman, partially offset by the income tax impact from the sale of the proprietary credit card portfolio.

	Fiscal Quarter Ended

	May 1,	July 31,	October 30,	January 29,
Fiscal 2004:	2004	2004	2004	2005

Net sales	$265,083	$284,198	$297,798	$463,293
Other income	1,978	2,221	2,012	3,040

	267,061	286,419	299,810	466,333

Costs and expenses:
Costs of merchandise sold	169,660	178,009	186,180	296,565
Selling, general and administrative	96,111	98,048	105,232	116,530
Depreciation and amortization	6,969	7,617	6,101	7,122

Income (loss) from operations	(5,679)	2,745	2,297	46,116
Interest expense, net	3,204	3,364	3,489	3,380

Income (loss) before income taxes	(8,883)	(619)	(1,192)	42,736
Income tax provision (benefit)	(3,332)	(231)	(447)	15,890

Net income (loss)	$(5,551)	$(388)	$(745)	$26,846

Per Share Amounts —
Basic:
Net income (loss)	$(0.35)	$(0.02)	$(0.05)	$1.68

Basic weighted average shares outstanding	15,686,415	15,975,641	15,999,908	16,012,637
Diluted:
Net income (loss)	$(0.35)	$(0.02)	$(0.05)	$1.65

Diluted weighted average shares outstanding	15,686,415	15,975,641	15,999,908	16,314,534
      In the fiscal quarter ended January 29, 2005, the Company recorded an impairment charge of approximately $900 for certain store assets, inclusive of $295 for the write-down of an intangible asset at one store location.

17.	STOCK REPURCHASES
      On February 7, 2002, the Company announced a stock repurchase program authorizing the purchase of up to $2,500 of the Company’s Common Stock from time to time. During fiscal 2003, the Company purchased 60,800 Common Stock shares at a cost of $255. During fiscal 2002, the Company purchased 277,000 Common Stock shares at a cost of $1,132. Treasury stock is accounted for by the cost method.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	SUBSEQUENT EVENTS
      Effective March 5, 2006, pursuant to the October 29, 2005 purchase agreement with Saks Incorporated, the Company completed its acquisition of all of the outstanding securities of two subsidiaries of Saks Incorporated that are solely related to the business of owning and operating the 142 retail department stores that comprised Saks Incorporated’s Northern Department Store Group (“NDSG”) and operated under the names “Carson Pirie Scott,” “Younkers,” “Herberger’s,” “Boston Store” and “Bergner’s.” The stores are located in 12 states in the Midwest and upper Great Plains regions. Under the terms of the purchase agreement, the Company paid approximately $1,050,000 in cash, reflecting certain purchase price adjustments, for NDSG. The purchase price remains subject to certain post-closing adjustments. The Company believes that the acquisition will enhance its product offerings, strengthen its vendor and customer relationships and increase its profitability. Because of the short time span from consummation of the acquisition and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, it is not practicable to disclose amounts assigned to NDSG assets and liabilities as of the acquisition date.
      On March 6, 2006, the Company, Bank of America, N.A. (“Bank of America”) and certain other lenders entered into a Loan and Security Agreement (“New Senior Secured Credit Facility”) which provides for up to $1,000,000 of revolver borrowings. This facility includes a last-in, first-out revolving credit facility of up to $900,000 and a first-in, last-out revolving credit facility of up to $100,000 and has a sub-limit of $150,000 for the issuance of standby and documentary letters of credit. All borrowings under the facility are limited by amounts available pursuant to a borrowing base calculation, which is based on percentages of eligible inventory, real estate and fixed assets, with a reduction for applicable reserves. The New Senior Secured Credit Facility is guaranteed by The Bon-Ton Stores, Inc. and certain of its subsidiaries. As part of the New Senior Secured Credit Facility, Bank of America and the other lenders will make available certain swing line loans in an aggregate amount not to exceed $75,000 at any one time outstanding. Borrowings under the New Senior Secured Credit Facility will bear interest at either (i) the prime rate established by Bank of America, from time to time, plus the applicable margin (the “Prime Rate”) or (ii) the LIBOR rate from time to time plus the applicable margin (the “LIBOR Rate”). The applicable margin will be determined by the excess availability under the facility. The swing line loans will bear interest at the same rate applicable to last in, first out Prime Rate loans. The Company will be required to pay a commitment fee to the lenders for unused commitments at a rate of 0.25% to 0.30% per annum, based on excess availability under the facility. The New Senior Secured Credit Facility expires March 6, 2011. Financial covenants contained in the New Senior Secured Credit Facility require that the minimum excess availability under the facility be greater than $75,000 at all times. In addition, there are certain restrictions against the incurrence of additional indebtedness, pledge or sale of assets, payment of dividends and distributions, and other similar restrictions. Dividends paid by the Company may not exceed $15,000 over the life of the agreement, or $4,000 in any single year. Capital expenditures are limited to $125,000 per year, with a one-year carryover of any prior year unused amount. The proceeds of these loans were used to pay the outstanding balance under the Company’s Credit Agreement (see Note 6) and to pay a portion of the purchase price for the acquisition of NDSG, and will be used in the future for other general corporate purposes.
      On March 6, 2006, The Bon-Ton Department Stores, Inc., a subsidiary of The Bon-Ton Stores, Inc., entered into an Indenture (the “Indenture”) with The Bank of New York, as trustee, under which The Bon-Ton Department Stores, Inc. issued $510,000 aggregate principal amount of its 10 1/4% Senior Notes due 2014 (the “Notes”). The Notes are guaranteed on a senior unsecured basis by The Bon-Ton Stores, Inc. and certain of its subsidiaries. The Notes mature on March 15, 2014. The interest rate of the Notes is fixed at 10 1/4 % per year. Interest on the Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2006. The Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; pay dividends on their capital

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
stock or repurchase their capital stock; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to the Company; use assets as security in other transactions; and sell certain assets or merge with or into other companies.
      On March 6, 2006, certain bankruptcy remote special purpose entities (each an “SPE” and collectively the “SPEs”) that are indirect wholly-owned subsidiaries of The Bon-Ton Stores, Inc. entered into Loan Agreements with the Bank of America, pursuant to which the Bank of America provided a new mortgage loan facility in the aggregate principal amount of $260,000 (the “New Mortgage Loan Facility”). The New Mortgage Loan Facility has a term of ten years and is secured by mortgages on twenty-three retail stores and one distribution center owned by the SPEs. Each SPE entered into a lease with each of The Bon-Ton Stores, Inc. subsidiaries operating on such SPE’s properties. A portion of the rental income received under these leases will be used to pay the debt service under the New Mortgage Loan Facility. The New Mortgage Loan Facility requires level monthly payments of principal and interest based on an amortization period of 25 years and the balance outstanding at the end of ten years will then become due and payable. The interest rate for the New Mortgage Loan Facility is a fixed rate of 6.2125%. Financial covenants contained in the New Mortgage Loan Facility require that the SPEs maintain certain financial thresholds, as defined.
      The Company used the net proceeds of the Notes offering along with additional borrowings under its New Senior Credit Facility and New Mortgage Loan Facility to finance the acquisition of NDSG and to pay related fees and expenses in connection with the acquisition and related financing transactions.
      On March 13, 2006, the Company announced the closing of its 130,000 square foot Bergner’s store located in the Colonial Village Mall in Rockford, Illinois in mid-May 2006.
      On April 5, 2006, the Company announced a quarterly cash dividend of $0.025 per share on Class A Common Stock and Common Stock, payable May 1, 2006 to shareholders of record as of April 15, 2006.
19.     GUARANTOR AND NON-GUARANTOR SUBSIDIARIES
      On March 6, 2006, The Bon-Ton Department Stores, Inc., a wholly owned subsidiary of the Company, entered into an Indenture with The Bank of New York, as trustee, under which The Bon-Ton Department Stores, Inc. issued approximately $510,000 aggregate principal amount of its 10 1/4 % Senior Notes due 2014 (see Note 18). The Notes are guaranteed on a senior unsecured basis by the Company and by each of the Company’s subsidiaries that is an obligor under the New Senior Secured Credit Facility.
      The condensed consolidating financial information for the Company, the Company’s guarantor subsidiaries and the Company’s non-guarantor subsidiaries as of January 28, 2006 and January 29, 2005 and for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004 as presented below have been prepared from the books and records maintained by the Company and the guarantor and non-guarantor subsidiaries. The condensed financial information may not necessarily be indicative of the results of operations or financial position had the guarantor and non-guarantor subsidiaries operated as independent entities. Certain intercompany revenues and expenses included in the subsidiary records are eliminated in consolidation. As a result of this activity, an amount due to/due from affiliates will exist at any time.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Bon-Ton Stores, Inc.
Condensed Consolidating Balance Sheet
January 28, 2006

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$10	$9,761	$—	$—	$9,771
Merchandise inventories	—	284,584	—	—	284,584
Prepaid expenses and other current assets	—	28,412	—	—	28,412
Deferred income taxes	—	7,126	—	—	7,126

Total current assets	10	329,883	—	—	329,893

Property, fixtures and equipment at cost, net	—	147,891	19,788	—	167,679
Deferred income taxes	—	38,715	—	—	38,715
Goodwill	—	2,965	—	—	2,965
Intangible assets, net	—	5,013	—	—	5,013
Investment in and advances to (from) affiliates	292,084	(188,572)	(531)	(102,981)	—
Other long-term assets	—	8,636	704	—	9,340

Total assets	$292,094	$344,531	$19,961	$(102,981)	$553,605

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$—	$87,318	$—	$—	$87,318
Accrued payroll and benefits	—	18,986	—	—	18,986
Accrued expenses	—	52,692	—	—	52,692
Other current liabilities	—	74	961	—	1,035
Income taxes payable	—	19,005	—	—	19,005

Total current liabilities	—	178,075	961	—	179,036
Long-term debt, less current maturities	—	26,574	15,941	—	42,515
Other long-term liabilities	—	39,960	—	—	39,960

Total liabilities	—	244,609	16,902	—	261,511

Shareholders’ equity	292,094	99,922	3,059	(102,981)	292,094

Total liabilities and shareholders’ equity	$292,094	$344,531	$19,961	$(102,981)	$553,605

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Bon-Ton Stores, Inc.
Condensed Consolidating Balance Sheet
January 29, 2005

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$2	$22,906	$—	$—	$22,908
Retained interest in trade receivables, net	—	82,576	—	—	82,576
Merchandise inventories	—	296,382	—	—	296,382
Prepaid expenses and other current assets	—	24,150	70	—	24,220
Deferred income taxes	—	4,819	—	—	4,819

Total current assets	2	430,833	70	—	430,905

Property, fixtures and equipment at cost, net	—	147,212	21,092	—	168,304
Deferred income taxes	—	24,908	—	—	24,908
Goodwill	—	2,965	—	—	2,965
Intangible assets, net	—	9,400	—	—	9,400
Investment in and advances to (from) affiliates	262,555	(177,555)	(851)	(84,149)	—
Other long-term assets	—	8,918	756	—	9,674

Total assets	$262,557	$446,681	$21,067	$(84,149)	$646,156

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$—	$101,151	$—	$—	$101,151
Accrued payroll and benefits	—	25,361	—	—	25,361
Accrued expenses	—	46,646	—	—	46,646
Other current liabilities	—	939	869	—	1,808
Income taxes payable	—	4,817	—	—	4,817

Total current liabilities	—	178,914	869	—	179,783
Long-term debt, less current maturities	—	161,448	16,907	—	178,355
Other long-term liabilities	—	25,461	—	—	25,461

Total liabilities	—	365,823	17,776	—	383,599

Shareholders’ equity	262,557	80,858	3,291	(84,149)	262,557

Total liabilities and shareholders’ equity	$262,557	$446,681	$21,067	$(84,149)	$646,156

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Bon-Ton Stores, Inc.
Condensed Consolidating Statement of Income
Fiscal Year Ended January 28, 2006

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$—	$1,287,170	$—	$—	$1,287,170
Other income	—	20,425	—	—	20,425

Costs and expenses:
Costs of merchandise sold	—	822,171	—	—	822,171
Selling, general and administrative	7	409,994	(209)	(2,647)	407,145
Depreciation and amortization	—	26,779	1,305	—	28,084

Income (loss) from operations	(7)	48,651	(1,096)	2,647	50,195
Other income (expense):
Intercompany interest income	10,197	—	—	(10,197)	—
Intercompany rental income	—	—	2,647	(2,647)	—
Equity in earnings of subsidiaries	27,953	(340)	—	(27,613)	—
Interest expense, net	—	(20,358)	(1,891)	10,197	(12,052)

Income (loss) before income taxes	38,143	27,953	(340)	(27,613)	38,143
Income tax provision (benefit)	12,129	8,889	(108)	(8,781)	12,129

Net income (loss)	$26,014	$19,064	$(232)	$(18,832)	$26,014

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Bon-Ton Stores, Inc.
Condensed Consolidating Statement of Income
Fiscal Year Ended January 29, 2005

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$—	$1,310,372	$—	$—	$1,310,372
Other income	—	9,251	—	—	9,251

Costs and expenses:
Costs of merchandise sold	—	830,414	—	—	830,414
Selling, general and administrative	8	418,560	1	(2,648)	415,921
Depreciation and amortization	—	26,566	1,243	—	27,809

Income (loss) from operations	(8)	44,083	(1,244)	2,648	45,479
Other income (expense):
Intercompany interest income	10,197	—	—	(10,197)	—
Intercompany rental income	—	—	2,648	(2,648)	—
Equity in earnings of subsidiaries	21,853	(374)	—	(21,479)	—
Interest expense, net	—	(21,856)	(1,778)	10,197	(13,437)

Income (loss) before income taxes	32,042	21,853	(374)	(21,479)	32,042
Income tax provision (benefit)	11,880	8,103	(139)	(7,964)	11,880

Net income (loss)	$20,162	$13,750	$(235)	$(13,515)	$20,162

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Bon-Ton Stores, Inc.
Condensed Consolidating Statement of Income
Fiscal Year Ended January 31, 2004

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$—	$926,409	$—	$—	$926,409
Other income	—	5,917	—	—	5,917
Costs and expenses:
Costs of merchandise sold	—	591,256	—	—	591,256
Selling, general and administrative	8	276,066	—	(2,648)	273,426
Depreciation and amortization	—	24,424	1,210	—	25,634

Income (loss) from operations	(8)	40,580	(1,210)	2,648	42,010
Other income (expense):
Intercompany interest income	10,197	—	—	(10,197)	—
Intercompany rental income	—	—	2,648	(2,648)	—
Equity in earnings of subsidiaries	22,772	(548)	—	(22,224)	—
Interest expense, net	—	(17,260)	(1,986)	10,197	(9,049)

Income (loss) before income taxes	32,961	22,772	(548)	(22,224)	32,961
Income tax provision (benefit)	12,360	8,540	(206)	(8,334)	12,360

Net income (loss)	$20,601	$14,232	$(342)	$(13,890)	$20,601

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Bon-Ton Stores, Inc.
Condensed Consolidating Statement of Cash Flows
Fiscal Year Ended January 28, 2006

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by operating activities	$234	$152,923	$667	$—	$153,824

Cash flows from investing activities:
Capital expenditures	—	(29,177)	(2)	—	(29,179)
Acquisition, net of cash acquired	—	(2,054)	—	—	(2,054)
Proceeds from sale of property, fixtures and equipment	—	2,305	209	—	2,514

Net cash provided by (used in) investing activities	—	(28,926)	207	—	(28,719)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	—	(448,439)	(874)	—	(449,313)
Proceeds from issuance of long-term debt	—	312,700	—	—	312,700
Cash dividends paid	(1,668)	—	—	—	(1,668)
Proceeds from stock options exercised	1,442	—	—	—	1,442
Deferred financing costs paid	—	(336)	—	—	(336)
Decrease in bank overdraft balances	—	(1,067)	—	—	(1,067)

Net cash used in financing activities	(226)	(137,142)	(874)	—	(138,242)

Net increase (decrease) in cash and cash equivalents	8	(13,145)	—	—	(13,137)

Cash and cash equivalents at beginning of period	2	22,906	—	—	22,908

Cash and cash equivalents at end of period	$10	$9,761	$—	$—	$9,771

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Bon-Ton Stores, Inc.
Condensed Consolidating Statement of Cash Flows
Fiscal Year Ended January 29, 2005

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	$(718)	$28,253	$1,118	$—	$28,653

Cash flows from investing activities:
Capital expenditures	—	(31,123)	(400)	—	(31,523)
Acquisition, net of cash acquired	—	(185)	—	—	(185)
Proceeds from sale of property, fixtures and equipment	—	290	—	—	290

Net cash used in investing activities	—	(31,018)	(400)	—	(31,418)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	—	(382,646)	(718)	—	(383,364)
Proceeds from issuance of long-term debt	—	388,900	—	—	388,900
Cash dividends paid	(1,602)	—	—	—	(1,602)
Proceeds from stock options exercised	2,312	—	—	—	2,312
Deferred financing costs paid	—	(526)	—	—	(526)
Increase in bank overdraft balances	—	2,118	—	—	2,118

Net cash provided by (used in) financing activities	710	7,846	(718)	—	7,838

Net increase (decrease) in cash and cash equivalents	(8)	5,081	—	—	5,073

Cash and cash equivalents at beginning of period	10	17,825	—	—	17,835

Cash and cash equivalents at end of period	$2	$22,906	$—	$—	$22,908

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Bon-Ton Stores, Inc.
Condensed Consolidating Statement of Cash Flows
Fiscal Year Ended January 31, 2004

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	$(5,604)	$159,606	$715	$—	$154,717

Cash flows from investing activities:
Capital expenditures	—	(20,257)	—	—	(20,257)
Acquisition, net of cash acquired	—	(97,644)	—	—	(97,644)
Proceeds from sale of property, fixtures and equipment	—	1,310	—	—	1,310

Net cash used in investing activities	—	(116,591)	—	—	(116,591)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	—	(452,337)	(715)	—	(453,052)
Proceeds from issuance of long-term debt	—	415,635	—	—	415,635
Issuance of common stock	6,500	—	—	—	6,500
Common stock repurchased	(255)	—	—	—	(255)
Cash dividends paid	(1,150)	—	—	—	(1,150)
Proceeds from stock options exercised	511	—	—	—	511
Deferred financing costs paid	—	(7,874)	—	—	(7,874)
Increase in bank overdraft balances	—	3,432	—	—	3,432

Net cash provided by (used in) financing activities	5,606	(41,144)	(715)	—	(36,253)

Net increase in cash and cash equivalents	2	1,871	—	—	1,873

Cash and cash equivalents at beginning of period	8	15,954	—	—	15,962

Cash and cash equivalents at end of period	$10	$17,825	$—	$—	$17,835

Schedule II: VALUATION AND QUALIFYING ACCOUNTS
THE BON-TON STORES, INC. AND SUBSIDIARIES

	Balance at	Charged to						Balance at
	Beginning	Costs &						End of
Classification	of Period	Expenses		Deductions		Other		Period

Year ended January 31, 2004:
Allowances for doubtful accounts and sales returns	$3,672,000	$8,951,000	(1)	$(11,253,000	)(2)	$4,762,000	(3)	$6,132,000
Accrual for sales returns	$705,000	$—		$(87,000)		$721,000	(3)	$1,339,000
Year ended January 29, 2005:
Allowances for doubtful accounts and sales returns	$6,132,000	$13,520,000	(1)	$(13,480,000	)(2)	$—		$6,172,000
Accrual for sales returns	$1,339,000	$—		$(141,000)		$—		$1,198,000
Year ended January 28, 2006:
Allowances for doubtful accounts and sales returns	$6,172,000	$6,225,000	(1)	$(6,258,000	)(2)	$(6,139,000	)(4)	$—
Accrual for sales returns	$1,198,000	$—		$(290,000)		$3,172,000	(4)	$4,080,000
NOTES:

(1)	Provision for merchandise returns and loss on credit sales.

(2)	Uncollectible accounts written off, net of recoveries.

(3)	Based upon preliminary purchase accounting pursuant to the acquisition of The Elder-Beerman Stores Corp.

(4)	Adjustment related to the proprietary credit card portfolio sale to HSBC Bank Nevada, N.A.

BON-TON QUARTERLY UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
THE BON-TON STORES, INC.
CONSOLIDATED BALANCE SHEETS

	April 29,	January 28,
	2006	2006

	(In thousands except share
	and per share data)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,973	$9,771
Merchandise inventories	772,773	284,584
Prepaid expenses and other current assets	63,299	28,412
Deferred income taxes	8,956	7,126

Total current assets	868,001	329,893

Property, fixtures and equipment at cost, net of accumulated depreciation and amortization of $235,221 and $216,740 at April 29, 2006 and January 28, 2006, respectively	784,711	167,679
Deferred income taxes	50,410	38,715
Goodwill	246,108	2,965
Intangible assets, net of accumulated amortization of $6,606 and $5,776 at April 29, 2006 and January 28, 2006, respectively	86,949	5,013
Other long-term assets	31,174	9,340

Total assets	$2,067,353	$553,605

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$222,224	$87,318
Accrued payroll and benefits	58,420	18,986
Accrued expenses	159,784	52,692
Current maturities of long-term debt	5,449	961
Current maturities of obligations under capital leases	1,866	74
Income taxes payable	3,634	19,005

Total current liabilities	451,377	179,036

Long-term debt, less current maturities	1,191,333	42,491
Obligations under capital leases, less current maturities	71,066	24
Other long-term liabilities	70,608	39,960

Total liabilities	1,784,384	261,511

Contingencies (Note 10)
Shareholders’ equity:
Preferred Stock — authorized 5,000,000 shares at $0.01 par value; no shares issued	—	—
Common Stock — authorized 40,000,000 shares at $0.01 par value; issued 14,316,140 and 14,195,664 shares at April 29, 2006 and January 28, 2006, respectively	138	142
Class A Common Stock — authorized 20,000,000 shares at $0.01 par value; issued and outstanding 2,951,490 shares at April 29, 2006 and January 28, 2006	30	30
Treasury stock, at cost — 337,800 shares at April 29, 2006 and January 28, 2006	(1,387)	(1,387)
Additional paid-in-capital	125,082	129,614
Deferred compensation	—	(6,663)
Accumulated other comprehensive loss	—	(5)
Retained earnings	159,106	170,363

Total shareholders’ equity	282,969	292,094

Total liabilities and shareholders’ equity	$2,067,353	$553,605

The accompanying notes are an integral part of these financial statements.

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended

	April 29, 2006	April 30, 2005

	(In thousands except share and
	per share data)
	(Unaudited)
Net sales	$561,774	$262,533
Other income	14,813	2,158

	576,587	264,691

Costs and expenses:
Costs of merchandise sold	351,580	167,415
Selling, general and administrative	199,780	94,664
Depreciation and amortization	19,216	6,433

Income (loss) from operations	6,011	(3,821)
Interest expense, net	23,868	3,306

Loss before income taxes	(17,857)	(7,127)
Income tax benefit	(7,022)	(2,715)

Net loss	$(10,835)	$(4,412)

Per share amounts —
Basic:
Net loss	$(0.66)	$(0.27)

Basic weighted average shares outstanding	16,389,962	16,122,555
Diluted:
Net loss	$(0.66)	$(0.27)

Diluted weighted average shares outstanding	16,389,962	16,122,555
The accompanying notes are an integral part of these financial statements.

THE BON-TON STORES, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

						Accumulated
		Class A		Additional	Deferred	Other
	Common	Common	Treasury	Paid-In	Compen-	Compre-	Retained
	Stock	Stock	Stock	Capital	sation	hensive Loss	Earnings	Total

	(In thousands except per share data)
	(Unaudited)
Balance at January 28, 2006	$142	$30	$(1,387)	$129,614	$(6,663)	$(5)	$170,363	$292,094
Comprehensive loss:
Net loss	—	—	—	—	—	—	(10,835)	(10,835)
Change in fair value of cash flow hedges, net of $3 tax effect	—	—	—	—	—	5	—	5

Total comprehensive loss								(10,830)
Adoption of SFAS No. 123R (Note 3)	(5)	—	—	(6,658)	6,663	—	—	—
Dividends to shareholders, $0.025 per share	—	—	—	—	—	—	(422)	(422)
Stock options exercised	1	—	—	545	—	—	—	546
Stock-based compensation expense	—	—	—	749	—	—	—	749
Tax benefit of stock options and restricted shares	—	—	—	832	—	—	—	832

Balance at April 29, 2006	$138	$30	$(1,387)	$125,082	$—	$—	$159,106	$282,969

The accompanying notes are an integral part of these financial statements.

THE BON-TON STORES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Thirteen Weeks Ended

	April 29,	April 30,
	2006	2005

	(In thousands)
	(Unaudited)
Cash flows from operating activities:
Net loss	$(10,835)	$(4,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,216	6,433
Bad debt provision	—	778
Stock-based compensation expense	749	494
Tax benefit of stock option exercises	—	363
Excess tax benefit from exercise of stock options	(832)	—
Gain on sale of property, fixtures and equipment	(558)	(8)
Amortization of deferred financing costs	3,199	388
Amortization of deferred gain on sale of proprietary credit card portfolio	(603)	—
Deferred income tax benefit	—	(560)
Net transfers of receivables to accounts receivable facility	—	(17,200)
Changes in operating assets and liabilities, net of effect of acquisition:
Decrease in retained interest in trade receivables	—	23,235
Increase in merchandise inventories	(29,280)	(36,924)
(Increase) decrease in prepaid expenses and other current assets	(19,269)	284
Decrease (increase) in other long-term assets	564	(55)
(Decrease) increase in accounts payable	(19,733)	2,267
Increase (decrease) in accrued expenses	30,419	(13,433)
Decrease in income taxes payable	(15,371)	(4,454)
Decrease in other long-term liabilities	(1,398)	(26)

Net cash used in operating activities	(43,732)	(42,830)

Cash flows from investing activities:
Capital expenditures	(15,220)	(2,695)
Acquisition, net of cash acquired	(1,055,527)	—
Proceeds from sale of property, fixtures and equipment	535	98

Net cash used in investing activities	(1,070,212)	(2,597)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(205,947)	(58,813)
Proceeds from issuance of long-term debt	1,359,110	98,400
Cash dividends paid	(422)	(415)
Proceeds from stock options exercised	546	558
Excess tax benefit from exercise of stock options	832	—
Deferred financing costs paid	(27,549)	(67)
Increase (decrease) in bank overdraft balances	576	(2,408)

Net cash provided by financing activities	1,127,146	37,255

Net increase (decrease) in cash and cash equivalents	13,202	(8,172)
Cash and cash equivalents at beginning of period	9,771	22,908

Cash and cash equivalents at end of period	$22,973	$14,736

Supplemental cash flow information:
Interest paid	$9,488	$2,296
Net income taxes paid	$15,640	$5,074
The accompanying notes are an integral part of these financial statements.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data)
      The Bon-Ton Stores, Inc., a Pennsylvania corporation, was incorporated on January 31, 1996 as the successor of a company incorporated on January 31, 1929, and currently operates, through its subsidiaries, 271 department stores and seven furniture galleries in 23 states in the Northeast, Midwest and Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates. The Bon-Ton Stores, Inc. conducts its operations through one business segment.

1.	Basis of Presentation
      The accompanying unaudited consolidated financial statements include the accounts of The Bon-Ton Stores, Inc. and all of its wholly owned subsidiaries (collectively, the “Company,” unless the context otherwise indicates the term refers to The Bon-Ton Stores, Inc.). All intercompany transactions and balances have been eliminated in consolidation.
      The unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and do not include all information and footnotes required by generally accepted accounting principles. In the opinion of management, all adjustments (primarily consisting of normal recurring accruals) considered necessary for a fair presentation of interim periods have been included. The Company’s business is seasonal in nature and results of operations for the interim periods presented are not necessarily indicative of results for the full fiscal year. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006.
      All references to the “first quarter of 2006” and the “first quarter of 2005” are to the 13 weeks ended April 29, 2006 and April 30, 2005, respectively. All references to “fiscal 2006” and “fiscal 2005” are to the 53 weeks ending February 3, 2007 and the 52 weeks ended January 28, 2006, respectively.
      Certain prior year balances have been reclassified to conform with the current year presentation.

2.	Carson’s Acquisition
      Effective March 5, 2006, pursuant to the October 29, 2005 purchase agreement with Saks Incorporated (“Saks”), as amended, the Company acquired of all of the outstanding securities of two subsidiaries of Saks that were solely related to the business of owning and operating the 142 retail department stores that operated under the names Carson Pirie Scott, Younkers, Herberger’s, Boston Store and Bergner’s (collectively, “Carson’s”). The stores are located in 12 states in the Midwest and upper Great Plains regions.
      Under the terms of the purchase agreement, the Company paid $1,047,280 in cash, subject to potential purchase price adjustments, which are expected to be settled during the thirteen weeks ending July 29, 2006.
      The Company financed the Carson’s acquisition, payment of related fees and expenses and the payoff of its existing indebtedness through the issuance of 10 1/4 % Senior Notes due 2014 in the aggregate principal amount of $510,000, entry into a $1,000,000 senior secured revolving credit facility led by Bank of America, N.A. (“Bank of America”) as agent, and entry into a $260,000 mortgage loan facility with Bank of America as lender (see Note 5).
      Company management believes the acquisition of Carson’s will enable the Company to enhance its product offerings, strengthen its vendor and customer relationships and increase its profitability.
      The Company’s consolidated financial statements for the first quarter of 2006 include Carson’s operations for the period from March 5, 2006 through April 29, 2006. Carson’s operations for the first quarter of 2006 reflect preliminary purchase accounting in accordance with Statement of Financial

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
Accounting Standards (“SFAS”) No. 141, “Business Combinations,” whereby the purchase price was preliminarily allocated to the assets acquired and liabilities assumed based upon their estimated fair values on the acquisition date. The preliminary purchase price and purchase price allocation, as reflected in the following table, are subject to the final fair value determination of certain assets and liabilities:

Preliminary Purchase Price
Cash purchase	$1,047,280
Carson’s severance and relocation	2,210
Professional fees incurred	11,202

Total	$1,060,692

Preliminary Purchase Price Allocation
Cash and cash equivalents	$3,110
Merchandise inventories	458,908
Prepaid expenses	14,787
Property, fixtures and equipment	620,635
Deferred income taxes	13,529
Goodwill	243,143
Intangible assets	82,767
Other assets	10

Total assets acquired	1,436,889

Accounts payable	(158,310)
Accrued payroll and benefits	(33,339)
Other accrued expenses	(78,609)
Obligations under capital leases	(73,000)
Other liabilities	(32,939)

Total liabilities assumed	(376,197)

Net assets acquired	$1,060,692

      The Company has filed a section 338(h)(10) election under the Internal Revenue Code (“Section 338”). The Section 338 election essentially enables a buyer to account for a stock purchase as an asset purchase for income tax purposes.
      Goodwill in the amount of $243,143 has been recorded in conjunction with the acquisition. The Company expects that substantially all goodwill will be deductible for income tax purposes.
      Intangible assets are comprised of lease-related interests of $40,000 that relate to below-market-rate leases; trademarks totaling $37,767, of which only $1,767 will be subject to amortization; and customer lists totaling $5,000. The lease-related interests, amortizable trademarks and customer lists were assigned weighted-average amortization lives of twelve years, eight years and seven years, respectively.
      Deferred tax assets of $13,529 have been recorded as part of the preliminary purchase accounting. This balance represents a reduction in the Company’s pre-acquisition valuation allowances against certain net operating losses acquired as part of the October 2003 acquisition of The Elder-Beerman Stores Corp. This valuation allowance reduction was a result of the projected additional net operating loss utilization based on the projected accretive impact from Carson’s on the Company’s long-term pre-tax income.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
      The Company has not completed its assessment of the fair values of the acquired assets and assumed liabilities and has not finalized its plans regarding the integration of the acquired Carson’s operations. The Company is currently in the process of obtaining third-party valuations for certain acquired assets and assumed liabilities. Additionally, the purchase price is subject to adjustment based upon provisions of the purchase agreement. Consequently, the purchase price allocation may be subsequently adjusted to reflect the final valuation of acquired assets and assumed liabilities. Such revisions could have a material impact on the Company’s results of operations for fiscal 2006.
      No amounts were paid for Carson’s-related severance and relocation in the first quarter of 2006.
      The Company’s corporate office will remain in York, Pennsylvania and be comprised of corporate administrative and back-office functions. Merchandising and marketing functions for the combined operations will operate from Carson’s former headquarters in Milwaukee, Wisconsin.
      In conjunction with this acquisition, the Company entered into a transition services agreement with Saks pursuant to which Saks provides the Company with various services related to Carson’s, including, among other things, credit operations, procurement, accounting, bank card processing, store planning, construction, facilities maintenance and energy, information technology and human resources activities. These services will be provided by Saks for periods ranging from three months to 12 months from the date of the acquisition of Carson’s (subject to extension at the Company’s discretion).
      The following unaudited pro forma consolidated financial data give effect to the Carson’s acquisition as if it had occurred as of the beginning of the periods presented:

	Thirteen Weeks Ended

	April 29,	April 30,
	2006	2005

Net sales	$743,381	$752,442
Other income	15,840	4,523
Costs and expenses:
Costs of merchandise sold	484,234	470,641
Selling, general and administrative	258,621	249,647
Depreciation and amortization	26,836	26,152

(Loss) income from operations	(10,470)	10,525
Interest expense, net	34,254	27,430

Loss before income taxes	(44,724)	(16,905)
Income tax benefit	(17,581)	(6,595)

Net Loss	$(27,143)	$(10,310)

Per share amounts —
Basic	$(1.66)	$(0.64)
Diluted	$(1.66)	$(0.64)
      The pro forma information for the first quarter of 2006 includes the following non-recurring charges: $4,405 of integration costs recorded in selling, general and administrative expense, which includes severance and relocation expense related to the transition of the Company’s merchandising and marketing staff to Milwaukee, Wisconsin in the amount of $3,376; $2,319 of charges in interest expense related to the write-off of deferred financing fees associated with the previous credit agreement; and $4,500 included in interest expense related to the write-off of commitment fees associated with a bridge loan in connection

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
with the Carson’s acquisition. There were no non-recurring charges included in the pro forma information for the first quarter of 2005.
      The pro forma information does not purport to be indicative of the results that actually would have been achieved if the operations were combined during the periods presented and is not intended to be a projection of future results or trends.

3.	Stock-Based Compensation
      The Company’s Amended and Restated 2000 Stock Incentive Plan (“2000 Stock Plan”), as amended through August 24, 2004, provides for the granting of common stock options, restricted shares and restricted stock units to certain employees, officers, directors, consultants and advisors. A maximum of 1,900,000 shares may be granted under the 2000 Stock Plan, of which 785,948 shares remain available as of April 29, 2006. Grant vesting periods are at the discretion of the Company’s board of directors.
      The Company’s Amended and Restated 1991 Stock Option and Restricted Stock Plan (“1991 Stock Plan”), as amended through June 17, 1997, provided for the granting of common stock options, performance-based common stock options as part of a long-term incentive plan for selected officers and common stock restricted shares. A maximum of 1,900,000 shares were available under the 1991 Stock Plan; no shares remain available as of April 29, 2006.
      Stock options granted in the first quarter of 2006 were granted with an exercise price equal to the market value of the underlying stock on the grant date, vest on an annual basis over three years and have a contractual term of seven years. Stock options granted before fiscal 2006 generally vested over two to four years and had a contractual term of seven or ten years.
      Restricted shares granted in the first quarter of 2006 vest after three years. Employees granted restricted shares are not required to pay for the shares; however, they must remain employed with the Company until the restrictions on the shares lapse. Restricted shares granted before fiscal 2006 generally vested over two to four years.
      Employees and directors who are granted restricted stock units are not required to pay for the shares but must remain employed by the Company, or continue to serve as a member of its board of directors, until the restrictions on the shares lapse.
      Refer to Note 15 in the Company’s Annual Report on Form 10-K for the year-ended January 28, 2006 for additional information regarding these plans. Plan descriptions for the Phantom Equity Replacement Plan and Management Incentive Plan were excluded herefrom due to immateriality.
      The Company generally issues new stock to satisfy share-based award exercises.
Adoption of SFAS No. 123R
      Effective January 29, 2006, the Company adopted SFAS No. 123R, “Share-Based Payment” (“SFAS No. 123R”), which revised SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and to recognize that cost over the period that an employee is required to provide service in exchange for the award. Any awards of liability instruments to employees would be measured at fair value at each reporting date through settlement.
      Prior to adopting SFAS No. 123R, the Company followed the intrinsic value method of accounting for stock-based employee compensation in accordance with Accounting Principles Board (“APB”) Opinion

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The Company adopted SFAS No. 123R using the modified prospective application method, which requires that provisions of SFAS No. 123R are generally applied only to share-based awards granted, modified, repurchased, or cancelled on January 29, 2006 and thereafter. For those grants made prior to January 29, 2006 that are nonvested and outstanding as of January 29, 2006, the Company started recognizing the remaining unrecognized compensation cost of these awards over the remaining service period as required by SFAS No. 123R. Accordingly, the results of prior periods have not been restated. The adoption of SFAS No. 123R did not have a material effect on the Company’s results of operations, cash flows, or financial position.
      The following table illustrates the effect on net loss and loss per share for grants issued prior to April 30, 2005 had the Company applied the fair value recognition provisions of SFAS No. 123 to those grants in fiscal 2005:

Thirteen
Weeks Ended

April 30,
2005

Net loss, as reported	$(4,412)
Add: Stock-based compensation expense included in net loss, net of income tax of $188	306
Deduct: Total stock-based compensation expense determined under fair-value-based method for all awards, net of income tax of $270	(439)

Pro forma net loss	$(4,545)

Loss per share:
Basic As reported	$(0.27)
Pro forma	(0.28)
Diluted As reported	$(0.27)
Pro forma	(0.28)
      The compensation cost that has been charged against income for the Company’s share-based award plans was $749 and $494 for the first quarter of 2006 and 2005, respectively. The total income tax benefit recognized in the statements of operations for stock-based award compensation was $295 and $188 for the first quarter of 2006 and 2005, respectively.
      As of April 29, 2006, there was $9,982 of total unrecognized compensation cost related to the Company’s share-based award plans that is expected to be recognized over a weighted average period of 2.76 years. Cash received from exercise under all share-based payment arrangements was $546 and $558 for the first quarter of 2006 and 2005, respectively. The actual tax benefit realized for the tax deductions from exercise of the share-based payment arrangements was $832 and $363 for the first quarter of 2006 and 2005, respectively.
      Awards with graded vesting are recognized using the straight-line method.
      Based upon an examination of forfeiture rates for the various classes of stock options, restricted stock units and restricted shares, Company management does not believe that the total number of options or shares that are vested and expected to vest as of April 29, 2006 are materially different from the respective number of options or shares outstanding as of April 29, 2006.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
Stock Options
      The fair value of each option award was estimated on the grant date using the Black-Scholes option valuation model and the weighted average assumptions noted in the following table:

	Thirteen Weeks
	Ended

	April 29,	April 30,
	2006	2005

Weighted average grant date fair value	$14.23	$10.01
Weighted average risk-free interest rate	4.9%	4.0%
Weighted average expected volatility	48.1%	50.3%
Weighted average expected dividend yield	0.3%	0.6%
Weighted average expected term (years)	4.5	7.7
      The risk-free rates used in the first quarters of 2006 and 2005 were based on the zero-coupon U.S. Treasury bond, with a term equal to the expected term of the stock options. The volatility used in the first quarters of 2006 and 2005 represent the historical volatility of the Company’s common shares over a period that approximates the expected term of the stock options. The expected dividend yields used in the first quarters of 2006 and 2005 were estimated based on historical dividend yields. The expected term of options granted in the first quarters of 2006 and 2005 were estimated using the average of the vesting date and the contractual term, in accordance with methods provided within Securities and Exchange Commission Staff Accounting Bulletin No. 107.
      The Company’s stock options include stock options granted under the 2000 Stock Plan, 1991 Stock Plan and the Phantom Equity Replacement Plan.
      A summary of the status of the stock options under the Company’s stock option plans as of April 29, 2006 and changes during the first quarter of 2006 are presented below:

		Weighted	Weighted
		Average	Average Remaining	Aggregate
	Shares Under	Per-Share	Contractual Term	Intrinsic
	Option	Exercise Price	(Years)	Value

Outstanding as of January 28, 2006	546,030	$13.15
Granted	60,000	31.84
Exercised	(91,976)	5.95

Outstanding as of April 29, 2006	514,054	16.63	6.55	$6,086

Exercisable as of April 29, 2006	151,720	$9.13	5.10	$2,935
      The total intrinsic value of options exercised was $2,107 and $1,016 during the first quarter of 2006 and 2005, respectively. As of April 29, 2006, there was $2,940 of total unrecognized compensation cost related to unvested stock options; that cost is expected to be recognized over a weighted average period of 1.43 years.
Restricted Stock Units
      Restricted stock units consist of those units granted under the 2000 Stock Plan, as discussed above. The fair value of each restricted stock unit award is calculated using the stock price at the date of grant. A

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
summary of the status of the restricted stock units as of April 29, 2006 and January 28, 2006 is presented below:

		Weighted Average
	Restricted Stock	Grant-Date Fair
	Units	Value

Outstanding as of January 28, 2006 and April 29, 2006	46,375	$15.09

      As of April 29, 2006, all compensation cost related to restricted stock units has been recognized. No restricted stock units vested during the first quarters of 2006 and 2005.
      The Company pays cash dividend equivalents on all outstanding restricted stock units.
Restricted Shares
      The Company’s restricted shares consist of restricted shares granted under the 2000 Stock Plan, as discussed above. The fair value of each restricted share award is calculated using the stock price at the date of grant. A summary of the status of restricted share awards as of April 29, 2006 and changes during the first quarter of 2006 are presented below:

		Weighted Average
		Grant-Date Fair
	Restricted Shares	Value

Outstanding as of January 28, 2006	471,647	$17.58
Granted	28,500	31.84

Outstanding as of April 29, 2006	500,147	18.40

      As of April 29, 2006, there was $7,042 of total unrecognized compensation cost related to restricted shares that is expected to be recognized over a weighted average period of 3.32 years. No restricted shares vested during the first quarter of 2006. The total fair value of shares vested during the first quarter of 2005 was $10.
      The Company pays cash dividends on all outstanding restricted shares.

4.	Per-Share Amounts
      The presentation of earnings per share (“EPS”) requires a reconciliation of numerators and denominators used in basic and diluted EPS calculations. The numerator, net loss, is identical in both calculations. The following table presents a reconciliation of weighted average shares outstanding for the respective calculations for each period presented in the accompanying consolidated statements of operations:

	Thirteen Weeks Ended

	April 29,	April 30,
	2006	2005

Basic calculation	16,389,962	16,122,555
Effect of dilutive shares —
Restricted Shares and Restricted Stock Units	—	—
Options	—	—

Diluted calculation	16,389,962	16,122,555

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
      The following securities were antidilutive and, therefore, were not included in the computation of diluted EPS for the periods indicated:

	Thirteen Weeks Ended

	April 29,	April 30,
	2006	2005

Antidilutive shares —
Restricted Shares and Restricted Stock Units	526,165	345,093
Options	510,919	554,509
      Certain securities were excluded from the computation of dilutive shares due to the Company’s net loss position in the first quarters of 2006 and 2005. The following table shows the approximate effect of dilutive securities had the Company reported a profit for these periods:

	Thirteen Weeks Ended

	April 29,	April 30,
	2006	2005

Effect of dilutive securities —
Restricted Shares and Restricted Stock Units	201,366	98,318
Options	64,770	218,017

5.	Debt
      On March 6, 2006, the Company and certain of its subsidiaries, Bank of America and certain other lenders entered into a Loan and Security Agreement (“New Senior Secured Credit Facility”) which provides for up to $1,000,000 of revolver borrowings. The New Senior Secured Credit Facility includes a last-in, first-out revolving credit facility of up to $900,000 and a first-in, last-out revolving credit facility of up to $100,000 and has a sub-limit of $150,000 for the issuance of standby and documentary letters of credit. All borrowings under the New Senior Secured Credit Facility are limited by amounts available pursuant to a borrowing base calculation, which is based on percentages of eligible inventory, real estate and fixed assets, with a reduction for applicable reserves. The New Senior Secured Credit Facility is guaranteed by The Bon-Ton Stores, Inc. and certain of its subsidiaries. As part of the New Senior Secured Credit Facility, Bank of America and the other lenders will make available certain swing line loans in an aggregate amount not to exceed $75,000 at any one time outstanding. Borrowings under the New Senior Secured Credit Facility will bear interest at either (i) the prime rate established by Bank of America, from time to time, plus the applicable margin (the “Prime Rate”) or (ii) the LIBOR rate from time to time plus the applicable margin. The applicable margin will be determined by the excess availability under the New Senior Secured Credit Facility. The swing line loans will bear interest at the same rate applicable to last-in, first-out Prime Rate loans. The Company will be required to pay a commitment fee to the lenders for unused commitments at a rate of 0.25% to 0.30% per annum, based on excess availability under the New Senior Secured Credit Facility. The New Senior Secured Credit Facility expires March 6, 2011. Financial covenants contained in the New Senior Secured Credit Facility require that the minimum excess availability be greater than $75,000 at all times. In addition, there are certain restrictions against the incurrence of additional indebtedness, pledge or sale of assets, payment of dividends and distributions, and other similar restrictions. Dividends paid by the Company may not exceed $15,000 over the life of the agreement, or $4,000 in any single year. Capital expenditures are limited to $125,000 per year, with a one-year carryover of any prior year unused amount. The available borrowing capacity under the New Senior Secured Credit Facility will be used in the future for other general corporate purposes.
      On March 6, 2006, The Bon-Ton Department Stores, Inc., a wholly owned subsidiary of The Bon-Ton Stores, Inc., entered into an indenture (the “Indenture”) with The Bank of New York, as trustee,

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
under which The Bon-Ton Department Stores, Inc. issued $510,000 aggregate principal amount of its 10 1/4% Senior Notes due 2014 (the “Notes”). The Notes are guaranteed on a senior unsecured basis by the Company and by each of the Company’s subsidiaries that is an obligor under the New Senior Secured Credit Facility. The Notes mature on March 15, 2014. The interest rate of the Notes is fixed at 10 1/4 % per year. Interest on the Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2006. The Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; pay dividends and make distributions; make certain investments; enter into certain types of transactions with affiliates; use assets as security in other transactions; and sell certain assets or merge with or into other companies.
      On March 6, 2006, certain bankruptcy remote special purpose entities (each, an “SPE,” and, collectively, the “SPEs”) that are indirect wholly owned subsidiaries of The Bon-Ton Stores, Inc. entered into Loan Agreements with Bank of America, pursuant to which Bank of America provided a new mortgage loan facility in the aggregate principal amount of $260,000 (the “New Mortgage Loan Facility”). The New Mortgage Loan Facility has a term of ten years and is secured by mortgages on twenty-three retail stores and one distribution center owned by the SPEs. Each SPE entered into a lease with each of The Bon-Ton Stores, Inc. subsidiaries operating on such SPE’s properties. A portion of the rental income received under these leases will be used to pay the debt service under the New Mortgage Loan Facility. The New Mortgage Loan Facility requires level monthly payments of principal and interest based on an amortization period of 25 years and the balance outstanding at the end of ten years will then become due and payable. The interest rate for the New Mortgage Loan Facility is a fixed rate of 6.2125%. Financial covenants contained in the New Mortgage Loan Facility require that the SPEs maintain certain financial thresholds, as defined.
      The Company used the net proceeds of the Notes offering along with additional borrowings under its New Senior Secured Credit Facility and New Mortgage Loan Facility to finance the acquisition of Carson’s, pay related fees and expenses in connection with the acquisition and related financing transactions, and pay the outstanding balance under the Company’s previous credit agreement.

6.	Exit or Disposal Activities
      On January 28, 2006, the Company closed its Great Northern and Shoppingtown stores in the Syracuse, New York area, its Walden Galleria store in Buffalo, New York and its Lebanon, Pennsylvania store. In connection with the closing of these four stores, the Company developed plans resulting in involuntary associate terminations and a lease termination fee. Payments during the first quarter of 2006 associated with liabilities recognized in connection with these store closings were as follows:

	Involuntary
	Termination	Lease
	Benefits	Termination	Total

Balance as of January 28, 2006	$122	$782	$904
Payments	(117)	(168)	(285)

Balance as of April 29, 2006	$5	$614	$619

      The Company expects to pay the balance of the involuntary associate termination payments during the thirteen weeks ending July 29, 2006, and the balance of the lease termination fee through February 1, 2008.
      In connection with the sale of its credit card accounts in July 2005, the Company developed plans resulting in involuntary associate terminations and contract terminations, with total costs of $534 and $200, respectively. The Company expects to pay the balance of the associate termination payments by

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
February 3, 2007, while the liability for the contract termination costs will be paid over the remaining contract periods ending in May 2007. Activities during the first quarter of 2006 related to these costs are as follows:

	Involuntary
	Termination	Contract
	Benefits	Termination	Total

Balance as of January 28, 2006	$168	$168	$336
Provision	15	—	15
Payments	(107)	(31)	(138)

Balance as of April 29, 2006	$76	$137	$213

      The above provision was included within selling, general and administrative expense.

7.	Integration Activities
      In connection with the acquisition of Carson’s, the Company developed certain integration plans. These plans include transferring Bon-Ton’s existing merchandising and marketing functions to Carson’s former headquarters in Milwaukee, Wisconsin, resulting in involuntary terminations and employee relocation costs, with total expected costs of $5,000 and $5,650, respectively. As of April 29, 2006, the Company has recorded within selling, general and administrative expense charges of $3,066 for involuntary terminations and $310 for employee relocations. No payments have been made as of April 29, 2006. The Company expects to pay the involuntary termination and employee relocation costs by February 3, 2007.
      In connection with the acquisition of The Elder-Beerman Stores Corp. in October 2003, the Company developed integration plans resulting in certain lease terminations. The liability balance as of January 28, 2006 for the lease terminations was $1,075. As of April 29, 2006, additional payments of $24 had been made. As of April 29, 2006, the liability balance for lease terminations was $1,051, which will be paid over the remaining contract periods ending in 2030.

8.	Comprehensive Loss
      Comprehensive loss was determined as follows:

	Thirteen Weeks Ended

	April 29,	April 30,
	2006	2005

Net loss	$(10,835)	$(4,412)
Other comprehensive income:
Cash flow hedge derivative income, net of tax	5	157

Comprehensive loss	$(10,830)	$(4,255)

9.	Employee Benefit Plans
      The Company provides eligible employees with retirement benefits under a 401(k) salary reduction and retirement contribution plan (the “Plan”). The Company made an annual contribution of $4,054 to the Plan during the first quarter of 2006. The Company recorded Plan expense of $1,943 and $760 during the first quarters of 2006 and 2005, respectively.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
      The Company provides the Bon-Ton supplementary pension plan to certain key executives and former employees. Net periodic benefit expense includes the following components:

	Thirteen Weeks
	Ended

	April 29,	April 30,
	2006	2005

Service cost	$19	$19
Interest cost	53	54

Net periodic benefit expense	$72	$73

      During the first quarter of 2006, contributions of $61 have been made to the Bon-Ton supplementary pension plan. The Company anticipates contributing an additional $165 to fund the Bon-Ton supplementary pension plan in fiscal 2006 for an annual total of $226.
      As part of the Carson’s acquisition (see Note 2), the Company acquired a defined benefit plan, supplemental pension plans and a retiree health care plan. A valuation of each of the plans is currently being performed by a third-party actuarial firm. The Company expects that these valuations will be completed during the thirteen week period ending July 29, 2006. Therefore, the Company is unable at this time to estimate required fiscal 2006 cash contributions to these plans. Based on preliminary expense projections, the Company believes that the expenses related to the plans for the period of March 5, 2006 through April 29, 2006 are not material.

10.	Contingencies
      The Company is involved in various legal matters arising in the ordinary course of business. In the opinion of Company management, the outcome of such proceedings and litigation will not have a material adverse impact on the Company’s financial position, results of operations or liquidity.

11.	Subsequent Event
      On May 24, 2006, the Company announced a quarterly cash dividend of $0.025 per share on Class A Common Stock and Common Stock, payable August 1, 2006 to shareholders of record as of July 14, 2006.

12.	Guarantor and Non-Guarantor Subsidiaries
      On March 6, 2006, The Bon-Ton Department Stores, Inc., a wholly owned subsidiary of the Company, entered into an Indenture with The Bank of New York, as trustee, under which The Bon-Ton Department Stores, Inc. issued $510,000 aggregate principal amount of its 10 1/4 % Senior Notes due 2014 (see Note 5). The Notes are guaranteed on a senior unsecured basis by the Company and by each of the Company’s subsidiaries, other than The Bon-Ton Department Stores, Inc., that is an obligor under the New Senior Secured Credit Facility.
      The condensed consolidating financial information for the Company, the Company’s guarantor subsidiaries (including The Bon-Ton Department Stores, Inc.) and the Company’s non-guarantor subsidiaries as of April 29, 2006 and for the first quarters of 2006 and 2005, as presented below, have been prepared from the books and records maintained by the Company and the guarantor and non-guarantor subsidiaries. The condensed financial information may not necessarily be indicative of the results of operations or financial position had the guarantor and non-guarantor subsidiaries operated as independent entities. Certain intercompany revenues and expenses included in the subsidiary records are eliminated in consolidation. As a result of this activity, an amount due to/due from affiliates will exist at any time.

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
THE BON-TON STORES, INC.
CONDENSED CONSOLIDATING BALANCE SHEET
April 29, 2006

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$1	$20,772	$2,200	$—	$22,973
Merchandise inventories	—	772,773	—	—	772,773
Prepaid expenses and other current assets	—	61,824	1,475	—	63,299
Deferred income taxes	—	8,956	—	—	8,956

Total current assets	1	864,325	3,675	—	868,001

Property, fixtures and equipment at cost, net	—	461,548	323,163	—	784,711
Deferred income taxes	—	50,410	—	—	50,410
Goodwill	—	246,108	—	—	246,108
Intangible assets, net	—	86,949	—	—	86,949
Investment in and advances to (from) affiliates	282,968	(135,140)	899	(148,727)	—
Other long-term assets	—	27,803	3,371	—	31,174

Total assets	$282,969	$1,602,003	$331,108	$(148,727)	$2,067,353

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$222,224	$—	$—	$222,224
Accrued payroll and benefits	—	58,420	—	—	58,420
Accrued expenses	—	158,477	1,307	—	159,784
Current maturities of long-term debt and obligations under capital leases	—	1,866	5,449		7,315
Income taxes payable	—	3,634	—	—	3,634

Total current liabilities	—	444,621	6,756	—	451,377
Long-term debt and obligations under capital leases, less current maturities	—	998,717	263,682	—	1,262,399
Other long-term liabilities	—	70,608	—	—	70,608

Total liabilities	—	1,513,946	270,438	—	1,784,384

Shareholders’ equity	282,969	88,057	60,670	(148,727)	282,969

Total liabilities and shareholders’ equity	$282,969	$1,602,003	$331,108	$(148,727)	$2,067,353

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
THE BON-TON STORES, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
Thirteen Weeks Ended April 29, 2006

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$—	$561,774	$—	$—	$561,774
Other income	—	14,813	—	—	14,813

	—	576,587	—	—	576,587
Costs and expenses:
Costs of merchandise sold	—	351,580	—	—	351,580
Selling, general and administrative	2	204,109	5	(4,336)	199,780
Depreciation and amortization	—	16,556	2,660	—	19,216

Income (loss) from operations	(2)	4,342	(2,665)	4,336	6,011
Other income (expense):
Intercompany interest income	1,700	—	—	(1,700)	—
Intercompany rental income	—	—	4,336	(4,336)	—
Equity in earnings of subsidiaries	(19,555)	(1,257)	—	20,812	—
Interest expense, net	—	(22,640)	(2,928)	1,700	(23,868)

Income (loss) before income taxes	(17,857)	(19,555)	(1,257)	20,812	(17,857)
Income tax provision (benefit)	(7,022)	(7,690)	(494)	8,184	(7,022)

Net income (loss)	$(10,835)	$(11,865)	$(763)	$12,628	$(10,835)

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
THE BON-TON STORES, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
Thirteen Weeks Ended April 30, 2005

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$—	$262,533	$—	$—	$262,533
Other income	—	2,158	—	—	2,158

	—	264,691	—	—	264,691
Costs and expenses:
Costs of merchandise sold	—	167,415	—	—	167,415
Selling, general and administrative	1	95,324	1	(662)	94,664
Depreciation and amortization	—	6,106	327		6,433

Income (loss) from operations	(1)	(4,154)	(328)	662	(3,821)
Other income (expense):
Intercompany interest income	2,549	—	—	(2,549)	—
Intercompany rental income	—	—	662	(662)	—
Equity in earnings of subsidiaries	(9,675)	(130)	—	9,805	—
Interest expense, net	—	(5,391)	(464)	2,549	(3,306)

Income (loss) before income taxes	(7,127)	(9,675)	(130)	9,805	(7,127)
Income tax provision (benefit)	(2,715)	(3,686)	(50)	3,736	(2,715)

Net income (loss)	$(4,412)	$(5,989)	$(80)	$6,069	$(4,412)

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
THE BON-TON STORES, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Thirteen Weeks Ended April 29, 2006

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:	$(965)	$(45,207)	$2,440	$—	$(43,732)

Cash flows from investing activities:
Capital expenditures	—	(15,220)	—	—	(15,220)
Acquisition, net of cash acquired	—	(1,055,527)	—	—	(1,055,527)
Proceeds from sale of property, fixtures and equipment	—	535	—	—	535

Net cash used in investing activities	—	(1,070,212)	—	—	(1,070,212)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	—	(205,707)	(240)	—	(205,947)
Proceeds from issuance of long-term debt	—	1,359,110	—	—	1,359,110
Cash dividends paid	(422)	—		—	(422)
Proceeds from stock options exercised	546	—	—	—	546
Excess tax benefit from exercise of stock options	832	—	—	—	832
Deferred financing costs paid	—	(27,549)	—	—	(27,549)
Increase in bank overdraft balances	—	576	—	—	576

Net cash provided by (used in) financing activities	956	1,126,430	(240)	—	1,127,146

Net increase (decrease) in cash and cash equivalents	(9)	11,011	2,200	—	13,202

Cash and cash equivalents at beginning of period	10	9,761	—	—	9,771

Cash and cash equivalents at end of period	$1	$20,772	$2,200	$—	$22,973

THE BON-TON STORES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(In Thousands Except Share and Per Share Data) — (Continued)
THE BON-TON STORES, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Thirteen Weeks Ended April 30, 2005

	Bon-Ton
	(Parent	Guarantor	Non-Guarantor	Consolidating	Company
	Company)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:	$(130)	$(42,923)	$223	$—	$(42,830)

Cash flows from investing activities:
Capital expenditures	—	(2,695)	—	—	(2,695)
Proceeds from sale of property, fixtures and equipment	—	98	—	—	98

Net cash used in investing activities	—	(2,597)	—	—	(2,597)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	—	(58,590)	(223)	—	(58,813)
Proceeds from issuance of long-term debt	—	98,400	—	—	98,400
Cash dividends paid	(415)	—	—	—	(415)
Proceeds from stock options exercised	558	—	—	—	558
Deferred financing costs paid	—	(67)	—	—	(67)
Decrease in bank overdraft balances	—	(2,408)	—	—	(2,408)

Net cash provided by (used in) financing activities	143	37,335	(223)	—	37,255

Net increase (decrease) in cash and cash equivalents	13	(8,185)	—	—	(8,172)

Cash and cash equivalents at beginning of period	2	22,906	—	—	22,908

Cash and cash equivalents at end of period	$15	$14,721	$—	$—	$14,736

NORTHERN DEPARTMENT STORE GROUP
Consolidated Financial Statements and Footnotes

PricewaterhouseCoopers LLP
1901 6th Ave. North
Suite 1600
Birmingham AL 35203
Telephone (205) 252 8400
Facsimile (205) 252 7776
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Saks Incorporated:
      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in intercompany investment and cash flows present fairly, in all material respects, the financial position of the Northern Department Store Group (“NDSG”) and its subsidiaries at January 28, 2006 and January 29, 2005 and the results of their operations and their cash flows for each of the three years in the period ended January 28, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
April 25, 2006

NORTHERN DEPARTMENT STORE GROUP
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

	(In thousands)
NET SALES	$2,168,237	$2,162,673	$2,142,466

Cost of Sales (excluding depreciation and amortization)	1,345,961	1,354,363	1,336,088

Gross margin	822,276	808,310	806,378
Selling, general and administrative expenses	534,537	523,100	512,813
Other operating expenses:
Property and equipment rentals	57,790	59,565	62,037
Depreciation and amortization	65,650	61,910	58,566
Taxes other than income taxes	55,323	55,311	53,144
Store pre-opening costs	1,528	1,090	2,060
Impairments and dispositions	807	6,346	(2,792)
Integration charges	—	—	(46)

OPERATING INCOME	106,641	100,978	120,596
Interest expense on capital lease obligations	(8,455)	(8,442)	(8,538)

INCOME BEFORE PROVISION FOR INCOME TAXES	98,186	92,536	112,058
Provision for income taxes	39,951	37,334	46,140

NET INCOME	$58,235	$55,202	$65,918

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
CONSOLIDATED BALANCE SHEETS

	January 28,	January 29,
	2006	2005

	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,088	$3,327
Merchandise inventories	453,858	481,061
Income taxes receivable (Due from Saks Incorporated)	4,851	71,130
Other current assets	32,767	32,926
Deferred income taxes, net	903	—

TOTAL CURRENT ASSETS	495,467	588,444
PROPERTY AND EQUIPMENT, NET OF DEPRECIATION	436,413	443,751
GOODWILL AND INTANGIBLES	173,789	172,000
DEFERRED INCOME TAXES, NET	33,244	25,867
OTHER ASSETS	11,332	12,539

TOTAL ASSETS	$1,150,245	$1,242,601

LIABILITIES AND INTERCOMPANY INVESTMENT
CURRENT LIABILITIES (DUE TO SAKS INCORPORATED)
Accounts payable	$82,644	$95,944
Accrued expenses	96,136	90,198
Income taxes payable	53,318	42,970
Accrued compensation and related items	20,931	17,385
Sales taxes payable	3,470	3,363
Deferred income taxes, net	—	267

TOTAL CURRENT LIABILITIES	256,499	250,127
CAPITAL LEASE OBLIGATIONS	34,645	33,803
OTHER LONG-TERM LIABILITIES	79,973	90,296

COMMITMENTS AND CONTINGENCIES (Note 8)	—	—
TOTAL INTERCOMPANY INVESTMENT	779,128	868,375

TOTAL LIABILITIES AND INTERCOMPANY INVESTMENT	$1,150,245	$1,242,601

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
CONSOLIDATED STATEMENT OF CHANGES IN
INTERCOMPANY INVESTMENT

Total
Intercompany
Investment

(In thousands)
BALANCE AT FEBRUARY 1, 2003	$849,031
Net income	65,918
Change in minimum pension liability	(1,224)
Change in intercompany investment	(16,796)

BALANCE AT JANUARY 31, 2004	896,929
Net income	55,202
Change in minimum pension liability	(17,769)
Change in intercompany investment	(65,987)

BALANCE AT JANUARY 29, 2005	868,375
Net income	58,235
Change in minimum pension liability	8,512
Change in intercompany investment	(155,994)

BALANCE AT JANUARY 28, 2006	$779,128

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended

	January 28,	January 29,	January 31,
	2006	2005	2004

	(In thousands)
OPERATING ACTIVITIES
Net income	$58,235	$55,202	$65,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,650	61,910	58,566
Deferred income taxes	(13,366)	(5,635)	19,192
Impairments and dispositions	807	6,346	(2,792)
Changes in operating assets and liabilities:
Retained interest in accounts receivable	—	—	83,665
Merchandise inventories	27,203	(27,350)	(43,524)
Other current assets	66,438	10,395	(23,004)
Accounts payable and accrued liabilities	6,639	32,221	(41,865)
Other operating assets and liabilities	2,871	(2,942)	(41,951)

NET CASH PROVIDED BY OPERATING ACTIVITIES	214,477	130,147	74,205

INVESTING ACTIVITIES
Expenditures for property and equipment	(58,888)	(68,490)	(69,894)
Proceeds from sale of stores and property and equipment	—	4,619	12,416

NET CASH USED INVESTING ACTIVITIES	(58,888)	(63,871)	(57,478)

FINANCING ACTIVITIES
Payments on capital lease obligations	8	9	5
Net change in intercompany investment	(155,836)	(65,987)	(16,796)

NET CASH USED IN FINANCING ACTIVITIES	(155,828)	(65,978)	(16,791)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(239)	298	(64)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,327	3,029	3,093

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,088	$3,327	$3,029

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands)
NOTE 1 — OVERVIEW

BACKGROUND
      On March 6, 2006, Saks Incorporated (“Saks”) sold all outstanding equity interests of certain of the Company’s subsidiaries that owned, directly or indirectly, the Northern Department Store Group (hereinafter “NDSG” or the “Company”), to The Bon-Ton Stores, Inc. (“Bon-Ton”). NDSG operated under the nameplates of Bergner’s, Boston Store, Carson Pirie Scott, Herberger’s and Younkers. The consideration received consisted of approximately $1,110,000 in cash (reduced as described below based on changes in working capital), plus the assumption by Bon-Ton of approximately $40,000 of unfunded benefits liabilities and approximately $35,000 of capital leases.
      NDSG operated as a traditional department store retailer, and its stores were principally anchor stores in leading regional or community malls. The stores typically offered a broad selection of upper-moderate to better fashion apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. The disposition included NDSG’s operations consisting of, among other things, the real and personal property, operating leases and inventory associated with 142 NDSG units (31 Carson Pirie Scott stores, 14 Bergner’s stores, 10 Boston Store stores, 40 Herberger’s stores, and 47 Younkers stores); the administrative/headquarters facilities in Milwaukee, Wisconsin; and distribution centers located in Rockford, Illinois, Naperville, Illinois; Green Bay, Wisconsin, and Ankeny, Iowa.

BASIS OF PRESENTATION
      Saks is a retailer currently operating, through its subsidiaries, traditional and luxury department stores. At January 28, 2006, Saks operated the Saks Department Store Group (“SDSG”), which consisted of NDSG, Parisian and Club Libby Lu specialty stores. The Company also operated Saks Fifth Avenue Enterprises (“SFAE”), which consisted of Saks Fifth Avenue stores and Saks Off 5th stores. Additionally, in July 2005 Saks sold the Proffitt’s and McRae’s business operations (“Proffitt’s) to Belk, Inc.
      Saks’ reportable segments are SDSG and SFAE as defined above. Saks performs allocations of certain corporate revenues and expenses to these segments consistent with management’s view of the business in order to comply with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Within SDSG, certain revenues and expenses have been further allocated among its operating company components using criteria similar to that used in the initial allocations to Saks’ reportable segments. All of these allocations are based on estimates made by management and consist of several factors including: percentage of sales, full-time employees, square footage, store count, payroll, and other similar items.
      For purposes of the statements of income herein, certain net expenses not allocated to Saks’ reportable segments were readdressed and additionally allocated to the Company based on the determination of whether (i) the Company derived any benefit from the cost incurred and (ii) whether the Company would need to replace the cost if acting as a stand-alone entity. Such items included certain management, legal, finance, investor relations and internal audit costs, among others. These allocations were based on management estimates after addressing the individual nature of each expense grouping. Thus, only a small portion of these costs was not allocated to the Company and such costs consist primarily of those related to general management and corporate matters.
      For the years ended January 28, 2006, January 29, 2005 and January 31, 2004 the consolidated financial statements of NDSG have been carved out of the consolidated financial statements of Saks. These financial statements assume the business was operated as a separate legal corporate entity during these fiscal years. As indicated in the accompanying consolidated balance sheets, current liabilities of the Company are specified as due to Saks, considering that Saks acts as the principal obligor for such

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
liabilities. The Company’s consolidated financial statements include the direct store operations of the stores being sold, in addition to the operations of the previously mentioned administrative and distribution facilities. Additionally, certain other net expenses have been allocated to the Company consistent with management’s view of the business operating structure as described above. These allocations primarily consist of the net expenses associated with certain back office operations such as information technology, telecommunications, credit, store planning and human resource expenses. These expense allocations to the Company amounted to $139,955, $125,882 and $115,747 for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004, respectively, as included in the accompanying consolidated statements of income.
      The preparation of these carve-out financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
      Management believes that the Company’s financial statements presented herein have been carved out using appropriate methods that are indicative of their representative portion consistent with the description above, and management believes these allocations are reasonable.
      NDSG’s fiscal year ends on the Saturday closest to January 31. Fiscal year 2005 (“2005”), 2004 (“2004”) and 2003 (“2003”) each contained 52 weeks and ended on January 28, 2006, January 29, 2005 and January 31, 2004, respectively.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NET SALES
      Net sales include sales of merchandise (net of returns and exclusive of sales taxes) and commissions from leased departments. Net sales are recognized at the time customers provide a satisfactory form of payment and take ownership of the merchandise or direct its shipment. Revenue associated with gift certificates is recognized upon redemption of the certificate.
      Commissions from leased departments were $10,688, $11,337 and $11,608 in 2005, 2004 and 2003, respectively. Leased department sales were $67,441, $71,095 and $72,196 in 2005, 2004 and 2003, respectively, and were excluded from net sales.
      The Company estimates the amount of goods that will be returned for a refund and reduces sales and gross margin by that amount. However, given that approximately 15% of merchandise sold is later returned and that the vast majority of merchandise returns are affected within a matter of days of the selling transaction, the risk of the Company realizing a materially different amount for sales and gross margin than reported in the consolidated financial statements is minimal.

CASH AND CASH EQUIVALENTS
      The Company considers cash and cash equivalents to be short-term, highly liquid investments with original maturities at the purchase date of 90 days or less. At January 28, 2006 and January 29, 2005, cash consisted only of cash on hand in the Company’s stores.

PROPRIETARY AND THIRD PARTY CREDIT CARDS
      In an effort to establish customer loyalty, create effective marketing channels, and facilitate customer credit needs, the Company provides proprietary credit cards to its customers. Prior to the April 15, 2003 sale of the Company’s proprietary credit card business, receivables were generated from the sale of

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
merchandise using proprietary credit cards issued by National Bank of the Great Lakes (“NBGL”), a wholly owned subsidiary of Saks, and were securitized through the sale of undivided interests to third-party investors for a portion of the receivables portfolio. On April 15, 2003, the proprietary credit card accounts and balances of the Company were sold to HSBC Bank Nevada, National Association (“HSBC”), a third party financial institution. Accordingly, the Company had no customer accounts receivable included on the Company’s consolidated balance sheet at January 28, 2006 or January 29, 2005, and amounts due to the Company from HSBC at those dates were $2,022 and $6,874, respectively, representing a settlement on balances collected by HSBC and are included within Other Current Assets in the accompanying consolidated balance sheets.
      The Company also accepts most third-party credit cards from its customers as a form of tender. When a customer provides a third-party credit card as a form of payment, the Company records an amount due from the third-party credit institution. At January 28, 2006 and January 29, 2005, the Company had $5,295 and $7,703, respectively, due from these third-party credit institutions included within Other Current Assets in the accompanying consolidated balance sheets.

MERCHANDISE INVENTORIES AND COST OF SALES (EXCLUDING DEPRECIATION AND AMORTIZATION)
      Merchandise inventories are valued by the retail method and are stated at the lower of cost (last-in, first-out “LIFO”) or market and include freight, buying and distribution costs. The Company takes markdowns related to slow moving inventory, ensuring the appropriate inventory valuation. At January 28, 2006 the LIFO value of inventories exceeded market value and, as a result, inventory was stated at the lower market amount.
      The Company receives vendor provided support in different forms. When the vendor provides support for inventory markdowns, the Company records the support as a reduction to cost of sales. Such support is recorded in the period that the corresponding markdowns are taken. When the Company receives inventory-related support that is not designated for markdowns, the Company includes this support as a reduction in cost of purchases.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
      Selling, general and administrative expenses (“SG&A”) are comprised principally of the costs related to employee compensation and benefits in the selling and administrative areas; advertising; store and administrative occupancy, operating and maintenance costs (exclusive of rent, depreciation, and property taxes); proprietary credit card promotion, issuance and servicing costs; insurance programs; telecommunications; and other operating expenses not specifically categorized elsewhere in the statement of income. All advertising and sales promotion costs are expensed in the period incurred. The Company receives allowances and expense reimbursements from merchandise vendors and from the owner of the proprietary credit card portfolio which are netted against the related expense:

•	Allowances received from merchandise vendors in conjunction with incentive compensation programs for employees who sell the vendors’ merchandise and netted against the related compensation expense were $20,323, $20,056 and $18,454 in 2005, 2004 and 2003, respectively.

•	Allowances received from merchandise vendors in conjunction with jointly produced and distributed print and television media and netted against the gross expenditures for such advertising were $32,529, $30,546 and $28,627 in 2005, 2004 and 2003, respectively. Net advertising expenses were $91,522, $74,253 and $74,139 in 2005, 2004 and 2003, respectively.

•	Expense reimbursements received from the owner of the Company’s proprietary credit card portfolio are discussed at Note 3 to these financial statements.

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

STORE PRE-OPENING COSTS
      Store pre-opening costs primarily consist of payroll and related media costs incurred in connection with new store openings and are expensed when incurred. Store pre-opening costs also include rent expense incurred during the construction of new stores, which is generally incurred for six to twelve months prior to a store’s opening date. Store pre-opening costs were $1,528, $1,090 and $2,060 in 2005, 2004 and 2003, respectively.

PROPERTY AND EQUIPMENT
      Property and equipment are stated at historical cost less accumulated depreciation. For financial reporting purposes, depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are depreciated over 20 to 40 years while fixtures and equipment are primarily depreciated over 3 to 15 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or their related lease terms, generally ranging from 10 to 20 years. Terms of leases used in the determination of estimated useful lives may include renewal periods at the Company’s option if exercise of the option is determined to be reasonably assured at the inception of the lease.
      When constructing stores, the Company receives allowances from landlords. If the landlord is determined to be the primary beneficiary of the property, then the portion of those allowances attributable to the property owned by the landlord is considered to be a deferred rent liability, whereas the corresponding capital expenditures related to that store are considered to be prepaid rent. Allowances in excess of the amounts attributable to the property owned by the landlord are considered leasehold improvement allowances and are recorded as deferred rent liabilities that are amortized over the life of the lease. Capital expenditures are reduced when the Company receives cash and allowances from merchandise vendors to fund the construction of vendor shops. Deferred rent liabilities are included in Other Long-Term Liabilities in the accompanying consolidated balance sheets.
      At each balance sheet date, and as changes in circumstances arise, the Company evaluates the recoverability of its property and equipment based upon the utilization of the assets and expected future cash flows, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Write-downs associated with the evaluation and any gains or losses on the sale of assets recorded at the time of disposition are properly reflected in Impairments and Dispositions in the accompanying consolidated statements of income.

OPERATING LEASES
      The Company leases stores, distribution centers, and administrative facilities under various operating leases. Store lease agreements generally include rent holidays, rent escalation clauses and contingent rent provisions for percentage of sales in excess of specified levels. Most of the Company’s lease agreements include renewal periods at the Company’s option. The Company recognizes rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the date the Company takes possession of the leased space. The Company records tenant improvement allowances and rent holidays as deferred rent liabilities on the accompanying consolidated balance sheets and amortizes the deferred rent over the terms of the lease to rent expense in the accompanying consolidated statements of income. The Company records rent liabilities on the accompanying consolidated balance sheets for contingent percentage of sales lease provisions when the Company determines that it is probable that the specified levels will be reached during the fiscal year. Deferred rent liabilities are included in Other Long-Term Liabilities in the accompanying consolidated balance sheets.

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

GOODWILL AND INTANGIBLES
      Saks has allocated the purchase price of previous purchase transactions to identifiable tangible assets and liabilities based on estimates of their fair values on the date of acquisition, with the remainder allocated to goodwill and intangible assets. During 2002, Saks adopted SFAS No. 142, Goodwill and Other Intangible Assets, (“SFAS No. 142”) which required the discontinuation of goodwill amortization and the periodic testing (at least annually) for the impairment of goodwill. SFAS No. 142 also required the assignment of goodwill to reporting units based on criteria outlined in the standard. Upon adoption of the standard, Saks defined SDSG as a reporting unit and accordingly assigned goodwill to that level. Additionally, for preparation of the carve-out consolidated financial statements, Saks further assigned goodwill to the operating units of SDSG.
      At each year-end balance sheet date and as changes in circumstances arise, Saks performs an evaluation of the recoverability of its goodwill by comparing the estimated fair value to the carrying amount of its assets and goodwill. There were no goodwill impairment charges recorded by the Company during 2005, 2004 and 2003 as the fair value exceeded the book value of assets and goodwill.

PENSION PLANS
      Pension expense is based on information provided by outside actuarial firms that use assumptions provided by the Company to estimate the total benefits ultimately payable to associates and allocates this cost to service periods. The actuarial assumptions used to calculate pension costs are reviewed annually. The Company’s funding policy provides that contributions to the pension trusts shall be at least equal to the minimum funding requirement of the Employee Retirement Income Security Act of 1974. The Company may also provide additional contributions from time to time, generally not to exceed the maximum tax-deductible limitation.
      The pension plans are valued annually on November 1st. The projected unit credit method is utilized in recognizing the pension liabilities.

INCOME TAXES
      Historically, the Company’s operations have been included in the consolidated federal income tax returns filed by Saks. The provision for income taxes in the statements of income is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity in 2005, 2004 and 2003. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

SELF-INSURANCE RESERVES
      The Company self-insures a substantial portion of the exposure for costs related primarily to employee medical, workers’ compensation and general liability. Expenses are recorded based on estimates for reported and incurred but not reported claims considering a number of factors, including historical claims experience, severity factors, litigation costs, inflation and other assumptions. Although the Company does not expect the amount it will ultimately pay to differ significantly from estimates, self-insurance reserves could be affected if future claims experience differs significantly from the historical trends and assumptions.

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

STOCK-BASED COMPENSATION PLANS
      Employees of the Company are eligible to participate in the employee stock plans of Saks, which provide for the granting of stock options. Options granted under these plans generally vest over a four-year period after issue and have an exercise term of seven to ten years from the grant date.
      Saks recorded compensation expense for all stock-based compensation plan issuances prior to 2003 using the intrinsic value method, consistent with Accounting Principles Bulletin No. 25, Accounting for Stock Issued to Employees. Compensation expense, if any, was measured as the excess of the market price of the stock over the exercise price of the award on the measurement date. In 2003, Saks adopted SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123, and began expensing the fair value of all stock-based grants over the vesting period on a prospective basis utilizing the Black-Scholes model. Accordingly, the accompanying consolidated statements of income include stock compensation expense for employees of the Company, in addition to an allocation of stock compensation expense for other corporate-level employees.
      Had compensation cost for Saks’ stock-based compensation plan issuances prior to 2003 been determined under the fair value method, and had such costs been similarly allocated to the Company, net income in 2005, 2004 and 2003 would have been reduced to the pro forma amounts indicated below.

	2005	2004	2003

Net income as reported	$58,235	$55,202	$65,918
Add: Stock-based employee compensation expense included in net income, net of related tax effects	2,073	3,142	1,278
Deduct: Total stock-based employee compensation expense determined under the fair value method	(2,543)	(7,518)	(10,615)

Pro forma net income	$57,765	$50,826	$56,581

      No stock options were granted during 2005. The four assumptions for determining compensation costs under the Black-Scholes option-pricing method for 2004 and 2003 include (1) a risk-free interest rate based on zero-coupon government issues on each grant date with the maturity equal to the expected term of the option (average rates of 3.31% and 3.54% for 2004 and 2003, respectively), (2) an expected term of five years, (3) an expected volatility averaging 43.4% for 2004 and 2003, and (4) no expected dividend yield. The Black-Scholes option-pricing model does not incorporate the inability to sell or transfer options, vesting requirements and a reduced exercise period upon termination of employment into its valuation of options. Each of the attributes would reduce the fair value of the options.

TRANSITION SERVICES AGREEMENT
      Bon-Ton entered into a transition service agreement with the Company (“Bon-Ton TSA”), whereby the Company will continue to provide, for varying transition periods, back office services related to the NDSG operations. The back-office services include certain information technology, telecommunications, credit, accounting and store planning services, among others. Bon-Ton will compensate Saks for these services provided, as outlined in the Bon-Ton TSA.

NEW ACCOUNTING PRONOUNCEMENTS
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”. This statement, referred to as “SFAS No. 123R,” revised SFAS No. 123, “Accounting for Stock-Based compensation”, and requires companies to expense the value of employee stock options and similar awards. This standard is effective for annual periods beginning after June 15, 2005.

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company recorded compensation expense for all stock-based compensation plan issuances prior to 2003 using the intrinsic value method. Compensation expense, if any, was measured as the excess of the market price of the stock over the exercise price of the award on the measurement date. In 2003, in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123,” the Company began expensing the fair value of all stock-based grants over the vesting period on a prospective basis utilizing the Black-Scholes model.
      With the adoption of SFAS No. 123R, the Company will be required to expense all stock options over the vesting period in its statements of income, including the remaining vesting period associated with unvested options outstanding as of January 28, 2006. For the years ended January 28, 2006, January 29, 2005 and January 31, 2004, total stock-based employee compensation expense, net of related tax effects, determined under this new standard would have been approximately $3,000, $8,000 and $11,000, respectively. The Company will be required to adopt SFAS No. 123R in the first quarter of 2006. The Company evaluated the effect of the adoption of this standard and has determined that it will have an immaterial effect on the Company’s financial position and its results of operations.
      In March 2005, the staff issued guidance on SFAS No. 123R. Additionally, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107 (SAB 107) to assist companies by simplifying some of the implementation challenges of SFAS No. 123R while enhancing the information that investors receive. SAB 107 creates a framework that reinforces the flexibility allowed, specifically when valuing employee stock options and permits individuals, acting in good faith, to conclude differently on the fair value of employee stock options.
NOTE 3 — PROPRIETARY CREDIT CARD RECEIVABLES
      Prior to April 15, 2003, the Company owned its proprietary credit card portfolio and Saks utilized asset securitizations to finance the credit card account balances. Asset securitization is the process whereby proprietary credit card receivables are converted into securities generally referred to as asset-backed securities. The securitization of credit card receivables is accomplished primarily through public and private issuances of these asset-backed securities. Asset securitization removes credit card receivables from the consolidated balance sheet through the sale of the securities.
      On April 15, 2003, substantially all of the Company’s proprietary credit card portfolio, consisting of the proprietary credit card accounts owned by NBGL and the Company’s ownership interest in the assets of the trust were sold to HSBC. HSBC offers proprietary credit card accounts to the Company’s customers. Pursuant to a program agreement with a term of ten years expiring in 2013, HSBC establishes and owns proprietary credit card accounts for the Company’s customers, retains the benefits and risks associated with the ownership of the accounts, receives the finance charge income and incurs the bad debts associated with those accounts. During the ten-year term, pursuant to a servicing agreement, Saks will continue to provide key customer service functions, including new account opening, transaction authorization, billing adjustments and customer inquiries, and will receive compensation from HSBC for these services.
      The credit operations associated with its proprietary credit card portfolio are included within the services in accordance with the Bon-Ton TSA. Accordingly, the proprietary credit card accounts and balances will remain subject to the program agreement with HSBC until Bon-Ton assumes the operational responsibility of those accounts and related balances.
      With the exception of depreciation expense, all components of the credit card operations are included in SG&A. Until the April 15, 2003 sale of the accounts, finance charge income, securitization gains, less interest costs on the sold receivables, and less bad debt expense, representing the credit contribution of the receivables portfolio served to offset the cost of administering, promoting and marketing the receivables

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
portfolio. Following the April 15, 2003 transaction, the credit contribution was represented by program compensation and servicing compensation.
      For 2005, 2004 and 2003, the components of the credit contribution included in SG&A were as follows:

	2005	2004	2003

Finance charge income, securitization gains and compensation under the program and service agreements	$34,502	$29,137	$35,880
Finance charge income retained by certificate holders	—	—	(1,419)
Bad debt expense	—	—	(4,965)

Credit contribution before administration, promotion and marketing expenses	$34,502	$29,137	$29,496

NOTE 4 — PROPERTY AND EQUIPMENT
      A summary of the Company’s property and equipment is as follows:

	January 28,	January 29,
	2006	2005

Land and land improvements	$22,446	$22,443
Buildings	180,615	181,828
Leasehold improvements	200,630	188,284
Fixtures and equipment	472,855	469,531
Construction in progress	8,224	12,079

	884,770	874,165
Accumulated depreciation	(448,357)	(430,414)

	$436,413	$443,751

      Depreciation expense was $65,419, $61,910 and $58,566 during 2005, 2004 and 2003, respectively. The Company realized net charges (gains) of $807, $2,338 and ($2,792) in 2005, 2004 and 2003, respectively, in the accompanying consolidated statements of income related to property and equipment that are included in impairment and disposition charges. The 2005 net charges primarily related to impairments in the normal course of business. The 2004 net charges primarily related to asset impairments associated with store closings or impairments in the normal course of business. The 2003 net gains largely related to gains realized on the sale of a store, partially offset by the impairment or closure of underperforming stores. Based upon its most recent analysis at January 28, 2006, the Company believes that no additional impairment of property and equipment exists.
NOTE 5 — GOODWILL AND OTHER INTANGIBLE ASSETS
      At January 28, 2006 and January 29, 2005, NDSG had $172,000 of goodwill representing its allocated portion of SDSG goodwill. In accordance with SFAS No. 142, the Company’s portion of SDSG goodwill represents the fair value of the Company relative to the combined fair value of the operating companies within SDSG. Substituting the Company as the reporting unit, goodwill was tested for impairment at the balance sheet date, and at January 28, 2006, there was no impairment of the Company’s goodwill as the fair value of the Company exceeded its book value and goodwill.

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The changes in the carrying amounts of goodwill for 2005 and the components of other amortizable assets at January 28, 2006 were as follows:

NDSG

Goodwill balance at January 29, 2005	$172,000
Impairments	—

Goodwill balance at January 28, 2006	172,000

Assignment of other amortizable intangible assets	2,020
Amortization expense	(231)

Other amortizable intangible assets, net	1,789

Total Goodwill and Intangibles at January 28, 2006	$173,789

NOTE 6 — INCOME TAXES
      The components of the provision for income taxes were as follows:

	2005	2004	2003

Current:
Federal	$42,707	$34,418	$21,585
State	10,610	8,551	5,363

	53,317	42,969	26,948
Deferred:
Federal	(10,706)	(4,514)	15,373
State	(2,660)	(1,121)	3,819

	(13,366)	(5,635)	19,192

Total provision for income taxes	$39,951	$37,334	$46,140

      Components of the net deferred tax asset or liability recognized in the balance sheets were as follows:

	January 28,	January 29,
	2006	2005

Current:
Deferred tax assets:
Accrued expenses	$12,953	$14,260
Deferred tax liabilities:
Inventory	(12,050)	(14,527)

Net current deferred tax asset (liability)	$903	$(267)

Non-current:
Deferred tax assets:
Capital leases	$13,592	$13,589
Other long-term liabilities	27,774	24,026
Deferred tax liabilities:
Property and equipment	34	(4,168)
Other assets	(8,156)	(7,580)

Net non-current deferred tax assets	$33,244	$25,867

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Income tax expense varies from the amount computed by applying the statutory federal income tax rate to income before taxes as follows:

	2005	2004	2003

Expected federal income taxes at 35%	$34,365	$32,388	$39,221
State income taxes, net of federal benefit	5,168	4,829	5,968
Other items, net	418	117	951

Provision for income taxes	$39,951	$37,334	$46,140

      The income tax receivable from Saks relates to net operating loss carryforwards and alternative minimum tax credit carryforwards. These carryforward amounts were generated by NDSG but are useable by Saks. The receivable balances are based on the Company’s analysis of the net realizable value of these carryforwards. The receivable balance will be settled in the future as Saks utilizes these carryforwards.
NOTE 7 — INTERCOMPANY INVESTMENT
      The Company’s intercompany investment of $779,128 and $868,375 at January 28, 2006 and January 29, 2005, respectively, is intended to represent the capitalization contributed from Saks, including its equity investment and the balance of any intercompany advances. These advances are used by the Company, along with proceeds from its operating cash flows, for the construction of new, remodeled or expanded stores, in addition to working capital needs and general corporate purposes.
NOTE 8 — COMMITMENTS AND CONTINGENCIES

LEASES AND OTHER PURCHASE COMMITMENTS
      As of January 28, 2006 and January 29, 2005, the Company had capital lease obligations of $34,645 and $33,803, respectively, associated with store leases. The Company leases certain property and equipment under various non-cancelable capital and operating leases. The leases provide for monthly fixed amount rentals or contingent rentals based upon sales in excess of stated amounts and normally require the Company to pay real estate taxes, insurance, common area maintenance costs and other occupancy costs. Generally, the leases have primary terms ranging from 20 to 30 years and include renewal options ranging from 5 to 20 years.
      At January 28, 2006, future minimum rental commitments under capital leases and non-cancelable operating leases consisted of the following:

	Operating	Capital
	Leases	Leases

2006	$33,690	$7,684
2007	29,143	7,859
2008	27,272	8,130
2009	23,983	7,500
2010	20,984	7,500
Thereafter	81,937	103,974

	$217,009	$142,647

Amounts representing interest		(108,002)

Capital lease obligations		$34,645

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Total rental expense for operating leases was $57,790, $59,565 and $62,037 during 2005, 2004 and 2003, respectively, including allocated corporate rent expense of $9,596, $9,337, and $10,687, respectively, contingent rent of $5,704, $5,022 and $4,811, respectively, and common area maintenance costs of $10,199, $11,020 and $11,388, respectively. The Company made interest payments of $7,300, $7,207 and $7,206 during 2005, 2004 and 2003, respectively.
      In the normal course of business, the Company purchases merchandise under purchase commitments; enters contractual commitments with real estate developers and construction companies for new store construction and store remodeling; and maintains contracts for various services. Commitments for purchasing merchandise generally do not extend beyond six months and may be cancelable several weeks prior to the vendor shipping the merchandise. Contractual commitments for the construction and remodeling of stores are typically lump sum or cost plus construction contracts. Contracts to purchase various services are generally less than one to two years and are cancelable within several weeks notice.

LEGAL CONTINGENCIES
      The Company is involved in ordinary legal proceedings arising from its normal business activities. Management believes that none of these legal proceedings will have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

INCOME TAXES
      Saks is routinely under audit by federal, state or local authorities in the areas of income taxes and the remittance of sales and use taxes. These audits include questioning the timing and amount of deductions and the allocation of income among various tax jurisdictions. Management believes that none of these audits will have a material adverse effect on the Company’s financial position, results of operations, or liquidity.
NOTE 9 — EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PLANS
      NDSG sponsors a defined benefit pension plan for many employees of Carson’s. The Company generally funds pension costs currently, subject to regulatory funding limitations.
      The components of net periodic pension expense are as follows:

	2005	2004	2003

Net periodic pension expense:
Service cost	$2,887	$2,524	$3,131
Interest cost	12,848	12,633	12,476
Expected return on plan assets	(13,743)	(14,286)	(12,969)
Net amortization of losses and prior service costs	7,037	3,687	1,230

Net pension expense	$9,029	$4,558	$3,868

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005	2004

Changes in benefit obligation:
Benefit obligation at beginning of period (November 1)	$232,262	$214,341
Service cost	2,887	2,524
Interest cost	12,848	12,633
Plan amendment	—	—
Actuarial loss	3,002	20,372
Benefits paid	(16,968)	(17,609)

Benefit obligation at end of period (November 1)	$234,031	$232,261

Change in plan assets:
Fair value of plan assets at beginning of period (November 1)	$183,082	$138,736
Actual return on plan assets	20,935	12,675
Employer contributions	4,520	49,280
Benefits paid	(16,968)	(17,609)

Fair value of plan assets at end of period (November 1)	$191,569	$183,082

Pension plans’ funding status:
Accumulated benefit obligation at November 1	$(230,825)	$(226,824)
Effect of projected salary increases	(3,206)	(5,437)

Projected benefit obligation at November 1	(234,031)	(232,261)
Fair value of plan assets at November 1	191,569	183,082

Funded status at November 1	(42,462)	(49,179)
Unrecognized actuarial loss	69,783	80,247
Unrecognized prior service cost	5,666	6,428
Contributions subsequent to November 1	180	164

Prepaid pension cost classified in other liabilities at balance sheet date	$33,167	$37,660

Amounts recognized in the consolidated balance sheet:
Accrued benefit liability (reflected in Other Long-Term Liabilities)	$(36,076)	$(44,138)
Intangible asset	5,210	5,778
Additional minimum pension liability (reflected in Intercompany Investment, net of tax)	64,033	76,020

Net amount recognized at balance sheet date	$33,167	$37,660

Assumptions:
Discount rate, at end of period	5.75%	5.75%
Expected long-term rate of return on assets, for periods ended January 28, 2006 and January 29, 2005	7.50%	8.00%
Average assumed rate of compensation increase	4.00%	4.00%
Measurement date	11/1/05	11/1/04

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      At November 1, 2005, the plans’ projected benefit obligation exceeded the fair value of the plans’ assets by $42,462. The underfunded status is reflected in the accompanying balance sheet as follows:

Amount previously recognized through expense and reflected in Other Long-Term Liabilities at January 28, 2006	$(32,987)
Amount not recognized in expense, yet recognized in Other Comprehensive Income, in Other Long-Term Liabilities and in Intercompany Investment	64,033
Amount not recognized in expense, yet reflected in Other Assets and Other Long-Term Liabilities	5,210
Amount not recognized in expense and not reflected in Other Long-Term Liabilities	6,206

Total underfunded status at November 1, 2005	$42,462

      The Company contributed $180 to the plans in January 2006. This contribution served to reduce the underfunded status of the plan and the liability reflected in Other Long-Term Liabilities.
      Plan weighted-average asset allocations at November 1, 2005 and 2004 by asset category were as follows:

	November 1,	November 1,
	2005	2004

Equity	63.9%	64.4%
Debt	29.1%	29.5%
Real Estate	6.4%	5.7%
Other	0.6%	0.4%

Total	100.0%	100.0%

      The plan’s target allocation is determined taking into consideration the amounts and timing of projected liabilities, the Company’s funding policies and expected returns on various asset categories. At November 1, 2005, 2004 and 2003, the plan’s target asset allocation was approximately 65% equity, 30% fixed income and 5% real estate.
      At January 28, 2006, the following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Benefit
Year	Payments

2006	$20,992
2007	20,179
2008	19,798
2009	19,322
2010	18,850
Thereafter	90,004

$189,145

      Pension assumptions are based upon management’s best estimates, after consulting with outside investment advisors and actuaries, as of the annual measurement date.

•	To the extent the discount rate increases or decreases, the Company’s Accumulated Benefit Obligation (ABO) is decreased or increased, respectively. The estimated effect of a 0.25% change in the discount rate is $5,110 on the ABO and $390 on annual pension expense. To the extent the ABO increases, the

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

after-tax effect of such serves to reduce Other Comprehensive Income and reduce Intercompany Investment.

•	The Company’s estimate of the expected long-term rate of return considers the historical returns on plan assets, as well as the future expectations of returns on classes of assets within the target asset allocation of the plan asset portfolio. To the extent the actual rate of return on assets realized is greater than the assumed rate, that year’s annual pension expense is not affected. Rather, this gain reduces future pension expense over a period of approximately 15 to 20 years. To the extent the actual rate of return on assets is less than the assumed rate, that year’s annual pension expense is likewise not affected. Rather, this loss increases pension expense over approximately 15 to 20 years. The Company’s expected long-term rate of return on assets was 7.50% in 2005.

•	The average rate of compensation increases is utilized principally in calculating the Projected Benefit Obligation and annual pension expense. The estimated effect of a 0.25% change in the expected compensation increase would not be material to the Projected Benefit Obligation or to annual pension expense.

•	At November 1, 2005, the Company had unrecognized pension expense of $75,449 related to the delayed recognition of differences between underlying actuarial assumptions and actual results, as well as plan amendments. This delayed recognition of expense is incorporated into the $42,462 underfunded status of the plans as presented in the table above, before the effect of the $180 contribution in January 2006.

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     RETIREE HEALTH CARE PLANS
      The Company provides health care benefits for certain groups of employees who retired before 1997. The plans were contributory with the Company providing a frozen annual credit of varying amounts per year of service. The net annual expense and liabilities for the unfunded plans reflected in the Company’s consolidated balance sheets are as follows:

	2005	2004

Change in benefit obligation:
Benefit obligation at beginning of period (November 1)	$7,242	$7,908
Interest cost	390	467
Actuarial (gains) loss	(171)	(130)
Benefits paid	(748)	(1,003)

Benefit obligation at end of period (November 1)	$6,713	$7,242

Plan funding status:
Accumulated post-retirement benefit obligation at November 1	$(6,713)	$(7,242)
Fair value of plan assets at November 1	—	—

Funded status at November 1	(6,713)	(7,242)
Unrecognized actuarial gain	(3,791)	(3,954)
Contributions subsequent to measurement date	339	189

Accrued pension cost classified in other liabilities at balance sheet date	$(10,165)	$(11,007)

Sensitivity analysis:
Effect of a 1.0% increase in health care cost trend assumption on total service cost and interest cost components	$21	$29
Effect on benefit obligations	$394	$373
Effect of a 1.0% decrease in health care cost trend assumption on total service cost and interest cost components	$(19)	$(26)
Effect on benefit obligation	$(356)	$(337)
Assumptions:
Discount rate, at end of period	5.75%	5.75%
Pre-Medicare medical inflation	9.00%	10.00%
Post-Medicare medical inflation	10.00%	10.00%
Ultimate medical inflation	5.50%	5.50%
Measurement date	11/1/05	11/1/04

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE 10 — EMPLOYEE STOCK PLANS

STOCK OPTIONS AND GRANTS
      A summary of the stock option plans for 2005, 2004 and 2003 is presented below:

	2005		2004		2003

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of year	6,463	$15.66	7,381	$15.66	9,732	$14.65
Dividend Adjustment	—	—	840	(1.70)	—	$—
Granted	—	—	91	17.56	388	11.54
Exercised	(2,942)	17.42	(960)	10.32	(2,269)	10.25
Forfeited	(498)	17.95	(888)	21.21	(469)	17.55

Outstanding at end of year	3,024	$15.84	6,463	$13.60	7,381	$15.66
Options exercisable at year end	2,892	$16.08	5,653	$14.01	5,306	$17.12

Weighted average fair value of options granted during the year	—		$7.44		$4.04
      The following table summarizes information about stock options outstanding at January 28, 2006:

	Options Outstanding			Options Exercisable

		Weighted
	Number	Average	Weighted	Number	Weighted
	Outstanding	Remaining	Average	Exercisable at	Average
	at January 28,	Contractual	Exercise	January 28,	Exercise
Range of Exercise Prices	2006	Life (Years)	Price	2006	Price

$ 5.03 to $ 7.54	4	2.8	$6.18	4	$6.18
$ 7.55 to $11.32	1,230	3.0	$9.33	1,160	$9.37
$11.33 to $16.68	390	3.3	$13.89	328	$14.05
$16.69 to $25.03	836	2.3	$18.48	836	$18.48
$25.04 to $37.56	558	2.4	$27.44	558	$27.44
$37.57 to $56.35	6	0.7	$38.39	6	$38.39

	3,024	2.8	$15.84	2,892	$16.08

      The Company also granted restricted stock awards of 290, 618 and 205 shares to certain employees in 2005, 2004 and 2003, respectively. The fair value of these awards on the dates of grants was $5,116, $9,537 and $2,304 for 2005, 2004 and 2003, respectively. During 2005, 2004 and 2003, compensation cost of $6,334, $5,003 and $2,826, respectively, was recognized in connection with these awards.
NOTE 11 — STORE DISPOSITIONS, INTEGRATION AND OTHER CHARGES
      The Company continuously evaluates its real estate portfolio and closes individual underproductive stores in the normal course of business as leases expire or as other circumstances indicate, as well as performs an asset impairment analysis at each fiscal year end. During 2005, 2004 and 2003 the Company incurred $807, $6,346 and ($2,792), respectively, of charges (gains) associated with these dispositions.
      In 2003, Saks completed the consolidation of its Younkers home office operations into its Carson’s headquarters in an effort to further integrate NDSG’s operations. The Company incurred charges (revisions) of ($46) in 2003 related to the Younkers consolidation efforts, which primarily included

NORTHERN DEPARTMENT STORE GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
severance and retention costs and property write-offs. Consistent with the adoption of SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities, the Company applied the provisions of this standard such that Younkers consolidation costs were recognized when the expenses were incurred. All Younkers consolidation charges in 2003 are reflected in either the integration charges or the impairments and dispositions line items. There were no charges that remained unpaid at January 28, 2006.
NOTE 12 — CONDENSED CONSOLIDATING FINANCIAL INFORMATION
      Bon-Ton has informed NDSG that in connection with Bon-Ton’s acquisition of NDSG, Bon-Ton entered into a mortgage note facility which is collateralized by certain of Bon-Ton’s subsidiaries. Upon the acquisition, Bon-Ton contributed to their subsidiaries that collateralize the mortgage note facility the real estate of 21 NDSG stores and one NDSG distribution facility. Bon-Ton has indicated that these subsidiaries are not guarantors of the senior notes issued by Bon-Ton in connection with the acquisition of NDSG. Accordingly, Bon-Ton has informed NDSG that it has a reporting requirement to provide condensed consolidating financial statements.
      In order for Bon-Ton to provide this disclosure, they have requested NDSG to provide condensed consolidating financial statement information based on Bon-Ton’s legal entity structure that reflects the 21 stores and one distribution facility of NDSG as non-guarantor subsidiaries of Bon-Ton’s senior notes.
      Bon-Ton has informed NDSG that all operations of their non-guarantor subsidiaries as well as the operations and real estate of the remaining NDSG stores, distribution and administrative facilities acquired by Bon-Ton are guarantors of their senior notes. Accordingly, and per Bon-Ton’s direction, the following condensed consolidating financial statements reflect the activity associated with only the real estate of the non-guarantor legal entities.

NORTHERN DEPARTMENT STORE GROUP
CONDENSED CONSOLIDATING BALANCE SHEETS AT JANUARY 28, 2006

	Guarantor	Non-Guarantor
	Subsidiaries	Subsidiaries	Consolidated

	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$3,088		$3,088
Merchandise inventories	453,858		453,858
Income taxes receivable (Due from Saks Incorporated)	4,851		4,851
Other current assets	32,767		32,767
Deferred income taxes	903		903

Total Current Assets	495,467	—	495,467
Property and Equipment, net	330,290	$106,123	436,413
Goodwill and Intangibles, net	173,789		173,789
Deferred Income Taxes	33,244		33,244
Other Assets	11,332		11,332

Total Assets	$1,044,122	$106,123	$1,150,245

LIABILITIES AND INTERCOMPANY INVESTMENT
Current Liabilities (Due to Saks Incorporated)
Trade accounts payable	$82,644		$82,644
Accrued expenses and other current liabilities	173,855		173,855

Total Current Liabilities	256,499	—	256,499
Capital Lease Obligations	34,645		34,645
Other Long-Term Liabilities	79,973		79,973
Intercompany Investment	673,005	$106,123	779,128

Total Liabilities and Intercompany Investment	$1,044,122	$106,123	$1,150,245

NORTHERN DEPARTMENT STORE GROUP
CONDENSED CONSOLIDATING STATEMENTS OF INCOME
FOR THE FISCAL YEAR ENDED JANUARY 28, 2006

	Guarantor	Non-Guarantor
	Subsidiaries	Subsidiaries	Consolidated

	(In thousands)
Net sales	$2,168,237		$2,168,237
Cost of sales	1,345,961		1,345,961

Gross margin	822,276		822,276
Selling, general and administrative expenses	534,537		534,537
Other operating expenses	172,244	$6,519	178,763
Store pre-opening costs	1,528		1,528
Impairments and dispositions	807		807

Operating income (loss)	113,160	(6,519)	106,641
Interest expense on capital lease obligations	(8,455)		(8,455)

Income (loss) before provision for income taxes	104,705	(6,519)	98,186
Provision (benefit) for income taxes	42,624	(2,673)	39,951

Net income (loss)	$62,081	$(3,846)	$58,235

NORTHERN DEPARTMENT STORE GROUP
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEAR ENDED JANUARY 28, 2006

	Guarantor	Non-Guarantor
	Subsidiaries	Subsidiaries	Consolidated

	(Dollar amounts in thousands)
OPERATING ACTIVITIES
Net income	$62,081	$(3,846)	$58,235
Adjustments to reconcile net income to net cash provided by (used) in operating activities:
Depreciation and amortization	59,131	6,519	65,650
Deferred income taxes	(13,366)		(13,366)
Impairments and dispositions	807		807
Changes in operating assets and liabilities, net	103,151		103,151

Net cash provided by operating activities	211,804	2,673	214,477
INVESTING ACTIVITIES
Expenditures for property and equipment	(57,515)	(1,373)	(58,888)

Net cash used in investing activities	(57,515)	(1,373)	(58,888)
FINANCING ACTIVITIES
Payments on capital lease obligations	8		8
Net change in intercompany investment	(154,536)	(1,300)	(155,836)

Net cash used in financing activities	(154,528)	(1,300)	(155,828)
Decrease in cash and cash equivalents	(239)	—	(239)
Cash and cash equivalents at beginning of period	3,327	—	3,327

Cash and cash equivalents at end of period	$3,088	$0	$3,088

$510,000,000
The Bon-Ton Department Stores, Inc.
10 1/4% Senior Notes due 2014
Guaranteed on a Senior Basis by
The Bon-Ton Stores, Inc.
and Certain of its Subsidiaries

PROSPECTUS

June      , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
Indemnification of Directors and Officers of The Bon-Ton Stores, Inc. and The Bon-Ton Department Stores, Inc.
      The following summary is qualified in its entirety by reference to the complete text of the Pennsylvania Business Corporation Law and the certificates of incorporation and the bylaws of The Bon-Ton Stores, Inc. (“Bon-Ton”) and The Bon-Ton Department Stores, Inc. (“Issuer”), each a Pennsylvania corporation.
      Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters. Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative, director or officer of the corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
      Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
      Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.
      Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.
      Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the bylaws, advancement of expenses must be authorized by the board of directors.
      Section 1746 provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
      Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law.
      Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.
      Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.
      The bylaws of Bon-Ton and the Issuer provide in general that Bon-Ton or the Issuer, as applicable, shall indemnify its officers and directors to the fullest extent permitted by law. Bon-Ton’s and the Issuer’s bylaws authorize Bon-Ton or the Issuer, as applicable, to purchase and maintain insurance to insure its indemnification obligations, whether arising under the bylaws or otherwise. Bon-Ton and the Issuer each may create a fund or otherwise secure their indemnification obligations which arise under their bylaws, articles of incorporation, by agreement, by vote of shareholders or directors, or otherwise. Bon-Ton has purchased directors’ and officers’ liability insurance under which the officers and directors of the Issuer are insured.
Indemnification of Directors and Officers of Guarantors
      The following summaries are qualified in their entirety by reference to the complete text of any acts and statutes referred to below and the certificate of incorporation and the bylaws or similar organizational documents of the applicable guarantor of the exchange notes.
      Officers of the guarantors who are directors or officers of The Bon-Ton Stores, Inc. or its other affiliates, including other guarantors, may also be entitled to indemnification pursuant to the charter documents of those other entities or under the provisions of agreements with such entities providing indemnification to them since they serve as officers of the guarantor at the request of The Bon-Ton Stores, Inc. or its affiliates, as the case may be. The Bon-Ton Stores, Inc. maintains a policy of insurance under which the officers and directors of the guarantors are insured, subject to the limits of the policy, against certain losses arising from claims made against such officers or directors by reason of their respective capacities as officers or directors of a subsidiary of The Bon-Ton Stores, Inc.

Illinois Corporate Guarantor — Bon-Ton Distribution, Inc.
      The Illinois Business Corporation Act (“IBCA”) Section 8.75(a) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      Section 8.75(b) provides that in the event such suit is by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer he or she is entitled to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
      Section 8.75(c) provides that to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding specifically mentioned in (a) and (b) of Section 8.75, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.
      Section 8.75(d) provides that any indemnification under Section 8.75 of the IBCA (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made with respect to a person who is a director or officer at the time of the determination: (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.
      Section 8.75(e) provides that expenses (including attorney’s fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorney’s fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the corporation deems appropriate.
      Section 8.75(f) provides that the indemnification and advancement of expenses provided by or granted under the other subsections of Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
      Under the IBCA, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.
      The Bon-Ton Distribution, Inc.’s bylaws authorize the Company to indemnify directors and officers and other corporate agents to the fullest extent permitted under the IBCA.

Mississippi Corporate Guarantor — Carson Pirie Scott II, Inc.
      Section 79-4-8.51 of the Mississippi Business Corporation Act (“MBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred if he believed his conduct to be lawful, he conducted himself in good faith and he reasonably believed that his conduct was in the best interest of the corporation (if his conduct was in his official capacity) or at least not opposed to the best interests of the corporation (in any other circumstance). This section gives a corporation the ability to include additional indemnification provisions in its articles of incorporation. However, under Section 79-4-2.02(b)(5), a corporation may not indemnify a director for (i) receipt of a financial benefit to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) participation in unlawful distributions as indicated in Section 79-4-8.33 of the MBCA; or (iv) an intentional violation of criminal law.
      Under Section 79-4-8.52 of the MBCA, a corporation is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
      Carson Pirie Scott II, Inc. is subject to the provisions of the MBCA. Neither the articles of incorporation nor the bylaws for Carson Pirie Scott II, Inc. impose any additional indemnity requirements on Carson Pirie Scott II, Inc.

Alabama Corporate Guarantor — Carson Pirie Scott, Inc.
      Section 10-2B-8.51 of the Alabama Business Corporation Act (“ABCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred if he believed his conduct to be lawful, he conducted himself in good faith and he reasonably believed that his conduct was in the best interest of the corporation (if his conduct was in his official capacity) or at least not opposed to the best interests of the corporation (in any other circumstance). A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her.
      Under Section 10-2B-8.52 of the ABCA, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he was a party because he is or was a director of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that he was not successful on any other claim, issue or matter in any such proceeding.
      Carson Pirie Scott, Inc.’s bylaws authorize the company to indemnify directors and officers and other corporate agents to the fullest extent permitted under the ABCA and, in addition to the directors, includes indemnification for the officers, employees and agents of the company. Carson Pirie Scott, Inc.’s bylaws also authorize the company to purchase insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the company, or any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Ohio Corporate Guarantors — The Elder-Beerman Stores Corp. and Elder-Beerman Holdings, Inc.
      Section 1701.13 of the Ohio General Corporation Law (“OGCL”) provides that a corporation may indemnify an director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation in similar capacities, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such individual in connection with an action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.
      To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1701.13 of the OGCL, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
      Any indemnification must be approved either (a) by a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding; (b) if the quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel (e.g. an attorney who has not been retained by or who has not performed services for the corporation or any person to be indemnified within the past five years); (c) by the shareholders; or (d) by the court of common pleas or the court in which the applicable action, suit, or proceeding was brought.
      The OGCL provides that a corporation may purchase and maintain insurance or furnish similar protection for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation against any liability asserted against him and incurred by him in such capacity, whether or not the corporation would have the power to indemnify him against such liability under Section 1701.13 of the OGCL.
      The OGCL applies to both The Elder-Beerman Stores Corp. and Elder-Beerman Holdings, Inc. Each company’s bylaws authorize the company to indemnify directors, officers and other corporate agents to the fullest extent permitted under the OGCL. These bylaws also authorize the company to purchase insurance on behalf of any person who is or was a director, officer or agent of the company.

Ohio Limited Liability Company Guarantor — Elder-Beerman Operations, LLC
      Section 1705.32 of the OGCL provides that a limited liability company may indemnify a member, manager, partner, officer, employee, or agent of the company, or a person serving at the request of the company in similar capacities, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such individual in connection with an action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.
      To the extent that a member, manager, partner, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1705.32 of the OGCL, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
      Any indemnification must be approved either (a) by a majority vote of a quorum consisting of managers of the indemnifying company who were not and are not parties to or threatened with the action, suit, or proceeding; (b) if the quorum is not obtainable or if a majority vote of a quorum of disinterested managers so directs, in a written opinion by independent legal counsel (e.g. an attorney who has not been retained by or who has not performed services for the company or any person to be indemnified within the past five years); (c) by the members; or (d) by the court of common pleas or the court in which the applicable action, suit, or proceeding was brought.
      The OGCL provides that a company may purchase and maintain insurance or furnish similar protection for any person who is or was a member, manager, partner, officer, employee, or agent of the company, or is or was serving at the request of the company against any liability asserted against him and incurred by him in such capacity, whether or not the company would have the power to indemnify him against such liability under Section 1705.32 of the OGCL.
      These provisions of the OGCL apply to Elder-Beerman Operations, LLC. The Operating Agreement for Elder-Beerman Operations, LLC authorize the company to indemnify members, managers, partners, officers and other corporate agents to the fullest extent permitted under the OGCL.

West Virginia Corporate Guarantor — Elder-Beerman West Virginia, Inc.
      Section 31D-8-851 of the West Virginia Business Corporation Act (“WVBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity, that his conduct was in the best interests of the corporation or, in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. This section allows a corporation to expand the provisions of indemnification under a provision of the articles of incorporation.
      Under Section 31D-8-852 of the WVBCA, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
      Pursuant to Section 31D-8-855 of the WVBCA, before a corporation can indemnify a director, a determination must be made that the director has met the relevant standard of conduct set forth in Section 31D-8-851 either (a) by two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote or (b) by special legal counsel that is selected by the directors identified under (a) or, if there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or (c) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
      Under Section 31D-8-856 of the WVBCA,a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director; and, if he is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for: (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or (b) liability arising out of conduct that constitutes receipt of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.
      Pursuant to Section 31D-8-857 of the WVBCA, a corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request in certain capacities, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.
      These provision of the WVBCA apply to Elder-Beerman West Virginia, Inc. The Bylaws of Elder-Beerman West Virginia, Inc. provide for the indemnification of directors and officers to the fullest extent permitted under the WVBCA and allow the corporation to obtain the insurance identified in Section 31D-8-857 of the WVBCA, to the fullest extent permitted under the WVBCA, so long as the board of directors approves the purchase and maintenance of such insurance.

Minnesota Limited Liability Company Guarantor — Herberger’s Department Stores, LLC
      Pursuant to Section 322B.699, Subdivision 2 of the Minnesota Limited Liability Company Act (“MLLCA”), a limited liability company must indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, as determined in section 322B.666 of the MLLCA; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity of governor or officer, reasonably believed that the conduct was in the best interests of the limited liability company, or if serving in certain capacities at the request of the limited liability company, reasonably believed that the conduct was not opposed to the best interests of the limited liability company. In addition, if the person’s acts or omissions relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, such conduct is not considered to be opposed to the best interests of the limited liability company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.
      Pursuant to Section 322B.699, Subdivision 3 of the MLLCA, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the limited liability company, to payment or reimbursement by the limited liability company of reasonable expenses, including attorney’s fees and disbursements, incurred by the person in advance of the final disposition of the proceeding: (1) upon receipt by the limited liability company of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in subdivision 2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the limited liability company, if it is ultimately determined that the criteria for indemnification have not been satisfied; and (2) after a determination that the facts then known to those making the determination would not preclude indemnification under this section.
      Pursuant to Section 322B.699, Subdivision 4 of the MLLCA, the articles of organization, a member control agreement, or bylaws either may prohibit indemnification or advances of expenses otherwise required by Section 322B.699 or may impose conditions on indemnification or advances of expenses in addition to the conditions contained in subdivisions 2 and 3 including, without limitation, monetary limits on indemnification or advances of expenses, if the conditions apply equally to all persons or to all persons within a given class. A prohibition or limit on indemnification or advances may not apply to or affect the right of a person to indemnification or advances of expenses with respect to any acts or omissions of the person occurring before the effective date of a provision in the articles of organization, a member control agreement, or the date of adoption of a provision in the bylaws establishing the prohibition or limit on indemnification or advances.
      Pursuant to Section 322B.699, Subdivision 6 of the MLLCA, all determinations whether indemnification of a person is required because the criteria set forth in subdivision 2 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in subdivision 3 must be made: (1) by the board of governors by a majority of a quorum, without counting the parties to the proceeding for determining either a majority or the presence of a quorum; (2) if a quorum under clause (1) cannot be obtained, by a majority of a committee of the board of governors, consisting solely of two or more governors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full board of governors including governors who are parties; (3) if a determination is not made under clause (1) or (2), by special legal counsel, selected either by a majority of the board of governors or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full board of governors cannot be obtained and the committee cannot be established, by a majority of the full board of governors including governors who are parties; (4) if a determination is not made under clauses (1) to (3), by the affirmative vote of the members required by a majority of the voting membership interests or some higher percentage, if required by the articles of organization, a member control agreement, or bylaws, but the membership interests held by parties to the proceeding must not be counted in determining the presence of a quorum and are not considered to be present and entitled to vote on the determination; or (5) if certain time periods have passed, by a Minnesota court, which may be the same court in which the proceeding involving the person’s liability took place, upon application of the person and any notice the court requires. The person seeking indemnification or payment or reimbursement of expenses pursuant to this clause has the burden of establishing that the person is entitled to indemnification or payment or reimbursement or expenses.
      Pursuant to Section 322B.699, Subdivision 7 of the MLLCA, a limited liability company may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the limited liability company would have been required to indemnify the person against the liability under the provisions of this section.
      Herberger’s Department Stores, LLC is subject to the MLLCA. The Member Control Agreement of Herberger’s Department Stores, LLC provides for the indemnification of governors and officers to the fullest extent permitted under the MLLCA and allows the company to obtain the insurance for such governors and officers, and any other individuals who are entitled to indemnification, as determined by the board of governors.

Virginia Limited Liability Company Guarantor — McRIL, LLC
      Section 13.1-1009 of the Virginia Limited Liability Company Act (“VLLCA”) provides that, unless the articles of organization or operating agreement provide otherwise, every limited liability company has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including, without limitation, the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
      Section 13.1-1025 of the VLLCA places certain restrictions on the damages assessed against a manager or member arising out of a single transaction, occurrence or course of conduct and indicate that the limitation could be a monetary amount, including the elimination of liability, specified in writing in the articles of organization or an operating agreement as a limitation on or elimination of the liability of the manager or member; or the limitation could be the greater of (i) $100,000 or (ii) the amount of cash compensation received by the manager or member from the limited liability company during the twelve months immediately preceding the act or omission for which liability was imposed; however, the cash compensation of a manager or member shall not be deemed to include amounts constituting distributions under the VLLCA. The liability of a manager or member shall not be limited as provided in this section to the extent otherwise provided in writing in the articles of organization or an operating agreement, or if the manager or member engaged in willful misconduct or a knowing violation of the criminal law.
      The VLLCA applies to McRIL, LLC. In addition to these provision provided by the VLLCA, the Operating Declaration of McRIL, LLC indicates that the company will indemnify, save harmless, and pay all judgments and claims against any manager or officer relating to (1) any liability or damage incurred by reason of any act performed or omitted to be performed by the Manager or Officer in connection with the business of the company, including attorneys’ fees incurred by the manager or officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended), as permitted by law, (2) in the event of any action by the member against any manager or officer, including a derivative suit, all expenses of the manager or officer, including attorneys’ fees, incurred in the defense of the action, if the applicable judicial or quasi judicial forum makes a determination, whether or not final, with respect to the action in favor of the manager or officer and (3) all expenses, costs, or liabilities of any manager or officer who for the benefit of the company makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the company and who suffers any financial loss as the result of the action.
      The Board of Managers and officers of the company will not be entitled to indemnification under Section 6.9 of the Operating Declaration if the conduct of the Board of Managers or officers constitutes fraud, gross negligence, or willful or wanton misconduct. Any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of legal counsel or certified public accountants selected with reasonable care, will be presumed to have been done or omitted to be done in good faith and not to constitute gross negligence or willful or wanton misconduct.
      McRIL, LLC may purchase and maintain insurance on behalf of any one or more indemnitees under Section 6.9 of its Operating Declaration and other persons, as the Board of Managers will determine, against any liability which may be asserted against or expense which may be incurred by them in connection with the company’s activities, whether or not the company would have the power to indemnify them against such liability or expense under the provisions of its Operating Declaration. The Board of Managers and the company may enter into indemnity contracts with indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 6.9 of the Operating Declaration and containing all other procedures regarding indemnification as are appropriate.

Florida Corporate Guarantor — The Bon-Ton Giftco, Inc.
      Section 607.0850 of the Florida Business Corporation Act (“FBCA”) generally permits indemnification of directors, officers, employees and other agents of a corporation, provided such person acted in good faith and in a manner he reasonably believed to be in the corporation’s best interests, did not derive an improper personal benefit from his action, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. When the agent has been successful on the merits, indemnification for actual and reasonable expenses is mandatory. Section 607.0850 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
      Before a corporation can indemnify any person, a determination must be made that such person has met the relevant standard of conduct set forth in Section 607.0850 of the FBCA, either (a) by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose; (b) if a quorum is not attainable, by a majority of the members of a committee duly designated by the board of directors consisting of two or more directors not parties to the proceeding (c) by independent legal counsel; or (d) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination. The corporation can pay out expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.
      Section 607.0850 of the FBCA also provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation against any liability asserted against the person and incurred by him in any such capacity.
      The provisions of the FBCA apply to The Bon-Ton Giftco, Inc. The Bon-Ton Giftco, Inc.’s bylaws authorize the company to indemnify directors, officers and other corporate agents to the fullest extent permitted under the FBCA. These bylaws also authorize the company to purchase insurance on behalf of any person who is or was a director, officer or agent of the company.

Pennsylvania Corporate Guarantor — The Bon-Ton Stores of Lancaster, Inc.
      Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters. Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative, director or officer of the corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
      Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
      Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.
      Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.
      Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the bylaws, advancement of expenses must be authorized by the board of directors.
      Section 1746 provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
      Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law.
      Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.
      Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.
      The bylaws of The Bon-Ton Stores of Lancaster, Inc. provide in general that the company shall indemnify its officers and directors to the fullest extent permitted by law. The company’s bylaws authorize it to purchase and maintain insurance to insure its indemnification obligations, whether arising under the bylaws or otherwise.

Delaware Limited Liability Company Guarantor — The Bon-Ton Trade, LLC
      The Bon-Ton Trade, LLC (“Trade”) is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
      The limited liability company agreement of Trade provides that, to the fullest extent permitted by applicable law, Trade will indemnify any member, officer, director, employee or agent of Trade or any employee, representative, agent or affiliate of the member for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of Trade and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement, except that no person covered by the indemnification provisions shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts or omissions.

Item 21.	Exhibits.

Exhibit
Number	Document	Incorporated by Reference

2.1(a)	Purchase Agreement between The Bon-Ton Stores, Inc. and Saks Incorporated	Exhibit 2.1 to the Current Report on Form 8-K filed on October 31, 2005
(b)	Amendment No. 1 to Purchase Agreement	Exhibit 2.1 to the Current Report on Form 8-K filed on February 17, 2006
3.1(a)	The Bon-Ton Stores, Inc. Articles of Incorporation	Exhibit 3.1 to the Report on Form 8-B, File No. 0-19517 (“Form 8-B”)
(b)	The Bon-Ton Stores, Inc. Bylaws	Exhibit 3.2 to Form 8-B
3.2(a)	The Bon-Ton Department Stores, Inc. Articles of Incorporation	**
(b)	The Bon-Ton Department Stores, Inc. Bylaws	**
3.3(a)	The Bon-Ton Distribution, Inc. Articles of Incorporation	**
(b)	The Bon-Ton Distribution, Inc. Bylaws	**
3.4(a)	Carson Pirie Scott, Inc. Articles of Incorporation	**
(b)	Carson Pirie Scott, Inc. Bylaws	**
3.5(a)	Carson Pirie Scott II, Inc. Articles of Incorporation	**
(b)	Carson Pirie Scott II, Inc. Bylaws	**
3.6(a)	Elder-Beerman Holdings, Inc. Articles of Incorporation	**
(b)	Elder-Beerman Holdings, Inc. Bylaws	**
3.7	Elder-Beerman Operations, LLC Operating Agreement	**
3.8(a)	Elder-Beerman West Virginia, Inc. Articles of Incorporation	**
(b)	Elder-Beerman West Virginia, Inc. Bylaws	**

Exhibit
Number	Document	Incorporated by Reference

3.9	Herberger’s Department Stores, LLC Operating Agreement	**
3.10	McRIL, LLC Operating Agreement	**
3.11(a)	The Bon-Ton Giftco, Inc. Articles of Incorporation	**
(b)	The Bon-Ton Giftco, Inc. Bylaws	**
3.12(a)	The Bon-Ton Stores of Lancaster, Inc. Articles of Incorporation	**
(b)	The Bon-Ton Stores of Lancaster, Inc. Bylaws	**
3.13	The Bon-Ton Trade, LLC Operating Agreement	**
3.14(a)	The Elder-Beerman Stores Corp. Articles of Incorporation	**
(b)	The Elder-Beerman Stores Corp. Bylaws	**
4.1	Indenture with The Bank of New York	Exhibit 4.1 to the Current Report on Form 8-K filed on March 10, 2006 (“3/10/06 Form 8-K”)
5.1	Opinion of Wolf, Block, Schorr and Solis- Cohen LLP	**
5.2	Opinion of Robert E. Stern, general counsel of the Registrant	**
10.1	Shareholders’ Agreement among The Bon-Ton Stores, Inc. and the shareholders named therein	Exhibit 10.3 to Amendment No. 2 to the Registration Statement on Form S-1, File No. 33-42142 (“1991 Form S-1”)
10.2*	Employment Agreement with David B. Zant	Exhibit 10.2 to the Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (“2004 Form 10-K”)
10.3*	Employment Agreement with James M. Zamberlan	Exhibit 10.3 to the 2004 Form 10-K
10.4*	Employment Agreement with Anthony Buccina	Exhibit 10.1 to the Current Report on Form 8-K filed on June 6, 2006
10.5*(a)	Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 2004 (“7/31/04 Form 10-Q”)
(b)	Amendment No. 1 to Employment Agreement with Byron L. Bergren	Exhibit 10.5(b) to the 2004 Form 10-K
(c)	Second Amendment to Employment Agreement with Byron L. Bergren	Exhibit 99.1 to the Current Report on Form 8-K filed on May 26, 2006
10.6*	Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on March 11, 2005
10.7*	Form of severance agreement with certain executive officers	Exhibit 10.14 to Form 8-B
10.8*	Supplemental Executive Retirement Plan	Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended August 4, 2001
10.9*	Amended and Restated 1991 Stock Option and Restricted Stock Plan	Exhibit 4.1 to the Registration Statement on Form S-8, File No. 333-36633

Exhibit
Number	Document	Incorporated by Reference

10.10*(a)	Amended and Restated 2000 Stock Incentive Plan	Exhibit 99.1 to the 7/31/04 Form 10-Q
(b)	Form of Stock Option Agreement	Exhibit 10.2 to the Current Report on Form 8-K filed on November 25, 2005 (“11/25/05 Form 8-K”)
(c)	Form of Restricted Stock Agreement	Exhibit 10.3 to the 11/25/05 Form 8-K
(d)	Form of Restricted Stock Unit Agreement	Exhibit 10.4 to the 11/25/05 Form 8-K
10.11*	Phantom Equity Replacement Stock Option Plan	Exhibit 10.18 to the 1991 Form S-1
10.12(a)	Sublease of Oil City, Pennsylvania store between The Bon-Ton Stores, Inc. and Nancy T. Grumbacher, Trustee	Exhibit 10.16 to the 1991 Form S-1
(b)	First Amendment to Oil City, Pennsylvania sublease	Exhibit 10.22 to Amendment No. 1 to the 1991 Form S-1
(c)	Corporate Guarantee with respect to Oil City, Pennsylvania lease	Exhibit 10.26 to Amendment No. 1 to the 1991 Form S-1
10.13	Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.), Herberger’s Department Stores, LLC and the other credit parties and lenders parties thereto.	Exhibit 10.2 to the 3/10/06 Form 8-K
10.14	Stock Purchase Agreement between The Bon-Ton Stores, Inc. and Tim Grumbacher	Exhibit 99.2 to the Current Report on Form 8-K filed on November 7, 2003 (“11/7/03 Form 8-K”)
10.15	Registration Rights Agreement between The Bon-Ton Stores, Inc. and Tim Grumbacher	Exhibit 99.3 to the 11/7/03 Form 8-K
10.16	Purchase and Sale Agreement between The Bon-Ton Stores, Inc. and HSBC Bank Nevada, N.A.	Exhibit 10.1 to the Current Report on Form 8-K filed on June 23, 2005 (“6/23/05 Form 8-K”)
10.17	Interim Servicing Agreement between The Bon-Ton Stores, Inc. and HSBC Bank Nevada, N.A.	Exhibit 10.2 to the 6/23/05 Form 8-K
10.18(a)	Credit Card Program Agreement between The Bon-Ton Stores, Inc. and HSBC Bank Nevada, N.A.	Exhibit 10.3 to the 6/23/05 Form 8-K
(b)	First Amendment to the Credit Card Program Agreement	Exhibit 10.5 to the 3/10/06 Form 8-K
10.19*	The Bon-Ton Stores, Inc. Cash Bonus Plan	Exhibit 10.1 to the Current Report on Form 8-K filed on November 25, 2005
10.20	Summary of Consulting Arrangement with Michael L. Gleim	Exhibit 10.1 to the Current Report on Form 8-K filed on December 1, 2005
10.21	Registration Rights Agreement	Exhibit 10.1 to the 3/10/06 Form 8-K
10.22	Loan Agreement between Bonstores Realty One, LLP and Bank of America, N.A.	Exhibit 10.3 to the 3/10/06 Form 8-K
10.23	Loan Agreement between Bonstores Realty Two, LLP and Bank of America, N.A.	Exhibit 10.4 to the 3/10/06 Form 8-K

Exhibit
Number	Document	Incorporated by Reference

10.24	Private Brands Agreement among Saks Incorporated, The Bon-Ton Stores, Inc., Herberger’s Department Stores, LLC and Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.)	Exhibit 10.6 to the 3/10/06 Form 8-K
10.25	Amended and Restated Transition Services Agreement between Saks Incorporated and The Bon-Ton Stores, Inc.	Exhibit 10.7 to the 3/10/06 Form 8-K
12.1	Ratio of Earnings to Fixed Charges	†
21.1	List of Subsidiaries of The Bon-Ton Stores, Inc.	Exhibit 21.1 to the Annual Report on Form 10-K for the fiscal year ended January 28, 2006 (“2005 Form 10-K”)
23.1	Consent of KPMG LLP	†
23.2	Consent of PricewaterhouseCoopers LLP	†
23.3	Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in Exhibit 5.1).	**
23.4	Consent of Robert E. Stern, general counsel of the Registrant (included in Exhibit 5.2)	**
24.1	Powers of Attorney executed by certain of the officers and directors of the registrants (included in signature pages).	**†
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture	**
99.1	Form of Letter of Transmittal	†
99.2	Form of Notice of Guaranteed Delivery	†
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	†
99.4	Form of Letter to Clients	†

*	Constitutes a management contract or compensatory plan or arrangement.

**	Previously filed with this registration statement.

†	Filed herewith.
Undertakings.
      The following undertakings are made by each of the undersigned registrants:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

The Bon-Ton Stores, Inc.

By:	/s/ BYRON L. BERGREN

Name: Byron L. Bergren

Title:	President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

* Tim Grumbacher	Executive Chairman of the Board	June 28, 2006

* Byron L. Bergren	President and Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman	Executive Vice President, Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

* Robert B. Bank	Director	June 28, 2006

* Philip M. Browne	Director	June 28, 2006

* Shirley A. Dawe	Director	June 28, 2006

* Marsha M. Everton	Director	June 28, 2006

Signatures		Title	Date

* Michael L. Gleim		Director	June 28, 2006

* Robert E. Salerno		Director	June 28, 2006

* Thomas W. Wolf		Director	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

The Bon-Ton Department Stores, Inc.

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren his true and lawful attorney-in-fact and agent, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

Bon-Ton Distribution, Inc.

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren his true and lawful attorney-in-fact and agent, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

Carson Pirie Scott, Inc.

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren his true and lawful attorney-in-fact and agent, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

Carson Pirie Scott II, Inc.

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
      Each person whose signature appears below hereby constitutes and appoints Byron L. Bergren and Keith E. Plowman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

/s/ ROBERT E. STERN Robert E. Stern		Director	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

Elder-Beerman Holdings, Inc.

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Vice President and Chief Financial Officer
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren his true and lawful attorney-in-fact and agent, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

Elder-Beerman Operations, LLC

By:	The Elder-Beerman Stores Corp.,

its general manager

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Senior Vice President and Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer of The Elder-Beerman Stores Corp., member and general manager of Elder-Beerman Operations, LLC (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Senior Vice President and Chief Financial Officer of The Elder-Beerman Stores Corp., member of Elder-Beerman Operations, LLC (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

Elder-Beerman West Virginia, Inc.

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren his true and lawful attorney-in-fact and agent, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

Herberger’s Department Stores, LLC

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren his true and lawful attorney-in-fact and agent, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer and Governor (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Senior Vice President and Chief Financial Officer and Governor (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

McRIL, LLC

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren his true and lawful attorney-in-fact and agent, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer and Manager (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Senior Vice President and Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

The Bon-Ton Giftco, Inc.

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	President and Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

/s/ KEITH E. PLOWMAN Keith E. Plowman		President and Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

* Robert E. Stern		Director	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

The Bon-Ton Stores of Lancaster, Inc.

By:	/s/ ROBERT E. STERN

Name: Robert E. Stern

Title:	Vice President, Treasurer and Secretary
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren and Keith E. Plowman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Michael L. Gleim		President and Director (Principal Executive Officer)	June 28, 2006

/s/ ROBERT E. STERN Robert E. Stern		Vice President, Treasurer and Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

The Bon-Ton Trade, LLC

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Treasurer and Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Robert E. Stern		President and Secretary and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Treasurer and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

SIGNATURES
      Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 28, 2006.

The Elder-Beerman Stores Corp.

By:	/s/ KEITH E. PLOWMAN

Name: Keith E. Plowman

Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
      The person whose signature appears below hereby constitutes and appoints Byron L. Bergren his true and lawful attorney-in-fact and agent, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done under this power of attorney.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures		Title	Date

* Byron L. Bergren		President and Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006

/s/ KEITH E. PLOWMAN Keith E. Plowman		Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement

INDEX TO EXHIBITS

Exhibit
Number	Document

12.1	Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney executed by certain of the officers and directors of the registrants (included in signature pages).
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4	Form of Letter to Clients